                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WHITE RIVER CORPORATION
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ---------------------------------------------------

    (2) Aggregate number of securities to which applies:

        ---------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------------

    (5) Total fee paid:

        ---------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

    (1) Amount previously paid:

        ---------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------

    (3) Filing Party:

        ---------------------------------------------------
    (4) Date Filed:

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

                            WHITE RIVER CORPORATION
                         TWO GANNETT DRIVE, SUITE 200
                         WHITE PLAINS, NEW YORK 10604
                                (914) 251-0237

Dear Fellow Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of White River Corporation, a Delaware corporation ("White River"), to be held on June 26, 1998, at 10:00 a.m. local time, at the RyeTown Hilton, 699 Westchester Avenue, Rye Brook, New York 10573 (the "Special Meeting").

  At the Special Meeting, stockholders of record of White River at the close of business on May 22, 1998 will be asked to consider and vote upon the proposal to (i) adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of December 11, 1997, as amended by Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998 (as amended, the "Merger Agreement"), by and among Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), WRC Merger Corp., a Delaware corporation ("MergerCo"), WRV Merger Corp., a Delaware corporation ("Merger Sub"), White River and White River Ventures, Inc., a Delaware corporation ("WRV"), and (ii) approve the transactions contemplated thereby. If the Merger Agreement and the transactions contemplated thereby are approved and such transactions are consummated, among other things, MergerCo will be merged with and into White River, which will thereupon become a wholly owned subsidiary of Demeter (the "Merger"). The Merger Agreement permits White River to transfer certain assets to a liquidating trust for the benefit of the stockholders of White River prior to the consummation of the Merger (the "Trust Transaction"), as described further in the accompanying Proxy Statement. White River will consummate the Trust Transaction subject to approval of the Merger Agreement by the stockholders of White River and the agreement of White River and Demeter with respect to the terms of the liquidating trust. Under the Merger Agreement, (i) each share of White River common stock, par value $0.01 per share ("White River Common Stock") (other than treasury shares held by White River or shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law), outstanding at the effective time of the Merger will be converted into the right to receive approximately $90.67 in cash, without interest and subject to adjustment for certain expenditures made, expenses and liabilities paid or incurred, and amounts received by White River subsequent to September 30, 1997 and prior to the effective time of the Merger, the effect of which, White River estimates as of the date of this letter, could range from a decrease of approximately $0.16 per share to an increase of approximately $0.42 per share, although no assurances can be given, and (ii) each share of Series A Non-Participating Cumulative Preferred Stock, par value $1.00 per share, will be converted into the right to receive the stated value of $1,000 per share plus any accrued and unpaid dividends until the effective time of the Merger, in each case, as described further in the accompanying proxy statement. In addition to the amount set forth in clause (i) of the foregoing sentence, holders of White River Common Stock will receive a portion of the proceeds, if any, received subsequent to the effective time of the Merger with respect to the assets transferred to the liquidating trust to be established in connection with the Trust Transaction, although no assurance can be given that the Trust Transaction will be consummated, or if consummated, that any proceeds will be distributed to stockholders. Because the amount of consideration that holders of White River Common Stock will receive as a result of the Merger will be subject to adjustments to be made subsequent to the Special Meeting, holders of White River Common Stock will not know, at the time of the Special Meeting, the amount that they will receive on the Effective Time, and it is possible that, as a result of such adjustments, such amount may be zero.

  YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, THE MERGER AND THE TRUST TRANSACTION, ARE ADVISABLE AND IN THE BEST INTEREST OF STOCKHOLDERS OF WHITE RIVER, AND RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY INCLUDING, WITHOUT LIMITATION, THE MERGER AND THE TRUST TRANSACTION.

  Your Board of Directors has received a written opinion from McDonald & Company Securities, Inc. ("McDonald & Company") dated April 6, 1998 (which has been updated by McDonald & Company as of the date of this Proxy Statement) that, as of the date of such opinion and subject to the considerations set forth therein, the consideration to be received by the holders of White River Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The written opinion of McDonald & Company is included in the accompanying Proxy Statement and should be read carefully by stockholders.

  Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed postage prepaid envelope to White River Corporation, c/o First Chicago Trust Company of New York, P.O. Box 8072, Edison, New Jersey 08818-9347, as soon as possible so that your shares will be represented at the Special Meeting. If you attend the Special Meeting, you may revoke your proxy and vote in person. If you have any questions regarding the proposed transaction, please call Corporate Investor Communications, Inc., our proxy solicitation agent, toll free at (800) 206-8851.

                                          Sincerely,

                                          /s/ Gordon S. Macklin

                                          Gordon S. Macklin
                                          President, Chief Executive Officer
                                          and Chairman of the Board

June 3, 1998

                            WHITE RIVER CORPORATION
                         TWO GANNETT DRIVE, SUITE 200
                         WHITE PLAINS, NEW YORK 10604

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998

                               ----------------

To the Stockholders of
White River Corporation:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of White River Corporation, a Delaware corporation ("White River"), will be held on June 26, 1998 at 10:00 a.m. local time, at the RyeTown Hilton, 699 Westchester Avenue, Rye Brook, New York 10573, for the following purposes:

    1. To consider and vote upon a proposal to (a) adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of December 11, 1997, as amended by Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998 (as amended, the "Merger Agreement") by and among Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), WRC Merger Corp., a Delaware corporation ("MergerCo"), WRV Merger Corp., a Delaware corporation ("Merger Sub"), White River and White River Ventures, Inc., a Delaware corporation ("WRV"), pursuant to which, among other things, (i) MergerCo will be merged with and into White River (the "Merger"), (ii) each share of White River common stock, par value $0.01 per share (other than treasury shares and shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law), outstanding at the effective time of the Merger will be converted into the right to receive approximately $90.67 in cash, without interest and subject to adjustment for certain expenditures made, expenses and liabilities paid or incurred, and amounts received by White River subsequent to September 30, 1997 and prior to the effective time of the Merger the effect of which, White River estimates as of the date of this notice, could range from a decrease of approximately $0.16 per share to an increase of approximately $0.42 per share, although no assurances can be given, (iii) each share of White River Common Stock, par value $0.01 per share (other than treasury shares and shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law), outstanding at the effective time of the Merger will be entitled to receive a portion of the proceeds, if any, received subsequent to the effective time of the Merger with respect to certain assets that are to be transferred to a liquidating trust for the benefit of stockholders of White River, although there can be no assurance that such transaction will be consummated, or if consummated, that any proceeds will be distributed to stockholders of White River as a result thereof, and (iv) each share of Series A Non-Participating Cumulative Preferred Stock, par value $1.00 per share, will be converted into the right to receive the stated value of $1,000 per share plus any accrued and unpaid dividends until the effective time of the Merger and (b) to approve the transactions contemplated thereby including, without limitation, (i) the Merger and (ii) the transfer of certain assets to a liquidating trust for the benefit of the stockholders of White River, or other disposition of such assets, each as described further in the accompanying Proxy Statement.

    2. To transact such other business as may properly come before the Special Meeting.

  The close of business on May 22, 1998 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting.

  Stockholders are invited to attend the Special Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the Special Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

  If your shares are held of record by a broker, bank or other nominee and you wish to attend the Special Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Special Meeting. In order to vote your shares at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

  Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                          By Order of the Board of Directors

                                          /s/ Michael E. B. Spicer

                                          Michael E. B. Spicer
                                          Secretary

June 3, 1998

                            WHITE RIVER CORPORATION
                         TWO GANNETT DRIVE, SUITE 200
                         WHITE PLAINS, NEW YORK 10604

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement ("Proxy Statement") is being furnished to the stockholders of White River Corporation ("White River") in connection with the solicitation of proxies by the White River Board of Directors (the "White River Board") for use at a special meeting of White River stockholders to be held at 10:00 a.m., local time, on June 26, 1998 at the RyeTown Hilton, 699 Westchester Avenue, Rye Brook, New York 10573, and at any adjournment or postponement thereof (the "Special Meeting").

  At the Special Meeting, White River stockholders will be asked to consider and vote upon a proposal regarding (i) the adoption and approval of the Amended and Restated Agreement and Plan of Merger, dated as of December 11, 1997, as amended by Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998, by and among Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), WRC Merger Corp., a Delaware corporation ("MergerCo"), WRV Merger Corp., a Delaware corporation ("Merger Sub"), White River and White River Ventures, Inc., a Delaware corporation ("WRV") (as amended, the "Merger Agreement") and the consummation of the transactions contemplated thereby, including without limitation, the Merger and the possible transfer by White River of certain assets of White River to a liquidating trust for the benefit of stockholders of record of White River on May 22, 1998 or other disposition of such other assets (the "Trust Transaction"), and (ii) to transact such other business as may properly come before the Special Meeting. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. White River will consummate the Trust Transaction subject to the approval of the Merger Agreement by the stockholders of White River and the agreement of White River and Demeter with respect to the terms of the Trust Transaction. See "The Trust Transaction."

  Under the Merger Agreement, among other things, MergerCo will be merged with and into White River (the "Merger"), and each share of White River common stock, par value $0.01 per share (the "White River Common Stock") (other than treasury shares held by White River or Dissenting Shares (as defined herein)), outstanding at the effective time of the Merger (the "Effective Time") will be converted into the right to receive approximately $90.67 in cash, without interest and subject to adjustment under certain circumstances as described further herein (the "Common Stock Merger Price"). White River currently estimates that the effect of adjustments to the Common Stock Merger Price could range from a decrease of approximately $0.16 per share to an increase of approximately $0.42 per share, assuming an Effective Time of June 26, 1998. Because the Common Stock Merger Price will be subject to adjustments to be made subsequent to the Special Meeting, holders of White River Common Stock will not know, at the time of the Special Meeting, what the Common Stock Merger Price will be as of the Effective Time and it is possible that the Common Stock Merger Price could be zero. See "Terms of the Merger--Merger Consideration." Holders of White River's Series A Non-Participating Cumulative Preferred Stock, par value $1.00 per share ("Series A Preferred Stock") will receive the stated value of $1,000 per share plus any accrued and unpaid dividends until the Effective Time. Holders of White River Common Stock will also be entitled to receive a portion of the proceeds received subsequent to the Effective Time, if any, with respect to the assets transferred to a liquidating trust to be established in connection with the Trust Transaction although there is no assurance that the Trust Transaction will be consummated or, if consummated, that any proceeds will be distributed to the stockholders of White River as a result thereof. The Merger Agreement contemplates that White River will consummate the Trust Transaction (if the Trust Transaction is consummated) prior to the Effective Time. See "The Trust Transaction."

  This Proxy Statement and the accompanying form of proxy are first being sent to White River stockholders on or about June 3, 1998. Only holders of record of White River Common Stock as of the close of business on May 22, 1998 are entitled to vote at the Special Meeting. Holders of White River Common Stock are entitled to one vote for each share held of record. On May 22, 1998, White River had outstanding and entitled to vote at the Special Meeting 4,874,756 shares of White River Common Stock. The presence in person or by proxy of the holders of not less than a majority of the shares of White River Common Stock entitled to vote at the Special Meeting will constitute a quorum to transact business at the Special Meeting.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   5
THE COMPANIES.............................................................   6
  White River.............................................................   6
  WRV.....................................................................   6
  Demeter.................................................................   6
  MergerCo................................................................   6
  Merger Sub..............................................................   6
THE SPECIAL MEETING.......................................................   7
  Time, Date and Place....................................................   7
  Purpose of the Meeting..................................................   7
  Record Date.............................................................   7
  Voting Rights...........................................................   7
  Vote Required...........................................................   7
  Revocability of Proxy...................................................   7
THE MERGER................................................................   8
  General.................................................................   8
  Effective Time..........................................................   8
  Merger Consideration....................................................   8
  Dissenters' Appraisal Rights............................................   9
  Recommendation of the White River Board and Reasons for the Merger......   9
  Opinion of Financial Advisor to White River.............................  10
  Interests of Certain Persons in the Merger and Possible Conflicts of In-
   terest.................................................................  11
  Conditions to the Merger................................................  11
  Termination and Expenses Upon Termination...............................  11
  Certain Federal Income Tax Consequences of the Merger...................  12
THE TRUST TRANSACTION.....................................................  12
THE SPECIAL MEETING.......................................................  14
  General.................................................................  14
  Purpose of the Special Meeting..........................................  14
  Record Date; Shares Outstanding.........................................  14
  Voting Agreements.......................................................  14
  Voting at the Special Meeting...........................................  14
  Solicitation of Proxies.................................................  16
  Dissenters' Appraisal Rights............................................  16
THE MERGER................................................................  17
  General.................................................................  17
  Background of the Merger................................................  17
  Recommendation of the White River Board and Reasons for the Merger......  25
  Opinion of Financial Advisor to White River.............................  26
  Interests of Certain Persons in the Merger and Possible Conflicts of In-
   terest.................................................................  33
    Incentive Plan........................................................  33
    Deferral Plans........................................................  33
  Indemnification.........................................................  33
  Certain Federal Income Tax Consequences of the Merger...................  34
    General...............................................................  34
    Treatment of Dividends Paid on Series A Preferred Stock...............  35
    Information Reporting and Backup Withholding..........................  36
  Regulatory Approvals....................................................  36
  Dissenters' Appraisal Rights............................................  37

                                                                           PAGE
                                                                           ----
THE TRUST TRANSACTION....................................................   38
TERMS OF THE MERGER......................................................   41
  The Merger; Effective Time.............................................   41
  Merger Consideration...................................................   41
  Payment Procedures.....................................................   44
  Representations and Warranties.........................................   45
  Certain Agreements Regarding the Conduct of Business Pending the Merg-
   er....................................................................   46
  Certain Additional Covenants...........................................   48
  Conditions to the Merger...............................................   49
  Termination............................................................   50
  Expenses of the Transaction............................................   51
  Non-Survival of Representations, Warranties, Covenants and Agreements..   51
  Amendment and Waiver...................................................   52
ADDITIONAL INFORMATION CONCERNING WHITE RIVER CORPORATION AND
 SUBSIDIARIES............................................................   53
  Business...............................................................   53
  Employees..............................................................   59
  Properties.............................................................   59
  Legal Proceedings......................................................   60
SELECTED FINANCIAL INFORMATION...........................................   61
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................   63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........   74
  Management of White River..............................................   74
  Certain Beneficial Owners..............................................   75
DIVIDENDS AND PRICE RANGE OF COMMON STOCK................................   76
INDEPENDENT AUDITORS.....................................................   77
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURE..............................................................   77
PROPOSALS BY STOCKHOLDERS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS....   77
SOLICITATION OF PROXIES..................................................   77
CONSOLIDATED FINANCIAL STATEMENTS........................................  F-1

                                    ANNEXES

A Amended and Restated Agreement and Plan of Merger, dated as of December 11, 1997, by and among Demeter Holdings Corporation, WRC Merger Corp., WRV Merger Corp., White River Corporation and White River Ventures, Inc., as amended by Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998.

B  Section 262 of the Delaware General Corporation Law

C Fairness Opinion of McDonald & Company Securities, Inc. in connection with the Merger

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement, including the Annexes hereto, which are a part of this Proxy Statement. This summary is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement. Stockholders are encouraged to read carefully all of the information contained in the Proxy Statement, including the Annexes hereto. For purposes of this Proxy Statement, the term "Merger" shall refer to the merger of MergerCo with and into White River and the merger of Merger Sub with and into WRV, except where the context requires that the term only refer to the merger of MergerCo with and into White River.

                                    GENERAL

  Under the terms of the Merger Agreement, MergerCo will be merged with and into White River which will become a wholly owned subsidiary of Demeter and the White River Common Stock and White River Series A Preferred Stock will be converted into the right to receive a specified amount of cash. The Merger will be treated, for accounting purposes, as a purchase. The assets to be transferred in the Trust Transaction will be transferred at their estimated fair market value and the excess, if any, of the fair market value over the carrying value of such assets will be recognized as gain by White River.

  The assets of White River at the Effective Time of the Merger will consist primarily of White River's holdings of (i) common and preferred stock of CCC Information Services Group, Inc. ("CCC") through WRV, (ii) common stock of Cross Timbers Oil Company ("Cross Timbers"), (iii) limited partnership interest in Richard C. Blum & Associates--NWA Partners, L.P. ("NWA Partners"), which holds common stock of Northwest Airlines Corporation ("Northwest Airlines"),
(iv) common stock of Hanover Accessories, Inc. ("Hanover"), (v) common stock of Just Kiddie Rides Enterprises, Inc. ("JKR"), and (vi) certain cash and cash equivalents. See "The Merger--General."

  The Merger Agreement permits White River to transfer certain assets (the "Trust Assets") to a liquidating trust (the "Liquidating Trust") which will pay the proceeds received upon disposition of such assets, if any, to the White River stockholders. The Merger Agreement permits White River to include cash, in an amount not to exceed $1 million, in the Trust Assets to cover the expenses of the Liquidating Trust, although White River currently intends to include only $200 thousand to $500 thousand in the Trust Assets. The total consideration to be paid for all outstanding shares of White River Common Stock (other than treasury shares) (the "Merger Price") will be reduced by the amount of cash included in the Trust Assets as well as any tax liability incurred by White River as a result of the transfer of the Trust Assets to the Liquidating Trust. In lieu of transferring the Trust Assets to the Liquidating Trust, White River may sell such Assets to a third party in which case the Merger Price will be increased by an amount equal to 65% of proceeds received by White River in connection with any such sale. White River will consummate the Trust Transaction subject to the approval of the Merger Agreement by the stockholders of White River and the agreement of White River and Demeter with respect to the terms of the Trust Transaction. However, no assurance can be given that the Liquidating Trust will be formed, or, if the Liquidating Trust is not formed, that the Trust Assets will be sold to a third party prior to the Effective Time of the Merger. See "The Trust Transaction."

                                 THE COMPANIES

WHITE RIVER

  White River, created by and spun-off in its current form by Fund American Enterprises Holdings, Inc. ("Fund American") in 1993, is a corporation whose assets consist primarily of common and preferred stock of CCC indirectly through WRV, cash balances totaling approximately $190 million as of the date of this Proxy Statement and a portfolio of investment securities. White River's investment securities consist primarily of its interests in Cross Timbers and in NWA Partners, which holds common stock of Northwest Airlines. The principal executive office of White River is located at Two Gannett Drive, Suite 200, White Plains, New York 10604 and its telephone number is (914) 251-0237. See "Additional Information Concerning White River Corporation and Subsidiaries."

WRV

  WRV is a wholly owned subsidiary of White River Enterprises, Inc., which, in turn, is a wholly owned subsidiary of White River. WRV's principal asset is the capital stock of CCC owned by White River. Prior to the consummation of the Merger, it is expected that WRV will be a direct wholly owned subsidiary of White River. The principal executive office of WRV is located at Two Gannett Drive, Suite 200, White Plains, New York 10604, and its telephone number is
(914) 251-0237.

DEMETER

  Demeter invests in private equities and real estate for the benefit of the Harvard University endowment fund. Demeter's investment advisor is Harvard Private Capital Group, Inc. ("Harvard Capital"), which manages the private equities and real estate portfolios of the Harvard University endowment fund. The principal executive office of Demeter is located at 600 Atlantic Avenue, Boston, MA 02212, and its telephone number is (617) 523-4400

MERGERCO

  MergerCo is a wholly owned subsidiary of Demeter formed by Demeter to effect the Merger. MergerCo has had no prior business, and upon consummation of the Merger, its separate corporate existence will cease.

MERGER SUB

  Merger Sub is a wholly owned subsidiary of MergerCo formed by MergerCo and will be merged with and into WRV with WRV surviving as a wholly owned subsidiary of White River (the "Subsidiary Merger"). Merger Sub has had no prior business, and upon consummation of the Subsidiary Merger, its separate corporate existence will cease.

                              THE SPECIAL MEETING

TIME, DATE AND PLACE

  The Special Meeting will be held on June 26, 1998 at 10:00 a.m., local time, at the RyeTown Hilton, 699 Westchester Avenue, Rye Brook, New York 10573. See "The Special Meeting--General."

PURPOSE OF THE MEETING

  Holders of White River Common Stock will be asked to consider and vote upon the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby including, without limitation, the Merger and the Trust Transaction (the "Merger Proposal"). The attorneys-in-fact named in the accompanying proxy also will have discretionary authority to vote upon other business, if any, that properly comes before the Special Meeting. See "The Special Meeting--Purpose of the Special Meeting."

RECORD DATE

  The holders of record of shares of White River Common Stock at the close of business on May 22, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. There were 4,874,756 shares of White River Common Stock outstanding and entitled to vote as of the Record Date. As of that date, White River's directors and executive officers owned 317,615 shares of White River Common Stock (6.5% of the shares outstanding), all of which are expected to be voted FOR the Merger Proposal. See "The Special Meeting--Record Date; Shares Outstanding."

VOTING RIGHTS

  Each share of White River Common Stock is entitled to one vote with respect to all matters presented at the Special Meeting. See "The Special Meeting-- Voting at the Special Meeting."

VOTE REQUIRED

  The affirmative vote of the holders of at least a majority of the outstanding shares of White River Common Stock is required to adopt and approve the Merger Proposal.

  Under the Delaware General Corporation Law (the "DGCL"), holders of White River Common Stock are entitled to appraisal rights in connection with the Merger. See "The Special Meeting--Voting at the Special Meeting" and "The Merger--Dissenters' Appraisal Rights."

  Patrick M. Byrne, Andrew Delaney, Robert T. Marto, Gordon S. Macklin, and Bonnie Stewart, each an officer or director of White River, John J. Byrne and an individual who votes certain shares of White River Common Stock for the benefit of John J. Byrne, have entered into a voting agreement with Demeter pursuant to which such persons have agreed to, among other things, vote the shares of White River Common Stock that they own and/or vote in favor of the Merger Proposal. The foregoing persons own and/or vote, in the aggregate, approximately 20% of the White River Common Stock outstanding.

REVOCABILITY OF PROXY

  Any holder of White River Common Stock who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) filing with the Secretary of White River, at or before the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of White River Common Stock and delivering it to the Secretary of White River at or before the Special Meeting with a subsequent date or (iii) attending the Special Meeting and voting in person by ballot.

Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. See "The Special Meeting--Voting at the Special Meeting."

                                   THE MERGER

GENERAL

  Upon the terms and subject to the conditions of the Merger Agreement, MergerCo will be merged with and into White River, with White River surviving as a wholly owned subsidiary of Demeter and Merger Sub will be merged with and into WRV with WRV surviving as a wholly owned subsidiary of White River. See "The Merger--General."

EFFECTIVE TIME

  It is presently expected that the Merger will become effective within three business days immediately after approval of the Merger at the Special Meeting, assuming all other conditions have been satisfied or waived. See "Terms of the Merger--The Merger; Effective Time" and "--Conditions to the Merger."

MERGER CONSIDERATION

  Under the terms of the Merger Agreement, the Merger Price is $442 million subject to certain adjustments. The Merger Agreement provides that the Merger Price will be: (i) decreased to reflect decreases in cash and cash equivalents of White River and its subsidiaries from September 30, 1997 until the Effective Time; (ii) decreased to reflect liabilities incurred by White River after September 30, 1997 and prior to the Effective Time; (iii) decreased by 65% of the liabilities of White River with respect to benefit, compensation, incentive, retirement or similar plans to the extent such liabilities exceed a specified amount and increased by 65% of the amount such specified amount exceeds such liabilities; (iv) decreased to the extent that certain incentive payments made to certain persons under certain White River benefit plans exceed $7.5 million; (v) decreased to the extent that amounts paid to holders of Series A Preferred Stock exceed $7 million; (vi) decreased to the extent that aggregate bonus, severance, termination and similar payments, are greater than $1,033,000, and increased to the extent that such payments are less than $1,033,000; (vii) decreased by 35% of the amount of payments made under certain benefit plans of White River subsequent to December 31, 1997; (viii) increased to the extent that certain liabilities are released prior to the Effective Time; (ix) increased by 65% of the proceeds received by White River if the Trust Assets are sold to a third party rather than transferred to the Liquidating Trust; and (x) decreased by the amount of any cash contributed to the Liquidating Trust by White River. Although no assurances can be given, White River currently estimates that the aggregate effect of the foregoing adjustments to the Merger Price could range from a decrease of approximately $0.8 million to an increase of approximately $2.0 million, assuming that the Effective Time will be June 26, 1998. See "Terms of the Merger--Merger Consideration--White River Common Stock."

  Each outstanding share of White River Common Stock (other than treasury shares and Dissenting Shares) at the Effective Time of the Merger will be converted into the right to receive the Common Stock Merger Price of approximately $90.67 in cash, without interest which amount shall be adjusted to reflect adjustments to the Merger Price. Although no assurances can be given, White River currently estimates that the effect of adjustments to the Merger Price on the Common Stock Merger Price could range from a decrease of approximately $0.16 per share to an increase of approximately $0.42 per share, assuming that the Effective Time will be June 26, 1998. If the Effective Time were the date of this Proxy Statement, the White River Board estimates that, although no assurances can be given, the foregoing adjustments would increase the Common Stock Merger Price by approximately $0.17. See "Terms of the Merger--Merger Consideration--White River Common Stock." In addition to the foregoing amount, holders of White River Common Stock shall be entitled to receive a portion of the proceeds, if any, received subsequent to the Effective Time of the Merger by the liquidating trust to be established in connection with the Trust Transaction, although no assurance can be given that the Trust Transaction will be consummated, or if consummated, that any proceeds will be distributed to stockholders as a result thereof. See "The Trust Transaction."

  The Common Stock Merger Price will be subject to adjustments to be made subsequent to the Special Meeting. Accordingly, at the time of the Special Meeting, holders of White River Common Stock will not know what the Common Stock Merger Price will be as of the Effective Time. It is possible that, as a result of such adjustments, the Common Stock Merger Price could be zero.

  Adjustments to the Common Stock Merger Price will be determined by White River and Demeter pursuant to the terms of the Merger Agreement. See "Terms of the Merger--Merger Consideration--White River Common Stock."

  Holders of White River's Series A Preferred Stock will receive cash in an amount equal to $1,000 per share plus any accrued and unpaid dividends until the Effective Time (the "Series A Merger Price"). If the Effective Time were the date of this Proxy Statement, the Series A Merger Price would be approximately $1,000 per share. See "Terms of the Merger--Merger
Consideration--Series A Preferred Stock."

  As soon as reasonably practicable after the Effective Time, MergerCo will instruct a designated Exchange Agent (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of White River Common Stock or Series A Preferred Stock ("Certificates") (i) a letter of transmittal to be used by such holders in forwarding their Certificates and (ii) instructions for effecting the surrender of such holders' Certificates in exchange for the Common Stock Merger Price or the Series A Merger Price, as the case may be (the "Applicable Merger Price"). Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to instructions given by the Exchange Agent, the holder of such Certificate will be entitled to receive the Applicable Merger Price which such holder has the right to receive in respect of the Certificate surrendered, and the Certificate so surrendered will be canceled. WHITE RIVER STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. See "Terms of the Merger--Payment Procedures."

DISSENTERS' APPRAISAL RIGHTS

  Under the DGCL, White River stockholders who do not vote for the Merger and who comply with the other statutory requirements of the DGCL may elect to receive, in cash, the judicially determined appraised value of their shares of White River Common Stock. See "The Merger--Dissenters' Appraisal Rights" and "Annex B."

RECOMMENDATION OF THE WHITE RIVER BOARD AND REASONS FOR THE MERGER

  The White River Board reviewed the terms and conditions of the Merger Agreement and determined that the Merger Agreement, and the transactions contemplated thereby, including, without limitation, the Merger and the Trust Transaction are advisable and in the best interest of the stockholders of White River. The White River Board unanimously approved the Merger Agreement and the transactions contemplated thereby including the Merger and the Trust Transaction, and unanimously recommends that White River stockholders vote for the Merger Proposal. See "The Merger--Interests of Certain Persons in the Merger and Possible Conflicts of Interest."

  The determination of the White River Board to approve the Merger Agreement and the transactions contemplated thereby including, without limitation, the Merger and the Trust Transaction, was based upon consideration of a number of factors including the following: (i) the business operations, financial condition, competitive position and prospects of CCC, White River's other operating subsidiaries, and each of the entities in which White River has a significant investment, and the nature of the industries in which White River's operating subsidiaries operate, and in which White River's investments have been made, both on a historical and prospective basis; (ii) the influence of current and prospective industry, economic and market conditions, including increased volatility in the financial markets; (iii) the historical and prospective market prices of White

River Common Stock, the stock of CCC and White River's other operating subsidiaries and that of the other entities in which White River has significant investments compared to the consideration to be received in the Merger; (iv) the White River Board's belief that volatility in the stock markets experienced in late 1997 would continue; (v) the low average trading volume for White River Common Stock and the frequent large spreads between bid and ask prices for White River Common Stock; (vi) the White River Board's review of oral presentations by, and discussion of the terms and conditions of the Merger Agreement with, senior executive officers of White River, representatives of its legal counsel and representatives of McDonald & Company;
(vii) the fact that Demeter evidenced a strong ability to finance the transaction and an ability to complete the transaction in a relatively short time frame; (viii) the White River Board's receipt of the written opinion of McDonald & Company to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of White River Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders; (ix) the White River Board's consideration of the terms of the Merger Agreement, including, without limitation: (a) the inclusion of an affirmative statement that any officer or director of White River may, in accordance with such officer's or director's fiduciary duty to stockholders of White River under applicable law, solicit, respond to inquiries from, negotiate with, enter into confidentiality agreements with, and/or grant access to nonpublic information regarding White River or any of its subsidiaries to any third party in connection with the creation of an Acquisition Proposal (as defined in the Merger Agreement); (b) the inclusion of a "fiduciary out" provision allowing for the termination of the Merger Agreement by White River in the event, among others, that the White River Board withdraws, modifies or changes its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to Demeter, or the White River Board recommends to White River stockholders an Alternative Transaction (as defined in the Merger Agreement); (c) a material adverse change condition that requires the absence of any event or change in circumstances involving White River or any of its subsidiaries (including any event or change in circumstances affecting or relating to the business, financial condition, assets or results of operation of CCC, Cross Timbers or Northwest Airlines causing a decrease in the Public Trading Price of the capital stock of such companies from the last public trading price on March 31, 1998 but excluding any other decreases in the Public Trading Price of the capital stock of such companies), that, when taken together with all other such events or changes in circumstances, MergerCo reasonably determines will, or is reasonably likely to, diminish the value of White River and its subsidiaries taken as a whole by more than $25 million or is reasonably likely to prevent the consummation of the transactions consummated by the Merger Agreement; and
(d) the absence of a financing condition; and (x) the White River Board's consideration of the feasibility of the Liquidating Trust on terms and conditions which are in the interests of the stockholders of White River.

  If the Merger is not consummated, White River will continue to operate as an independent company and will review alternatives that may become available to it from time to time. See "The Merger--Recommendation of the White River Board and Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR TO WHITE RIVER

  McDonald & Company Securities, Inc. ("McDonald & Company") delivered an oral opinion on April 6, 1998 (which it subsequently confirmed in writing as of that same date) to the White River Board to the effect that, as of the date of such opinion, the consideration to be received by the holders of White River Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. McDonald & Company has updated its opinion as of June 3, 1998. In connection with rendering its updated opinion, McDonald & Company estimated a range of fairness for White River Common Stock, as of June 1, 1998 and based on the assumptions and analysis discussed under "The Merger--Opinion of Financial Advisor to White River," of $79.25 to $87.50 per share. A copy of the written opinion of McDonald & Company, dated as of June 3, 1998, setting forth the assumptions made, the matters considered, the scope and limitations on the review undertaken and the procedures followed by McDonald & Company in rendering such opinion, is attached as Annex C to this Proxy Statement. The opinion of McDonald & Company should be carefully read in its entirety. See "The Merger--Opinion of Financial Advisor to White River."

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND POSSIBLE CONFLICTS OF INTEREST

  White River stockholders should be aware that the directors and certain officers of White River may be deemed to have an interest in the Merger in addition to their interests as White River stockholders. Patrick M. Byrne, Andrew Delaney, Robert T. Marto, Gordon S. Macklin, Bonnie Stewart and Michael E.B. Spicer, each an officer or director of White River, are expected to receive payments under the White River Corporation 1993 Incentive Compensation Plan (the "Incentive Plan") as of the Effective Time, in amounts of $6,346,900, $1,904,070, $634,960, $634,960, $634,960 and $453,350, respectively. In addition, all of the current directors and officers of White River received, as required by the terms of the Merger Agreement, their balances under the White River Corporation Deferred Benefit Plan, the White River Corporation Voluntary Deferred Compensation Plan and the White River Corporation Directors' Deferred Compensation Plan (collectively the "Deferral Plans") on or prior to December 30, 1997, and in connection therewith, certain of such persons received payments ("Acceleration Payments") intended to compensate them for the loss of the ability to continue to defer the receipt of their Deferral Plan balances. The following payments were made to the following persons, each of whom is currently an officer or director of White River, with respect to the Deferral Plans during 1997: Mr. Marto $21,641,289 (including $6,671,297 of Acceleration Payments), Mr. Macklin $3,879,758, Mr. Delaney $1,293,226 and Ms. Stewart $1,121,888 (including $345,841 of Acceleration Payments). See "The Merger-- Interests of Certain Persons in the Merger and Possible Conflicts of Interest-- Incentive Plans" and "--Deferral Plans" and "Terms of the Merger--Certain Agreements Regarding the Conduct of Business Pending the Merger--Company Plans."

  White River has entered into indemnification agreements ("Indemnity Agreements") with each of its officers and directors indemnifying such persons against certain claims and liabilities resulting from having served as an officer or director of White River. In addition, Demeter has agreed to keep White River in existence and to continue to have such entity hold net assets worth at least $50 million for a period of at least two years following the Effective Time, or to have the Indemnity Agreements assumed by an entity meeting such requirements. See "The Merger--Indemnification" and "Terms of the Merger--Certain Agreements Regarding the Conduct of Business Pending the Merger--Indemnity Agreements."

  The White River Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby and in recommending the same for stockholder approval.

CONDITIONS TO THE MERGER

  The respective obligations of White River, Demeter and the other parties to the Merger Agreement to effect the Merger are subject to the satisfaction or waiver of certain conditions described elsewhere herein. None of the parties to the Merger Agreement has any present intention to waive any material condition to the Merger. See "Terms of the Merger--Conditions to the Merger."

TERMINATION AND EXPENSES UPON TERMINATION

  The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after stockholder approval, by the mutual consent of Demeter, MergerCo and White River or by certain of the parties under certain circumstances as described herein. Under certain circumstances, White River or Demeter may be obligated to pay up to $1.5 million in out-of-pocket expenses to the other parties upon termination. In addition, in certain situations, White River may be obligated to pay Demeter $15 million upon termination of the Merger Agreement. See "Terms of the Merger--Termination" and "--Expenses of the Transaction--Expenses Upon Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The receipt by White River stockholders of cash and, if applicable, Beneficial Interests in the Liquidating Trust, for shares of White River Common Stock and cash for shares of Series A Preferred Stock in the Merger or pursuant to the exercise of dissenters' appraisal rights will be taxable transactions for federal income tax purposes and may also be taxable transactions under applicable state, local, foreign and other laws. See "The Merger--Certain Federal Income Tax Consequences of the Merger."

                             THE TRUST TRANSACTION

  During the negotiations with respect to the Merger, Harvard Capital informed White River that it would assign no value to the Trust Assets. The White River Board determined that the sale of such assets prior to the anticipated consummation of the Merger might not be feasible. As a result, in order to maximize the value of such assets to the stockholders of White River in connection with the Merger Agreement, the White River Board determined it was advisable to consider engaging in the Trust Transaction whereby the Trust Assets would be transferred to the Liquidating Trust which would distribute the proceeds, if any, derived from such assets, whether by sale or otherwise, to the White River stockholders. See "The Merger--Background of the Merger."

  The Trust Assets consist of (i) an interest in an escrow fund; (ii) an interest in certain litigation; (iii) the right to receive an amount equal to a portion of the reduction, if any, of certain tax liabilities for White River's 1997 taxable year; and (iv) shares of common stock, constituting a minority interest, in a company. In addition to the foregoing, the Merger Agreement permits White River to include in the Trust Assets, up to $1 million in cash to cover the expenses of the Liquidating Trust (which would reduce the Merger Price by such amount), although White River currently anticipates that the amount included in the Trust Assets will be between $200 thousand and $500 thousand. None of the Trust Assets other than the shares of common stock, which have a carrying value of approximately $275 thousand, and any cash to be contributed to the Liquidating Trust are reflected on White River's financial statements. For a more detailed description of the Trust Assets, see "The Trust Transaction" and Exhibit E to the Merger Agreement which is attached as Annex A to this Proxy Statement.

  Under the terms of the Merger Agreement, Demeter has agreed that White River may transfer the Trust Assets to the Liquidating Trust, provided that the terms of the Liquidating Trust, and the transfer of the assets thereto, would be pursuant to terms mutually agreed upon by White River and Demeter, to be negotiated by White River and Demeter in good faith. In the event that (i) White River and Demeter are not able to reach an agreement with respect to the terms of the Liquidating Trust and the transfer of the assets thereto or (ii) White River determines that it is not practicable to establish the Liquidating Trust prior to the Effective Time, White River would be permitted to sell the Trust Assets prior to the Effective Time, pursuant to an agreement that Demeter reasonably determines will not subject White River to any additional liabilities or obligations, prior to the Effective Time; provided, that no such sale of Trust Assets may be to an "affiliate" or "associate" of White River as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Subject to the events set forth above, the Liquidating Trust would be established prior to the Effective Time for the exclusive benefit of the holders of White River Common Stock at the Effective Time (each, a "Beneficiary"), and each such holder of White River Common Stock would become a Beneficiary of the Liquidating Trust with a beneficial interest in the Liquidating Trust equal to his proportionate interest in White River (a "Beneficial Interest"). A trustee for the Liquidating Trust has not been chosen although White River anticipates that a bank or similar institution will be chosen to perform such function based on such institution's relevant experience and expertise, reputation and cost for performing such function. No certificates or other documents evidencing Beneficial Interests will be issued. Title to Beneficial Interests will be reflected only on the records maintained by the Liquidating Trust. Beneficial Interests would be non-transferable except for transfers occurring by operation of law as a result of a Beneficiary's death or (in the case of a Beneficiary that is not a natural person) as a result of a merger, consolidation, sale of assets, reorganization or dissolution. The Liquidating Trust would be formed solely to receive from White River all of its right, title and interest to the Trust Assets. The Merger Agreement permits White River to contribute up to $1 million in cash to the Liquidating Trust to cover expenses although it is currently anticipated that the amount that would actually be contributed would be between $200 thousand and $500 thousand. The Merger Price will be reduced by the amount of cash contributed to the Liquidating Trust plus any tax liability incurred by White River as a result of transferring the Trust Assets to the Liquidating Trust. White River currently estimates that the foregoing tax liability could range from zero to approximately $255 thousand, although the actual amount of such liability will depend on the value of the Trust Assets at the time of transfer to the Liquidating Trust which is to be agreed to by White River and Demeter prior to the Effective Time and no assurance can be given that the actual tax liability will not be higher. In the event that White River and Demeter are not able to agree as to the value of the Trust Assets prior to the Effective Time, the Trust Assets may remain with White River through the Merger rather than being transferred to the Liquidating Trust, in which event holders of White River Common Stock will receive no consideration with respect to such Assets. It is expected that the Liquidating Trust would terminate on the date that the last of the Trust Assets is liquidated and the proceeds distributed to the Beneficiaries which is expected to occur within three years, provided that the Liquidating Trust will terminate automatically on its third anniversary unless the trustee extends the Trust after having received confirmation from the Division of Corporation Finance of the SEC that it will not recommend enforcement action due to such extension. As of the date of this Proxy Statement, White River has not sought such confirmation and such confirmation will not be sought until after the Liquidating Trust has been established and no assurance can be given that such confirmation, if sought, will be received. See "The Trust Transaction."

  DUE TO THE SPECULATIVE NATURE OF THE TRUST ASSETS, IT IS POSSIBLE THAT NO PAYMENTS WOULD BE MADE TO THE LIQUIDATING TRUST IN RESPECT OF THE TRUST ASSETS OR THAT ALL PROCEEDS RECEIVED WOULD BE USED TO DISCHARGE LIABILITIES OF THE LIQUIDATING TRUST. CONSEQUENTLY, STOCKHOLDERS ARE ADVISED TO EVALUATE THE MERGER WITHOUT REGARD TO THE AMOUNT WHICH MAY BE HELD IN THE LIQUIDATING TRUST. Consummation of the Trust Transaction is not a condition to the consummation of the Merger.

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement is being furnished to holders of White River Common Stock in connection with the solicitation of proxies by the White River Board for use at the Special Meeting. Each copy of this Proxy Statement mailed to White River stockholders is accompanied by a form of proxy for use at the Special Meeting. The Special Meeting is scheduled to be held on June 26, 1998, at 10:00 a.m., local time, at the RyeTown Hilton, 699 Westchester Avenue, Rye Brook, New York 10573.

  HOLDERS OF WHITE RIVER COMMON STOCK ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO WHITE RIVER IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PURPOSE OF THE SPECIAL MEETING

  At the Special Meeting, holders of White River Common Stock will be asked to consider and vote upon the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby including, without limitation, the Merger and the Trust Transaction. Holders of White River Common Stock will also be asked to transact such other business as may properly come before the meeting.

  The White River Board, based upon the factors described elsewhere herein, including the fairness opinion of McDonald & Company, has concluded that the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger and the Trust Transaction are advisable and in the best interest of stockholders of White River and has approved the Merger Agreement and the transactions contemplated thereby including, without limitation, the Merger and the Trust Transaction. THE WHITE RIVER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WHITE RIVER VOTE IN FAVOR OF THE MERGER PROPOSAL AT THE SPECIAL MEETING. See "The Merger--Recommendation of the White River Board and Reasons for the Merger," "--Opinion of Financial Advisor" and "--Interests of Certain Persons in the Merger and Possible Conflicts of Interest."

RECORD DATE; SHARES OUTSTANDING

  The close of business on May 22, 1998 has been fixed as the record date for the determination of the holders of White River Common Stock entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 4,874,756 shares of White River Common Stock issued and outstanding and entitled to vote at the Special Meeting. All directors and executive officers of White River are expected to vote, or cause to be voted, all shares of White River Common Stock over which they exercise voting control (an aggregate of 317,615 shares of White River Common Stock or 6.5% of the outstanding shares of White River Common Stock on the Record Date) FOR the adoption of the Merger Proposal.

VOTING AGREEMENTS

  Patrick M. Byrne, Andrew Delaney, Robert T. Marto, Gordon S. Macklin, and Bonnie Stewart, each an officer or director of White River, John J. Byrne and an individual who votes certain shares of White River Common Stock for the benefit of John J. Byrne, have entered into a voting agreement with Demeter pursuant to which such persons have agreed to, among other things, vote the shares of White River Common Stock that they own and/or vote in favor of the Merger Proposal. The foregoing persons own and/or vote, in the aggregate, approximately 20% of the White River Common Stock outstanding.

VOTING AT THE SPECIAL MEETING

  The presence, either in person or by proxy, of the holders of a majority of the shares of White River Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

The adoption of the Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of White River Common Stock. Votes may be cast for or against the Merger Proposal or stockholders may abstain from voting.

  At the Special Meeting, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. An abstention with respect to the Merger Proposal will have the effect of a vote against the Merger Proposal. A "broker non-vote" will occur when a broker holding shares of White River Common Stock in street name (i.e., as nominee for the beneficial owner) returns an executed proxy (or voting directions) indicating that the broker does not have discretionary authority to vote on a proposal. Under the rules of Nasdaq, brokers who hold shares of White River Common Stock as nominees will not have discretionary authority to vote such shares on the Merger Proposal in the absence of specific instructions from the beneficial owners thereof. Under the DGCL, a broker non-vote is counted as present for quorum purposes but is not considered to be entitled to vote on the specified matter. Therefore, broker non-votes generally have no effect on the outcome of a vote on a specific matter. However, because the adoption of the Merger Proposal requires the affirmative vote of a specified minimum percentage of all of the outstanding shares of White River Common Stock, rather than the vote of a specified percentage of the shares present at the meeting and entitled to vote, broker non-votes will have the effect of votes against the adoption of the Merger Proposal.

  Proxies will be voted as specified by the holders of White River Common Stock. If a White River stockholder does not return a signed proxy, such stockholder's shares will not be voted. White River stockholders are urged to mark the appropriate box on the form of proxy enclosed herewith to indicate how their shares are to be voted. Each White River stockholder is entitled to cast one vote per share of White River Common Stock held by such stockholder on each matter to be voted upon at the Special Meeting. If a White River stockholder returns a signed proxy, but does not indicate how such stockholder's shares are to be voted, the shares of White River Common Stock represented by the proxy will be voted FOR the adoption of the Merger Proposal. The proxy also confers discretionary authority on the attorneys-in-fact named in the accompanying form of proxy to vote the shares of White River Common Stock represented thereby on any other matter that may properly arise at the Special Meeting, including consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place, provided that each proxy specifying that the shares of White River Common Stock represented thereby be voted against the adoption of the Merger Proposal will not be voted in favor of a motion to adjourn or postpone the Special Meeting to another time and/or place.

  Returning a signed proxy will not affect a White River stockholder's right to attend the Special Meeting and vote in person. Any White River stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) filing with the Secretary of White River, at or prior to the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of White River Common Stock and delivering it to the Secretary of White River at or before the Special Meeting with a subsequent date or (iii) attending the Special Meeting and voting in person by ballot. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

  In the event that a quorum is not present at the Special Meeting when convened, or if for any other reason White River believes that additional time should be allowed for the solicitation of proxies, White River may adjourn the Special Meeting by a vote of the majority of the shares represented at such meeting with respect to such adjournment. The persons named in the enclosed form of proxy will vote all shares of White River Common Stock for which they have voting authority in favor of such adjournment, provided that proxies specifying that the shares of White River Common Stock represented thereby be voted against the adoption of the Merger Proposal will not be voted in favor of adjournment.

  As of the date of this Proxy Statement, the White River Board does not know of any other matters to be presented for action by White River stockholders at the Special Meeting. If, however, any other matters not now known are properly brought before the Special Meeting, the attorneys-in-fact named in the accompanying proxy will vote the proxies upon such matters according to their discretion and best judgment.

SOLICITATION OF PROXIES

  Pursuant to the Merger Agreement, the entire cost of White River's solicitation of proxies will be borne by White River. In addition to solicitations by mail, solicitations may also be made by personal interview, facsimile transmission, telegram and telephone. White River has retained Corporate Investor Communications, Inc. ("CIC"), a proxy solicitation firm, for assistance in connection with the Special Meeting at an estimated expense of approximately $15,000 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and White River will reimburse them for their customary expenses in so doing.

DISSENTERS' APPRAISAL RIGHTS

  Under the DGCL, holders of White River Common Stock are entitled to appraisal rights in connection with the Merger. See "The Merger--Dissenters' Appraisal Rights."

                                  THE MERGER

GENERAL

  Upon the terms and subject to the conditions of the Merger Agreement, Demeter will acquire White River in a business combination in which MergerCo will merge with and into White River, which will thereupon become a wholly owned subsidiary of Demeter. The Merger will become effective (the "Effective Time") upon the filing of a certificate of merger with the Delaware Secretary of State, or at such later date or time specified in the certificate of merger. Under the Merger Agreement, each outstanding share of White River Common Stock (other than treasury shares and Dissenting Shares) will be converted into the right to receive the Common Stock Merger Price and each share of Series A Preferred Stock will be converted into the right to receive the Series A Merger Price. No cash distributions will be made by White River to its stockholders in advance of the Merger. See "Terms of the Merger--Merger Consideration." Following consummation of the Merger, the White River Common Stock will be delisted from the Nasdaq National Market ("Nasdaq"), the registration of White River Common Stock under the Exchange Act will be terminated and White River will no longer be required to file periodic reports with the Securities and Exchange Commission (the "SEC").

BACKGROUND OF THE MERGER

  In early 1997, as a result of the large amount of cash and cash equivalents held by White River as a result of the disposition of various assets, the management of White River began a review of potential structural changes and business transactions for White River in an effort to maximize the value of the holdings of the stockholders of White River. By July 1997, the management of White River had evaluated a number of different options, including:

    (a) liquidating White River's holdings in CCC and in its other operating subsidiaries, and its positions in its key remaining investments, including its holdings in Cross Timbers and NWA Partners;

    (b) spinning off in the form of a dividend many of White River's key assets, other than CCC, to the stockholders of White River in order to maximize value;

    (c) redeploying its significant balances of cash and cash equivalents to acquire new operating businesses with higher earnings potential;

    (d) distributing a portion of its existing cash and cash equivalent balances to stockholders; and

    (e) a sale or merger of White River at a price reflecting the underlying value of its significant assets.

  In reviewing the numerous options, management considered the restrictions on the resale of its shares of CCC imposed under a stockholders agreement, in addition to those imposed by the Securities Act, and the significant limitations on the sale of many of its key investments, including: (i) the resale of the common stock of Cross Timbers is subject to the limitations imposed by Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), unless sold in a transaction otherwise exempt from registration under the Securities Act or through the exercise of registration rights under its registration rights agreement with Cross Timbers; and (ii) White River holds its interest in Northwest Airlines indirectly through its interest in a limited partnership which it does not control and the resale of such partnership interest is subject to restrictions imposed by the partnership agreement with respect thereto.

  During July 1997, representatives of Capricorn Investors, II L.P. ("Capricorn") initiated discussions with White River regarding a transaction involving the purchase of all or a part of White River. On July 18, 1997, Herbert S. Winokur, Jr. and Dudley C. Mecum of Capricorn met with Robert T. Marto, then President and Chief Executive Officer and a director of White River, to discuss the possibility of a transaction. Later that day, Mr. Winokur contacted Michael R. Eisenson of Harvard Capital to discuss whether Harvard Capital was interested in pursuing a possible acquisition of White River. White River has been informed that Mr. Winokur of Capricorn is a member of the Board of Directors of Harvard Management Company, Inc., the parent of Harvard Capital, and that Harvard Capital owns the single largest limited partnership interest in Capricorn.

  On July 24, 1997, White River and Capricorn entered into a confidentiality agreement (the "Confidentiality Agreement") to facilitate further discussions and negotiations regarding a potential transaction. Subsequent to that date, Capricorn determined that it was not interested in acquiring White River and held further discussions with Harvard Capital regarding its interest in such a transaction. On August 5, 1997, Harvard Capital confirmed to Mr. Winokur that it was interested in pursuing a possible acquisition of White River and agreed to be bound by the terms of the Confidentiality Agreement.

  On August 12, 1997, Mr. Eisenson requested that Mr. Winokur communicate to White River Harvard Capital's interest in a transaction valuing White River at the sum of its component market values less all liabilities and contingent liabilities, including deferred tax liabilities ("Marked to Market Value"), subject to a due diligence review of White River, which interest was communicated by Mr. Winokur and Mr. Mecum to Mr. Marto on August 14, 1997. Mr. Marto discussed the proposal with the other members of the White River Board who considered the proposal and determined that it was in the best interest of the White River stockholders to engage in further discussions and negotiations with respect to the proposal.

  On September 4, 1997, Mr. Eisenson met with Mr. Marto along with Mr. Winokur and Mr. Mecum. Mr. Eisenson described Harvard Capital and expressed its interest in White River. They discussed a possible transaction valued at the Marked to Market Value of White River and also discussed Harvard Capital's proposed due diligence review of White River. Mr. Eisenson and Mr. Marto discussed White River's various assets, White River's employee benefit plans, and Harvard Capital's desire to exclude from the transaction Hanover and certain Hanover "add on" acquisitions, as well as other miscellaneous assets (but not White River's interests in CCC, Cross Timbers or NWA Partners), by transferring those assets to a company (the "Spin out Company") the ownership of which would be distributed to White River shareholders.

  On September 10, 1997, Harvard Capital and White River entered into a letter agreement pursuant to which White River agreed to provide representatives of Harvard Capital with reasonable access to White River to allow Harvard Capital to evaluate White River through the end of September 1997. White River agreed to reimburse Harvard Capital for up to $200,000 of out-of-pocket expenses incurred in connection with its evaluation of White River if Harvard Capital, at the conclusion of its evaluation, offered to purchase White River for at least White River's marked to market book value, and such offer was rejected by White River.

  Throughout September, various business, accounting and legal representatives of Harvard Capital had meetings and discussions with various representatives of White River and CCC for purposes of conducting Harvard Capital's due diligence review of White River.

  On September 30, 1997, Mr. Eisenson called Mr. Marto and outlined a possible proposal for a transaction in which Harvard Capital or one of its affiliates would acquire White River by merger, subject to certain conditions being satisfied including (i) the review by Harvard Capital's representatives of CCC's board of directors minutes, (ii) the receipt of a September 30, 1997 White River balance sheet that reflected no material changes from the June 30, 1997 White River balance sheet, (iii) access for one day by Harvard Capital's accounting representatives to CCC's finance staff and (iv) structuring the payout of deferred compensation under the White River employee benefit plans in a manner satisfactory to Harvard Capital. White River would be permitted to distribute the Spin out Company to its shareholders after the transfer to the Spin out Company of Hanover, certain other assets and $10 million in cash. The proposed aggregate value per share of White River Common Stock to be provided to shareholders would be $77.00 (including an assumed value for an interest in the Spin out Company), if the Spin out Company could satisfactorily indemnify the surviving company from certain specified liabilities, or $73.60 (including an assumed value for an interest in the Spin out Company), otherwise. The parties discussed the basis for the offer and the conditions. Mr. Marto told Mr. Eisenson that the offer was not sufficient, that the appropriate Marked to Market Value of White River was much higher than $77.00 per share and that White River would continue to explore other strategic transactions which might be available that would be of more value to the stockholders of White River.

  On October 1, 1997, Mr. Eisenson spoke to Mr. Marto again and told Mr. Marto that, subject to the conditions discussed on their call of the previous day, Harvard Capital could propose a transaction in which the aggregate value to White River shareholders would be $80 per share (including an assumed value for an interest in the Spin out Company) if Harvard Capital could get comfortable that White River did not have other potential liabilities. Mr. Marto told Mr. Eisenson that at that time the Marked to Market Value of White River was at least $81.79 per share. The parties discussed the timing of a potential offer and a draft merger agreement.

  On October 7, 1997, Mr. Eisenson spoke with Mr. Marto and further discussed the possibility of a transaction, subject to certain conditions, based on White River's assets and liabilities as of September 30, 1997 as if the transaction occurred on that date. Mr. Eisenson suggested that such transaction, based on the Market Value of White River's assets using current prices, would be valued at $85 per share (including an assumed value for an interest in the Spin out Company). After the parties discussed related items, Mr. Marto expressed his view that, in general terms, subject to receipt of a written agreement acceptable to White River and the resolution of issues associated therewith, such an offer could be acceptable.

  On October 10, 1997, Harvard Capital provided White River with a first draft of a proposed merger agreement, with a letter indicating that the proposed pricing was contingent on signing a merger agreement by October 20, 1997. Throughout the next several weeks, Mr. Eisenson and Mr. Rosen of Harvard Capital, Mr. Marto and Michael E.B. Spicer, Chief Financial Officer of White River, representatives of Ropes & Gray, Harvard Capital's outside legal counsel, and representatives of LeBoeuf, Lamb, Greene & MacRae, L.L.P., White River's outside legal counsel, had various discussions and negotiations regarding the proposed merger agreement. Material issues discussed were the representations and warranties of White River (in particular, those relating to CCC); actions to be taken by White River with respect to the termination of its employee benefit plans; the conduct of the business of White River and CCC until the consummation of the merger; the practicability and mechanics of using the Spin out Company; the ability of White River to solicit, negotiate and accept competing offers; the ability of the White River Board to withdraw or modify its recommendation that White River's stockholders approve the Merger; the payment of "break up" fees and the reimbursement of expenses upon termination of the merger agreement in certain circumstances; and price adjustments for various changes in the assets and liabilities of White River from September 30, 1997 until the effective time of the Merger. These adjustments were generally intended to reflect the understanding of the parties that Harvard Capital would purchase White River based on its assets and liabilities as of September 30, 1997. During this period representatives of Harvard Capital continued the due diligence review of White River.

  During the discussions held on October 10, 1997, Mr. Marto and Mr. Spicer, in consultation with LeBoeuf, Lamb, Greene & MacRae, L.L.P., White River's outside legal counsel, determined that it was impracticable to transfer Hanover and the other assets that Harvard Capital either wanted to exclude from the transaction or would provide no value for, to a Spin out Company. This was based on a determination that the value of Hanover and the other assets was not sufficient to justify the time and expense required to establish the Spin out Company as well as the ongoing expense of maintaining the Spin out Company as a publicly traded entity, especially in light of the expected lack of liquidity in the securities of such Company. Accordingly, it was determined that it would be more expedient to find a buyer for these assets. Because of the insubstantial value of Hanover and the other assets, White River decided that it would be more beneficial to the stockholders of White River to sell such assets to an entity to be formed by Mr. Marto for a purchase price equal to the cost of these assets to White River (the "Asset Disposition"), rather than to incur the time and expense of finding another buyer for these assets, provided that White River could obtain a fairness opinion with respect to the transaction from its financial advisor. However, McDonald & Company was unable to provide a fairness opinion with respect to the Asset Disposition if certain assets of a contingent nature were included in the Asset Disposition. In order to obtain some value for its stockholders for these assets which could not be included in the Asset Disposition, White River determined to engage in the Trust Transaction pursuant to which these assets would be transferred to the Liquidating Trust for the benefit of the stockholders of White River.

  During the discussions held on September 30 and October 10, 1997, Harvard Capital expressed its desire that all amounts to which employees of White River would be entitled under employee benefit plans be paid, and the plans terminated, prior to the consummation of the Merger. Mr. Marto stated that White River was willing to take such actions provided that it would be permitted to make certain additional payments to Deferral Plan participants who received their balances under the Plan in 1997, which payments would compensate such participants for the loss of the ability to continue to defer the receipt of their Deferral Plan balances. After negotiations, Mr. Marto and Mr. Eisenson agreed to a proposal made by Mr. Marto that White River be permitted to make such payments in an amount of up to $7.5 million.

  In a letter sent to Mr. Marto on October 20, 1997, Mr. Eisenson noted that the parties had not yet reached agreement on all terms and that the Marked to Market Value continued to fluctuate. As a result, the parties agreed that the parties should wait to determine pricing until both parties had resolved some of the outstanding issues. In early November, at the request of Harvard Capital, White River provided Harvard Capital with a Statement of Net Assets to be Sold (the "Statement of Assets"), which presented the assets and liabilities of White River to be included in the Merger (other than White River's interest in CCC, Hanover and certain other wholly owned subsidiaries of White River), as of September 30, 1997 presented on a basis consistent with the methodology used in the preparation of White River's consolidated financial statements as of December 31, 1996. On November 7, 10, 11 and 12, the parties again discussed the potential pricing of the transaction. On November 7, Mr. Eisenson proposed a transaction valued at $394 million and Mr. Marto proposed a transaction valued at $415 million. On November 12, Mr. Marto suggested a transaction for White River valued at $399.85 million (or $82.02 per share of White River Common Stock), subject to adjustments based on certain changes in the assets and liabilities of White River from September 30, 1997 through the Effective Time from those reflected in the Statement of Assets, and based on certain other actions by White River. Mr. Marto and Mr. Eisenson agreed that such terms could be acceptable, subject to certain additional diligence items and assuming that all other remaining issues could be satisfactorily resolved. The price of $82.02 was exclusive of the value, if any, that White River Stockholders might receive as a result of the Trust Transaction and assumed that White River would receive for the assets transferred in the Asset Disposition an amount equal to the cost of such assets to White River.

  Representatives of the parties continued negotiations with respect to the Merger Agreement. On December 5, 1997, the following members of the White River Board met to discuss the proposed transaction with Harvard Capital; Mr. Byrne; Mr. Macklin; Mr. Delaney; and Mr. Marto. The White River Board heard oral presentations from its legal advisors, LeBoeuf, Lamb, Greene & MacRae, L.L.P., with respect to the terms of the Merger Agreement, the related transactions and each director's fiduciary duty to the stockholders of White River. McDonald & Company also gave a presentation to the Board which presentation was limited to the methodology to be used in determining the fairness of the merger consideration and did not include the delivery of a fairness opinion. Members of the White River Board had the opportunity to and did ask questions of the officers of White River and the legal and financial advisors. At the meeting, Mr. Macklin and Mr. Delaney, independent members of the White River Board, also had the opportunity to consult with and did consult with their own counsel. After a discussion of the material terms of the Merger Agreement, including without limitation, the payment of balances due under the Deferral Plans, (see "--Recommendation of the White River Board and Reasons for the Merger.") and the remaining open issues, the White River Board decided not to take any action with respect to the Merger Agreement until the remaining open issues were satisfactorily resolved. These issues included the size of the break-up fee to be paid under certain circumstances in the event of a termination of the Merger Agreement and the circumstances under which White River could solicit and entertain other acquisition proposals.

  On December 8, 9 and 10, representatives of the parties satisfactorily resolved all remaining issues with respect to the Merger Agreement and the transactions contemplated thereby. The White River Board met again during the evening of December 10, 1997 to discuss the Merger Agreement and the resolution of the remaining issues. At that time, McDonald & Company delivered an oral opinion that, as of December 10, 1997, the consideration to be received by the holders of White River Common Stock in the Merger was fair from a financial point of view to such holders. The White River Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, the Asset Disposition and the Trust Transaction, and resolved to recommend to the stockholders of White River that such stockholders should approve the Merger Agreement and the transaction contemplated thereby. At the December 10 meeting, the members of the White

River Board not having an interest in the Asset Disposition, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Asset Disposition and the Trust Transaction, were advisable and in the best interest of the stockholders of White River.

  On December 11, 1997, the parties executed the Merger Agreement and White River issued a press release announcing its execution. The material differences between the Merger Agreement executed on December 11, 1997 and the October 10, 1997 draft provided by Harvard Capital, were that the October 10 draft included a $20 million break-up fee and a "no-shop" provision which would have prevented White River from soliciting other transactions under any circumstances. Neither of these provisions were included in the Merger Agreement that was executed. The Merger Agreement as executed also included
(i) a provision permitting White River to make certain payments in an amount of up to $7.5 million ("Acceleration Payments") to Deferral Plan participants receiving their balances under the Deferral Plan (see "Interests of Certain Persons in the Merger and Possible Conflicts of Interest--Deferral Plans") without adjustment of the Merger Price, and (ii) a broader "fiduciary-out" provision than in the October 10 draft.

  The opinion rendered by McDonald & Company at the December 10, 1997 Board meeting addressed the fairness of the consideration to be received by the White River stockholders with respect to the transactions contemplated by the Merger Agreement. For purposes of rendering its opinion with respect to the Merger Agreement McDonald & Company informed the White River Board that based upon its preliminary review of the value of the assets to be sold pursuant to the Asset Disposition (the "Excluded Assets") it would be able to render an opinion to the White River Board with respect to the fairness of the Asset Disposition promptly after the December 10, 1997 meeting of the White River Board. McDonald & Company also informed the White River Board that the value of the assets to be disposed of pursuant to the Asset Disposition was immaterial when compared to the aggregate consideration to be received pursuant to the Merger and, accordingly, even if de-minimis consideration were received for the Excluded Assets its opinion as to the fairness of the consideration to be received pursuant to the Merger would not be adversely affected. However, because these assets were to be transferred to an entity owned by Mr. Marto, the Board determined that the transaction should be ratified by the members of the Board not having an interest in the Asset Disposition and that a fairness opinion with respect to the transaction should be obtained. Accordingly, on December 16, 1997, Mr. Macklin and Mr. Delaney, the members of the White River Board who were not interested in the Asset Disposition, held a meeting to discuss the Asset Disposition. At such meeting, McDonald & Company made a presentation regarding the Asset Disposition, and rendered its opinion that, as of such date, the consideration to be received by White River in the Asset Disposition was fair from a financial point of view to White River. Mr. Macklin and Mr. Delaney had the opportunity to ask questions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., McDonald & Company as well as their own counsel. Mr. Macklin and Mr. Delaney asked questions concerning the methodology supporting McDonald & Company's opinion, which questions were answered by McDonald & Company. Mr. Macklin and Mr. Delaney unanimously approved the Asset Disposition, including establishing the price to be paid for the Excluded Assets at the book value of each of the assets.

  On December 22, 1997, Mr. Marto submitted his resignation as President and Chief Executive Officer of White River and Bonnie B. Stewart submitted her resignation as Secretary of White River, each as required by the Merger Agreement. See "Terms of the Merger--Certain Agreements Regarding the Conduct of Business Pending the Merger--Company Plans." Mr. Marto continued to serve as a director of White River and Ms. Stewart was elected to the position of director by the directors then in office.

  On December 24, 1997, White River made payments of balances under the Deferral Plans to certain participants and made certain Acceleration Payments, as permitted by the Merger Agreement, to certain participants who, under their original Deferral Plan elections, would not have received full distribution of their balances under the Deferral Plans for a number of years. The following individuals, each of whom was either an officer or a director of White River, in exchange for consenting to receive the balances under the Deferral Plans, received Acceleration Payments: Mr. Marto; Mr. Macklin; Mr. Delaney; and Ms. Stewart. Mr. Marto, chief executive officer of White River during the period in which the Merger Agreement was negotiated, was principally responsible for the negotiation of the Merger Agreement and he and Mr. Macklin and Mr. Delaney are directors of White River who voted to approve the Merger. On December 30, 1997, White River terminated the Deferral Plans as required by the Merger Agreement. See "Terms of the Merger--Certain Agreements Regarding the Conduct of Business Pending the Merger--Company Plans."

  Following the White River Board's approval of the Merger Agreement and the transactions contemplated thereby, White River and its advisors took steps to consummate the transaction, including the preparation of proxy solicitation materials which were filed with the SEC on January 23, 1998. On March 10, 1998, while White River was in the process of responding to SEC comments, in a letter to Mr. Macklin, Fund American Enterprises Holdings, Inc. ("Fund American") proposed to purchase all outstanding shares of White River Common Stock not currently owned by Fund American for a price of up to $85 per share in cash. The proposal was subject to satisfactory completion of due diligence as well as successful negotiation, Board approval and execution of a definitive agreement.

  On March 13, 1998 the White River Board held a telephonic meeting to discuss the Fund American proposal and White River's response thereto and to discuss the issues posed by the fact that two members of the White River Board, Mr. Macklin and Mr. Byrne, had substantial ties to Fund American. The White River Board received advice from its legal advisors LeBoeuf, Lamb, Greene & MacRae, L.L.P. concerning the procedures required under Delaware law respecting the evaluation of proposals from entities with sufficient connection to members of the board of directors to cause a potential or actual conflict of interest. At this meeting, each of the Directors was polled to determine the basis of any affiliation with Fund American which would disqualify them from serving on a special committee to be formed to evaluate the Fund American Proposal. Mr. Macklin and Mr. Byrne each stated that they were members of the board of directors of Fund American, served on Fund American's Human Resources and Compensation Committee, and owned stock in Fund American. Mr. Marto, Ms. Stewart and Mr. Delaney each stated that they currently had no ties to Fund American other than stock ownership interests which were immaterial compared to their interests in White River, although Mr. Marto had served as an officer, and Mr Delaney as a director, of Fund American until approximately 1993. Based on their responses, and advice of legal counsel, it was determined that Mr. Macklin and Mr. Byrne would not be able to serve on the special committee but that Mr. Marto, Ms. Stewart and Mr. Delaney would be able to serve on the special committee. The Board then unanimously approved the formation of a special committee (the "Special Committee") consisting of Mr. Delaney, Mr. Marto and Ms. Stewart to evaluate the Fund American proposal as well as any other proposals to acquire White River.

  On March 13, 1998, Mr. Marto and Ms. Stewart met with K. Thomas Kemp, President and Chief Executive Officer of Fund American, and Raymond Barette, Executive Vice President and Chief Financial Officer of Fund American, at Fund American's offices to obtain more information concerning Fund American's proposal. Mr. Marto emphasized that the Special Committee was interested in receiving the best offer for White River's shareholders. Mr. Marto explained that White River would send a confidentiality agreement to Fund American.

  Shortly after the March 13, 1998 meeting, Mr. Marto sent a confidentiality and standstill agreement to Fund American. Fund American rejected the agreement. In a letter dated March 19, 1998, Mr. Kemp reaffirmed Fund America's offer to negotiate.

  On March 20, 1998, the Special Committee held a telephonic meeting with counsel for the Special Committee, LeBoeuf, Lamb, Greene & MacRae, L.L.P. The Special Committee discussed the March 13, 1998 meeting with Mr. Kemp and Mr. Barrette; Fund American's rejection of the confidentiality and standstill agreement; and the steps the Special Committee should take to facilitate receiving multiple bids for White River.

  On the morning of March 23, 1998, the Special Committee met again via teleconference with LeBoeuf, Lamb, Greene & MacRae, L.L.P. The Special Committee discussed its response to Fund American's letter of March 19, 1998 as well as the likelihood that Harvard Capital would enhance its prior bid of $82.02 per share. Discussions were also held concerning the best way of assuring the continuation of a process by which multiple bids would be received, ensuring that shareholders would receive the highest price for their interest in White River. Later that day, Mr. Delaney sent a letter on behalf of the Special Committee to Mr. Kemp, responding to

Mr. Kemp's letter of March 19. In the letter, Mr. Delaney emphasized that the Special Committee was eager to receive bids for White River, and considered its primary duty to obtain the highest value for White River shareholders. The Special Committee reiterated its reasons for requesting a standstill agreement from Fund American.

  On the evening of March 23, 1998, in a letter from Mr. Eisenson to Mr. Delaney, Harvard Capital proposed an amendment to the Merger Agreement. Under the terms of the proposed amendment, the amount to be paid to White River shareholders was increased to $89 per share subject to adjustment. However, the proposed amendment would require White River to pay a "break-up" fee of $13.5 million in addition to the $1.5 million reimbursement of expenses in the event that the Merger is not consummated for reasons other than the breach of the Merger Agreement by Harvard Capital.

  On March 30, 1998, in a letter from Mr. Kemp to White River, Fund American revised its March 10 proposal pursuant to which White River stockholders would receive $85 per share in a tender offer transaction by increasing the proposed cash payment to $90 per share, which amount would not be subject to any adjustments. In addition, Fund American proposed that changes with respect to the public trading prices for Cross Timbers, Northwest Airlines, and CCC, which were included in the "material adverse change" clause in the Merger Agreement, would be deleted provided that Mr. Byrne, Mr. Marto and Harvard Capital entered into binding agreements in favor of the transaction. However, under the terms of the revised offer, White River would be subject to a "no-shop" clause with a "fiduciary out" provision. In addition, White River would be required to pay a $15 million break-up fee if the transaction did not close for any reason. The offer was also subject to the following contingencies: (i) Fund American obtaining financing; (ii) review of the transaction by major rating agencies; (iii) the tender of 91% of shares of White River stock (including those owed by Fund American); (iv) the purchase by Fund American of 100% of the preferred stock of White River; (v) completion of additional due diligence; and (vi) execution of a mutually satisfactory definitive acquisition agreement.

  On March 31, 1998, the Special Committee held a meeting at noon to discuss and review the March 30 Fund American proposal. Mr. Marto discussed the differences between the proposal and the terms of the Merger Agreement. There was discussion concerning the differences between the two proposals, including the price of the bids and the contingencies pertaining to the Fund American offer. The Special Committee decided to call both Fund American and Harvard Capital to discuss and seek clarification regarding their respective proposals. After the meeting, Mr. Marto called Fund American and Harvard Capital to discuss their latest proposals. Fund American was willing to remove some of the contingencies to its proposal, including, the rating agency contingency and the listing of Harvard Capital as an approving entity under the material adverse change provision. At 4:30 p.m. on March 31, 1998, the Special Committee held another meeting at which Mr. Marto reported on the results of his telephone contacts with Fund American and Harvard Capital, in which Fund American agreed to the removal of the contingency related to major rating agencies' review. The Special Committee determined that discussions should continue with both Fund American and Harvard Capital with the goal of obtaining improved proposals from each.

  On April 1, 1998, Mr. Marto received a letter from Fund American discussing Fund American's proposal and the removal of some of the contingencies. Mr. Marto also called Mr. Kemp regarding Fund American's proposal and the remaining contingencies, which included a financing contingency, a breakup fee, and the requirement that 91% of the White River's shareholders vote for the transaction. Mr. Marto also spoke with representatives from Harvard Capital and discussed the changes to Fund American's proposal. Harvard Capital said that it was willing to bid again, but that the next bid would be its last. Later in the day on April 1, 1998 the Special Committee held another meeting. The Special Committee discussed Mr. Marto's conversations with Fund American and Harvard Capital, and the details of the Fund American and Harvard Capital proposals, including the break-up fees proposed by Fund American and Harvard Capital. The Special Committee decided to meet again on Monday, April 6.

  On April 2, 1998, in a letter from Mr. Eisenson to Mr. Delaney, Harvard Capital revised its offer to (i) increase the per share consideration to $90.67, subject to adjustment; (ii) eliminate the Asset Disposition from the transaction; (iii) remove from the material adverse change clause, changes in the public trading price of Cross Timber, CCC and Northwest Airlines, provided that Fund American, Mr. Marto and Mr. John J. Byrne, former Chairman, President and Chief Executive Officer of Fund American, father of White River Board member Patrick Byrne, whose direct and indirect ownership interests in White River are described more fully below at "Security Ownership of Certain Beneficial Owners and Management," agreed to enter into voting agreements with respect to the transaction; and (iv) include a "break-up" fee of $13.5 million in the event that the transaction did not close. Mr. Eisenson stated in the April 2 letter that Harvard Capital would not make any additional proposals in the event that the revised proposal contained in the letter was rejected. The April 2 proposal was accompanied by a proposed amendment to the Merger Agreement (the "Amendment"). On April 5, in a conversation with Mr. Marto, Mr. Eisenson agreed to remove the condition that Fund American agree to the transaction provided that the break-up fee be increased to $15 million.

  On April 2, 1998, Mr. Kemp sent a letter to the White River Board in which Fund American removed the financing contingency, reduced the minimum tender requirement from 91% to 51%, removed the preferred stock purchase contingency, and eliminated the break-up fee. However, Fund American did not propose to increase the merger price from $90.00 per share. On April 6, 1998, Mr. Marto contacted Mr. Kemp to discuss Harvard Capital's latest bid and offer Fund American an opportunity to strengthen its bid. Fund American declined. In the afternoon of April 6, the Special Committee met again via teleconference with counsel, LeBoeuf, Lamb, Greene & MacRae, L.L.P., and its financial advisor, McDonald & Company, to discuss the bids from Harvard Capital and Fund American. LeBoeuf, Lamb, Greene & MacRae, L.L.P. provided a non-financial comparison of the two bids. The Special Committee then discussed the most significant differences in the bids, which consisted of the price, material adverse change provisions, break-up fees and no-shop provisions. McDonald & Company delivered an oral opinion that, as of April 6, 1998, the consideration to be received by the shareholders of White River under either the Merger Agreement as modified by the Amendment or the Fund American proposal was fair from a financial point of view to such holders. The Special Committee determined that Harvard Capital had put forth the superior offer and unanimously recommended the proposal to the Board. The Special Committee based its determination that Harvard Capital's proposal was superior to Fund American's on the following factors, each of which supported the Special Committee's determination: (i) the higher price under the Harvard proposal;
(ii) the adjustments to the price under the Harvard proposal which would likely be positive; (iii) the fiduciary out provision in the Harvard proposal permitting White River to terminate the Merger Agreement in certain situations; (iv) the lack of a no-shop clause in the Harvard proposal thereby permitting White River to pursue alternate transactions; and (v) the preferable material adverse change provision contained in the Harvard proposal which was narrower than, and therefore preferable to, the corresponding provision in the Fund American proposal. These factors offset the break-up fee which was included in the Harvard Capital proposal but not in the Fund American proposal.

  Directly after the Special Committee meeting, the White River Board held a telephonic meeting. Mr. Marto discussed the differences between the Harvard Capital and Fund American proposals and the Special Committee's reasons for concluding that Harvard Capital had presented the superior proposal. Mr. Marto noted that Harvard Capital's agreement to alter the material adverse change provision was subject to certain directors and Mr. John Byrne agreeing to execute voting agreements. The named directors agreed to sign the voting agreements (with Mr. Patrick Byrne stating that his father, Mr. John Byrne, would sign such an agreement). Thereafter, McDonald & Company delivered an oral opinion that, as of April 6, 1998, the consideration to be received by the shareholders of White River under the Harvard Capital proposal was fair from a financial point of view to such holders.

  The White River Board determined that the Merger Agreement as amended by the Amendment and the transactions contemplated thereby, including, without limitation, the Merger and the Trust Transaction are advisable and in the best interest of the stockholders of White River. Accordingly, at such meeting the White River Board unanimously approved the Merger Agreement as amended by the Amendment and the transactions contemplated thereby including, without limitation, the Merger and the Trust Transaction, and directed that the Merger Agreement as amended by the Amendment be submitted to the White River stockholders for approval.

RECOMMENDATION OF THE WHITE RIVER BOARD AND REASONS FOR THE MERGER

  The determination of the White River Board to approve the Merger Agreement and the transactions contemplated thereby including, without limitation, the Merger and the Trust Transaction, was based upon consideration of the following factors:

    (i) The White River Board's familiarity with the business, operations, financial condition, competitive position and prospects of White River, including the business operations, financial condition, competitive position and prospects of each of White River's operating subsidiaries and each of the other entities in which White River has a significant investment, and the nature of the industries in which such entities operate, both on a historical and prospective basis;

    (ii) The White River Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of White River and each of White River's operating subsidiaries and each of the other entities in which White River has a significant investment on both a historical and a prospective basis, and the influence of current and prospective industry, economic and market conditions, including increased volatility in the financial markets;

    (iii) The White River Board's review of the historical and prospective market prices of White River Common Stock and that of the entities in which White River has significant investments compared to the consideration to be received in the Merger;

    (iv) The White River Board's belief that volatility in the stock markets experienced in late 1997 and early 1998 would continue;

    (v) The White River Board's consideration of the low average trading volume for White River Common Stock and the frequent large spreads between bid and ask prices for White River Common Stock;

    (vi) The White River Board's review of oral presentations by, and discussion of the terms and conditions of the Merger Agreement, including the changes proposed by the Amendment, including those terms and conditions relating to the Trust Transaction, with, senior executive officers of White River, representatives of its legal counsel and representatives of McDonald & Company;

    (vii) The fact that Demeter evidenced a strong ability to finance the transaction and an ability to complete the transaction in a relatively short time frame;

    (viii) The White River Board's receipt of the oral opinion of McDonald & Company to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of White River Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders;

    (ix) The White River Board's consideration of the terms of the Merger Agreement, including, without limitation:

      (a) the inclusion of an affirmative statement that any officer or director of White River may, in accordance with such officer's or director's fiduciary duty to stockholders of White River under applicable law, solicit, respond to inquiries from, negotiate with, enter into confidentiality agreements with, and/or grant access to nonpublic information regarding White River or any of its subsidiaries to any third party in connection with the creation of an Acquisition Proposal (as defined in the Merger Agreement);

      (b) the inclusion of a "fiduciary out" provision allowing for the termination of the Merger Agreement by White River in the event, among others, that the White River Board withdraws, modifies or changes its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to Demeter, or the White River Board recommends to White River stockholders an Alternative Transaction (as defined in the Merger Agreement);

      (c) a material adverse change condition that requires the absence of any event or change in circumstances involving White River or any of its subsidiaries (including any event or change in circumstances affecting or relating to the business, financial condition, assets or results of operation of CCC, Cross Timbers or Northwest Airlines causing a decrease in the Public Trading Price of the capital stock of such companies from the last public trading price on March 31, 1998 but excluding any other decreases in the Public Trading Price of the capital stock of such companies) that, when taken together with all other such events or changes in circumstances, MergerCo reasonably determines will, or is reasonably likely to, diminish the value of White River and its subsidiaries taken as a whole by more than $25 million or is reasonably likely to prevent the consummation of the transactions contemplated by the Merger Agreement;

      (d) the adjustments to the Merger Price under the Merger Agreement which adjustments the Board estimated would, in the aggregate, result in an increase in the Merger Price, even if $1 million were contributed to the Liquidating Trust as permitted by the Merger Agreement;

      (e) the payments to be made under the Deferral Plan and the Incentive Plan and the Acceleration Payments and the effect of such payments on the Merger Price; and

      (f) the absence of a financing condition;

    (x) The White River Board's consideration of the following factors with respect to the Fund American proposal:

      (a)  the higher price offered by Harvard Capital;

      (b) the less favorable material adverse change clause in the Fund American proposal; and

      (c) the very restrictive "no-shop" provision contained in the Fund American proposal; and

    (xi) The recommendation of the Special Committee that the Harvard Capital proposal be accepted.

  Each of the factors identified above, except those identified in paragraphs
(ix)(c) and (ix)(e) directly supported the Board's determination to approve the Merger Agreement. The Board determined that the factors identified in paragraphs (ix)(c) and (ix)(e), which were either neutral or slightly negative, were outweighed by the other factors considered.

  In addition to considering the above factors, the White River Board considered the risk that the Merger would not be consummated as a result of one or more of the conditions to Demeter's performance under the Merger Agreement not being satisfied. The Board also considered that the Harvard Capital proposal contained a break-up fee of $15 million which was not included in the Fund American proposal. However, the White River Board determined that these factors were offset by the features of the Merger Agreement identified above.

  The foregoing list of factors considered by the White River Board in its evaluation of the Merger Agreement and the transactions contemplated thereby including, without limitation, the Merger and the Trust Transaction, is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the White River Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the White River Board were not polled with respect to the specific factors considered and may well have given different weights to different factors.

  THE WHITE RIVER BOARD UNANIMOUSLY RECOMMENDS THAT THE WHITE RIVER STOCKHOLDERS VOTE IN FAVOR OF THE MERGER PROPOSAL AT THE SPECIAL MEETING.

OPINION OF FINANCIAL ADVISOR TO WHITE RIVER

  On December 2, 1997, the White River Board retained McDonald & Company to render an opinion to the White River Board concerning the fairness, from a financial point of view, to common stockholders, of the consideration to be paid pursuant to the Merger Agreement. McDonald & Company was retained by White River on the basis of its experience and expertise and its familiarity with the industries in which the companies in which White River has ownership interests operate. As part of its investment banking business, McDonald & Company is customarily engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  Representatives of McDonald & Company participated in the April 6, 1998 meeting of the White River Board at which the directors considered the merger proposal and approved the Merger Agreement. At such meeting, representatives of McDonald & Company made presentations and reviewed various aspects of the Merger, including the financial terms and conditions of the Merger.

  At the April 6, 1998 meeting of the White River Board, McDonald & Company rendered its oral opinion (which was subsequently confirmed in writing) to the White River Board to the effect that, as of that date, the consideration to be paid in connection with the Merger was fair, from a financial point of view, to White River's stockholders. The Merger Agreement provides that as a condition to the obligations of White River and Demeter to perform thereunder, that McDonald & Company provide the White River Board with an updated opinion dated as of the date of this Proxy Statement. The full text of McDonald & Company's updated opinion, dated June 3, 1998, is attached as Annex C to this Proxy Statement and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Annex C. Stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered, and limitations on the reviews undertaken by McDonald & Company in rendering its opinion.

  MCDONALD & COMPANY'S OPINION IS DIRECTED TO THE WHITE RIVER BOARD AND THE SPECIAL COMMITTEE AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO WHITE RIVER'S STOCKHOLDERS OF THE CONSIDERATION TO BE PAID PURSUANT TO THE MERGER AGREEMENT. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

  The McDonald & Company opinion dated June 3, 1998 is substantially similar to the McDonald & Company opinion dated April 6, 1998.

  In arriving at its opinion, McDonald & Company reviewed, among other things, the Merger Agreement, together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of White River, CCC and the securities of companies held in White River's investment portfolio (the "Portfolio Companies") as well as certain other non-public information, primarily financial in nature, furnished to it by White River relating to the respective businesses, earnings, assets and prospects of White River, CCC and White River's other operating subsidiaries (CCC and such other operating subsidiaries, the "Operating Companies") and the Portfolio Companies. McDonald & Company also held discussions with members of senior management of White River and CCC concerning their respective businesses, assets and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, shares of White River Common Stock, CCC's shares and the Portfolio Companies' shares.

  McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties, or facilities of White River, the Operating Companies or the Portfolio Companies and was not engaged to and has not made, obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties, or facilities or any of the liabilities of White River, the Operating Companies or the Portfolio Companies. McDonald & Company has assumed and relied upon, without independent investigation, the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of White River contained in the Merger Agreement and has not independently attempted to verify such information. McDonald & Company has also assumed that all of the conditions to the Merger set forth in the Merger Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by White River upon McDonald & Company with respect to the scope of McDonald & Company's investigation, nor were any specific instructions given to McDonald & Company in connection with its fairness opinion.

  In connection with rendering its opinion dated April 6, 1998, and as updated to the date of this Proxy Statement, McDonald & Company considered a variety of financial analyses, which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

  The following is a summary of all material analyses considered by McDonald & Company in connection with McDonald & Company's opinion dated June 3, 1998:

  Balance Sheet Analyses. McDonald & Company reviewed White River's assets and liabilities as of December 31, 1997 as reflected in White River's consolidating trial balances in order to determine White River's equity value. For purposes of its analysis, McDonald & Company made certain adjustments to the values of the White River assets reflected on the statement of net assets to be sold to reflect the fair market values of White River's ownership interest in the Operating Companies and the Portfolio Companies determined in accordance with the analytical techniques described below, and to reflect adjustments in White River's cash and liabilities resulting from transactions which management advised McDonald & Company were reasonably likely to take place subsequent to December 31, 1997. McDonald & Company also made certain adjustments to the liabilities reflected on the consolidating trial balances based on information provided by management concerning changes in incentive compensation and deferred tax liabilities arising in connection with the transactions contemplated by the Merger Agreement.

  White River's assets are composed primarily of its operating subsidiaries, cash and cash equivalents and its ownership interest in the Portfolio Companies. In conducting its analysis, McDonald & Company relied upon the accuracy of the consolidating trial balances with respect to the value of the cash and cash equivalents and the liabilities reflected on the trial balances as of the date thereof, and relied upon the accuracy and completeness of the information provided by management with respect to adjustments in cash levels and in liabilities subsequent to such date without independent verification. Due to the speculative nature of the Trust Assets and the fact that the stockholders will retain (through their beneficial interests in the Liquidating Trust) their ownership in the Trust Assets, McDonald & Company did not assign any value to such assets for purposes of its analysis. McDonald & Company noted in its opinion that the consideration in the Merger is subject to adjustment as provided in the Merger Agreement. McDonald & Company also reviewed with the management of White River, and relied upon, management's expectations regarding the nature and ranges of the possible adjustments. The opinion of McDonald & Company considered possible adjustments to the consideration in the Merger (including adjustments attributable to the Trust Transaction) as estimated by management of White River as of the date of the opinion, which adjustments were not material in amount and therefore did not affect the opinion.

  White River's assets were evaluated via the following techniques: (i) public information was analyzed relative to the company's industry outlook; (ii) a peer group market analysis was generated from public information on the Operating Companies and the Portfolio Companies and their peers which is discussed in greater detail below; (iii) an analysis of the consensus research analyst recommendations on the Operating Companies and the Portfolio Companies was prepared and reviewed; (iv) in the case of CCC, McDonald & Company spoke with CCC management regarding the reasonableness of analyst estimates and the future prospects of the business; and (v) an evaluation of the appropriate premium or discount with respect to the liquidity or presence of control relative to the holdings of the the Operating Companies and the Portfolio Companies was performed, which is discussed in greater detail below.

  Market Analysis. McDonald & Company performed a peer group market analysis for CCC, one of the Operating Companies, and the two significant Portfolio Companies in which White River holds ownership interests. White River holds approximately 35% of the common shares and the majority of the preferred shares of CCC (which provide White River with voting control of CCC), which was compared to certain other publicly traded computer technology services companies. Companies included in the peer group for CCC were Affiliated Computer Services, American Management Systems Corp., Complete Business Solutions, Computer Sciences Corp., Metamor Worldwide (formerly COREstaff), May and Speh, Metzler Group, Solectron Corp., The Dil

Group, Inc., Vanstar Corp., Whittman-Hart, Cambridge Technology Partners, Keane, Inc., Maximus, SunGard Data Systems and Technology Solutions. As of June 1, 1998, CCC was trading at 34.3 times 1997 earnings. The median and average peer group multiples were 36.7 and 42.8 times 1997 earnings, respectively, and the range of multiples for the peer group was 14.4 to 74.5 times 1997 earnings. CCC traded at 27.6 times 1998 estimated earnings compared to the median and average peer group multiples of 28.4 and 30.5 times 1998 estimated earnings, respectively (with a range of 11.9 to 54.3). CCC traded at a price/book ratio of 13.1 compared to the median and average peer price/book ratio of 5.0 and 6.3, respectively (with a range of 2.1 to 16.4). The result of this comparative analysis of the market price of CCC's common stock with the market prices of securities of peer group companies indicated that CCC's stock prices reasonably reflected publicly available information concerning CCC's financial condition, results of operations and future prospects.

  McDonald & Company reviewed the terms of White River's preferred stock holdings of CCC. White River holds 630 shares of CCC Series C Cumulative Redeemable Preferred Stock, 3,601 shares of Series D Cumulative Redeemable Preferred Stock and 500 shares of CCC Series E Cumulative Redeemable Preferred Stock. (The shares of CCC Series E Cumulative Redeemable Preferred Stock combined with common shares of CCC owned by White River provide White River with voting control of CCC.) Each series of preferred stock noted above has a stated value of $1,000 per share. In the absence of a public market for the preferred shares, the stated value of $1,000 per share was deemed to reasonably reflect the value of such shares based on publicly available information concerning CCC's financial condition, results of operations and future prospects.

  McDonald & Company performed a peer group market analysis for Cross Timbers, a Portfolio Company of which White River held approximately 11.6% of the common shares as of June 1, 1998. The peer group consisted of certain large cap companies including Anadarko Petroleum, Apache Corp., Enron Oil & Gas, Noble Affiliates, Oryx Energy, Seagull Energy, Union Pacific Resources and Vastar Resources. The domestic small and mid cap companies included Barrett Resources, Belco Oil & Gas, Devon Energy Corp., Forcenergy, Inc., Newfield Exploration, Pogo Producing, Rutherford-Moran, The Houston Exploration Co., Tom Brown, Inc., and Vintage Petroleum. Cross Timbers, as of June 1, 1998, was trading at 7.9 times its discretionary cash flows in 1997, compared to median and average 1997 discretionary cash flow multiples for the large cap peer group of 4.9 and 5.8, respectively (with a range of 3.8 to 11.9), and median and average 1997 discretionary cash flow multiples of 5.4 and 5.5 with a range of 2.4 to 9.4, respectively, for the mid and small cap peer group. Cross Timbers was trading at 6.2 times its estimated discretionary cash flows in 1998, compared to estimated median and average 1998 discretionary cash flow multiples for the large cap peer group of 4.8 and 5.2, respectively (with a range of 3.8 to 9.4), in 1998, and estimated median and average 1998 discretionary cash flow multiples of 5.2 and 5.3 with a range of 2.6 to 7.7, respectively, for the mid and small cap peer group. Cross Timbers was trading at 30.0 times 1997 earnings compared to the large cap peer group median and average earnings multiples of 20.7 and 22.2, respectively (with a range of 14.0 to 36.1), and the mid and small cap peer group median and average earnings multiples of 19.1 and 19.3, respectively (with a range of 7.6 to 36.8). Cross Timbers was trading at 37.6 times 1998 estimated median earnings multiples versus the large cap peer group estimated median and average earnings multiples of 35.1 and 45.2, respectively (with a range of 21.1 to 88.3), and the mid and small cap peer group estimated median and average earnings multiples of 33.2 and 58.0, respectively (with a range of 23.5 to 160.6). The results of this comparative analysis, particularly the comparison of discretionary cash flow multiples which is most relevant to the valuation of exploration and production companies, indicated that Cross Timbers' stock price reasonably reflected publicly available information concerning Cross Timbers' financial condition, results of operations and future prospects.

  McDonald & Company performed a peer group market analysis for the common stock of Northwest Airlines, which White River holds in a limited partnership investment (NWA Partners). The peer group companies included America West Airline Holdings, AMR Corp., U.S. Airways Group, Continental Airlines, Inc., Delta Air Lines, Southwest Airlines and UAL Corporation. Northwest Airlines' earnings multiple ratio for 1997 and estimated 1998 earnings was compared to the median estimates for the peer group. Northwest Airlines traded at an earnings multiple of 8.2 times 1997 earnings compared to median and average earnings multiples for the peer group of 11.1 and 12.3 (with a range of 7.7 to 18.5). Northwest Airlines traded at an earnings multiple of 7.0 times 1998 estimated earnings compared to median and average earnings multiples for the peer group of 10.0 and 10.7 (with a range of 7.4 to 15.1). Northwest Airlines was trading at a discount to its peer group due to the structure of its capitalization (negative equity and high debt levels), its heavy dependence on the Asian market relative to its peer group and the old age of Northwest Airlines' aircraft fleet. When taking these variables under consideration, the results of this comparative analysis of the market price of Northwest Airlines' common stock with the market prices or securities of peer group companies, indicated that Northwest Airlines' stock price reasonably reflected publicly available information concerning Northwest Airlines' financial condition, results of operations and future prospects.

  McDonald & Company determined that with respect to each of CCC, Cross Timbers, and Northwest Airlines, the stock price of each such company relative to its earnings, discretionary cash flows or book value was within the range of ratios of its competitors and reasonably approximated the median values of these ratios based on the publicly available information relative to each of these stocks as of the date of the Opinion. Accordingly, McDonald & Company was able to determine that the price of the stock of these companies reasonably reflected publicly available information.

  Premium and Discount. McDonald & Company evaluated the appropriateness of the application of premiums or discounts to White River's assets. Regarding CCC, White River holds 35% of the common shares and through its ownership of Series E Cumulative Preferred Shares, White River holds a 51% voting control until June, 1999 unless the inside directors (management of CCC) decide to undertake an equity offering, the proceeds of which could be used to redeem the Series E preferred shares, thus eliminating the absolute voting control. McDonald & Company's analysis indicated a historical premium range of 30% to 40% above minority values in transfers of controlling positions. The control premiums tend to be at the lower end of this range when stocks are traded at high Price/Earnings ratios and during strong stock market conditions. McDonald & Company analyzed premiums on acquisition transactions occurring from January 1, 1997 through December 10, 1997 in CCC's industry group for which pricing information was available. The median premium paid on the 24 transactions analyzed compared to the stock price one week and four weeks prior to the transaction announcement was 30.5% and 29.7%, respectively. Therefore, a 30% control premium would be considered reasonable for CCC as a base case. Certain other conditions were evaluated in determining a reasonable range for CCC's premium, including the temporal nature of the voting control, the likelihood of White River's ownership stake precluding a pooling transaction (and the amount of goodwill therefore which would be necessary in a purchase transaction), the absence of anti-dilution protection with respect to White River's position and the ability of directors not affiliated with White River to authorize the issuance of additional shares and finally contractual limitations on White River's ability to cause CCC to engage in a merger or similar change in control transaction. In light of the foregoing, McDonald & Company determined that it was appropriate to apply a control premium to White River's ownership interest in CCC ranging from 0% to 15%.

  On June 1, 1998, White River owned approximately 11.6% of Cross Timbers' common shares. The Cross Timbers common shares owned by White River are not covered by an effective registration statement; however White River does have limited demand registration rights with respect to such shares. White River may also sell its holdings of Cross Timbers common stock in accordance with the volume, manner of sale, nature and other provisions of Rule 144 of the Securities Act of 1933. McDonald & Company projected a share liquidation analysis which estimated an orderly disposition of Cross Timbers shares according to both Rule 144 and a level which would not disturb the market price relative to the normal volume. Based upon this analysis, McDonald & Company determined that it was appropriate to apply a 10% discount to White River's ownership interest in Cross Timbers. The demand registration rights yielded a discount similar to the Rule 144 liquidation due to the fact that White River would be responsible for underwriting discounts and commissions and potentially the expenses of an offering as well as the downward pressure on the market price from the offering.

  NWA Partners, a limited partnership, was evaluated for a discount due to the lack of marketability inherited by the limited partners, subject to the general partner's discretion up until June 30, 2002. McDonald & Company concluded that a 30% to 40% discount would be appropriate for a limited partnership investment with the lack of liquidity and tenure as noted above.

  McDonald & Company applied the range of premium and discounts to White River's assets. McDonald & Company estimated a premium range on the holding of CCC's common shares from 0% to 15%. Applying the premium range to CCC's average 10 day closing price as of June 1, 1998, yielded a range in value of $165,046,000 to $193,287,000. McDonald & Company estimated a discount on Cross Timbers of 10%. Applying the discount to Cross Timbers' average 10 day closing price as of June 1, 1998 produced a value of $86,116,000 McDonald & Company estimated a discount range of 30% to 40% on White River's holdings of Northwest Airlines shares as part of its investment in NWA Partners. Applying the discount range to Northwest Airlines' average 10 day closing price as of June 1, 1998, yielded a range in values of $24,855,000 to $28,998,000.

  The range of values computed on White River's assets reflect values prior to tax considerations. A disposition of the assets by White River would result in the recognition of taxable income on any gain at the applicable corporate tax rate. Based upon its review of tax issues associated with the disposition of White River's ownership interest in the Operating Companies and the Portfolio Companies (which included consultation with an independent accounting firm concerning the limitations on White River's ability to engage in a more tax advantaged disposition of such ownership interests), McDonald & Company determined to apply a 35% discount to the gains associated with the sale of securities of the Operating Companies and the Portfolio Companies for purposes of assessing the value of those securities.

  Other Assets and Liabilities. McDonald & Company determined values as of the date of the fairness opinion for three additional public securities held by White River, specifically the Republic NY Corporation Subordinated Note, the common stock of Todd Shipyards Corp. and the common stock of Texas Pacific Land Trust which were valued at $2,081,000, $799,000 and $4,000, respectively. The values represented the publicly traded price of such securities as of the close of business on June 1, 1998. McDonald & Company also assumed that the value of Hanover and JKR was book value as of date of the opinion. Book value for such assets at December 31, 1997 was approximately $4.5 million. Values for other assets including accrued interest and dividends, purchased software and equipment and income taxes receivable were based on management's representations in its financial statements.

  McDonald & Company relied upon management's representations of liabilities as represented in the consolidating trial balances as of December 31, 1997. The liability values were modified by management for certain events, primarily the change in value of the company's retirement and benefit plans due to the expected appreciation in the value of vested shares due to the proposed merger and the vesting of additional performance units due to the achievement of performance levels triggering the release of restrictions on performance shares resulting from the expected appreciation in the stock price. McDonald & Company also reviewed and recomputed management's representation of the deferred tax liability resulting from the appreciation of the assets and management's representation of the increase in the retirement and benefit plan liabilities.

  Valuation Summary. To estimate a range of fairness for White River Common Stock as of June 1, 1998, McDonald & Company estimated the fair market values of each of the assets and liabilities of White River as of June 1, 1998. In the case of assets described above with estimated ranges of fair market value (specifically, CCC and Northwest Airlines), McDonald & Company utilized the midpoint of the ranges. Totaling the estimated fair market values of the assets and subtracting the estimated fair market value of the liabilities resulted in an estimated fair market value of the net assets of White River at the date of the opinion. Because of the numerous assumptions underlying such a determination of the estimated fair market value, McDonald & Company believed that a range of 5% above and below the indicated midpoint should be used to arrive at an estimated range of fairness. Based on the assumptions identified above, McDonald & Company estimated a range of fairness as of June 1, 1998 for White River Common Stock of $79.25 to $87.50 per share, or $386.3 million to $426.5 million. Applying the same methodology utilized in rendering its June 3, 1998 opinion, McDonald & Company estimated a range of fairness for White River Common Stock, as of April 6, 1998, of $88.50 to $97.75 per share, or $431.4 million to $476.5 million. The differences between the April 6, 1998 range of fairness and the June 1, 1998 range of fairness were attributable to declines in the average market value of CCC, Cross Timbers and Northwest Airlines during such period. CCC's preceding ten day average closing price was $27.81 as of April 6, 1998 and $21.93 as of June 1, 1998. Cross Timbers' preceding ten day average closing price was $19.98 as of April 6, 1998 and $17.72 as of June 1, 1998. Northwest Airlines' preceding ten day average closing price was $59.51 as of April 6, 1998 and $46.26 as of June 1, 1998.

  Other Matters. The summary of McDonald & Company's opinion set forth above does not purport to be a complete description of the presentation by McDonald & Company to the White River Board or of the analyses performed by McDonald & Company. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. McDonald & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in McDonald & Company's report to the White River Board and its opinion. In addition, McDonald & Company may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of White River, the Operating Companies or any of the Portfolio Companies.

  In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of White River, the Operating Companies and the Portfolio Companies. The analyses performed by McDonald & Company are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The Balance Sheet analysis along with the Market Analysis and the Premium and Discount Analysis were utilized to evaluate and compute a range of fair value for the assets held by White River. Such analyses were prepared solely as part of McDonald & Company's analysis of the fairness of the consideration to be paid pursuant to the Merger and were provided to the White River Board in connection with the delivery of McDonald & Company's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

  The term "fair from a financial point of view" is a standard phrase contained in investment banking fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the consideration is addressed solely to the financial attributes of the consideration. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's opinion was one of many factors taken into consideration by the White River Board in making its determination to approve the Merger Agreement. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the White River Board's conclusions with respect to the value of White River or of the decision of the White River Board to agree to the Merger.

  McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of the opinion. In addition, the opinion does not address the underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company's opinion does not represent its opinion as to what the value of White River Common Stock may be at the Effective Time.

  In connection with its opinion dated as of the date of this Proxy Statement, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered herewith.

  McDonald & Company is not affiliated with White River. In the ordinary course of business, McDonald & Company may actively trade White River Common Stock and the securities of the Operating Companies and the Portfolio Companies for its own account and for the accounts of customers. At any time and from time to time, McDonald & Company may hold a short or long position in such securities.

  For McDonald & Company's services as financial advisor, White River has paid McDonald & Company a fee of $150,000 upon rendering its December 10, 1997 opinion and a fee of $50,000 upon rendering its April 6, 1998 fairness opinion. An additional fee of $150,000 was payable to McDonald & Company upon issuance of the updated fairness opinion. White River has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND POSSIBLE CONFLICTS OF INTEREST

  White River stockholders should be aware that the directors and officers of White River may be deemed to have interests in the Merger in addition to their interests as White River stockholders. The White River Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby and recommending the same for stockholder approval.

  Incentive Plan. All of the current directors and officers of White River are expected to receive payments with respect to performance units previously granted pursuant to the terms of the White River Corporation 1993 Incentive Compensation Plan (the "Incentive Plan"). These awards allow participants to receive a specified number of shares of White River Common Stock, or the cash value thereof, in the event that certain performance objectives are reached. Under the terms of the Incentive Plan in the event of a "change in control," the Compensation Committee of the White River Board (the "Compensation Committee") may, in its sole discretion, vest previously granted awards. A "change of control" is defined under the Incentive Plan to include the acquisition, other than by certain specified persons, of beneficial ownership of 35% or more of the voting stock of White River, as will occur upon consummation of the Merger. It is expected that the Compensation Committee will fully vest the awards previously granted to each of the directors and officers of White River under the Incentive Plan based on its determination that the Common Stock Merger Price of $90.67 per share satisfies the original performance objectives. It is expected that the participants will be paid their awards in lump sum cash payments as of the Effective Time. Based on an assumed price of $90.67 per share of White River Common Stock, Mr. Marto, Mr. Macklin, Mr. Delaney, Mr. Byrne, Ms. Stewart and Mr. Spicer are expected to receive awards in amounts of $6,346,900, $1,904,070, $634,960, $634,960,
$634,960 and $453,350, respectively. See "Terms of the Merger--Certain Agreements Regarding the Conduct of Business Pending the Merger--Company Plans." The amounts actually paid will be greater or lesser than the foregoing amounts to the extent that the Common Stock Merger Price is greater or lesser than $90.67.

  Deferral Plans. As required by the terms of the Merger Agreement, White River approached each of the participants in the White River Corporation Deferred Benefit Plan, the White River Corporation Voluntary Deferred Compensation Plan and the White River Corporation Directors' Deferred Compensation Plan (collectively, the "Deferral Plans") regarding the possible payment in cash by White River on or prior to December 30, 1997 of the entire balance to the credit of such participant's "Deferred Retirement Benefit Account" or "Deferred Compensation Account" (each as defined in the Deferral Plans). White River agreed to make certain Acceleration Payments to certain of the Deferral Plan participants who accepted payment in full in 1997 of amounts in their Deferral Plan accounts and who otherwise would not have received full distribution of their balances under the Deferral Plans for a number of years. Pursuant to the terms of the Merger Agreement, up to $7.5 million of such incentive payments could have been made without a reduction of the Merger Price. See "Terms of the Merger--Merger Consideration" and "--Certain Agreements Regarding the Conduct of Business Pending the Merger--Company Plans." The following persons, each a director or an officer of White River, received the following amounts in 1997: Mr. Marto $21,641,289 (including $6,671,297 of Acceleration Payments), Mr. Macklin $3,879,758, Mr. Delaney $1,293,226 and Ms. Stewart $1,121,888 (including $345,841 of Acceleration Payments). The Deferral Plans were terminated prior to year end 1997 in accordance with the terms of the Merger Agreement. The only remaining liabilities of White River with respect to the Deferral Plans consist of liabilities with respect to the balances in the Deferral Plan accounts of two former officers of White River who did not receive such balances during 1997. As of the date of this Proxy Statement, the obligation of White River with respect to these balances is approximately $0.8 million.

INDEMNIFICATION

  In addition to the indemnification provisions applicable to the directors and officers of White River contained in White River's Certificate of Incorporation and Bylaws, Demeter has agreed to allow White River to enter into indemnification agreements ("Indemnity Agreements") with its directors and officers. Pursuant to such Indemnity Agreements, White River or any permissible assignee shall, to the fullest extent permitted by applicable law as then in effect, indemnify such director or officer if such person was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of White River to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of White River, or is or was serving at the request of White River as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a Proceeding, subject to the further provisions of the Indemnity Agreements. All reasonable expenses incurred by or on behalf of such director or officer in connection with any Proceeding shall be advanced to such person by White River, whether prior to or after final disposition of such Proceeding and, if required by law or requested by White River at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses. Demeter has also agreed to keep White River in existence and to continue to have such entity hold net assets worth at least $50 million for a period of at least two years following the Effective Time, or to have the Indemnity Agreements assumed by an entity meeting such requirements. The following persons, each a director or officer of White River, have entered into an Indemnity Agreement: Mr. Marto, Mr. Macklin, Mr. Delaney, Mr. Byrne, Ms. Stewart, and Mr. Spicer.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The following summary discusses the material federal income tax consequences of the Merger to White River stockholders. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof, including modifications made by the Taxpayer Relief Act of 1997. All of the foregoing are subject to change, and any such change could affect the continuing validity of the discussion. The discussion assumes that holders of shares of White River Common Stock and holders of Series A Preferred Stock hold such shares as a "capital asset" within the meaning of
Section 1221 of the Code and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, corporate stockholders which are collapsible corporations, non-United States persons and stockholders who acquired shares of White River Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, nor any consequences arising under the laws of any state, locality or foreign jurisdiction.

  The following discussion is limited to the United States federal income tax consequences relevant to a holder of securities that is a citizen or resident of the United States, or any state thereof, or a corporation or other entity created or organized under the laws of the United States, or any political subdivision thereof, or an estate the income of which is subject to United States federal income tax regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

  No ruling from the Internal Revenue Service (the "IRS") concerning the federal income tax consequences of the purchase, ownership, and disposition of the securities will be requested. The consequences set forth in this discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. White River has not sought and will not seek any rulings from the IRS with respect to the positions of White River discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the securities.

  General. The receipt of cash by a White River stockholder in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes, treated, in the case of the White River Common Stock, in part as a complete redemption under Section 302(b)(3) of the Code and in part as sale, and, in the case of Series A Preferred stock, as a complete redemption under Section 302(b)(3) of the Code (except to the extent of accrued and unpaid dividends, the treatment of which is discussed below). Such transaction may also be a taxable transaction under applicable state, local, foreign income or other tax laws.

Generally, a stockholder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder pursuant to the Merger and the stockholder's adjusted tax basis in the White River Common Stock and/or Series A Preferred Stock purchased pursuant to the Merger. For federal income tax purposes, such gain or loss will be a capital gain or loss if the shares are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder meets one of the holding periods set forth below as of the Effective Time. There are significant limitations on the deductibility of capital losses by individuals or corporations. Capital losses can offset capital gains on a dollar-for-dollar basis and, in the case of an individual stockholder, capital losses in excess of capital gains can be deducted to the extent of $3,000 annually. An individual can carry forward unused capital losses indefinitely. A corporation can utilize capital losses only to offset capital gain income. Generally, a corporation's unused capital losses can be carried back three years and forward five years.

  In the event a Liquidating Trust, as permitted by the Merger Agreement, is established, the fair market value of the property placed in trust will also be treated as an amount realized by the holders of White River Common Stock, along with the cash received pursuant to the Merger. White River will include the fair market value of the assets placed in the Liquidating Trust in reporting the amount realized by each holder of White River Common Stock based upon such stockholder's proportionate share of such amount. However, no assurance can be given that the Internal Revenue Service will not assert that the fair market value of the assets transferred to the Liquidating Trust was different than that determined by White River. The amount realized on the transaction will not be affected if additional cash is placed into the trust since the terms of the Merger Agreement contemplate a reduction in the amount of cash received directly by the holders of Common Stock pursuant to the Merger if a trust is established and cash is paid to the trust. If the trust is established, the holders of White River Common Stock will be treated as having received the assets, including any cash, placed in the trust directly in the Merger and then having contributed these assets to the trust. Accordingly, the trust will be taxed as a grantor trust under the Code. Any income or capital gain realized by the trust will be taxable to any shareholder holding a beneficial interest in the trust. The income will have the same character in the hands of the shareholder as it had in the trust.

  Long-term capital gains recognized after July 28, 1997, on marketable securities such as the shares of White River Common Stock will be taxable at a maximum rate of 20% for individuals if the individual's holding period is more than 18 months and 28% if the holding period is more than one year but not more than 18 months, and 35% for corporations. Ordinary income is taxable at a maximum rate of 39.6% for individuals and 35% for corporations.

  Treatment of Dividends Paid on Series A Preferred Stock. The dividends paid on the Series A Preferred Stock will be taxable to a holder as (i) ordinary income to the extent of White River's current or accumulated earnings and profits (as determined for federal income tax purposes), (ii) a return of capital that will reduce the holder's adjusted tax basis in such Series A Preferred Stock to the extent, if any, the distribution exceeds White River's current or accumulated earnings and profits (as determined for federal income tax purposes) and (iii) capital gain to the extent, if any, the portion of the distribution not treated as a dividend exceeds such holder's adjusted tax basis in such Series A Preferred Stock. White River management currently expects that White River will have sufficient current or accumulated earnings and profits (as determined for federal income tax purposes) so that dividends paid on the Series A Preferred Stock will be taxable as ordinary income. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution taxed as ordinary income as described above unless the context indicates otherwise.

  Dividends received by corporate holders will generally be eligible for the 70% dividends-received deduction under Section 243 of the Code, subject to limitations contained in Sections 246 and 246A of the Code. Corporate holders should consult their tax advisors to determine the availability of the dividends-received deduction and the application of any potential limitations under Sections 246 and 246A of the Code.

  Section 1059 of the Code requires a corporate shareholder to reduce its adjusted tax basis (but not below zero) in the Series A Preferred Stock by the "nontaxed portion" of any "extraordinary dividend" if the holder has not held its Series A Preferred Stock for more than two years before the earliest of the date such dividend is agreed to, announced or declared. Corporate holders should also consult their tax advisors concerning the potential application of Section 1059 of the Code to dividends paid on the Series A Preferred Stock.

  Information Reporting and Backup Withholding. A holder of White River Common Stock or Series A Preferred Stock may be subject to backup withholding at the rate of 31% with respect to "reportable payments," which may include payments of dividends and the gross proceeds of a sale of the White River Common Stock or the Series A Preferred Stock. The payor will be required to deduct and withhold the prescribed amounts unless such holder (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss to exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of White River Common Stock or Series A Preferred Stock who does not provide White River with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities, so long as the required information is provided to the IRS. White River will report to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on the Stock.

  THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, WHITE RIVER STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY APPROVALS

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until requisite pre-merger notifications have been filed and certain information has been furnished to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the FTC, and a specified waiting period has expired or been terminated. The required pre-merger notification and report forms under the HSR Act were filed with the FTC and the Antitrust Division on or about February 28, 1998. On or about March 15, 1998, early termination of the waiting period under the HSR was granted. At any time before or after the Effective Time, the Antitrust Division, if it deems it to be necessary or desirable in the public interest to do so, could act under the federal antitrust laws and seek to enjoin consummation of the Merger or seek the divestiture of substantial assets of Demeter or White River. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state attorney general also could take action under its antitrust laws to seek to enjoin consummation of the Merger or seeking divestiture of substantial assets of Demeter or White River. Private parties also may take legal action under federal and/or state antitrust laws under certain circumstances. There can be no assurance that a challenge to consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Demeter and White River would prevail or would not be required to accept certain conditions, including certain divestitures, in order to consummate the Merger.

  Other than the early termination of the relevant waiting periods under the HSR Act, which has been granted as of the date of this Proxy, there are no regulatory approvals required from any governmental authorities to consummate the Merger.

DISSENTERS' APPRAISAL RIGHTS

  The DGCL sets forth certain rights and remedies applicable to stockholders of record of White River who may object to the Merger. These rights are available only to stockholders holding shares of White River Common Stock through the Effective Time and who comply with the requirements of Section 262 of the DGCL (the "Dissenting Shares"). Set forth below is a summary of the rights provided to the holders of White River Common Stock by Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached to this Proxy Statement as Annex B. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex B. This discussion and Annex B should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, because the failure to comply strictly with the procedures set forth herein or therein will result in the loss of such appraisal rights. Any White River common stockholder who contemplates the assertion of appraisal rights is urged to consult his or her own counsel.

  Under Section 262 of the DGCL, when a merger is to be submitted for approval at a meeting of stockholders, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262 of the DGCL. This Proxy Statement constitutes such notice to White River stockholders.

  White River common stockholders who desire to exercise their appraisal rights must satisfy all of the following conditions. Any such White River stockholder must be a stockholder of record of White River from the date he or she makes a written demand for appraisal (as described below) through the Effective Time and must continuously hold his or her Dissenting Shares throughout the period between such dates. A written demand for appraisal of the Dissenting Shares must be delivered to the Secretary of White River before the stockholder vote at the Special Meeting. The demand will be sufficient if it reasonably informs White River of the identity of the White River stockholder and that the White River stockholder intends thereby to demand the appraisal of his or her Dissenting Shares. Any written demand for appraisal of Dissenting Shares must be in addition to and separate from any proxy or vote abstaining from or voting against the Merger Agreement. Although a White River common stockholder must vote against, abstain from voting or fail to vote on the Merger Agreement to preserve his or her rights to appraisal, a vote against, a failure to vote or an abstention from voting will not, in and of itself, constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

  Holders of Dissenting Shares electing to exercise their appraisal rights under Section 262 of the DGCL must neither vote for approval of the Merger Agreement nor consent thereto in writing. A White River stockholder who signs and returns a proxy card without expressly specifying a vote against approval of the Merger Agreement or a direction to abstain, by checking the applicable box on the proxy card enclosed herewith, effectively will waive appraisal rights as to those shares because, in the absence of express instructions to the contrary, such Dissenting Shares will be voted in favor of the Merger Agreement. Accordingly, a White River stockholder who desires to perfect his or her appraisal rights with respect to any Dissenting Shares must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning a proxy card and from voting in person in favor of the Merger Agreement or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or affirmatively vote in person at the Special Meeting against the Merger Agreement or register in person at the Special Meeting an abstention with respect thereto.

  A demand for appraisal must be executed by or for the White River common stockholder, fully and correctly, exactly as such White River stockholder's name appears on the certificate or certificates representing his or her Dissenting Shares. If the Dissenting Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a White River common stockholder; however, the agent must identify the beneficial owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a White River stockholder holds Dissenting Shares through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such Dissenting Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.

                             THE TRUST TRANSACTION

  In connection with the negotiation of the Merger, Harvard Capital informed White River that it would assign no value to certain assets held by White River. However, the White River Board, based on its judgment and experience with respect to such assets, believed that the these assets had value. Accordingly, in order to maximize the value of such assets for the benefit of the stockholders of White River in connection with the Merger Agreement, the White River Board determined it was advisable to consider engaging in the Trust Transaction by forming a liquidating trust (the "Liquidating Trust") to distribute the proceeds, if any, derived from such assets, whether by sale or otherwise. In the judgment of the White River Board, the anticipated expenses of establishing and operating the Liquidating Trust, which the Board currently estimates will be between $200 thousand and $500 thousand, plus any tax liability incurred by White River as a result of transferring the assets to the Liquidating Trust, will be less than the proceeds derived from such assets and therefore establishing the Trust is in the best interest of the White River stockholders. In contemplation of the Merger, White River may, prior to the Effective Time, transfer the following assets (the "Trust Assets") to the Liquidating Trust:

    (i) White River's rights to any net proceeds from the Escrow Agreement, dated July 31, 1996, by and among Precision CastParts Corp., those individuals and/or holders of the capital stock of NewFlo Corporation, and Republic National Bank of New York, as Escrow Agent;

    (ii) White River's rights to its share of any recovery in respect of any claims Rocky Mountain Financial Corporation might have against governmental entities regarding the loss of supervisory goodwill as a result of the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. White River's rights are derived in connection with a 1994 stock purchase agreement for the sale of Rocky Mountain to Metropolitan Federal Bank;

    (iii) The right to receive 75% of the reduction, if any, in tax liability resulting from the Surviving Corporation (as defined herein) taking the position, at the Surviving Corporation's option and in its sole discretion, on White River's 1997 federal tax return (the "1997 Return") that the basis in White River's interest in NWA Partners is such that the Surviving Corporation's federal tax liability resulting from the redemption in October 1997 of the preferred stock of Northwest Airlines held by NWA Partners is less than it would have been had the Surviving Corporation claimed no basis in White River's interest in NWA Partners on White River's 1997 Return in excess of White River's allocable share of the income reported by the partnership for such year;

    (iv) 20,777 common shares and options to purchase 25,972 common shares of Faneuil ISG, Inc. (the "Faneuil Shares"); and

    (v) up to $1,000,000 in cash (the "Expense Reserve"). (The Merger Price will be reduced by the amount of the Expense Reserve. See "Terms of the Merger--Merger Consideration.")

  None of the Trust Assets, other than the Faneuil Shares, which have a carrying value of approximately $275 thousand, and any cash constituting the Expense Reserve are reflected on White River's financial statements.

  White River has agreed in the Merger Agreement that the terms of the Liquidating Trust, and the transfer of the assets thereto, would be pursuant to terms mutually agreed upon by White River and Demeter, to be negotiated by White River and Demeter in good faith. In the event that (i) White River and Demeter are not able to reach an agreement with respect to the terms of the Liquidating Trust and the transfer of the assets thereto or (ii) White River determines that it is not practicable to establish the Liquidating Trust prior to the Effective Time, White River would be permitted to sell the Trust Assets, pursuant to an agreement that Demeter reasonably determines would not subject White River to any additional liabilities or obligations, prior to the Effective Time; provided, that no such sale of Trust Assets may be to an "affiliate" or "associate" of White River as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that any of the Trust Assets are sold prior to the Effective Time, the Merger Price will be increased by 0.65 multiplied by the amount of cash paid to White River in any such sale. However, if the Liquidating Trust is not formed, no adjustment will be made to the Merger Price with respect to Trust Assets that are not sold prior to the Effective

Date, which assets will stay with White River through the Merger. See "Terms of the Merger--Merger Consideration."

  Under the terms of the Merger Agreement, the Merger Price will be reduced by the amount of any liabilities incurred by White River prior to the Effective Time, which would include any tax liability incurred by White River as a result of the transfer of the Trust Assets to the Liquidating Trust. The amount of this tax liability, if any, will be determined by agreement of White River and Demeter prior to the Effective Time and will depend on the value of the Trust Assets at the time of transfer to the Liquidating Trust compared to White River's basis in such Assets. White River estimates that the value of the Trust Assets, as of the date of transfer to the Liquidating Trust, could range from approximately $275 thousand to approximately $1 million resulting in a tax liability, if the Trust Transaction is consummated, ranging from zero to approximately $255 thousand, although no assurance can be given that the actual liability will not be higher. In the event that White River and Demeter are not able to agree as to the value of the Trust Assets, and corresponding tax liability, prior to the Effective Time, the Trust Assets may remain with White River through the Merger rather than being transferred to the Liquidating Trust, in which event holders of White River Common Stock will receive no consideration with respect to such Assets.

  Subject to the events set forth above, the Liquidating Trust would be established prior to the Effective Time for the exclusive benefit of the holders of White River Common Stock at the Effective Time, and each such holder of White River Common Stock would become a Beneficiary of the Liquidating Trust with a Beneficial Interest in the Liquidating Trust equal to his proportionate interest in White River. The Liquidating Trust would be formed solely to receive from White River all of its right, title and interest to the Trust Assets. White River anticipates that a bank, or similar financial institution, will serve as trustee of the Liquidating Trust. In the event that the Liquidating Trust is established, White River expects to transfer between $200 thousand and $500 thousand to the Trust as an Expense Reserve.

  Beneficial Interests would be non-transferable except for transfers occurring by operation of law as a result of a Beneficiary's death or (in the case of a Beneficiary that is not a natural person) as a result of a merger, consolidation, sale of assets, reorganization or dissolution. No certificates or other documents evidencing Beneficial Interests would be issued. Title to Beneficial Interests would be reflected only in the records maintained by the Liquidating Trust. The Beneficial Interests would not pay any dividends or bear any stated rate of interest and have no voting or other stockholder rights. The Beneficial Interests would represent only the contingent right to receive the net assets (if any) of the Liquidating Trust under the circumstances described in this Proxy Statement. The recourse of all third party claimants against the Liquidating Trust will be limited to the Trust Assets and accordingly, if the expenses of the Liquidating Trust exceed the amount held in the Liquidating Trust (including the Expense Reserve), neither White River, the owners of Beneficial Interests in the Liquidating Trust, nor the trustees of the Liquidating Trust would be liable for such difference. In addition, it is anticipated that if the trustee determines, at any time, that the expected expenses of the Liquidating Trust will exceed the Expense Reserve plus any proceeds expected to be received with respect to the other Trust Assets, the trustee will liquidate the Trust Assets as soon as practicable, distribute the proceeds to the Beneficiaries, and terminate the Liquidating Trust.

  White River expects that each of the trustees of the Liquidating Trust would be entitled to receive out of the assets of the Liquidating Trust, to the extent available, reasonable and customary compensation plus reimbursement for reasonable expenses, including attorneys' fees, out of the assets of the Liquidating Trust. The trustees of the Liquidating Trust would be indemnified out of the assets of the Liquidating Trust from and against all liabilities and expenses incurred by them unless they are adjudicated to have acted with willful misconduct, gross negligence, or fraud in the exercise and performance of their duties. The Liquidating Trust may also obtain liability insurance for the benefit of the trustees.

  White River anticipates that it will submit a "no-action" request to the staff of the SEC seeking relief from certain provisions of the federal securities laws, including without limitation, the periodic reporting requirements applicable under the Exchange Act. However, even if such relief is granted, White River expects that the trustee would issue periodic reports to the beneficiaries showing the assets and liabilities of the Liquidating Trust at the end of each calendar year during any part of which the trustees have received any proceeds from White River's right to recoveries from any of the Trust Assets or from the sale of any assets of the Liquidating Trust and the receipts and disbursements of the trustees for the period. Such annual reports would also describe material changes in the assets or liabilities of the Liquidating Trust during the period and actions taken by the trustees in the performance of their duties during the period. As soon as reasonably practicable after the close of each calendar year, the trustees would supply each Beneficiary with the information necessary to determine the amount of taxable income (or deduction) from the Liquidating Trust for inclusion in the Beneficiary's federal income tax return for the preceding year.

  It is expected that the Liquidating Trust would terminate automatically on the date that the last of the assets of the Liquidating Trust is distributed to the Beneficiaries, but not later than three years from the date of the Liquidating Trust (unless the trustee extends the date of termination upon receipt of confirmation from the Division of Corporation Finance of the SEC that it will not recommend enforcement action due to such extension).

  Upon receipt by the Liquidating Trust of any proceeds from the Trust Assets (other than the Expense Reserve), the proceeds would be distributed to the Beneficiaries as soon as practicable upon receipt of such amounts. All distributions would be made pro rata according to the Beneficiaries' respective Beneficial Interests in the Liquidating Trust; provided, however, that no distribution would be made to Beneficiaries without first satisfying or providing adequate reserves for the reasonable expenses incurred or to be incurred by the trustees.

  DUE TO THE SPECULATIVE NATURE OF THE TRUST ASSETS, IT IS POSSIBLE THAT NO PAYMENTS WOULD BE MADE TO THE LIQUIDATING TRUST IN RESPECT OF THE TRUST ASSETS OR THAT ALL PROCEEDS RECEIVED WOULD BE USED TO DISCHARGE LIABILITIES OF THE LIQUIDATING TRUST. CONSEQUENTLY, STOCKHOLDERS ARE ADVISED TO EVALUATE THE MERGER WITHOUT REGARD TO THE AMOUNT WHICH MAY BE HELD IN THE LIQUIDATING TRUST. Consummation of the Trust Transaction is not a condition to the consummation of the Merger.

                              TERMS OF THE MERGER

  The following is a summary of material provisions of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement and is incorporated herein by reference. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

THE MERGER; EFFECTIVE TIME

  MergerCo is a wholly owned subsidiary of Demeter, Merger Sub is a wholly owned subsidiary of MergerCo and WRV is a wholly owned subsidiary of White River. Upon the terms and subject to the conditions contained in the Merger Agreement, at the Effective Time (as defined below) (i) MergerCo will merge with and into White River, the separate existence of MergerCo will cease and White River will continue as the surviving corporation (the "Surviving Corporation") and (ii) Merger Sub will merge with and into WRV, the separate existence of Merger Sub will cease and WRV will continue as the surviving corporation (the "Subsidiary Surviving Corporation"). From the Effective Time, the Surviving Corporation will be a wholly owned subsidiary of Demeter and the Subsidiary Surviving Corporation will be a wholly owned subsidiary of the Surviving Corporation. The Merger and the Subsidiary Merger will become effective upon the execution and filing of the Certificate of Merger and the Subsidiary Certificate of Merger, respectively, with the Secretary of State of Delaware (the time of such filing or such other time as is specified in such Certificates is referred to herein as the "Effective Time"). Such filing will be made no later than the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "--Conditions to the Merger." At the Effective Time, the certificate of incorporation, by-laws and directors and officers of MergerCo will become the certificate of incorporation, by-laws and directors and officers of the Surviving Corporation. At the Effective Time, the certificate of incorporation, by-laws and directors and officers of Merger Sub will become the certificate of incorporation, by-laws and directors and officers of the Subsidiary Surviving Corporation. It is anticipated that no director or executive officer of White River will serve as a director or executive officer of either the Surviving Corporation or the Subsidiary Surviving Corporation at the Effective Time.

MERGER CONSIDERATION

  White River Common Stock. At the Effective Time, each issued and outstanding share of White River Common Stock (other than treasury shares held by White River or Dissenting Shares) will be converted into the right to receive the Common Stock Merger Price pursuant to the payment procedures described below. See "--Payment Procedures." The Common Stock Merger Price will be the quotient obtained by dividing (i) the Merger Price, by (ii) the number of shares of White River Common Stock issued and outstanding and not held in treasury immediately before the Effective Time. The Merger Price under the Merger Agreement is $442 million and is subject to adjustments thereunder. These adjustments generally reflect the understanding of the parties that Demeter will purchase White River based on its assets and liabilities as of September 30, 1997.

  The following adjustments will be made to the Merger Price under the terms of the Merger Agreement (with estimates as of the date of this Proxy Statement of the amount of the adjustments to be made as of the Effective Time, including ranges with respect to the adjustments that are likely to vary materially and assuming that the Effective Time occurs on June 26, 1998):

  1. The Merger Price will be decreased by the amount of any decrease in the aggregate cash and cash equivalents of White River and its wholly owned subsidiaries from September 30, 1997 until the Effective Time as a result of any expenditures out of the ordinary course, including for this purpose, without limitation:

    (i) the sum of (x) expenditures after September 30, 1997 in connection with the acquisition of other companies, partnerships or other business organizations or divisions thereof or investment assets in excess of $1,281,000 and (y) to the extent not duplicative of expenditures described in clause (x), cash contributed to Hanover or JKR or their respective subsidiaries after September 30, 1997 without written consent of Demeter in excess of $925,000;

  White River estimates that no more than $300 thousand of such expenditures will be made. The Merger Price will be reduced by the amount of these expenditures, if any, unless Demeter consents thereto.

    (ii) Acceleration Payments (as defined in "--Certain Agreements Regarding the Conduct of Business Pending the Merger--Company Plans," below), if any, not paid on or before December 30, 1997; and

  All Acceleration Payments were made on or before December 30, 1997 and accordingly, no adjustment of the Merger Price will be made pursuant to this provision.

    (iii) any expenditures in connection with the Merger or otherwise in connection with the transactions contemplated by the Merger Agreement, except to the extent such expenditures are applied to pay amounts reserved as "Accrued Expenses" on a Statement of Net Assets to be Sold (the "Statement of Assets"). (The Statement of Assets is attached as Exhibit B to the Merger Agreement.)

  White River estimates that these expenditures could range from approximately $1.5 million to $2.1 million as of the Effective Time resulting in a reduction of the Merger Price by the amount of such expenditures.

    The Merger Price shall be increased by the amount of interest earned by White River and its wholly owned subsidiaries with respect to the cash and cash equivalents (including interest on a Republic NY Corporation Subordinated Note 7.25% due July 15, 2002) of White River and its wholly owned subsidiaries from September 30, 1997 until the Effective Time.

  White River estimates that interest earned could range from approximately $7.8 million to $8.3 million as of the Effective Time resulting in an increase of the Merger Price by such amount.

  2. Without duplication of any other change in the Merger Price, the Merger Price will also be decreased by the aggregate amount of all liabilities (absolute, accrued, contingent, due, to become due or otherwise) incurred by White River (offset by any payments made in respect of such liabilities) after September 30, 1997 and before the Effective Time, including without limitation any liabilities incurred in connection with the Merger or otherwise in connection with the transactions contemplated by the Merger. The Merger Agreement does not provide for decreases of the Merger Price for any liabilities incurred by White River after the Effective Time.

  White River estimates that these liabilities (exclusive of any tax liabilities attributable to the transfer of the Trust Assets to the Liquidating Trust, if the Trust Transaction is consummated) could range from approximately $2.1 million to $2.7 million as of the Effective Time resulting in a reduction of the Merger Price by such amount. White River estimates that the tax liability attributable to the transfer of the Trust Assets to the Liquidating Trust, if the Trust Transaction is consummated, could range from zero to approximately $255 thousand as of the Effective Time resulting in a reduction of the Merger Price by such amount.

  3. The Merger Price will be adjusted based on the amount of certain payments under White River benefit plans. In particular, the Merger Price will be (i) decreased by the amount equal to 0.65 multiplied by the aggregate amount of all cash liabilities for which White River, the Surviving Corporation and their respective wholly owned subsidiaries will be liable in respect of benefit, compensation, incentive, retirement or other Company Plans (collectively, "Benefit Costs") other than any Severance Costs (as defined below) in excess of the Benefits Threshold (as defined in the next sentence), if any, or (ii) increased by the amount equal to 0.65 multiplied by the excess, if any, of the Benefits Threshold over the aggregate amount of all Benefit Costs other than any Severance Costs. The "Benefits Threshold" is the sum of (i) $36,660,000 and (ii) the product of (x) the lesser of (A) 123,000 and (B) the number of performance units outstanding under the Incentive Plan as of the time payments are made thereunder multiplied by (y) the excess, if any, of (A) the lesser of (1) $90.67 and (2) the lowest actual share price used by White River to calculate payments under the Incentive Plan with respect to performance units outstanding thereunder over (B) $82.02.

  As of the date of this Proxy Statement, White River has made approximately $22.2 million of payments under the Company Plans and anticipates making an additional $12.5 million of payments prior to the Effective Time (the actual amount of such payments will depend in part on the actual Merger Price) resulting in total payments as of the Effective Time of approximately $34.7 million. Payment of these amounts would increase the Merger Price by approximately $2.0 million.

  4. The Merger Price will be decreased to the extent the Acceleration Payments paid by White River or its subsidiaries on or before December 30, 1997 exceeded $7,500,000. Notwithstanding any changes which would otherwise be made to the Merger Price other than pursuant to this provision, no change will be made to the Merger Price as a result of the Acceleration Payments if payments made prior to December 30, 1997 did not exceed $7,500,000. (Under the Merger Agreement, White River is not permitted to make any additional Acceleration Payments.)

  As of December 30, 1997, White River had made $7,500,000 in Acceleration Payments, resulting in no adjustment to the Merger Price.

  5. The Merger Price will be decreased by the excess of (i) the sum of the aggregate Series A Merger Price payable by Demeter as a result of the Merger and any dividends paid by White River with respect to the Series A Preferred Stock after September 30, 1997 and before the Effective Time over (ii) $7,000,000.

  Holders of shares of Series A Preferred Stock are entitled to receive cumulative dividends, payable on a quarterly basis, calculated at a rate of 6.75% per annum. It is anticipated that the Series A Merger Price will be $7.0 million and dividends paid with respect to the Series A Preferred Stock will be approximately $394 thousand as of the Effective Time, resulting in a reduction of the Merger Price of approximately $394 thousand.

  6. The Merger Price will be adjusted based on amounts of bonus, severance, termination and similar payments. In particular, the Merger Price will be (i) decreased to the extent the aggregate amount of all bonus, severance, termination and similar payments, excluding Benefit Costs, that would be payable by White River or its wholly owned subsidiaries (whether or not paid as of the Effective Time) as a result of the termination of all of the employees of White River and its wholly owned subsidiaries ("Severance Costs") exceeds $1,033,000 or (ii) increased to the extent such amount is less than $1,033,000.

  White River anticipates that these payments will equal approximately $834 thousand resulting in an increase of the Merger Price of approximately $199 thousand.

  7. The Merger Price will be decreased as a result of payments made with respect to the Deferral Plans subsequent to December 31, 1997. In particular, in the event any of the actions described below in "Certain Agreements Regarding the Conduct of Business Pending the Merger--Company Plans" were not taken by White River on or before December 30, 1997, the Merger Price will be decreased by the amount equal to 0.35 multiplied by the aggregate amount of payments made on or after January 1, 1998 pursuant to or in connection with the Deferral Plans and by the amount equal to 0.35 multiplied by the aggregate amount of payments made on or after January 1, 1998 pursuant to the Incentive Plan, as the same may be amended. As of December 30, 1997, no such payments had been made in respect of the Incentive Plan; however, White River expects to make certain payments pursuant to the Incentive Plan on or after January 1, 1998 and prior to the Effective Time. See "The Merger--Interests of Certain Persons in the Merger and Possible Conflicts of Interest--Incentive Plan."

  White River anticipates that these payments will total approximately $12.5 million resulting in a reduction of the Merger Price of approximately $4.4 million.

  8. The Merger Price will be increased by the amount of any liabilities reserved for on the Statement of Assets released prior to the Effective Time with the consent of Demeter to be granted or withheld in Demeter's sole discretion.

  White River anticipates that these liabilities will be immaterial and accordingly, no adjustment of the Merger Price will result from this provision.

  9. The Merger Price will be increased by the amount equal to 0.65 multiplied by the amount of any cash paid to White River upon the sale by White River of the Trust Assets, if such Trust Assets are sold by White River as described above in "Related Transactions--Trust Transaction."

  It is anticipated that all of the Trust Assets will be transferred to the Liquidating Trust rather than sold by White River and accordingly, no adjustment of the Merger Price will result from this provision.

  10. The Merger Price will be decreased by the amount of cash, if any, paid to the Liquidating Trustee as described in "The Trust Transaction."

  White River estimates that the amount of cash to be contributed to the Liquidating Trust will be between $200 thousand and $500 thousand, resulting in a reduction of the Merger Price by such amount.

  As of the date of this Proxy Statement and based on the assumptions described above, although no assurances can be given, the effect of the foregoing adjustments on the Merger Price could range from a decrease of $0.8 million ($0.16 per share) to an increase of $2.0 million ($0.42 per share).

  Under the terms of the Merger Agreement, it is a condition to closing that White River provide Demeter with a certificate detailing the calculation and amount of each of the adjustments to the Merger Price set forth above, reasonably acceptable to Demeter.

  Series A Preferred Stock. At the Effective Time, each outstanding share of Series A Preferred Stock will be converted into the right to receive $1,000 per share of Series A Preferred Stock plus an amount per share equal to any accrued and unpaid dividends on such share of Series A Preferred Stock as of the Effective Time (the "Series A Merger Price"). As of the date of this Proxy Statement, White River has 7,000 shares of Series A Preferred Stock outstanding.

  Treasury Shares. Each share of White River Common Stock and each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by White River or held by WRV shall, by virtue of the Merger and without any action on the part of White River, be canceled and cease to exist without any conversion thereof.

  Restriction on Share Issuance. Under the terms of the Merger Agreement, White River is prohibited from issuing any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire shares of capital stock, prior to the Effective Time without the prior consent of Demeter.

  Statement of Net Assets. The Statement of Assets was prepared by White River during the negotiations with respect to the Merger, at the request of Harvard Capital, to provide Harvard Capital with information regarding certain assets and liabilities of White River as of September 30, 1997. The difference between the Merger Price and the approximately $260 million of "net assets to be sold" indicated on the Statement of Assets is attributable, primarily, to the exclusion from the Statement of White River's interest in CCC ($120 million), the inclusion of a valuation of NWA Partners that was not based on the Marked to Market Value method used in arriving at the Merger Price ($28 million), and the exclusion of Hanover ($4.4 million) and certain other wholly owned subsidiaries of White River as of the date of the Statement.

PAYMENT PROCEDURES

  As soon as reasonably practicable after the Effective Time, MergerCo will instruct the Exchange Agent to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of White River Common Stock or Series A Preferred Stock (collectively, "Company Stock") (i) a letter of transmittal to be used by such holders in forwarding their Certificates and

(ii) instructions for effecting the surrender of such holders' Certificates in exchange for the Common Stock Merger Price or the Series A Merger Price, as the case may be (the "Applicable Merger Price"). Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to instructions given by the Exchange Agent, the holder of such Certificate will be entitled to receive the Applicable Merger Price which such holder has the right to receive in respect of the Certificate surrendered, and the Certificate so surrendered will be canceled. WHITE RIVER STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

  In the event of a transfer of ownership of shares of Company Stock which is not registered in the transfer books of White River as of the Effective Time, the Applicable Merger Price may be paid to a transferee if the Certificate evidencing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer as well as evidence that all applicable stock transfer taxes have been paid. No transfer of Company Stock will be made on the stock transfer books of White River at or after the Effective Time.

  No interest or dividends shall accrue or be payable or be paid on any portion of the Applicable Merger Price payable to any person pursuant to the Merger Agreement. At the Effective Time, each holder of a Certificate shall cease to have any rights as a stockholder of White River, except the right to surrender Certificates in exchange for payment of the Applicable Merger Price or, in the case of a holder of Dissenting Shares, the right to perfect the right to receive payment with respect to Dissenting Shares pursuant to Section 262 of the DGCL. See "The Merger--Dissenters' Appraisal Rights."

  Beginning six months after the Effective Time, the Surviving Corporation may require any holder of Certificates who has not previously surrendered each Certificates or made a written demand for payment as a holder of Dissenting Shares to look solely to the Surviving Corporation rather than the Exchange Agent for payment of the Applicable Merger Price upon due surrender of such Certificates.

  The Exchange Agent or the Surviving Corporation, as the case may be, shall be entitled to deduct and withhold from the Applicable Merger Price otherwise payable to any holder of Certificates such amounts as the Exchange Agent or the Surviving Corporation, as the case may be, is required to deduct and withhold pursuant to any federal, state, local or foreign tax law.

  In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Demeter, MergerCo or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Demeter, MergerCo or the Exchange Agent, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Applicable Merger Price payable in respect thereof.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of White River with respect to White River and its subsidiaries regarding. The following is a list of these representations and warranties: organization and qualification; standing and corporate power to conduct business of White River and its subsidiaries; the absence of any conflicts with their respective certificates of incorporation and by-laws; capitalization of White River, WRV and CCC; corporate power and authority of White River and WRV to enter into and perform their respective obligations under the Merger Agreement; the absence of conflicting agreements, consents and approvals in connection with the transactions contemplated by the Merger Agreement; compliance with laws and regulatory provisions; filings with the SEC; financial statements; the absence of certain changes or events; the absence of undisclosed liabilities; lack of litigation; employee benefit plans and employment agreements; certain labor matters; the accuracy of information contained in this Proxy Statement; the absence of any subsidiaries as of the Effective Time other than WRV, CCC and CCC's subsidiaries; title to property and restrictions on transfer of stock or assets held by White River or its subsidiaries; the filing of all tax returns and the payment of all taxes; compliance with environmental laws and lack of claims with respect thereto; intellectual property matters; lack of transactions with interested parties except as described in this Proxy Statement; the absence of powers of attorney; the completeness of corporate books and records; brokers; absence of change of control payments except as set forth in this Proxy Statement and the completeness of disclosure generally in connection with the Merger Agreement. The Merger Agreement also contains various representations and warranties of Demeter, MergerCo and Merger Sub regarding, among other things: organization and qualification; standing and corporate power to conduct business; corporate power and authority to enter into the Merger Agreement; the absence of any conflicts with their respective certificates of incorporation and by-laws; the absence of conflicting agreements; consents and approvals; the adequacy of financing and the accuracy of information supplied for purposes of inclusion in this Proxy Statement.

CERTAIN AGREEMENTS REGARDING THE CONDUCT OF BUSINESS PENDING THE MERGER

  Conduct of Business by White River. White River has agreed, except in certain limited circumstances, from the date of the Merger Agreement through the Effective Time, to conduct its business, cause the businesses of its wholly owned subsidiaries to be conducted, and use its reasonable efforts to cause the businesses of CCC and its subsidiaries to be conducted, in the ordinary course of business and in a manner consistent with past practices. Specifically, White River has agreed that, among other things, it will not, and will use its reasonable efforts to cause CCC and its subsidiaries not to, do or propose to do any of the following without the prior written consent of MergerCo (except to the extent that taking or failing to take such actions with respect to CCC and its subsidiaries would have a significant possibility, based on written advice of counsel, of constituting a breach by CCC's directors of their fiduciary duties to the stockholders of CCC under applicable law): (i) amend or otherwise change the certificate of incorporation, by-laws or similar organizational documents of White River or any of its subsidiaries or the Stockholders Agreement dated June 16, 1994 among certain stockholders of CCC, including WRV; (ii) with certain exceptions, issue, sell or otherwise distribute any shares of capital stock (or securities convertible into capital stock of White River or its subsidiaries); (iii) sell or otherwise dispose of any assets of White River or any of its subsidiaries (except for (x) sales by CCC of goods and services in the ordinary course of business, or (y) the disposition by CCC of obsolete, worthless or immaterial assets); (iv) with certain exceptions, pay dividends, split, combine, redeem, purchase or otherwise amend the terms of any class or series of stock or securities of White River or its subsidiaries; (v) with certain exceptions, (A) with respect to White River and its wholly owned subsidiaries, make any acquisitions, (B) incur indebtedness or issue debt securities, (C) enter into or amend any material contract, or (D) authorize any capital expenditures or purchase of fixed assets; (vi) with certain exceptions (see "--Company Plans," "--Acceleration Payments" and "Interests of Certain Persons in the Merger and Possible Conflicts of Interest"), enter into or amend any employment, severance, compensation, bonus or benefit plan or arrangement of White River or its subsidiaries; (vii) make any material change to the accounting policies or procedures; (viii) make any material tax election inconsistent with past practice or settle or compromise any material tax liability; (ix) discharge, pay or satisfy any liabilities not reflected or reserved against in prior financial statements unless incurred in the ordinary course of business and consistent with past practice; (x) take, or agree to take, any of the actions described above, or any action which would make any of the representations or warranties of White River contained in the Merger Agreement untrue or incorrect or prevent White River from performing or cause White River not to perform its covenants thereunder.

  Notice of Acquisition Proposal. White River has agreed to immediately notify MergerCo in the event that White River or any of its subsidiaries, prior to the Effective Time, enters into a confidentiality agreement with any person related to an Acquisition Proposal (as defined below) or White River receives an Acquisition Proposal which includes a definitive price. For purposes of the Merger Agreement, an "Acquisition Proposal" is any inquiry or proposal regarding any merger, sale of substantial assets, reorganization, recapitalization, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving White River or any of its subsidiaries (other than the Merger). The Merger Agreement provides, however, that the officers and directors of White River are not restricted from soliciting, responding to inquiries from, negotiating with or entering into confidentiality agreements with, and/or granting access to nonpublic information regarding White River or any of its subsidiaries to any Third Party in connection with an Acquisition Proposal in accordance with such officer's or director's fiduciary duty to stockholders of White River under applicable law.

  Company Plans. With respect to the Deferral Plans, White River has agreed to take all reasonable action prior to the Effective Time towards the goal of ensuring that all amounts payable at any time by White River in connection with such plans will be deductible in White River's 1997 taxable year for federal income tax purposes. Such actions will include (x) taking all necessary and/or appropriate steps to amend and terminate the Deferral Plans (with the prior written consent of the participants in such plans as required), (y) the payment to participants in the Deferral Plans of amounts accrued as deferred benefits or deferred compensation pursuant to such plans prior to the termination of such plans and (z) the resignation of Robert Marto as chief executive officer and president of White River and Bonnie Stewart as secretary of White River and the termination by each of any other employment relationship with White River or any of its subsidiaries; provided, however, that Mr. Marto and Ms. Stewart may in any event serve as independent directors of White River until the Effective Time. White River will be permitted to make payments ("Acceleration Payments") in an aggregate of up to $7.5 million to participants in the Deferral Plans to compensate the participants for the costs of foregoing additional deferral under the Plans. White River has also agreed that, prior to the Effective Time, the White River Board will take all necessary and/or appropriate steps to amend the Incentive Plan to provide for payment in cash of all amounts to which participants are entitled thereunder and to subsequently terminate the Incentive Plan, each prior to the Effective Time.

  CCC Board Seats. White River has agreed to use its reasonable efforts in accordance with its rights under the Stockholders Agreement to cause four persons designated by MergerCo to be validly appointed as of the Effective Time to the board of directors of CCC in place of the current designees of White River on such board.

  Voting. White River has agreed that until the Effective Time, neither White River nor any of its wholly owned subsidiaries, without the prior written consent of MergerCo, (i) will vote any shares of Cross Timbers or CCC owned by White River or any of such subsidiaries in favor of, or give any written consent with respect to (a) any amendment to the certificates of incorporation or by-laws of Cross Timbers or CCC or (b) any merger of, sale of all or substantially all the assets of or any similar transaction involving Cross Timbers or CCC or (ii) shall give any consent with respect to White River's interest in NWA Partners.

  NWA Partners. White River has agreed to use its reasonable efforts to assist MergerCo to cause NWA Partners to have no indebtedness as of the Effective Time, if so requested by MergerCo. The Merger Agreement does not require White River to use any of its funds to eliminate the indebtedness of NWA Partners.

  Acceleration Payments. White River was entitled to pay, on or prior to December 30, 1997, Acceleration Payments to participants in the Deferral Plans in an aggregate amount of up to $7.5 million to compensate the participants for the costs of foregoing additional deferral under the Plans. See "--Merger Consideration" and "The Merger--Interests of Certain Person in the Merger and Possible Conflicts of Interest--Deferral Plans."

  Indemnity Agreements. White River was permitted to enter into the Indemnity Agreements with officers and directors of White River. See "The Merger-- Indemnification."

  Lease. White River has agreed not to amend, extend or renew its lease for office space in White Plains, New York, except for an extension on a month to month basis on terms reasonably satisfactory to Demeter.

  Liquidating Trust. White River and Demeter have agreed that White River may take the actions described above in "Related Transactions--Trust Transaction."

  Tax Returns. White River has agreed to make all necessary filings on or prior to March 15, 1998 to extend the period of filing its 1997 Federal and state, if any, tax returns. White River has also agreed not to file any Federal or state income tax return for 1997 prior to the termination of the Merger Agreement in accordance with its terms.

CERTAIN ADDITIONAL COVENANTS

  Hart-Scott-Rodino Act. White River and Demeter have agreed to file notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as promptly as practicable after the execution and delivery of the Merger Agreement and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and/or the Antitrust Division of the Department of Justice or any other governmental entity making an inquiry in response to such notification. See "The Merger--Regulatory Approvals."

  Proxy Statement. Prior to the date of approval of the Merger by the stockholders of White River, each of Demeter, MergerCo, Merger Sub, White River and WRV have agreed to correct promptly any information provided by it to be used specifically in this Proxy Statement that shall have become false or misleading in any material respect. White River has agreed to take any steps necessary to file with the SEC, and to issue to the stockholders of White River, any necessary amendments or supplements to this Proxy Statement. White River has agreed to consult with MergerCo with respect to any such amendments and supplements and afford MergerCo a reasonable opportunity to comment thereon. Any such amendments or supplements must be reasonably satisfactory to MergerCo.

  Stockholders Meeting. White River has agreed to call and hold a meeting of its stockholders for the purpose of obtaining the requisite stockholder approval of the Merger and the Trust Transaction. See "Related Transactions." White River has agreed that unless its board of directors determines in good faith after consultation with and based upon the written advice of outside legal counsel that to do so would have significant possibility of constituting a breach of the directors' fiduciary obligations to the stockholders of White River under applicable law, White River will (i) recommend approval of the transactions contemplated by the Merger Agreement and included such recommendation in this Proxy Statement and (ii) use all reasonable efforts to solicit from stockholders of White River proxies in favor of adoption of the Merger Agreement and approval of the transactions contemplated thereby, and take all other actions necessary or advisable to obtain such approval of the stockholders.

  Access to Information. White River has agreed to afford, or use reasonable efforts to afford, MergerCo and its representatives access during normal business hours to all such books, records and information concerning the business, properties and personnel of White River and its subsidiaries as MergerCo or its representatives may reasonably request.

  Consents and Approvals. White River, WRV, Demeter, MergerCo and Merger Sub have agreed to use all reasonable effort to obtain all consents and approvals, and each of them shall make all filings required to be made by each of them in connection with the authorization, execution and delivery of the Merger Agreement and the consummation by them of the transactions contemplated thereby.

  Notification of Certain Matters. White River has agreed to give prompt notice to MergerCo, and Demeter and MergerCo have agreed to give prompt notice to White River, of (i) the occurrence of non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the notifying party contained in the Merger Agreement to become materially untrue or inaccurate or (ii) the failure of White River, WRV, Demeter, MergerCo or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement of the notifying party contained in the Merger Agreement; provided, however, that the delivery of such notice will not in any way limit or otherwise affect the remedies available to any party upon receipt of such notice.

  Further Action. Each of the parties of the Merger Agreement have agreed to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to such party's obligations under the Merger Agreement.

  Maintenance of Surviving Corporation. Demeter has agreed that, unless the Indemnity Agreements with officers and directors of White River are assumed by Demeter in accordance with the terms of the Indemnity Agreements, the Surviving Corporation will remain in existence for a period of two years following the Effective Time and during such time continue to hold net assets worth at least $50 million. See "The Merger--Indemnification."

CONDITIONS TO THE MERGER

  Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to the Merger Agreement to effect the Merger and the Subsidiary Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions: (i) the Merger Agreement and the transactions contemplated thereby (including the Merger and the Trust Transaction) shall have been approved and adopted by the requisite vote of the stockholders of White River, (ii) the waiting period applicable to the consummation of the Merger and the Subsidiary Merger under the HSR Act shall have expired or been terminated, (iii) no statute, rule, regulation, ruling or order shall have been enacted or otherwise issued by any court or governmental authority which prohibits, restrains, enjoins, or restricts the consummation of the Merger or the Subsidiary Merger, (iv) White River shall have received an opinion from a nationally recognized investment banking firm to the effect that the consideration to be received by the holders of White River Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of White River Common Stock and (v) each of the Merger and the Subsidiary Merger shall be consummated simultaneously at the Effective Time.

  Additional Conditions to Obligations of Demeter, MergerCo and Merger
Sub. The obligations of Demeter and MergerCo to effect the Merger and of Merger Sub to effect the Subsidiary Merger are also subject to the satisfaction of the following conditions: (i) the representation and warranty of White River to the effect that, immediately before the Effective Time, White River would have no subsidiaries other than WRV, CCC, and CCC's subsidiaries shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, (ii) the other representations and warranties of White River contained in the Merger Agreement shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time except for (x) changes specifically contemplated by the Merger Agreement and (y) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and except to the extent that the failure of such representations and warranties to be true and correct at and as of the Effective Time would not, or would not be likely to, individually and in the aggregate, diminish the value of White River and its subsidiaries (including CCC and its subsidiaries) taken as a whole by more than $25,000,000, (iii) White River shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time, and White River shall have taken such actions described above in "-- Certain Agreements Regarding the Conduct of Business Pending the Merger-- Company Plans" with respect to the Deferral Plans and the Incentive Plan by such dates as are specified in the Merger Agreement, (iv) there shall not have occurred any event or change in circumstances involving White River or any of its subsidiaries (excluding a decrease in the Public Trading Price from the last public trading price on March 31, 1998 of the capital stock of CCC, Cross Timbers or Northwest Airlines but including any event or change in circumstances affecting or relating to the business, financial condition, assets or results of operation of such companies that may have caused such decrease) that, when taken together with all other such events or changes in circumstances, MergerCo reasonably determines will, or is reasonably likely to, diminish the value of White River and its subsidiaries taken as a whole by more than $25,000,000 (other than to the extent that the Merger Price has been decreased for such events or changes) or is reasonably likely to prevent the consummation of the transactions contemplated by the Merger Agreement, (v) all consents and approvals from all federal, state and local governmental agencies and other third parties reasonably required by Demeter, MergerCo or Merger Sub to consummate the transaction contemplated by the Merger Agreement shall have been obtained, (vi) holders of no more than 7% of the outstanding White River Common Stock shall be entitled to assert appraisal rights, (vii) White River shall have furnished Demeter, MergerCo and Merger Sub with an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., as to the following matters: organization and corporate power to conduct business of White River and WRV; corporate power and authority of White River and WRV to enter into and perform their respective obligations under the Merger Agreement; due authorization and execution of Merger Agreement by White River and WRV; enforceability of Merger Agreement; absence of any conflicts with the certificate of incorporation and by-laws of White River or WRV, or with any applicable, law, rule, regulation, judgement or decree of any court or governmental authority; the absence of conflicting agreements, consents and approvals in connection with the transactions contemplated by the Merger Agreement; and effectiveness of the Merger, (viii) four designees selected by MergerCo shall have been validly appointed to the board of directors of CCC in place of White River's four designees to such board (which shall at the time of such appointment consist of not more that seven persons), (ix) Demeter shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of White River detailing the calculation of the adjustments applicable to the Common Stock Merger Price and (xi) neither CCC nor any of its subsidiaries shall have acquired, or shall have agreed to acquire, any material corporation, partnership or other business organization, or any division thereof, outside of the computer software or data service industries.

  Additional Conditions to Obligations of White River and WRV. The obligations of White River to effect the Merger and WRV to effect the Subsidiary Merger are also subject to the satisfaction of the following conditions: (i) the representations and warranties of MergerCo and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for (x) changes specifically contemplated by the Merger Agreement and (y) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date)) and (ii) MergerCo and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time.

TERMINATION

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after stockholder approval, (i) by mutual written consent duly authorized by the boards of directors of Demeter, MergerCo and White River, (ii)(A) by Demeter, MergerCo, Merger Sub, White River or WRV if each of the Merger and the Subsidiary Merger shall not have been consummated by June 30, 1998 (which date may be extended by White River for up to 45 days with the written consent of Demeter, such consent not to be unreasonable withheld, if the failure to consummate the Merger by June 30, 1998 is the result of delays in the review of this Proxy Statement by the SEC, provided that the delay is not the result of a material act or omission of White River) provided that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before June 30, 1998, (B) by Demeter, MergerCo, Merger Sub, White River or WRV if a court of competent jurisdiction or governmental, regulatory or administrative agency shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining or otherwise prohibiting the Merger or the Subsidiary Merger (provided that the right to terminate this agreement shall not be available to any party who has not complied with its obligation to obtain all necessary governmental consents for the Merger and the Subsidiary Merger and such non-compliance materially contributed to the issuance of the order, decree or ruling prohibiting the Merger or Subsidiary Merger), (C) by Demeter, MergerCo or Merger Sub only if the requisite vote of the stockholders of White River shall not have been obtained at a duly held meeting of the stockholders by June 30, 1998 (which date may be extended by White River for up to 45 days with the written consent of Demeter, such consent not to be unreasonably withheld, if the failure to hold such stockholders meeting is the result of delays in the review of the proxy statement by the SEC, which delay is not the result of a material act or omission of White River) or (D) by Demeter, MergerCo, Merger Sub, White River or WRV if (x) the White River Board shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to Demeter or MergerCo, (y) the White River Board shall have recommended to the stockholders of White River an Alternative Transaction (as defined below) or (z) a tender offer or exchange offer for 25% or more of the outstanding shares of White River Common Stock is commenced (other than by Demeter or MergerCo or an affiliate thereof) and the White River Board recommends that the stockholders of White River tender their shares in such tender or exchange offer; provided, however, White River will not be entitled to exercise any termination rights unless the White River Board determines in good faith upon written advice of outside counsel that a failure to take any of the actions described in this clause (D) would have a significant possibility of constituting a breach of such directors' fiduciary duties to the stockholders under applicable law. For purposes of clause (D), an "Alternative Transaction" means any of (x) a transaction or series of transactions pursuant to which a Third Party directly or indirectly acquires or would acquire more than 25% of the outstanding shares of White River Common Stock, (y) any acquisition or proposed acquisition of White River or any of its subsidiaries by a merger, acquisition of assets, acquisition of stock or other business combination or (z) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including equity securities of subsidiaries of White River) of White River or any of its subsidiaries having a fair market value equal to more that 25% of the fair market value of all the assets of White River immediately prior to such transaction.

  In the event of the termination of the Merger Agreement pursuant to the provisions described above, the Merger Agreement shall be void and there shall be no further obligation on the part of any party thereto or any of such party's affiliates, directors, officers or stockholders except as set forth below in "Expenses of the Transaction--Expenses Upon Termination" and "-- Termination Fee"; provided, however, that no party shall be relieved from liability for any breach of the Merger Agreement occurring prior to the termination thereof.

EXPENSES OF THE TRANSACTION

  Generally. Except as provided below, Demeter, MergerCo and White River shall each pay all of their respective costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including without limitation legal and accounting fees and disbursements.

  Expenses Upon Termination. White River will pay the out-of-pocket expenses, up to a maximum amount of $1.5 million, of Demeter, MergerCo and Merger Sub upon the termination of the Merger Agreement by Demeter, MergerCo, Merger Sub, White River or WRV (i) if the Merger and Subsidiary Merger shall not have been consummated by June 30, 1998 or any permissible extension of such deadline (unless the failure to consummate the Merger or Subsidiary Merger by such date was solely as a result of a breach by Demeter or MergerCo of its obligations under the Merger Agreement), (ii) if the Merger or Subsidiary Merger is restrained or otherwise prohibited by a court or other governmental body,
(iii) if the requisite vote of the stockholders approving the transactions contemplated by the Merger Agreement is not obtained by June 30, 1998 or any permissible extension of such deadline or (iv) the White River Board withdraws, modifies or changes its approval or recommendation of the Merger Agreement or Merger in a manner adverse to Demeter or MergerCo, or the White River Board recommends an Alternative Transaction or a tender or exchange offer not involving Demeter or MergerCo is commenced. Demeter shall pay White River's out-of-pocket expenses up to a maximum amount of $1.5 million upon the termination of the Merger Agreement by Demeter, MergerCo or White River (i) if the Merger and Subsidiary Merger shall not have been consummated by June 30, 1998 or any permissible extension of such deadline and the failure to consummate the Merger was solely as a result of a breach by Demeter, MergerCo or Merger Sub of their respective obligations under the Merger Agreement or
(ii) if a court or other governmental body restrains or prohibits the Merger of Subsidiary Merger and a failure of Demeter, MergerCo or Merger Sub to comply with its obligations to obtain all necessary governmental consents materially contributed to the issuance of the order, decree or ruling restraining or otherwise prohibiting the Merger.

  Termination Fee. Upon the termination of the Merger Agreement by Demeter, MergerCo, Merger Sub, White River or WRC for one of the reasons set forth in the first sentence of the preceding paragraph, in addition to making the payment set forth in such sentence, White River shall pay Demeter $15 million.

NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

  The representations, warranties, covenants and agreements contained in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will not survive the consummation of the transactions contemplated thereby and shall terminate at the Effective Time, except for agreements which by their terms expressly survive the Effective Time.

AMENDMENT AND WAIVER

  The Merger Agreement may be amended by the parties at any time prior to the Effective Time; provided, however, that after the approval of the Merger by the stockholders of White River, no amendment may be made which by law would require further approval by the stockholders of White River without such further approval. Any amendment to the Merger Agreement must be in writing and signed by the parties thereto. At any time prior to the Effective Time, any party to the Merger Agreement may with respect to any other party (i) extend the time for performance of any of the obligations or other acts of such other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any other document delivered pursuant thereto or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any such extension or waiver must be in writing and signed by the party or parties to be bound thereby.

                       ADDITIONAL INFORMATION CONCERNING
                   WHITE RIVER CORPORATION AND SUBSIDIARIES

BUSINESS

  White River Corporation (together with its wholly-owned subsidiaries, unless the context requires otherwise, "White River" or, together with all of its subsidiaries, the "Company"), formerly named FF Re Inc., was incorporated in Delaware in September 1989 and commenced operations in its present form on September 24, 1993, concurrent with the purchase and other transfer of selected assets and the assumption of certain liabilities (collectively, the "Capitalization") from its former parent company, Fund American Enterprises Holdings, Inc. and certain of its subsidiaries (together, "Fund American"). Additionally, on September 24, 1993, the Fund American board of directors approved in principle a plan to distribute (the "Distribution") approximately 75% of the outstanding shares of White River Common Stock, to all holders of Fund American common stock. The Distribution commenced on December 22, 1993.

  Prior to the Capitalization, White River served as the holding company for Fund American's investment management subsidiaries (the "Investment Management Group") and certain of Fund American's insurance subsidiaries. The insurance subsidiaries have had essentially no activity since their formation and White River ceased the operations of the Investment Management Group during August 1994.

  During June 1994, White River completed its acquisition of a majority of the total outstanding shares of common stock, par value $0.10 per share (the "CCC Common Stock"), of CCC Information Services Group Inc., formerly InfoVest Corporation, (together with its subsidiaries, unless the context requires otherwise, "CCC"). During August 1996, CCC completed an initial public offering of approximately 29% of the resulting total outstanding CCC Common Stock for net proceeds of $72.1 million (the "CCC IPO"). As of December 31, 1997, White River held: (i) approximately 35% of the total outstanding shares of CCC Common Stock, (ii) 630 shares of CCC Series C Cumulative Redeemable Preferred Stock, stated value $1,000 per share (the "CCC Series C Preferred"),
(iii) 3,601 shares of CCC Series D Cumulative Redeemable Preferred Stock, stated value $1,000 per share (together with the Series C Preferred, the "CCC Preferred Stock"), and 500 shares of CCC Series E Cumulative Redeemable Preferred Stock, stated value $1,000 per share (the "CCC Series E Preferred"). According to the terms of the CCC Series E Preferred, White River continues to have a majority of the voting power associated with CCC's total outstanding voting stock. CCC is a supplier of automobile claims information and processing, claims management software and communications services.

Regulation

  Based upon the composition of its assets at the time of the Capitalization, White River met the definition of an investment company (an "Investment Company") under the Investment Company Act of 1940 (the "Investment Company Act") and, accordingly, was subject to registration and regulation under such legislation. However, on December 6, 1993, White River received from the Securities and Exchange Commission (the "Commission") a temporary exemption (the "Exemptive Order") from registering as an Investment Company and was exempted from some, but not all, of the provisions of the Investment Company Act for a period of up to two years from the date of the Exemptive Order. White River requested this temporary exemption to provide management with time to dispose of a sufficient amount of investments, to acquire a majority interest in one or more operating businesses, or to take such other actions necessary to cause White River not to meet the definition of an Investment Company. During October 1995, White River filed a report with the Commission which concluded that, effective September 30, 1995, White River no longer met the definition of an Investment Company. Accordingly, White River no longer needs to rely upon the relief provided by the Exemptive Order.

  White River ceased to be an Investment Company because the value of its holdings of investment securities was less than 40 percent of its total assets (excluding Government securities and cash) on an unconsolidated basis. This change was principally the result of a significant increase in the investment in White River's majority-owned operating subsidiary, CCC, which was acquired by White River in 1994. In addition, since it began operating independently in 1993, White River has conducted its business so that it is not an investment company. White River has continued to seek and acquire new operating businesses and has been actively involved in the management and operations of its subsidiaries. It has disposed of its holdings of investment securities to the greatest extent possible, given pre-existing restrictions and other limits on its ability to sell or otherwise dispose of certain of those holdings. So as to be ready to make appropriate acquisitions of operating business, White River has maintained its reserves in "cash and cash items," as those terms are used in the Investment Company Act, that is, in deposits with banks that are payable on demand or on less than seven days' notice. White River has purchased no new investment securities.

 Investment Operations

  In accordance with its plan to cease to meet the definition of an Investment Company, White River disposed of investments for proceeds and other consideration totaling $308.3 million during the period from the Capitalization through December 31, 1997. Such dispositions include $90.0 million of investments which were transferred during 1995 to Fund American in settlement of outstanding balances under a credit agreement between White River and Fund American (the "Credit Agreement").

  As of December 31, 1997, White River's investments totalled $164.4 million, as compared to a total of $99.1 at December 31, 1996. The increase in 1997 related primarily to an increase of $55.6 million in the carrying values of White River's investment in Cross Timbers Oil Company ("Cross Timbers") common stock and the increase in value associated with White River's interest in the Richard C. Blum & Associates--NWA Partners, L.P. ("NWA Partners") (see Note 2 to accompanying financial statements), and to CCC's additional net purchase of $21.1 million of U.S. Treasury Bills. The disposition of McFarland Energy Corporation ("McFarland") common stock and the distribution by NWA Partners, as described below, reduced investments by $11.3 million.

  During 1997, White River disposed of certain investments and received proceeds of approximately $39.0 million. Such dispositions include proceeds of $26.3 million in connection with its investment in NWA Partners. The distribution represented White River's share of proceeds arising primarily from the distribution by NWA Partners, which holds equity securities in Northwest Airlines Corporation ("NWA Corp."). The distribution represented White River's share of proceeds arising primarily from the redemption of NWA Partners investment in preferred stock of NWA Corp, but also in part due to the sale of 0.7 million shares of NWA Corp. Common Stock subject to a call option. Additionally, White River received proceeds of $12.0 million from the sale of its entire investment in common stock of McFarland due primarily to the purchase of McFarland by Monterey Investment Acquisition Corporation.

  As of December 31, 1996, White River's investments totalled $99.1 million, as compared to a total of $76.3 million as of December 31, 1995. The increase during 1996 relates primarily to CCC's purchase of U.S. Treasury Bills and the increase in value of White River's investment in Cross Timbers common stock. The 1996 year end investment balances consisted primarily of White River's interests in Cross Timbers ($60.8 million) and in NWA Partners ($21.8 million), as well as U.S. Treasury Bills ($9.1 million) held by CCC.

  During 1996, White River disposed of certain investments and received proceeds of $21.1 million. Such dispositions included proceeds of $14.5 million from the sale of White River's investment in common and preferred stock of Newflo Corporation ("Newflo") in connection with the purchase of Newflo by Precision Castparts Corporation. Additionally, White River received proceeds of $6.5 million from the sale of a portion of its investment in the common stock of Cross Timbers.

  White River's dispositions of investments totaled $118.9 million during the year ended December 31, 1995. The 1995 investment dispositions included the transfer of $90.0 million of investments to Fund American in settlement of outstanding balances under a credit agreement White River entered into in 1993 with Fund American (the "Credit Agreement"), which resulted in pretax net investment gains of $11.0 million (see Note 7 to accompanying financial Statements).

  Investment income, including interest earned on cash and cash equivalent balances, totalled $11.4 million, $9.0 million and $8.3 million for the years ended December 31, 1997, 1996 and 1995, respectively. Net investment gains totalled $27.5 million, $16.2 million and $36.3 million, for the years ended December 31, 1997, 1996 and 1995, respectively.

  White River, through its wholly-owned subsidiary White River Partners, Inc. ("Partners"), seeks to acquire and operate distressed companies in various industries. During April 1996, Partners, through its wholly-owned subsidiary Hanover Accessories, Inc. ("Hanover"), acquired the business and assets of a company engaged in the design, distribution, sale and retail servicing of popular-priced fashion accessories, primarily for the children's market. Hanover currently markets over 3,500 different styles of products, many of which are exclusive designs available only to Hanover. All of Hanover's products are supplied through contract manufacturers. Hanover's revenues were $9.0 million in 1997 and $5.4 million from its commencement of operations during April 1996 through December 31, 1996.

  Effective November 7, 1997, Partners purchased from European American Bank certain assets of Just Kiddie Rides, Inc. Through its indirect wholly-owned subsidiary, Just Kiddie Rides Enterprises, Inc., ("JKRE"), a Delaware corporation, White River will market and manufacture licensed kiddie rides. Revenues of JKRE from its commencement of operations in November 1997 through December 31, 1997 were $0.5 million.

 Insurance-Related Services

  The Company's revenues from insurance-related services totalled $159.1 million, $131.0 million and $115.5 million for the years ended December 31, 1997, 1996 and 1995 respectively.

  During the years ended December 31, 1997, 1996 and 1995, 66%, 69%, and 70%, respectively, of total insurance-related services revenue were attributable to the insurance industry.

 Products

  The principal services and products offered by CCC automate the process of evaluating and settling both total loss and repairable automobile claims. When a vehicle cannot be repaired, CCC's vehicle valuation services and products, primarily Total Loss, provide insurance companies with the ability to effect total loss settlements on the basis of market-specific vehicle values. When a vehicle is repairable, CCC's collision estimating services and products, principally EZEst and Pathways, provide insurance appraisers and collision repair facilities with up-to-date pricing, interactive decision support and computer-assisted logic to produce accurate collision repair estimates. CCC's claims outsourcing services and products include ACCESS, a vehicle restoration and management service. The Company also offers a complete auto claims outsourcing solution that handles the entire process from initial loss report through settlement. Communication services offered by CCC connect insurers, appraisers and collision repair facilities, providing the information required for decision making. CCC also provides a wide variety of related services and products intended to facilitate the overall management of the automobile claims process. CCC's Pathways workflow management software is designed to integrate each of CCC's product offerings on a common platform with a common graphical user interface, facilitating the learning of new applications while providing CCC's customers with a broader tool set for claims completion. CCC's services and products represent an integrated solution, combining information, claims management software and secure communication systems to improve the efficiency of the automobile claims process.

  CCC's services and products are integrated for use with one another across multiple platforms and are designed for ease of use by the large number of people involved in the automobile claims process on a daily basis. Approximately 66% of CCC's consolidated revenue for 1997 was from the sale of services and products to insurance companies with the remainder sold to collision repair facilities and other customers. Revenues from Total Loss valuation services and EZEst and Pathways Collision Estimating software licensing accounted for 32% and 47%, respectively, of CCC's consolidated 1997 revenue.

  Vehicle Valuation Services and Products. CCC's Total Loss service provides insurance companies the ability to effect total loss settlements on the basis of market-specific values based upon physically inspected used car inventories. CCC's management believes that CCC's vehicle database, which contains detailed information about millions of vehicles either physically inventoried from one of more than 4,500 dealer lots or taken from recent advertisements, is the most comprehensive in North America. CCC uses its proprietary database and valuation software to provide insurance companies with independent, current, local, market values and vehicle identification data. CCC's Total Loss product complies with the regulatory requirements of all 50 states. Each total loss valuation includes a vehicle identification search under VINguard, CCC's vehicle identification number fraud protection program which matches current claims against CCC's database of previously totalled or stolen vehicles.

  Collision Estimating Services and Products. EZEst was the first stand-alone, PC-based collision estimating system utilizing intelligent logic to automate the process of eliminating repair activity overlaps and automating all included operations and ancillary repair work in preparing an estimate. Intelligent logic represents automation of procedure pages from crash estimating guides that detail the steps involved in repairing various parts of a damaged vehicle depending on the extent of the damage. EZEst provides automobile insurers with fast and reliable estimates at a low cost. EZEst runs on any IBM-compatible laptop or desktop computer and contains all nine volumes of the Motor Crash Estimating Guide and other data necessary to build an estimate. CCC licenses the Motor Crash Estimating Guide data from a subsidiary of The Hearst Corporation. A unique feature of EZEst is its recycled part valuation upgrade which will display and automatically insert into the estimate a predicted price of those recycled or salvage automotive parts statistically known to be available in the local market in which the estimate is written. The EZEst software, Motor Crash Estimating Guide database and other associated databases are updated via a monthly CD-ROM. EZEst is sold under multi-year contracts on a monthly subscription basis to both insurers and collision repair facilities. In April 1996, CCC began delivery of its next-generation estimating product, Pathways Collision Estimating, which provides all of the functionality of the EZEst product while adding the functionality of total loss and settlement processing, claim payment, salvage disposal and custom electronic forms. In November 1996, CCC introduced a collision repair facility version of Pathways Collision Estimating.

  EZWorks Productivity Tools. EZWorks is a set of modular applications that assist collision repair businesses with a variety of management functions such as job costing, operations analysis, and accounting interfaces. EZWorks provides an important interface between EZEst and a leading commercial accounting product.

  Claims Outsourcing Services and Products. ACCESS is an outsourced vehicle appraisal and restoration management service. Insurance companies use ACCESS to appraise and settle claims without hiring either additional staff or independent appraisers. ACCESS uses a network of CCC certified, fully equipped repair facilities and CCC's claims management tools to provide fast, low cost claims settlement with high customer satisfaction. In addition, CCC provides reinspection and restoration management staff for quality assurance. ACCESS is sold on a per claim basis under multi-year agreements. The Company offers a complete claims outsourcing service that manages all aspects of the claim process. Using a proprietary, state-of-the-art, paperless claims management system, the outsourcing service takes the initial loss notification and manages the file through settlement.

  EZNet Communications Network. EZNet connects insurers with their appraisers and repair network partners. EZNet's process management capabilities provide the information required to make appropriate and timely decisions, regardless of location or settlement process. EZNet is used principally for the complete electronic communication of work files and estimates to staff appraisers or insurance company direct repair program ("DRP") partners and for the receipt of auditable estimate data. (A DRP allows an insured whose automobile is involved in a collision to have the repair performed within a network of approved repair facilities.) EZNet is the only communications network tailored to provide automated communication services to participants in the automobile physical damage claim process, including: mailboxing, messaging, routing, imaging, assignment tracking, record library and third-party gateways. A unique feature of EZNet is the electronic appraisal review feature that provides real-time exception reporting to target re-inspections and improves management control of DRP networks and appraisers. EZNet also facilitates the management of car rental and salvage disposition. EZNet is sold both on a per transaction basis and on a monthly subscription basis.

  Digital Imaging. The computerized digital photo imaging system allows automobile insurers and collision repairers to visually document vehicle damage and electronically communicate the image. This reduces claims cycle time while eliminating film cost and saving travel and overnight delivery expense. In September 1997, CCC began delivery of its next generation system, Pathways Digital Imaging.

  GuidePost Decision Support. GuidePost is an executive information and data navigation software package. GuidePost allows managers to electronically evaluate results, format reports, drill down for subject or personnel review and compare performance to industry and regional indices. GuidePost updates are distributed monthly on diskettes and development for network delivery is underway. While introduced as an element of CCC's suite of electronic DRP and collision estimating tools, GuidePost will be made available for all CCC's products, extending the integration of a multi-channel claims process.

  ACCLAIM Litigation Management. ACCLAIM is an outsourcing service offered to insurance companies for the processing and management of defined soft-tissue bodily injury claims. ACCLAIM uses CCC's licensed case management software and information management tools in connection with a national network of lawyers (the "Lawyers Network") to defend and dispose of lawsuits filed against insured-parties. ACCLAIM services are sold to insurance companies on a fixed fee, per claim basis.

  Pathways Appraiser Workstation Software. Pathways is a windows-based appraiser workstation software platform designed to better serve the overall workflow needs of insurance field staffs. Pathways offers a common, graphical user interface across all applications which organizes claims in tabbed, electronic workfiles and reduces the time required to learn or develop new software functions or applications. Pathways includes a workflow manager which assists users in managing all aspects of their day-to-day activities, including receipt of new assignments, communication of completed activity, electronic file notes and reports as well as the automatic logging of key events in the claims process. CCC intends to integrate all of its existing field applications into this platform and develop all future field applications on Pathways. Pathways is fully integrated with CCC's communications network, allowing claim adjusters to operate in the field, and thereby reduce office and other expenses. The first Pathways application was Pathways Collision Estimating which provides all of the functionality of the EZEst product while adding the functionality of total loss and settlement processing, claim payment, salvage disposal and custom electronic forms. Pathways is sold under multi-year contracts on a monthly subscription basis.

 Customers

  CCC's business is based on relationships with the two primary users of CCC's services: automobile insurance companies and collision repair facilities. CCC's customers include the largest U.S. automobile insurance companies and most of the small to medium size automobile insurance companies in the country.

  CCC's products are used by approximately 12,000 collision repair facilities. CCC has collision repair customers in all 50 states, including most major metropolitan markets. In addition to assisting collision repair facilities in managing their businesses, many of these customers use CCC's services and products as a means to participate in insurance DRP programs, thereby making the use of CCC's services and products important to the customer's business growth.

  Over 60% of CCC's revenue for 1997 was for services and products sold pursuant to contracts, which generally have multi-year terms. A substantial portion of CCC's remaining revenue represented sales to customers that have been doing business with CCC for many years. CCC's services and products are sold either on a monthly subscription or a per transaction basis.

 Product Development and Programming

  CCC's ability to maintain and grow its position in the claims industry is dependent upon the expansion of its products and services. Investments in development are therefore critical to obtaining new customers and renewals from existing customers. CCC's product development and programming efforts principally consist of software development, development of enhanced communication protocols and custom user interfaces and applications, and database design and enhancement. The custom interfaces and applications are developed through CCC's Business Solution Group. CCC employs approximately 300 people in its product development organization. This group is comprised of database analysts, software engineers, business systems analysts, product managers and quality assurance employees responsible for client systems, server systems, data warehousing and distribution systems. Product engineering activities focus on improving speed to market of new products, services, and enhancements, adding new business functions without affecting existing services and products, and reducing development costs. CCC uses its class library of objects, knowledge of its clients' workflows and its automated testing tools to deliver quality workflow-oriented solutions to the marketplace quickly. CCC develops products in close collaboration with its clients based on specific needs. CCC's total product development and programming expense was $20.2 million, $17.0 million and $14.9 million for the years ended December 31, 1997 and 1996, and 1995, respectively.

 Intellectual Property

  CCC relies primarily on a combination of contracts, intellectual property laws, confidentiality agreements and software security measures to protect its proprietary technology. CCC distributes its products under written license agreements, which grant end-users a license to use CCC's services and products and which contain various provisions intended to protect CCC's ownership and confidentiality of the underlying technology. CCC also requires all of its employees and other parties with access to its confidential information to execute agreements prohibiting the unauthorized use or disclosure of CCC's technology.

  CCC has trademarked virtually all of its services and products. These marks are used by CCC in the advertising and marketing of CCC's services and products. EZEst and CCC are well-known marks within the automobile insurance and collision repair industries. CCC has patents for its collision estimation product pertaining to the comparison and analysis of the "repair or replace" and the "new or used" parts decisions. While the Total Loss calculation process is not patented, the methodology and processes are trade secrets of CCC and are essential to CCC's Total Loss business. Despite these precautions, management believes that existing laws provide only limited protection for CCC's technology and that it may be possible for a third party to misappropriate CCC's technology or to independently develop similar technology.

  Certain data used in CCC's services and products is licensed from third parties for which they receive royalties. Management does not believe that CCC's services and products are significantly dependent upon licensed data, other than the Motor Crash Estimating Guide data, because management believes it can find alternative sources for such data. CCC's management does not believe that it has access to an alternative database that would provide comparable information to the Motor Crash Estimating Guide, licensed from the Hearst Corporation through a scheduled expiration of April 30, 2002. Absent notification of cancellation by either CCC or the Hearst Corporation two years before the license's scheduled expiration, the license agreement is automatically extended for one year on a rolling annual basis. Any interruption of CCC's access to the Motor Crash Estimating Guide data could have a material adverse effect on CCC's business, financial condition and results of operations.

  CCC is not engaged in any material disputes with other parties with respect to the ownership or use of CCC's proprietary technology. CCC has been previously involved, however, in intellectual property litigation concerning certain data ownership rights, the resolution of which resulted in substantial payments by CCC. There can be no assurance that other parties will not assert technology infringement claims against CCC in the future. The litigation of such a claim may involve significant expense and management time. In addition, if any such claim were successful, CCC could be required to pay monetary damages and may also be required to either refrain from distributing the infringing product or obtain a license from the party asserting the claim (which license may not be available on commercially reasonable terms).

Competition

  The market for CCC's products is highly competitive. CCC competes primarily on product differentiation, customer service and price. CCC's principal competitors are small divisions of two well capitalized, multinational firms, Automatic Data Processing ("ADP") and Thomson Publishing Corporation ("Thomson"). ADP offers both a PC-based collision estimating system and a total loss product to the insurance industry. ADP offers a different collision estimating system and a digital imaging system to the collision repair industry. Thomson publishes crash guides for both the insurance and automobile collision repair industries and markets collision estimating, shop management and imaging products. In addition, there are several very small collision estimating programs sold into the market which do not use intelligent logic. CCC has experienced steady competitive price pressure, particularly in the collision estimating market, over the past few years and expects that trend to continue. The strength of this trend may cause CCC to alter its mix of services, features and prices.

  CCC intends to address the competitive price pressures by providing high quality, feature enhanced products and services to its clients. CCC intends to continue to develop user-friendly claims products and services incorporating its comprehensive proprietary inventory of data. CCC expects that the Pathways workflow manager will provide the necessary position with its insurance customers to effectively compete against competitive price pressures.

  At times, insurance companies have entered into agreements with service providers (including ADP, Thomson and CCC) wherein the agreement provides, in part, that the insurance company will either use the product or service of that vendor on an exclusive basis or designate the vendor as a preferred provider of that product or service. If it is an exclusive agreement, the insurance company mandates that collision repair facilities, independent appraisers and regional offices use the particular product or service. If the vendor is a preferred provider, the collision repair facilities, appraisers and regional offices, are encouraged to use the preferred product, but may still choose another vendor's product or service. Additionally, some insurance companies mandate that all products be tested and approved at the companies' national level before regional levels can purchase such products. The benefits of being an endorsed product or on the approved list of an insurance company include immediate customer availability and a head start over competitors who may not be so approved. With respect to those insurance companies that have endorsed ADP or Thomson, but not CCC, CCC will be at a competitive disadvantage.

  In connection with CCC's strategy to provide outsourced claims processing services, CCC will compete with other third-party service providers, some of whom may have more capital and greater resources than CCC.

  CCC currently processes the majority of insurer-to-collision repair facility repair assignment and estimate retrieval for DRPs through its EZNet communications network. Management believes there is a wide range of prospective competitors in this service area, many of which have greater resources than CCC.

EMPLOYEES

  At December 31, 1997, the Company had approximately 1,200 full-time employees, of which approximately 1,100 individuals were employed by CCC and approximately 75 individuals were employed by Hanover and approximately 14 by JKRE. The Company's employees are not covered by a collective bargaining agreement and the Company considers its employee relations to be satisfactory.

PROPERTIES

  White River leases approximately 500 square feet of office space as its principal executive office in White Plains, New York, on a month-to-month basis.

  CCC leases approximately 150,000 square feet of a multi-tenant facility as its principal office in Chicago, Illinois, under several leases, the last of which expire in 2008. CCC also leases approximately 84,000 square feet in Glendora, California, under a lease expiring in 2000. The Glendora facility consists of a satellite development and distribution center.

  Hanover leases approximately 22,700 square feet of space as its principal office and warehouse in Plymouth, Minnesota, under a lease expiring in 2001. Hanover also leases approximately 4,000 square feet of space in two additional locations under separate leases, the last of which expires in 2001.

  JKRE leases approximately 12,000 square feet of space as its office and warehouse in Edgewood, New York under a single lease expiring in 2003.

  Management believes that its existing facilities and additional or alternative available space are adequate to meet the Company's requirements for the foreseeable future. Future requirements may be impacted by the growth of the Company.

LEGAL PROCEEDINGS

  The Company is a party to various other legal proceedings in the ordinary course of its business. The Company's management believes that the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position.

                        SELECTED FINANCIAL INFORMATION

  The following selected financial information for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 has been derived from the audited consolidated financial statements of White River. The selected financial information set forth below for the three months ended March 31, 1998 and 1997, has been derived from the unaudited consolidated quarterly financial statements of White River. The selected financial information set forth below should be read in conjunction with the historical financial statements and related notes of White River included elsewhere in this Proxy Statement.

                           QUARTER ENDED
                             MARCH 31,               YEAR ENDED DECEMBER 31,
                          ----------------  ----------------------------------------------
                           1998     1997      1997      1996    1995(1)   1994(2)  1993(3)
                          -------  -------  --------  --------  --------  -------  -------
                            (UNAUDITED)       (IN THOUSANDS, UNLESS OTHERWISE NOTED)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $50,901  $40,898  $179,910  $145,398  $123,795  $62,539  $ 1,843
Operating expenses......   45,539   40,675   174,355   138,559   127,210   87,263    1,688
                          -------  -------  --------  --------  --------  -------  -------
Operating income
 (loss).................    5,362      223     5,555     6,839    (3,415) (24,724)     155
                          -------  -------  --------  --------  --------  -------  -------
Other income (expense)
  Net investment gains
   (losses).............      --       669    27,492    16,150    36,255   49,678   (8,501)
  Minority interest.....   (2,807)  (2,111)  (10,065)     (971)      --       --       --
  Interest expense......      (65)     (37)     (171)   (2,562)   (8,936)  (6,464)    (823)
                          -------  -------  --------  --------  --------  -------  -------
    Total other income..   (2,872)  (1,479)   17,256    12,617    27,319   43,214   (9,324)
                          -------  -------  --------  --------  --------  -------  -------
Pretax income (loss)....    2,490   (1,256)   22,811    19,456    23,904   18,490   (9,169)
Income tax expense (ben-
 efit)..................    3,202    1,248    15,610    14,306     7,909   (8,580)     --
                          -------  -------  --------  --------  --------  -------  -------
Income (loss) before
 extraordinary item.....     (712)  (2,504)    7,201     5,150    15,995   27,070   (9,169)
Extraordinary loss on
 early retirement of
 debt, net of tax.......      --       --        --        678       --       --       --
                          -------  -------  --------  --------  --------  -------  -------
Net income (loss).......     (712)  (2,504) $  7,201     4,472    15,995   27,070   (9,169)
Dividends and accretion
 on redeemable preferred
 stock..................      118      118       473       727       585      530       88
                          -------  -------  --------  --------  --------  -------  -------
Net income (loss)
 applicable to common
 stock..................  $  (830) $(2,622) $  6,728  $  3,745  $ 15,410  $26,540  $(9,257)
                          =======  =======  ========  ========  ========  =======  =======
Earnings (loss) per com-
 mon share:
Basic:
 Income (loss) before
  extraordinary item....    (0.17)   (0.54)     1.38      0.91      2.94     4.47    (1.45)
 Net income (loss)
  applicable to common
  stock.................    (0.17)   (0.54)     1.38      0.77      2.94     4.47    (1.45)
Diluted:
 Income (loss) before
  extraordinary item....    (0.17)   (0.54)     1.31      0.85      2.84     4.38    (1.45)
 Net income (loss)
  applicable to common
  stock.................    (0.17)   (0.54)     1.31      0.73      2.84     4.38    (1.45)
 Cash dividends declared
  per common share......  $   --   $   --   $    --   $    --   $    --   $   --   $   --

-------
(1) As discussed in Note 2 to the consolidated financial statements contained elsewhere in this Proxy Statement, White River adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective September 30, 1995.
(2) See Note 3 to the consolidated financial statements contained elsewhere in this Proxy Statement for a discussion of the acquisition of CCC by White River.
(3) White River, commenced operations in its present form on September 24, 1993. See Note 1 to the consolidated financial statements contained elsewhere in this Proxy Statement for a discussion of the spin-off of White River from Fund American and related transactions.

BALANCE SHEET DATA:

                          (UNAUDITED)
                              AT                      AT DECEMBER 31,
                           MARCH 31,  --------------------------------------------
                             1998       1997     1996   1995(1)  1994(2)  1993(3)
                          ----------- -------- -------- -------- -------- --------
                                   (IN THOUSANDS, UNLESS OTHERWISE NOTED)
ASSETS:
Cash and cash
 equivalents............   $196,465   $190,515 $188,365 $139,245 $ 94,985 $ 62,349
Investment securities,
 at market value .......    118,783    122,688   72,699   48,154   16,400   50,204
Accounts receivable and
 other current assets...     28,955     26,708   15,206   14,482   14,044    7,044
                           --------   -------- -------- -------- -------- --------
  Total current assets..    344,203    339,911  276,270  201,881  125,429  119,597
Investment securities,
 at market value .......     52,338     41,434      --       --       --       --
Long term investment....     20,000        --       --       --       --       --
Other investments.......        276        276   26,420   28,103  129,383  131,835
Goodwill, net...........     17,492     18,754   23,730   34,806   41,000      --
Purchased software and
 equipment, net.........     21,299     18,431   20,478   25,791   36,239      135
Deferred income taxes
 and other assets.......      8,249      8,327    7,614    6,174    9,462      176
                           --------   -------- -------- -------- -------- --------
  Total assets..........   $463,857   $427,133 $354,512 $296,755 $341,513 $251,743
                           ========   ======== ======== ======== ======== ========
LIABILITIES:
Accounts payable,
 accrued expenses and
 deferred revenues......     31,661     29,958   27,043   26,260   18,918    5,758
Current portion of
 contract funding.......        --         --       123    3,328   10,133      --
Current portion of notes
 payable and other
 debt...................         80        111      120    7,660    5,340      --
Redeemable preferred
 stock..................      7,000      7,000      --       --       --       --
                           --------   -------- -------- -------- -------- --------
  Total current
   liabilities..........     38,741     37,069   27,286   37,248   34,391    5,758
Notes payable and other
 debt...................        --         --       111   27,220   85,753   50,000
Deferred income taxes
 and other liabilities..     66,489     55,441   44,458   30,751   17,981    1,122
                           --------   -------- -------- -------- -------- --------
  Total liabilities.....    105,230     92,510   71,855   95,219  138,125   56,880
Redeemable preferred
 stock..................        192        189    7,175    8,275    8,162    7,000
Minority interest.......     38,203     33,687   18,950      --       --       --
Stockholders' equity....    320,232    300,747  256,532  193,261  195,226  187,863
                           --------   -------- -------- -------- -------- --------
Total liabilities,
 redeemable preferred
 stock and stockholders'
 equity.................   $463,857   $427,133 $354,512 $296,755 $341,513 $251,743
                           ========   ======== ======== ======== ======== ========
Book value per common
 and common equivalent
 share(3)...............   $  66.00      61.88    51.98    39.01    33.75    29.29

--------
(1) As discussed in Note 2 to the consolidated financial statements contained elsewhere in this Proxy Statement, White River adopted the provisions of SFAS No. 115, effective September 30, 1995.
(2) See Note 3 to the consolidated financial statements contained elsewhere in this Proxy Statement for a discussion of the acquisition of CCC by White River.
(3) The calculation of book value per common and common equivalent share reflects the potentially dilutive effects of White River's outstanding incentive and directors' compensation awards. See Note 2 to the consolidated financial statements contained elsewhere in this Proxy Statement.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

FINANCIAL CONDITION--AS OF DECEMBER 31, 1997 AND 1996

  Book value per common equivalent share, as defined below, increased $9.90, or 19.0%, to $61.88 at December 31, 1997, from $51.98 at December 31, 1996.
Such change reflects an increase of $7.33 per share relative to the after tax increase in net unrealized investment gains (including $3.51 per share related to the increase in value of White River's interest in NWA Partners, as discussed in Note 2 to the accompanying financial statements), which were recorded directly to stockholders equity, and realized gains on the distribution received from NWA Partners of $2.55 per share after tax.

  The calculation of book value per common and common equivalent share reflects the potentially dilutive effects of White River's outstanding incentive and directors' compensation awards. In the calculation of book value per common and common equivalent share: (i) the numerator is the sum of stockholders' equity and the tax benefit which would result from the settlement of outstanding performance units, directors' compensation awards and balances within White River's retirement plans with shares of Common Stock, based upon the current market price of the Common Stock and assuming a statutory tax rate of 35%, and (ii) the denominator is the sum of the shares of Common Stock outstanding and shares deemed issued in settlement of outstanding performance units, directors' compensation awards and balances within such retirement plans. See Note 9 of the accompanying financial statements for a discussion of White River's retirement plans and Notes 10 and 11 of the accompanying financial statements for a discussion of the incentive and directors' compensation plans which gives rise to White River's potentially dilutive securities.

  As of December 31, 1997, the Company had consolidated cash and cash equivalents of $190.5 million, (which included $2.9 million related to the operations of CCC, Hanover, and JKRE), as compared to $188.4 million as of December 31, 1996. Substantially all of the cash and cash equivalent balances of $187.3 million held by White River as of December 31, 1997, other than those of CCC, Hanover and JKRE, were deposited with several major banking institutions in interest- bearing accounts with maturities of six days or less. As of December 31, 1997, such deposits earned a weighted average interest rate of 5.5% per annum.

  Working capital (current assets less current liabilities) increased by $53.9 million to $302.8 million at December 31, 1997 from December 31, 1996 primarily due to a net increase in the Company's investments of $50.0 million. Additionally, accounts receivable and other current assets increased by $11.5 million during the same period. The inclusion of the current portion of redeemable preferred stock at December 31, 1997 reduced working capital by $7.0 million.

  The reclassification of White River's investment in NWA Partners from "other investments" to "investment securities-non current" resulted in a $41.4 million increase in total "investment securities", as discussed in Note 2 to the accompanying financial statements.

  Capital expenditures were $9.8 million during the year ended December 31, 1997 compared to $5.6 million during the year ended December 31, 1996 primarily due to expansion of CCC's office space as well as expenditures related to CCC's new products.

FINANCIAL CONDITION--AS OF MARCH 31, 1998 AND DECEMBER 31, 1997

  Book value per common equivalent share, as defined below, increased $4.12, or 6.7%, to $66.00 at March 31, 1998, from $61.88 at December 31, 1997. Such change reflects an increase of $4.00 per share related to the after tax increase in net unrealized investment gains, which were recorded directly to stockholders' equity as part of Accumulated Other Comprehensive Income.

  The calculation of book value per common and common equivalent share reflects the potentially dilutive effects of White River's outstanding incentive and directors' compensation awards. In the calculation of book value per common and common equivalent share: (i) the numerator is the sum of stockholders' equity and the tax benefit which would result from the settlement of outstanding performance units, directors' compensation awards and balances within White River's retirement plans with shares of Common Stock, based upon the current market price of the Common Stock and assuming a statutory tax rate of 35%, and (ii) the denominator is the sum of the shares of Common Stock outstanding and shares deemed issued in settlement of outstanding performance units, directors' compensation awards and balances within such retirement plans.

  As of March 31, 1998, the Company had consolidated cash and cash equivalents of $196.5 million, (which included $7.8 million related to the operations of CCC, Hanover, and JKRE), as compared to $190.5 million as of December 31, 1997. Substantially all of the cash and cash equivalent balances of $188.7 million held by White River as of March 31, 1998, other than those of CCC, Hanover and JKRE, were deposited with several major banking institutions in interest-bearing accounts with maturities of six days or less. As of March 31, 1998, such deposits earned a weighted average interest rate of 5.4% per annum.

  Working capital (current assets less current liabilities) increased by $2.7 million to $305.5 million at March 31, 1998 from $302.8 million at December 31, 1997 primarily due to an increase in the Company's balances of cash and cash equivalents of $6.0 million, which was offset by a reduction in the Company's investment securities as a result of the sale of certain of CCC's short-term investments in U.S. Treasury Bills and, as discussed below, the purchase by CCC of a long term investment.

  On February 10, 1998, CCC signed an agreement with InsurQuote Systems, Inc. ("InsurQuote"), a provider of insurance rating information and the software used to manage that information, and invested $20 million to acquire 19.9% of the InsurQuote common stock, a subordinated note from InsurQuote, warrants, and shares of InsurQuote preferred stock. The warrants provide the right to acquire additional shares of InsurQuote common stock and are exercisable by CCC through February 10, 2008, subject to potential early termination provisions. The Series C stock is redeemable in full at the end of five years, or earlier under certain conditions, if not converted prior to that time. Each share of Series C and D preferred stock is initially convertible into one common share at the option of CCC. CCC is accounting for its investment in InsurQuote using the cost method.

  Capital expenditures were $7.6 million for the quarter ended March 31, 1998 compared to $1.8 million during the quarter ended March 31, 1997 primarily due to expansion of CCC's office space as well as expenditures related to CCC's new products.

RESULTS OF OPERATIONS--YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  Consolidated net income applicable to common stock totalled $6.7 million for the year ended December 31, 1997, or $1.31 per diluted common share, as compared to $3.7 million, or $0.73 per diluted common share, for the year ended December 31, 1996, and $15.4 million, or $2.84 per diluted common share, for the year ended December 31, 1995. The 1997 results reflect pretax net investment gains of $27.5 million, as compared to $16.2 million reported for 1996 and $36.3 million for 1995.

INVESTMENT OPERATIONS

 Investment Results

  Based upon the composition of its assets at the time of the Capitalization, White River met the definition of an Investment Company under the Investment Company Act. As such, White River's accounting policies regarding the carrying value of investments as well as the treatment of changes in unrealized gains and losses relating to such investments conformed to generally accepted accounting principles ("GAAP") for Investment Companies until such time as White River ceased to meet the definition of an Investment Company. White River ceased to meet the definition of an Investment Company effective September 30, 1995, and, accordingly, as discussed further in Note 2 to the accompanying financial statements, adopted the provisions of SFAS No. 115, as of such date. Under SFAS No. 115, changes in net unrealized investment gains and losses relating to White River's marketable equity securities and debt which are classified as available for sale are reported net of tax as a separate component of stockholders' equity and, except for declines in value which are deemed to be other than temporary in nature, changes in net unrealized investment gains and losses relating to White River's other investments are not recognized until realized. Pretax net unrealized gains of $55.5 million and $17.0 million were recorded directly to stockholders' equity during 1997 and 1996, respectively.

  For the year ended December 31, 1997, pretax investment income totalled $11.4 million, including $10.2 million of interest income generated from higher cash and cash equivalents balances held during 1997. Pretax investment income totalled $9.0 million for the year ended December 31, 1996, and $8.3 million for the year ended December 31, 1995.

  White River's proceeds from dispositions of investments totalled $39.0 million, $21.2 million and $118.9 million during the years ended December 31, 1997, 1996 and 1995, respectively. See "Additional Information Concerning White River Corporation and Subsidiaries--Investment Operations" for a discussion of 1997 and 1996 investment dispositions. The 1995 investment dispositions include the transfer of certain securities with a carrying value of $93 million and a fair value of $104 million to Fund American. In conjunction with the transfer of such securities, White River also received an additional $14 million in cash from Fund American. The assets transferred by White River were in satisfaction of the outstanding borrowings under the Credit Agreement. Accordingly, management accounted for the transaction as a retirement of debt with no corresponding gain or loss, and the remaining $11 million was recognized as realized investment gains.

 Investment Holdings

  The Company's investment holdings as of December 31, 1997 consist primarily of its interests in Cross Timbers; U.S. Treasury Bills held by CCC, and NWA Partners which represented 54.6%, 18.5% and 25.2%, respectively, of White River's total investments. White River's management believes that this concentration may make the value of White River's investments more volatile than the value of a more diversified portfolio.

  Cross Timbers was organized in 1990 and is engaged in the acquisition and development of producing oil and gas properties and the marketing and transportation of oil and natural gas. Cross Timbers' oil and gas properties are concentrated in major producing basins in Oklahoma, East Texas and the Permian Basin of West Texas and New Mexico. Based upon information available to the Company, White River's holdings represented 13.6% of the total outstanding Cross Timbers common stock as of December 31, 1997. The Cross Timbers common stock held by White River generally is not registered for sale in the open market; however, White River does have limited demand registration rights with regard to such shares. In addition, White River can sell its holdings of Cross Timbers common stock in accordance with the volume restrictions under Rule 144 of the U.S. Securities Act of 1933, as amended. During 1997, such sales totalled 20,000 shares resulting in gross proceeds of $0.6 million.

  The common stock of Cross Timbers is traded on the New York Stock Exchange under the symbol "XTO", and during the 52-week period ended December 31, 1997, its daily closing market price ranged between a high of $28 11/16 and a low of $14 11/16 per share. The closing market price of such shares as of December 31, 1997, was $24 15/16 per share. Such prices were as listed on the New York Stock Exchange during 1997, and do not reflect the stock split noted below. In recognition of White River's demand registration rights with respect to its shares of Cross Timbers common stock, White River began carrying its interest in Cross Timbers at market value effective September 30, 1995, upon the adoption of SFAS No. 115. Accordingly, White River's interest in Cross Timbers was carried at $89.8 million and $60.8 million under the caption investment securities in the accompanying consolidated statement of financial condition as of December 31, 1997 and 1996, respectively.

  On January 30, 1998, Cross Timbers announced a three-for-two stock split, to be effective on February 24, 1998 for stockholders of record on February 12, 1998. As a result of the stock split, White River's holdings of Cross Timbers common stock increased from 3,600,009 shares to 5,400,013 shares.

  White River recognized dividend income of $0.8 million for each of the years ended December 31, 1997, 1996 and 1995, from its interest in Cross Timbers. There can be no assurance that Cross Timbers will continue to pay dividends on its common stock at this level, or if dividends will be paid at all.

  The energy and natural resources industries, particularly the oil and natural gas industries, are highly competitive, require significant capital expenditures, and are subject to extensive regulation at both the national and local levels. Unpredictable fluctuations in the prices of oil, natural gas and other natural resources, as well as changes in the level of development and production expenditures by the operators of companies in this sector, generally affect the market price of the securities of such companies. For these reasons, among others, management believes that the value of its interest in Cross Timbers may be subject to additional market price volatility not applicable to the securities markets in general.

  NWA Partners is a limited partnership formed during 1989 under the laws of the State of California for the purpose of investing in Northwest Airlines Corporation ("Northwest Airlines") equity securities. During December 1993, NWA Partners entered into a stockholders' agreement (the "NWA Stockholders' Agreement") with the participants in the Northwest Airlines leveraged buyout (the "Northwest LBO"), which, among other things, restricted transfer of most of the shares of Northwest Airlines common stock held by the parties to the Northwest LBO until June 1997. Accordingly, the Company considered such investments as restricted in accordance with SFAS No. 115, and carried such investments at adjusted carring value (see Note 2 to the accompanying financial statements) until such time as the restrictions expired (June 1997). Thereafter, the Company accounted for its investment in NWA Partners as an available for sale security. NWA Partners has an original term of ten years, which is extendable at the discretion of the general partner for up to two additional years.

  White River acquired its interest in NWA Partners in connection with the Capitalization. White River's interest in NWA Partners represented approximately 21% of partnership assets as of December 31, 1997 and 1996. During the year ended December 31, 1997, White River received a $26.3 million partial distribution on its investment resulting in a pretax investment gain of $19.4 million. The distribution represented White River's share of proceeds arising primarily from the redemption of NWA Partners' investment in preferred stock of NWA Corp., but also in part due to the sale of 0.7 million shares of NWA Corp. common stock subject to a call option. No distributions were received during 1996. During the year ended December 31, 1995, White River received distributions totaling $3.5 million from NWA Partners, resulting in pretax net investment gains of $2.8 million. These distributions represented White River's share of the proceeds from the sale of a portion of NWA Partners' assets. As of December 31, 1997, NWA Partners' remaining assets consisted primarily of 4.7 million shares of Northwest Airlines Class A common stock, par value $0.01 per share (the "Northwest Common Stock").

  As discussed in Note 1 of the accompanying financial statements, prior to September 30, 1995, investments classified by White River as "other investments" included its partnership interest in NWA Partners, which had no established market value at the time. White River carried its interest in NWA Partners at internally appraised values, giving due consideration to the current market value of the unrestricted Northwest Common Stock and the estimated value of the Northwest Preferred Stock. To arrive at fair value, White River applied a significant discount to such values due to liquidity restrictions caused in part by restrictions on transfer imposed by the NWA Stockholders' Agreement, as well as the partnership terms of NWA Partners. Upon White River ceasing to meet the definition of an Investment Company, White River adopted SFAS No. 115, and the Company recorded its limited partnership interest investment in NWA Partners at its then carrying value (due to the restrictions on the investments held by the NWA Partnership). Since the lapse of the restrictions on such investment in June 1997, the Company recorded its investment in NWA Partners as an available for sale security. Accordingly, the carrying value of NWA Partners at December 31, 1997 was $41.4 million, as compared to a carrying value of $21.8 million at December 31, 1996, which reflected the adjusted cost basis at that time.

  Since the passage of the Airline Deregulation Act of 1978, the airline industry has been characterized by strong competition and industry consolidation. A number of airlines have filed for bankruptcy and/or ceased operations. Airlines offer discount fares, a wide range of schedules, frequent flyer mileage programs, and ground and in-flight services as competitive tools to attract passengers and increase market share. Because of the relative ease with which U.S. carriers can enter new markets, each carrier's domestic service is subject to potential increases in competition from other air carriers, the extent and effect of which cannot be predicted. The airline industry is subject to substantial price competition as U.S. carriers are free to determine domestic pricing policies without government regulation. Domestic price competition has accelerated the efforts of airline management to reduce costs and improve productivity. Although the U.S. government retains authority over international fares, such fares are also subject to the jurisdiction of the foreign countries being served. For these reasons, among others, White River's management believes that the value of its interest in NWA Partners may be subject to additional price volatility not applicable to the securities markets in general.

INSURANCE-RELATED SERVICES

  Revenues for the year ended December 31, 1997 of $159.1 million were $28.1 million, or 21.5%, higher than the prior year. The increase in revenues was due primarily to higher revenues from workflow/collision estimating software licensing and valuation services. Workflow/collision estimating software revenue increased due to an increase in the number of units sold in both the autobody and insurance markets. Valuation services revenue increased due to higher transaction volume.

  Revenues for the year ended December 31, 1996 of $131.0 million were $15.5 million, or 13.4%, higher than the prior year. The increase in revenues was due primarily to higher revenues from collision estimating software licensing, from ACCESS claims services and from Total Loss vehicle valuation services. Collision estimating software licensing revenues increased primarily because of an increase in the number of software licenses, particularly at collision repair facilities. ACCESS claims services revenues increased primarily as a result of higher transaction volume. Total Loss revenues increased as a result of both higher volume and a slightly higher rate per transaction.

  On a stand-alone basis, CCC reported net income before accretion and dividends on preferred stock of $15.8 million, $14.8 million and $1.3 million for the years ended December 31, 1997, 1996 and 1995, respectively. The 1995 results include the $4.5 million pretax provision for loss relating to the MacLean Hunter litigation claim. White River's adjustment for the amortization of goodwill and purchased software related to the CCC acquisition (see Note 2 to the accompanying financial statements), as well as the minority shareholders' interest in the earnings of CCC during these periods, reduced net income by $17.4 million, $14.8 million and $9.0 million for the years ended December 31, 1997, 1996 and 1995, respectively.

  During August 1996, CCC completed the initial public offering of 6.9 million newly issued shares of Common Stock, resulting in net proceeds to CCC of $72.1 million. As a result of the IPO, CCC's $49.6 million deficiency in stockholders equity was eliminated resulting in stockholders' equity of $22.5 million immediately after the IPO. Prior to CCC's IPO, the minority interest in CCC was not reflected in the consolidated statements of financial condition because the minority interest did not guarantee the obligations of CCC nor was it otherwise committed to provide further financial support. However, as a result of eliminating CCC's deficiency in stockholders' equity, a minority interest liability was included in the Company's statement of financial condition. Such minority interest liability was $33.7 million and $19.0 million for the years ended December 31, 1997 and 1996, respectively.

OTHER REVENUES--CONSOLIDATED

 1997 versus 1996

  Other revenue of $9.6 million for the year ended December 31, 1997 consisted of Hanover sales of $9.0 million, and JKRE sales of $0.5 million. The corresponding sales amount of $5.4 million in 1996 is not comparable since Hanover operations did not commence until April 1996, while JKRE was not established until November 1997.

  Hanover, which began operations in April 1996, generated $9.0 million in revenue from the sale of fashion accessories for the year ended December 31, 1997, with a net loss of $0.5 million. As of December 31, 1997, White River's investment in and advances to Hanover totalled $3.8 million.

  Hanover generated revenues of $5.4 million for the year ended December 31,1996. Hanover's operations had breakeven operating results for the period April 1996 to December 31, 1996, and the dollar amount of the investment in and advances to this entity totalled $1.6 million at December 31, 1996.

OPERATING EXPENSES

 1997 versus 1996

  For the year ended December 31, 1997, compensation and benefits expense totalled $82.0 million, as compared to $63.7 million for 1996. The 1997 year results include a $7.3 million increase in White River's provision for stock based incentive awards, a $1.7 million increase related to Hanover which began operations in April 1996, and a $8.8 million increase in CCC's compensation and benefits to recruit and retain key employees.

  For the year ended December 31, 1997, other operating expenses totalled $92.3 million, as compared to $74.8 million for the 1996 period, representing an increase of 23.4%. Such increase was due to an increase in CCC's operating expenses of $13.7 million in 1997 which was primarily attributable to an increase in product development and customer support capacity necessary to support increased revenues, as well as to efforts to build and upgrade internal systems. Furthermore, during 1996, CCC had constraints imposed on operating expenditures due to principal payment obligations and restrictive covenants attributable to its previous commercial bank credit facility. Additionally, Hanover's other operating expenses increased by $2.5 million in 1997 primarily because 1997 included a full year of expenses.

 1996 versus 1995

  Compensation and benefits expense increased by 23.1% to $63.7 million for the year ended December 31, 1996, as compared to $51.8 million for the year ended December 31, 1995. The 1996 increase reflects a $5.2 million increase in White River's provision for stock-based incentive awards, which was due to increases in the market value of Common Stock during such period as well as to accelerated vesting of certain awards due in part to the effects of the CCC IPO upon White River's book value per common and common equivalent share. In addition, CCC's compensation and benefits increased by $5.5 million for the year ended December 31, 1996 when compared to the prior year, as a result of increased staffing required to support revenue growth and product development activities.

  Other operating expenses decreased by 0.8% to $74.8 million for the year ended December 31, 1996, as compared to $75.4 million for the same period in 1995. The decrease in other operating expenses during the year ended December 31, 1996 is attributable to effective cost containment initiatives and the postponement by CCC of certain operating expenditures that it would have made during the first half of 1996 in the absence of covenants under its previous bank credit facility.

INCOME TAXES

  The Company's effective tax rate is higher than the statutory rate of 35% due to the fact that the Company provides for deferred taxes on its equity interest in the net income of CCC, as well as due to the effect of the amortization of goodwill.

VALUATION ALLOWANCE

  As of December 31, 1995, CCC carried a valuation allowance of $5.0 million against future income tax benefits which were not recognized for book purposes due to the existence of historical operating losses and the resulting uncertainties regarding the availability of future taxable income. CCC reduced valuation allowances by $4.7 million thus reducing its stand-alone income tax expense in 1996 as a result of its successful recapitalization, through the CCC IPO, and its demonstrated pattern of profitability. White River treated its share of the reversal of these CCC tax benefits as a reduction of its goodwill relating to the CCC acquisition. CCC's remaining valuation allowance of $0.3 million as of December 31, 1997 and December 31, 1996, pertains to capital loss carry forwards, the realization of which is not assured.

RESULTS OF OPERATIONS--QUARTERS ENDED MARCH 31, 1998 AND 1997

  The consolidated net loss applicable to common stock totalled $0.8 million for the quarter ended March 31, 1998, or $0.17 per diluted common share, as compared to a net loss of $2.6 million, or $0.54 per diluted common share for the quarter ended March 31, 1997.

 Investment Operations

  Under SFAS No. 115, changes in net unrealized investment gains and losses relating to White River's marketable equity securities and debt which are classified as available for sale are reported net of tax as a separate component of stockholders' equity (Accumulated Other Comprehensive Income) and, except for declines in value which are deemed to be other than temporary in nature, changes in net unrealized investment gains and losses relating to White River's other investments are not recognized until realized. Pretax net unrealized gains of $30.0 million were recorded directly to stockholders' equity as part of Accumulated Other Comprehensive Income during the quarter ended March 31, 1998, and pretax net investment losses of $0.7 million were recorded directly to stockholders' equity as part of Accumulated Other Comprehensive Income during the quarter ended March 31, 1997.

  For the quarter ended March 31, 1998, pretax investment income totalled $2.9 million, including $2.6 million of interest income generated from the cash and cash equivalents balances held during the first quarter 1998. Pretax investment income totalled $2.6 million for the quarter ended March 31,1997, including $2.3 million of interest income generated from the cash and cash equivalent balances held during the first quarter 1997.

  Proceeds from dispositions of investments during the quarters ended March 31, 1998 and March 31, 1997 were $31.1 million and $1.2 million, respectively. The increase in 1998 relates to CCC's dispositions of short-term investments in U.S. Treasury bills.

 Insurance-Related Services

  Revenues for the quarter ended March 31, 1998 of $44.7 million were $7.9 million, or 21.5%, higher than the same period in 1997. The increase in revenues was due primarily to higher revenues from workflow/collision estimating software licensing and valuation services. Workflow/collision estimating software revenue increased due to an increase in the number of units sold in both the autobody and insurance markets. Valuation services revenue increased due to higher transaction volume.

  On a stand-alone basis, CCC reported net income before accretion and dividends on preferred stock of $4.4 million and $3.4 million for the quarters ended March 31, 1998 and March 31, 1997, respectively. White River's adjustment for the amortization of goodwill and purchased software related to the CCC acquisition, as well as the minority shareholders' interest in the earnings of CCC during these periods, reduced net income by $4.6 million and $4.0 million for the quarters ended March 31, 1998, and March 31, 1997, respectively.

 Other Revenues--Consolidated

  Other revenue of $3.3 million for the quarter ended March 31, 1998 consisted of Hanover Accessories, Inc. ("Hanover") sales of $2.8 million, and Just Kiddie Rides Enterprises, Inc. ("JKRE") sales of $0.5 million. The corresponding sales amount of $1.6 million for the same period in 1997 includes only the operations of Hanover, since JKRE was not established until November 1997.

  Hanover generated $2.8 million in revenue from the sale of fashion accessories for the quarter ended March 31, 1998, with a net loss of $0.1 million. As of March 31, 1998, White River's investment in and advances to Hanover totalled $3.7 million. Hanover generated revenues of $1.6 million for the quarter ended March 31,1997, with a net loss of $0.2 million.

  JKRE generated $0.5 million in revenue for the quarter ended March 31, 1998, with a net loss of $0.2 million. As of March 31, 1998, White Rivers investment in and advances to JKRE totalled $2.1 million.

 Operating Expenses

  For the quarter ended March 31, 1998, compensation and benefits expense totaled $20.2 million, as compared to $19.1 million for the same period in 1997. The first quarter 1998 increase is entirely the result of an increase in CCC's compensation and benefits to recruit and retain key employees. For the quarter ended March 31, 1998, other operating expenses totalled $25.3 million, as compared to $21.6 million for the same period in 1997, representing an increase of 17.2%. Such increase was due to an increase in CCC's operating expenses of $3.1 million, which was primarily attributable to product development and customer service expenses necessary to support increased revenues, as well as to efforts to build and upgrade internal systems.

 Income Taxes

  The Company's effective tax rate is higher than the statutory rate of 35% due to the fact that the Company provides for deferred taxes on its equity interest in the net income of CCC, as well as due to the effect of the amortization of goodwill.

  The Company provides for deferred income taxes which reflect the effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Furthermore, deferred tax assets are recorded net of a valuation allowance if management believes that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

LIQUIDITY AND CAPITAL RESOURCES--DECEMBER 31, 1997

 Total Company (consolidated basis)

  During the year ended December 31, 1997, the Company's cash and cash equivalent balances increased by $2.2 million (see "Consolidated Statements of Cash Flows" on page F-4 of the accompanying financial statements). The major source of cash provided was $93.1 million from sales of investments, and net income of $7.2 million which was reduced by net investment gains of $27.5 million and increased by non-cash charges relating to depreciation and amortization ($17.2 million), minority interest ($10.1 million) and deferred tax expense ($2.5 million). In addition, the Company's working capital requirements increased cash used by operations primarily due to an increase in other current assets and accounts receivable ($11.5 million) and a reduction in other liabilities ($7.2 million). The Company used $75.2 million for the purchase of investment securities (all of which were related to CCC's rollovers of Treasury securities) and $9.8 million for the purchase of software and equipment.

  During the year ended December 31, 1996, the Company's cash and cash equivalent balances increased by $49.1 million. The major components of cash provided were: $11.8 million provided from operations, $21.1 million from sales of investments, net proceeds of $73.8 million from CCC's IPO in August 1996, and $10.8 million of proceeds from notes payable and other debt. The Company used cash of $46.7 million for principal payments on notes and other debt, $11.0 million for the purchase of investment securities (all of which were related to CCC's rollovers of Treasury securities), and $5.6 million for the purchase of software and equipment.

  During the year ended December 31, 1995, the Company's cash and cash equivalent balances increased by $44.3 million. The major components of cash provided were $10.0 million provided from operations, $30.0 million from sales of investments and $44.0 million of proceeds from notes payable and other debt. The Company used cash of $25.7 million for repurchases of common stock, $11.1 million for principal payments on notes payable and other debt and $3.0 million for the purchase of software and equipment.

  Management believes that cash flows from operations, sales of investment securities, and available borrowings as discussed separately below under "CCC" will be sufficient to satisfy the Company's capital expenditure and working capital requirements for the foreseeable future.

 White River

  As of December 31, 1997, the Company had consolidated cash and cash equivalents of $190.5 million, of which $187.3 million relates to balances held by White River, with the remaining $2.9 million related to the operations of CCC, Hanover and JKRE. White River's primary sources of additional cash include sales of investments, interest earned on cash equivalents and dividends earned on investments. During the years ended December 31, 1997, 1996 and 1995, White River generated cash proceeds from the sale of investments aggregating $39.0 million, $21.1 million and $28.9 million, respectively.

  For the foreseeable future, White River does not expect to receive cash dividends on its holdings of CCC Common Stock, and, based upon the terms of the CCC Preferred Stock, further dividends will not begin to accrue until June 1998. White River has not made any formal or informal commitment to make additional investments in or advances to CCC.

  The White River Board has not declared, and currently does not intend to declare, ordinary periodic dividends on the Common Stock. However, the White River Board intends to reevaluate from time to time the declaration of dividends with due consideration given to the financial characteristics of White River's remaining investments, its continuing operations and the amount and regularity of its cash flows as of that time. There can be no assurance as to when or whether the White River Board will declare any such dividends.

  During the year ended December 31, 1997, White River did not repurchase any shares of Common Stock. Cumulative share repurchases since the formation of White River through December 31, 1997, totalled approximately 1,495,000 shares of Common Stock at an aggregate cost of $48.9 million. As of December 31, 1997, White River may repurchase an additional 523,000 shares of Common Stock under its existing share repurchase authorization.

  As part of the Capitalization, White River issued to Fund American 7,000 shares of White River Series A NonParticipating Cumulative Preferred Stock, par value $1.00 per share (the "Redeemable Preferred Stock"), which are entitled to aggregate annual dividends of $0.5 million and must be redeemed during September 1998, at a redemption price of $1,000 per share. Fund American sold the Redeemable Preferred Stock to two unaffiliated institutional investors at the time of the Distribution.

  Management believes that available cash and funds generated from sales of investments will be sufficient for White River to satisfy its working capital requirements for the foreseeable future.

 CCC

  CCC's primary source of cash includes receipts of customer billings, which are generally invoiced monthly in advance for EZEst units and Pathways subscriptions and monthly in arrears for Total Loss and EZNet transactions. During the years ended December 31, 1997 and 1996, CCC generated net cash from operating activities of $20.1 million and $20.3 million, respectively. CCC used $8.1 million and $5.6 million, respectively excluding noncash capital expenditures, to purchase equipment and software and invested the remaining cash in marketable securities.

  On August 21, 1996, CCC completed its initial public offering of common stock, generating proceeds of $72.1 million, net of underwriters' discounts and related equity issue costs. Proceeds from the offering of $36.1 million were used to redeem approximately 87% of the CCC Preferred Stock at stated value plus accrued dividends. In addition, proceeds from the offering of $28.0 million were used to make principal repayments on long-term debt. The balance of CCC's principal repayments during the year ended December 31, 1996, was generated from operations.

  On August 22, 1996, CCC secured a $20.0 million revolving credit facility through a commercial bank. As a result, the balance of deferred financing fees associated with CCC's previous credit facility, which consisted of a term loan and a revolving credit facility, was written off in 1996 as an extraordinary loss, net of income taxes. There have been no borrowings under the current bank credit facility. Indebtedness under the current bank credit facility would bear interest at either of two rates as selected by CCC: the London Inter-Bank Offering Rate plus 1.5% per annum, or the prime rate. Following the offering, CCC's principal liquidity requirements include its operating activities, including product development, and its investments in internal and customer capital equipment.

  Under the current credit facility, CCC is, with certain exceptions, prohibited from making certain sales or transfers of assets, incurring nonpermitted indebtedness or encumbrances, and redeeming or repurchasing its capital stock, among other restrictions. In addition, the current credit facility also requires CCC to maintain certain levels of operating cash flow and interest expense coverage, and limits CCC's ability to make capital expenditures and investments and declare dividends.

  Management believes that cash flows from operations and the current credit facility will be sufficient to meet CCC's liquidity needs over the next 12 months. There can be no assurance, however, that CCC will be able to satisfy its liquidity needs in the future without engaging in financing activities beyond those described above.

LIQUIDITY AND CAPITAL RESOURCES--MARCH 31, 1998

 Total Company (consolidated basis)

  During the quarter ended March 31, 1998, the Company's cash and cash equivalent balances increased by $6.0 million (see "Consolidated Interim Statements of Cash Flows (unaudited)" on page F-31). The major sources of cash provided were $31.1 million from sales of investments, and net cash provided from operations of $10.1 million. The Company used $20.0 million for the purchase of a long-term investment (see below under "CCC"), $8.3 million for the purchase of investment securities and $7.6 million for the purchase of software and equipment.

  Management believes that cash flows from operations, sales of investment securities and available borrowings as discussed separately below under "CCC" will be sufficient to satisfy the Company's capital expenditure and working capital requirements for the foreseeable future.

 White River

  As of March 31, 1998, the Company had consolidated cash and cash equivalents of $196.5 million, of which $188.7 million relates to balances held by White River, with the remaining $7.8 million related to the operation of CCC, Hanover and JKRE. White River's primary sources of additional cash include sales of investments, interest earned on cash equivalents and dividends earned on investments. There were no cash proceeds generated from the sale of investments during the quarter ended March 31, 1998, as compared to $1.2 million cash generated from the sale of investments during the quarter ended March 31, 1997.

  Management believes that available cash and funds generated from sales of investments will be sufficient for White River to satisfy its working capital requirements for the foreseeable future.

 CCC

  CCC's primary source of cash includes receipts of customer billings, which are generally invoiced monthly in advance for EZEst units and Pathways subscriptions and monthly in arrears for Total Loss and EZNet transactions. During each of the quarters ended March 31, 1998 and March 31, 1997, CCC generated net cash from operating activities of $8.0 million. CCC used $6.1 million and $1.8 million, during the quarters ended March 31, 1998 and March 31, 1997, respectively, excluding noncash capital expenditures, to purchase equipment and software and invested the remaining cash in marketable securities. In addition, CCC invested $20 million in InsurQuote during the quarter ended March 31, 1998, using cash provided from sales of investments.

  Management believes that cash flows from operations and the current credit facility will be sufficient to meet CCC's liquidity needs over the next 12 months. There can be no assurance, however, that CCC will be able to satisfy its liquidity needs in the future without engaging in financing activities beyond those described above.

YEAR 2000 ISSUE

  The year 2000 issue relates to computer system programs which may not properly recognize the change in date years from 1999 to 2000. As a result of this time sensitivity of existing software, any business entity is at risk for possible system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. In addition, entities that provide software solutions to their customers must monitor the year 2000 concerns in the applications their software supports.

  Based on risk assessment, CCC is currently modifying or replacing significant portions of its software so that its computer systems will function properly with respect to the year 2000 date recognition. White River is currently in the process of replacing significant portions of its software and expects to have such upgrades completed by December 31, 1998. CCC presently believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose a significant operational problem. However, if such modifications and conversions are not made, or not completed timely, the year 2000 issue could have a material adverse effect on CCC's business, financial condition and results of operations.

  The Company is utilizing both internal and external resources to reprogram, or replace, and test software for the year 2000 modifications. The Company anticipates completing the year 2000 project in early 1999. The total cost of the year 2000 project for the Company is not material.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

  The Private Securities Litigation Reform Act of 1995 ("the Act") provides a safe harbor for forward-looking information made on behalf of the Company. All statements, other than statements of historical facts, which address activities or actions that the Company expects or anticipates will or may occur in the future, including such things as expansion and growth of the Company's operations and other such matters are forward looking statements. To take advantage of the safe harbor provided by the Act, the Company is identifying certain factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company.

  Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include competitive pressures, changes in customer preferences, acceptance of new product introductions and other marketing and sales initiatives, legal and regulatory initiatives and conditions in the capital markets. Forward-looking statements made by the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, as well as other factors, beyond the control of the Company, actual results may differ from those in the forward-looking statements.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of May 29, 1998, information concerning the beneficial ownership of shares of White River Common Stock by each director and executive officer of White River individually and by all current directors and executive officers as a group. As of May 29, 1998, White River had 4,874,756 outstanding shares of White River Common Stock.

  MANAGEMENT OF WHITE RIVER

                             NUMBER OF SHARES OF WHITE RIVER COMMON STOCK
                             -------------------------------------------------------
                                          RIGHTS TO
                              SHARES       ACQUIRE                     OWNERSHIP
NAME OF BENEFICIAL OWNER(1)  OWNED(2)     SHARES(3)      TOTAL       PERCENTAGE(4)
---------------------------  -----------  ------------  ------------ ---------------
Patrick M. Byrne(4).....              --            --           --            --
Andrew Delaney..........              500           --           500            (5)
Gordon S. Macklin.......            5,000           --         5,000            (5)
Robert T. Marto.........           16,505       294,432      310,937           6.4%
Bonnie B. Stewart.......            1,178           --         1,178            (5)
Michael E. B. Spicer....              --            --           --            --
Brian P. Zwarych........              --            --           --            --
All current directors
 and executive officers
 as a group.............           23,183       294,432      317,615           6.5%

--------
(1) All current directors and executive officers may be contacted at White River's principal executive office at Two Gannett Drive, Suite 200, White Plains, NY 10604.
(2) Determined based on the beneficial ownership provisions specified in Rule 13d-3(d)(1) of the Exchange Act. Unless otherwise noted, the indicated beneficial ownership represents sole voting and investment powers.
(3) Represents shares of White River Common Stock deliverable upon exercise of options to purchase shares of White River Common Stock owned by Fund American. Such options expire in 1998 and were issued, concurrent with the purchase and other transfer of selected assets and the assumption of certain liabilities from Fund American, to replace then outstanding employee options to purchase Fund American common stock.
(4) Patrick M. Byrne has voting power with respect to 15,000 shares of White River Common Stock held in trust for his benefit but he disclaims any beneficial ownership of such shares of White River Common Stock. In addition, he is the son of John J. Byrne, who is the beneficial owner of 835,112 shares of White River Common Stock, representing 17.1% of the total outstanding shares of White River Common Stock. Patrick M. Byrne disclaims any beneficial ownership of shares of White River Common Stock held by John J. Byrne.
(5) Represents less than 1.0% of the total outstanding shares of White River Common Stock.

  CERTAIN BENEFICIAL OWNERS

  To the knowledge of White River, no person or entity beneficially owns more than 5% of the outstanding White River Common Stock, except as follows:

                                                                    OWNERSHIP
      NAME AND ADDRESS OF BENEFICIAL OWNER        SHARES OWNED(1) PERCENTAGE(1)
      ------------------------------------        --------------- -------------
Fund American Enterprises Holdings, Inc.(2)......    1,014,250        20.8%
 80 South Main Street
 Hanover, NH 03755
John J. Byrne(3).................................      835,112        17.1%
 c/o Fund American Enterprises Holdings, Inc.
 80 South Main Street
 Hanover, NH 03755
Robert T. Marto(4)...............................      310,937         6.4%
 777 Westchester Avenue, Suite 201
 White Plains, NY 10604

--------
(1) Determined based on the beneficial ownership provisions specified in Rule 13d-3(d)(1) of the Exchange Act.
(2) According to filings made by Fund American with the SEC, Fund American reported that it and John J. Byrne believe that they do not constitute a group with respect to shares of White River Common Stock owned by Fund American. In addition, Fund American disclaims any beneficial ownership of shares of White River Common Stock owned by John J. Byrne. See note (3).
(3) John J. Byrne is the Chairman, and former President and Chief Executive Officer of Fund American. According to a filing made by John J. Byrne with the Commission, he believes that he and Fund American do not constitute a group with respect to shares of White River Common Stock owned by him, and he disclaims any beneficial ownership of shares of White River Common Stock owned by Fund American. John J. Byrne has sole voting and investment power with respect to shares of White River Common Stock for which he claims beneficial ownership. See note (2).
(4) According to a filing made by Mr. Marto with the Commission, the shares of White River Common Stock to which Mr. Marto claims beneficial ownership include options to purchase 294,432 shares of White River Common Stock owned by Fund American. Such options expire in 1998 and were issued, concurrent with the purchase and other transfer of selected assets and the assumption of certain liabilities from Fund American, to replace then outstanding employee options to purchase Fund American common stock.

                   DIVIDENDS AND PRICE RANGE OF COMMON STOCK

  The White River Common Stock is listed and traded on the Nasdaq under the symbol "WHRC" The following table reflects the high and low sales prices per share of White River Common Stock, as reported on the Nasdaq. Since September 24, 1993, the date White River was spun off from Fund American, no dividends have been declared on shares of White River Common Stock and the White River Board currently does not intend to declare ordinary periodic dividends to holders of White River Common Stock. If the Merger is not consummated, the White River Board intends to reevaluate from time to time the declaration of ordinary dividends with due consideration given to the financial characteristics of White River's investments, its continuing operations and the amount and regularity of its cash flows as of that time. There can be no assurance as to when or whether the White River Board will declare any ordinary dividends. In addition, under certain circumstances, White River may make an extraordinary distribution of investments, cash, or a combination thereof to stockholders if, in the judgment of the White River Board, the available resources of White River exceed its internal and acquisition needs.

                                                                HIGH      LOW
                                                              --------- --------
   1996
     1st Quarter............................................. $38 3/4   $36 1/2
     2nd Quarter............................................. $46 10/16 $37 1/4
     3rd Quarter............................................. $65       $44 1/2
     4th Quarter............................................. $65       $52 5/16
   1997
     1st Quarter............................................. $69       $54 1/2
     2nd Quarter............................................. $73       $61 1/2
     3rd Quarter............................................. $84       $59 1/2
     4th Quarter............................................. $81       $65 1/8
   1998
     1st Quarter............................................. $91 3/4   $76 5/16
     2nd Quarter (through June 2, 1998)...................... $90 1/2   $86 1/2

  On April 6, 1998, the last trading day before White River announced that the White River Board had approved the Merger Agreement, the high and low sales prices for White River Common Stock on the Nasdaq were $90 and $89 1/2, respectively. On June 2, 1998, the last trading day practicable for which quotations were available prior to the printing of this Proxy Statement, the closing price for White River Common Stock on the Nasdaq was $88.

                             INDEPENDENT AUDITORS

  It is anticipated that a representative from Ernst & Young LLP, White River's independent auditors, will be present at the Special Meeting and will have the opportunity to make a statement and respond to appropriate questions.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE

  None.

     PROPOSALS BY STOCKHOLDERS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

  If the Merger is not consummated, or if it is not consummated within the time period currently contemplated, White River will hold a 1998 Annual Meeting of Stockholders. As described in White River's proxy statement relating to its 1997 Annual Meeting of Stockholders, in order for proposals of White River's stockholders to be considered for inclusion in the proxy statement relating to its 1998 Annual Meeting of Stockholders, such proposals must have been received at White River's executive office not later than December 8, 1997. No such proposals were received by White River by such date.

                            SOLICITATION OF PROXIES

  Proxies will be solicited by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of White River. White River has retained CIC to assist in the solicitation of proxies from stockholders. CIC will receive a fee of approximately $15,000 plus expenses. White River will request banks, brokerage firms, custodians, nominees and fiduciaries to forward materials to the beneficial owners of shares and will reimburse such persons, in accordance with the rules of Nasdaq, for reasonable expenses incurred by them in forwarding such materials. The entire cost of solicitations will be borne by White River.

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Financial Condition.............................  F-1
Consolidated Statements of Income..........................................  F-2
Consolidated Statements of Stockholders' Equity............................  F-3
Consolidated Statements of Cash Flows......................................  F-4
Notes to Consolidated Financial Statements.................................  F-5
Report on Management's Responsibilities.................................... F-26
Report of Ernst & Young LLP................................................ F-27
Report of Price Waterhouse LLP............................................. F-28
Consolidated Interim Statements of Financial Condition..................... F-29
Consolidated Interim Statements of Operations (Unaudited).................. F-30
Consolidated Interim Statements of Cash Flow (Unaudited)................... F-31
Notes to Consolidated Interim Financial Statements (Unaudited)............. F-32

  All financial statement schedules are omitted as they are not applicable or the information required is included in the consolidated financial statements or notes thereto.

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                          DECEMBER 31,
                                                    --------------------------
                                                        1997          1996
                                                    ------------  ------------
                                                      DOLLARS IN THOUSANDS,
                                                    EXCEPT PER SHARE AMOUNTS
ASSETS
Cash and cash equivalents.........................  $    190,515  $    188,365
Investment securities, at market value (adjusted
 cost: $63,940 and $42,892).......................       122,688        72,699
Accounts receivable, less allowances of $2,661 and
 $1,942...........................................        19,617        10,661
Other current assets..............................         7,091         4,545
                                                    ------------  ------------
  Total current assets............................       339,911       276,270
Investment securities, at market value (adjusted
 cost: $14,855)...................................        41,434           --
Other investments, at adjusted cost (fair value:
 $276 and $39,813)................................           276        26,420
Goodwill, less accumulated amortization of $20,051
 and $14,675......................................        18,754        23,730
Purchased software and equipment, net.............        18,431        20,478
Deferred income tax asset.........................         7,264         6,410
Other assets......................................         1,063         1,204
                                                    ------------  ------------
  Total assets....................................  $    427,133  $    354,512
                                                    ============  ============
LIABILITIES
Accounts payable and accrued expenses.............  $     24,134  $     21,334
Deferred revenues.................................         5,824         5,709
Current portion of contract funding...............           --            123
Current portion of notes payable and other debt...           111           120
Redeemable preferred stock........................         7,000           --
                                                    ------------  ------------
  Total current liabilities.......................        37,069        27,286
Deferred income tax liability.....................        44,676        21,867
Notes payable and other debt......................           --            111
Other liabilities.................................        10,765        22,591
                                                    ------------  ------------
  Total liabilities...............................        92,510        71,855
                                                    ------------  ------------
Redeemable preferred stock........................           189         7,175
                                                    ------------  ------------
Minority interest.................................        33,687        18,950
                                                    ------------  ------------
Stockholders' equity
Series B, Participating Cumulative Preferred
 Stock--par value $1.00 per share; 50,000 shares
 designated; none issued..........................           --            --
Common stock--par value $0.01 per share;
 62,500,000 shares authorized; 6,370,000 shares
 issued...........................................            64            64
Common paid-in surplus............................       250,942       249,546
Retained earnings.................................        43,166        36,438
Net unrealized investment gains, net of tax.......        55,449        19,358
Common stock in treasury, at cost (1,495,244
 shares)..........................................       (48,874)      (48,874)
                                                    ------------  ------------
  Total stockholders' equity......................       300,747       256,532
                                                    ------------  ------------
Total liabilities, redeemable preferred stock,
 minority interest and stockholders' equity.......  $    427,133  $    354,512
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                               YEAR ENDED DECEMBER 31,
                                        --------------------------------------
                                            1997         1996         1995
                                        ------------ ------------ ------------
                                        IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
REVENUES
Insurance-related services............  $    159,106 $    130,977 $    115,519
Investment income.....................        11,362        8,984        8,276
Other revenues........................         9,442        5,437          --
                                        ------------ ------------ ------------
    Total revenues....................       179,910      145,398      123,795
                                        ------------ ------------ ------------
OPERATING EXPENSES
Compensation and benefits.............        82,028       63,725       51,781
Other operating expenses..............        92,327       74,834       75,429
                                        ------------ ------------ ------------
    Total operating expenses..........       174,355      138,559      127,210
                                        ------------ ------------ ------------
    Operating income (loss)...........         5,555        6,839       (3,415)
                                        ------------ ------------ ------------
NET INVESTMENT GAINS
Net realized investment gains.........        27,492       16,150       25,037
Change in net unrealized investment
 gains and losses.....................           --           --        11,218
                                        ------------ ------------ ------------
Net investment gains..................        27,492       16,150       36,255
                                        ------------ ------------ ------------
OTHER EXPENSE
Interest expense......................           171        2,562        8,936
Minority interest.....................        10,065          971          --
                                        ------------ ------------ ------------
    Total other expense...............        10,236        3,533        8,936
                                        ------------ ------------ ------------
PRETAX INCOME.........................        22,811       19,456       23,904
Income tax expense....................        15,610       14,306        7,909
                                        ------------ ------------ ------------
Income before extraordinary item......         7,201        5,150       15,995
Extraordinary loss on early retirement
 of debt, net of tax of $437..........           --           678          --
                                        ------------ ------------ ------------
Net income............................         7,201        4,472       15,995
Dividends and accretion on redeemable
 preferred stock......................           473          727          585
                                        ------------ ------------ ------------
Net income applicable to common
 shares...............................  $      6,728 $      3,745 $     15,410
                                        ============ ============ ============
EARNINGS PER COMMON SHARE:
 Basic:
  Income before extraordinary items...  $       1.38 $       0.91 $       2.94
  Net income..........................  $       1.38 $       0.77 $       2.94
 Diluted:
  Income before extraordinary items...  $       1.31 $       0.85 $       2.84
  Net income..........................  $       1.31 $       0.73 $       2.84

  The accompanying notes are an integral part of these consolidated financial statements.

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                NET
                                           COMMON            UNREALIZED  COMMON
                                   COMMON PAID-IN  RETAINED  INVESTMENT STOCK IN
                          TOTAL    STOCK  SURPLUS  EARNINGS    GAINS    TREASURY
                         --------  ------ -------- --------  ---------- --------
                                         DOLLARS IN THOUSANDS
Balances as of December
 31, 1994............... $195,226   $64   $199,936 $17,283    $   --    $(22,057)
  Net income............   15,995                   15,995
  Dividends and
   accretion on
   redeemable preferred
   stock................     (585)                    (585)
  Adoption of SFAS No.
   115, effective
   September 30, 1995,
   net of tax...........    2,484                               2,484
  Change in unrealized
   investment gains and
   losses, net of tax...    5,835                               5,835
  Repurchases of 762,410
   shares of Common
   Stock................  (25,694)                                       (25,694)
                         --------   ---   -------- -------    -------   --------
Balances as of December
 31, 1995............... $193,261   $64   $199,936 $32,693    $ 8,319   $(47,751)
  Net income............    4,472                    4,472
  Dividends and
   accretion on
   redeemable preferred
   stock................     (727)                    (727)
  Change in unrealized
   investment gains and
   losses, net of tax...   11,039                              11,039
  Repurchases of 28,165
   shares of Common
   Stock................   (1,123)                                        (1,123)
  Effects of initial
   public offering of
   CCC Common Stock, net
   of tax...............   49,506           49,506
  Other, net............      104              104
                         --------   ---   -------- -------    -------   --------
Balances as of December
 31, 1996............... $256,532   $64   $249,546 $36,438    $19,358   $(48,874)
                         --------   ---   -------- -------    -------   --------
  Net income............    7,201                    7,201
  Dividends and
   accretion on
   redeemable preferred
   stock................     (473)                    (473)
  Change in unrealized
   investment gains and
   losses, net of tax...   36,091                              36,091
  Other, net............    1,396            1,396
                         --------   ---   -------- -------    -------   --------
Balances as of December
 31, 1997............... $300,747   $64   $250,942 $43,166    $55,449   $(48,874)
                         ========   ===   ======== =======    =======   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
                                                         IN THOUSANDS
Net income......................................  $  7,201  $  4,472  $ 15,995
Adjustments to reconcile net income to net cash
 and cash equivalents provided from (used for)
 operations:
  Net investment gains..........................   (27,492)  (16,150)  (36,255)
  Amortization and depreciation.................    11,823    12,213    14,170
  Repayment of contract funding balances........      (123)   (3,340)  (10,249)
  Deferred income tax expense (benefit).........     2,520    (3,358)    9,002
  Amortization of goodwill......................     5,376     5,186     6,194
  Minority interest.............................    10,065       971       --
  Extraordinary loss on early retirement of
   debt, net of tax.............................       --        678       --
Changes in:
  Other current assets and accounts receivable..   (11,502)     (724)      --
  Accounts payable and accrued expenses.........     2,800       137     6,030
  Other liabilities.............................    (7,154)    9,935     1,990
  Deferred revenues.............................       115       646       --
  Other, net....................................      (490)    1,105     3,117
                                                  --------  --------  --------
Net cash and cash equivalents provided from
 (used for) operations..........................    (6,861)   11,771     9,994
                                                  --------  --------  --------
Cash flows provided from investing activities:
  Proceeds from sales of investments............    93,148    21,106    29,921
  Purchases of investments......................   (75,164)  (11,005)      --
  Purchases of software and equipment...........    (9,776)   (5,568)   (3,003)
  Proceeds from Faneuil Sale, net of expenses...       --        --        500
  Other, net....................................       --        (97)       48
                                                  --------  --------  --------
Net cash and cash equivalents provided from in-
 vesting activities.............................     8,208     4,436    27,466
                                                  --------  --------  --------
Cash flows provided from (used for) financing
 activities:
  Net proceeds from issuance of subsidiary
   stock........................................     1,396    73,795       --
  Proceeds from notes payable and other debt....       --     10,750    44,000
  Payment of equity and debt issue costs........       --     (2,053)      --
  Repurchases of Common Stock...................       --     (1,188)  (25,652)
  Redemption of redeemable preferred stock,
   including accrued dividends..................       --     (1,354)      --
  Principal payments on notes payable and other
   debt.........................................      (120)  (46,740)  (11,101)
  Dividends paid on redeemable preferred stock..      (473)     (473)     (473)
  Other, net....................................       --        176        26
                                                  --------  --------  --------
Net cash and cash equivalents provided from fi-
 nancing activities.............................       803    32,913     6,800
                                                  --------  --------  --------
Net increase in cash and cash equivalents during
 period.........................................     2,150    49,120    44,260
Cash and cash equivalents balance at beginning
 of period......................................   188,365   139,245    94,985
                                                  --------  --------  --------
Cash and cash equivalents balance at end of pe-
 riod...........................................  $190,515  $188,365  $139,245
                                                  ========  ========  ========
Supplemental information:
  Income taxes paid (refunded)..................  $ 10,219  $ 12,690  $   (943)
  Interest paid.................................  $    130  $  2,573  $  7,324
  Non-cash equipment financing..................  $    --   $  1,341  $    888
  Exchanges of investments in settlement of
   notes payable and other debt.................  $    --   $    --   $ 90,000
                                                  ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

  White River Corporation (together with its wholly-owned subsidiaries, unless the context requires otherwise, "White River" or, together with all of its subsidiaries, the "Company") commenced operations in its present form on September 24, 1993, concurrent with the purchase and other transfer of selected assets and the assumption of certain liabilities (collectively, the "Capitalization") from its former parent company, Fund American Enterprises Holdings, Inc. and certain of its subsidiaries (together, "Fund American"). Prior to the Capitalization, White River served as the holding company for Fund American's investment management subsidiaries, and essentially inactive insurance subsidiaries. On December 22, 1993 (the "Distribution Date"), Fund American distributed (the "Distribution") approximately 75% of the outstanding shares of White River common stock, par value $0.01 per share (the "Common Stock"), to all holders of Fund American common stock.

  During June 1994, White River completed its acquisition of a majority of the total outstanding common stock, par value $0.10 per share (the "CCC Common Stock"), of CCC Information Services Group Inc., formerly InfoVest Corporation, (together with its subsidiaries, unless the context requires otherwise, "CCC"). CCC, through CCC Information Services Inc. and certain other subsidiaries, is a supplier of automobile claims information and processing, claims management software and communication services. As of December 31, 1997, White River held approximately 35% of the total outstanding shares of CCC Common Stock and shares of CCC preferred stock that in the aggregate continue to provide White River with a majority of the voting power associated with CCC's total outstanding voting stock.

  Based upon the composition of its assets at the time of the Capitalization, White River met the definition of an investment company (an "Investment Company") under the Investment Company Act of 1940 (the "Investment Company Act"). In anticipation of the Distribution, White River submitted an application to the Securities and Exchange Commission (the "Commission") seeking exemptive relief from various provisions of the Investment Company Act. During December 1993, White River received from the Commission a temporary exemption (the "Exemptive Order") from registering as an Investment Company. As such, White River was exempted from some, but not all, of the provisions of the Investment Company Act for a period of up to two years from the date of such Exemptive Order. From September 30, 1993 until October 1995, White River was an Investment Company as defined in section 3(a)(3) of the 1940 Act. The 1993 exemptive order granted by the Commission did not change its status, and therefore it was appropriate to use investment company accounting for White River during this time. During October 1995, White River filed a report with the Commission which concluded, effective September 30, 1995, that White River no longer met the definition of an Investment Company, at which time White River commenced the preparation of its financial statements in accordance with GAAP for operating companies. Accordingly, White River no longer needs to rely upon the relief provided by the Exemptive Order. Since the filing of such report, White River has conducted and intends to continue to conduct its business operations so as to avoid having to register as an Investment Company under the Investment Company Act.

  On December 11, 1997, White River announced the signing of a merger agreement under which an affiliate of Harvard Private Capital Group, Inc. ("Harvard Private Capital") would acquire White River for approximately $400 million in cash. Under the Merger Agreement, among other things, WRC MergerCorp. ("MergerCo") would be merged with and into White River (the "Merger"), and each share of Common Stock, par value $0.01 per share (the "White River Common Stock") (other than treasury shares held by White River or Dissenting Shares), outstanding at the Effective Time would be converted into the right to receive approximately $82.02 in cash, without interest and subject to adjustment under certain circumstances as described further in the Merger Agreement. The transaction would be fully financed and would not be subject to a financing condition. The merger price would be subject to adjustment under certain circumstances, and,

                   WHITE RIVER CORPORATION AND SUBSIDIARIES therefore, the price per share actually received upon consummation of the merger could be greater or less than $82.02. Holders of White River's Series A Preferred Stock would receive the stated value of $1,000 per share plus any accrued and unpaid dividends.

  In connection with the transaction, White River amended its shareholders' rights plan to provide, among other things, that the exercisability of rights will not be triggered by the merger agreement and that the rights will expire immediately prior to the consummation of the merger. Accordingly, the rights will not be redeemed and no payment will be made to stockholders in respect of their rights.

  On March 10, 1998, Fund American made a proposal to White River to negotiate the acquisition of all of the outstanding shares of common stock of White River not owned by Fund American for a total consideration of up to $85.00 per share in cash, subject to satisfactory completion of due diligence and to successful negotiation, Fund American Board approval and signing of a definitive agreement.

  On March 23, 1998, Harvard Private Capital proposed an amendment to the Merger Agreement which would modify the Merger Agreement by: 1) increasing the merger consideration to approximately $434 million ($89.00 per share), subject to certain adjustments; and 2) requiring White River to pay a "break up" fee of $13.5 million in the event that the merger is not successfully concluded by June 30, 1998 for reasons other than a breach of the Merger Agreement by Harvard Private Capital.

  On March 30, 1998, Fund American increased its proposal to purchase all shares of White River not owned by Fund American to $90 cash per share, contingent, among other things, on White River Board acceptance by Monday, April 6, 1998, and execution of a mutually satisfactory definitive agreement, and certain other contingencies.

  On April 2, 1998, Harvard Private Capital proposed another amendment to the Merger Agreement. The proposed amendment would modify the Merger Agreement by, among other things: 1) increasing the merger consideration to approximately $442 million ($90.67 per share), subject to certain adjustments; and 2) requiring White River to pay a "break up" fee of $13.5 million in the event that the merger is not successfully concluded by June 30, 1998 for reasons other than a breach of the Merger Agreement by Harvard Private Capital.

  On April 3, 1998, Fund American reaffirmed its proposal to purchase all shares of White River not owned by Fund American for $90 cash per share, and removed certain contingencies.

  On April 6, 1998, after further discussions with Harvard Private Capital and Fund American, the White River Board evaluated the two proposals based on its fiduciary duty to maximize shareholder value and decided to accept the Harvard Private Capital proposal. Under the terms of the amended agreement, Harvard Private Capital, among other things, will pay White River shareholders $90.67 per share in cash, subject to adjustment which could result in a higher or lower price at closing. In addition, White River agreed to pay Harvard Private Capital a termination fee of $15 million, plus up to $1.5 million in reimbursable expenses, in the event that the merger agreement is terminated under certain circumstances.

  Consummation of the merger is subject to customary conditions, including the approval of White River's stockholders and the absence of any material adverse change. The merger agreement may be terminated by any of the parties in the event that the Board of Directors of White River withdraws its recommendation of the transaction to stockholders or recommends an alternative transaction. The parties expect the merger to occur during the second quarter of 1998.

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The accompanying consolidated financial statements include the accounts of White River and its subsidiaries, including those of CCC from the effective date of the acquisition of CCC by White River. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"). All significant intercompany balances have been eliminated in consolidation. Certain prior period balances have been reclassified to conform to current financial statement presentation.

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as well as the disclosure of contingent assets and liabilities as of the date of the financial statements. Such estimates also have a pervasive affect upon the reported amounts of revenues and expenses reflected in the consolidated statements of operations. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

  The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

  Substantially all of the Company's cash and cash equivalents as of December 31, 1997 and 1996 are in interest-bearing deposits with maturities of six days or less. The majority of such deposits are held by major banking institutions.

INVESTMENTS

  White River considers its investment securities to be available for sale.

  Based on the composition of its assets at the time of the Capitalization, White River met the definition of an Investment Company under the Investment Company Act. Accordingly, White River's accounting policies regarding the carrying value of investments, as well as the treatment of changes in net unrealized gains and losses relating to investments held, conformed to GAAP for Investment Companies until such time as White River ceased to meet the definition of an Investment Company. As discussed in Note 1, effective September 30, 1995, White River no longer meets the definition of an Investment Company. Accordingly, White River adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of such date. As a result of the adoption of SFAS No. 115, investments classified by White River as investment securities continue to be carried at market value; however, changes in net unrealized gains and losses are reported net of tax as a separate component of stockholders' equity. Securities classified by White River as other investments, which had been carried at market value under GAAP for Investment Companies, are carried at adjusted cost, which reflects such securities' carrying value immediately preceding the adoption of SFAS No. 115.

  As a result of the adoption of SFAS No. 115, the carrying value of White River's interest in Cross Timbers Oil Company ("Cross Timbers") common stock increased by $3.8 million to reflect the undiscounted market value of such interest as of September 30, 1995. Such increase totalled $2.5 million net of tax and was recorded directly as a separate component of stockholders' equity.

  Investments classified by White River as investment securities include certain common shares, trust units, limited partnership interests and debt securities that are not restricted by contract or governmental statute or

                   WHITE RIVER CORPORATION AND SUBSIDIARIES regulation as to resale and which have established fair market values. Investment securities as of December 31, 1997, include White River's interest in Cross Timbers common stock due to White River's demand registration rights relating to such securities, and White River's interest in NWA Partners, due to the lapsing of restrictions on the investments held by such partnership (prior to the lapsing of such restrictions, the investment was recorded in "other investments"). Prior to September 30, 1995, investment securities were carried at market value and changes in net unrealized gains and losses were included in net income. Effective September 30, 1995, investment securities continue to be carried at market value, however, changes in net unrealized gains and losses are reported net of tax as a separate component of stockholders' equity. During 1997, the restrictions on the sale of the underlying assets (marketable equity securities) in NWA Partners lapsed. Accordingly, at December 31, 1997, the Company has classified its investment in NWA Partners as an available for sale security and has recorded such investment at fair value ($41.4 million), resulting in an unrealized gain (net of tax) of $17.3 million. Prior to June 1997 (lapsing of restrictions), such investment was carried at adjusted cost (see Note 4).

  Prior to September 30, 1995, investments classified by White River as other investments included certain securities and partnership interests having no established market value and carried at internally appraised values, certain convertible securities having no established market value and carried at internally appraised values based upon their conversion features, and certain securities which, due to restrictions regarding resale, were carried at a discount to the quoted market value for similar unrestricted securities. Upon the adoption of SFAS No. 115, securities which continue to be classified by White River as other investments are carried at adjusted cost, which reflects such securities' carrying value immediately preceding the adoption of SFAS No.
115. White River's internal valuation techniques are intended to provide good faith estimates of the fair values of the underlying securities for which objective market valuations are unavailable. The actual amounts realized on disposition of these other investments may differ significantly from such good faith estimates due to changes in facts and circumstances which occur or become quantifiable subsequent to the time that such estimates are made, particularly because changes in estimated fair value of these securities that occur subsequent to September 30, 1995, will not be reflected in such securities' carrying values unless the change represents a decline in value which is deemed to be other than temporary in nature. Prior to September 30, 1995, changes in net unrealized gains and losses relating to other investments were included as a component of net income.

  Purchases and sales of investments are recorded as of the trade date. Realized gains and losses resulting from sales of investments are accounted for using the specific identification method. Interest income on debt securities and interest-bearing cash and cash equivalents is recognized when earned and dividends on investments are recognized as of the ex-dividend date.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

  The following is a summary of activity in the allowance for doubtful accounts ($ in millions):

   January 1, 1995....................................................... $ 0.9
     Write-offs..........................................................  (1.7)
     Provision...........................................................   2.3
                                                                          -----
   December 31, 1995.....................................................   1.5
     Write-offs..........................................................  (3.4)
     Provisions..........................................................   3.8
                                                                          -----
   December 31, 1996.....................................................   1.9
     Write-offs..........................................................  (2.7)
     Provisions..........................................................   3.5
                                                                          -----
   December 31, 1997..................................................... $ 2.7
                                                                          =====

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

GOODWILL

  Goodwill represents the excess of the acquisition cost of CCC, including liabilities assumed, over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over its expected economic life of seven years. The original goodwill recorded in connection with the acquisition of CCC by White River has been adjusted to reflect subsequent changes in the cost of acquiring CCC and to reflect the reversal of certain deferred tax asset valuation allowances relating to CCC.

  The carrying value of goodwill is periodically reviewed by management and a write-down for permanent impairment would be recognized if and when the expected cash flows relating to these assets indicate that such carrying value is not recoverable.

PURCHASED SOFTWARE AND EQUIPMENT

  Purchased software is stated at cost, net of accumulated amortization. Amortization is provided on a straight-line basis over estimated useful lives ranging from two to five years. Equipment is stated at cost, net of accumulated depreciation. Depreciation is provided on a straight-line basis over estimated useful lives ranging from two to 15 years.

  The carrying value of purchased software and equipment is periodically reviewed by management and a write-down for permanent impairment would be recognized if and when the expected cash flows derived from these assets indicate that such carrying value is not recoverable.

CONTRACT FUNDING

  The right to receive future revenue streams under certain end-user collision estimating contracts (the "Contracts") have been discounted and sold to various investors ("Contract Funding"). Cash proceeds from a sold Contract equals the Contract's future revenue stream, discounted at a rate of approximately 14% per annum, less, for certain Contracts, investor reserves for customer nonperformance under the Contracts. Sales proceeds and related interest expense are recognized as revenue and interest expense, respectively, over the life of the Contract. CCC no longer utilizes Contract Funding as a source of financing.

REVENUE RECOGNITION

  Insurance-related services revenue, including vehicle valuation, claims management and other service revenues, are recognized as services are provided. During the years ended December 31, 1997 and 1996, and 1995, 66%, 69% and 70%, respectively, of total insurance-related services revenue were attributable to the insurance industry.

INCENTIVE COMPENSATION

  White River ratably recognizes expense relating to its long-term incentive and director compensation plans over the applicable service periods based upon projected future payments under these plans. For this purpose, such projected future payments are determined using the current end-of-period market price of the Common Stock.

RESEARCH AND DEVELOPMENT COSTS

  Research and development costs incurred by CCC, principally in connection with the design and development of software products, are expensed as incurred. Such expenses incurred by CCC of $5.5 million, $4.3 million and $3.5 million are reflected in the accompanying consolidated statements of operations for the years ended December 31, 1997, 1996, and 1995, respectively.

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

  Software development costs, if material, are capitalized when sufficient evidence exists that technological feasibility has been established. Technological feasibility is considered to be established upon completion of a working model. The time period during which costs would be capitalized, from the point of attaining technological feasibility until the time of general product release, is very short and, consequently, the amounts that could be capitalized are not material to the Company's consolidated financial position or results of operations.

INCOME TAXES

  White River and its qualifying subsidiaries file a consolidated Federal income tax return, and CCC and its qualifying subsidiaries file their own consolidated Federal income tax return. The consolidated income tax provision for book purposes is computed by combining the separate tax provisions of White River and CCC.

  The Company provides for deferred income taxes which reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In this context, the tax effect is measured using the statutory tax rate expected to apply to taxable income in the periods in which the deferred tax liability or asset is expected to be settled or realized. Furthermore, deferred tax assets are recorded net of a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. White River's and CCC's deferred tax assets and liabilities are not netted for financial reporting purposes.

ISSUANCE OF SUBSIDIARY STOCK

  White River records the gain or loss associated with issuances of subsidiary stock as a component of consolidated stockholders' equity within the caption Common Paid-in Surplus.

EARNINGS PER SHARE

  In December 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," and restated prior periods. Under this statement, primary and fully diluted EPS were replaced with basic and diluted EPS, respectively. In computing basic EPS, the dilutive effect of stock options and warrants are excluded.

  The following table presents the computation of basic and diluted earnings per share:

                                                 1997       1996       1995
                                              ---------- ---------- ----------
   Numerator:
     Net earnings available to common
      shareholders........................... $6,728,000 $3,745,000 15,410,000
   Denominator:
     Denominator for basic earnings per
      share--weighted-average shares.........  4,874,756  4,881,190  5,237,348
   Dilutive effect of performance-based
    compensation.............................    248,353    298,517    191,348
                                              ---------- ---------- ----------
     Denominator for diluted earnings per
      share..................................  5,123,109  5,179,707  5,428,696
                                              ---------- ---------- ----------
   Basic earnings per share.................. $     1.38 $     0.77 $     2.94
                                              ---------- ---------- ----------
   Diluted earnings per share................ $     1.31 $     0.73 $     2.84
                                              ========== ========== ==========

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

ADOPTION OF ACCOUNTING STANDARDS

  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". In addition to net income, comprehensive income includes items recorded directly to stockholders' equity, such as unrealized gains and losses on certain investments in equity, preferred stock accretion, preferred stock dividends and the income tax benefit related to the exercise of certain stock options. This statement establishes new standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement is effective for fiscal years beginning after December 15, 1997. Adoption of this standard will require an additional financial statement disclosure detailing the Company's comprehensive income.

  In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes new standards for reporting information about operating segments in interim and annual financial statements. This statement is also effective for fiscal years beginning after December 15, 1997. The Company is currently evaluating the impact this statement will have on the consolidated financial statements.

NOTE 3. CCC

CCC IPO

  During August 1996, CCC completed its IPO resulting in net proceeds of $72.1 million. Proceeds from the CCC IPO were used to repay certain bank debt and, as required by the terms of the CCC Preferred Stock, CCC used 50% of the net proceeds to redeem 87.4% of the outstanding shares of CCC Preferred Stock at stated value of $34.1 million, plus accrued dividends of $2.0 million. White River received principal of $32.8 million and dividends totaling $2.0 million as a result of the redemption of the CCC Preferred Stock.

  As of December 31, 1997, White River held approximately 35% of the total outstanding shares of CCC Common Stock, all 630 shares of Series C Preferred Stock with an aggregate stated value of $0.6 million, 3,601 of the 3,785 shares of Series D Preferred Stock with an aggregate stated value of $3.8 million and all 500 shares of Series E Preferred Stock with an aggregate stated value of $0.5 million, which together with the shares of CCC Common Stock held by White River, continue to provide White River with a majority of the voting power associated with CCC's total outstanding voting stock. Since White River retained in excess of 50% of the voting rights of CCC, and in view of White River's representation on the CCC Board, White River continues to consolidate the accounts of CCC.

  In connection with the execution of the 1994 CCC Reorganization Agreement, White River, CCC and certain identified stockholders of CCC executed a stockholders' agreement dated as of June 16, 1994 (the "CCC Stockholders' Agreement"), which, among other things, addresses the corporate governance of CCC and certain other matters relating to the conduct of its business. The CCC Stockholders' Agreement provides that CCC's board of directors (the "CCC Board") will consist of seven members, two of whom will be designated by White River until such time as all of the shares of CCC Preferred Stock have been redeemed and two of whom will be nominated by White River, subject to CCC's approval (which will not be unreasonably withheld), until the earlier of: (i) an initial public offering of CCC Common Stock, or (ii) redemption of all of the shares of the CCC Preferred Stock. After the CCC IPO, White River's designees to the CCC Board continue to be the Chairman of the board of directors of White River (the "White River Board") and an additional director of White River, and White River continues to provide two additional nominees.

  White River and CCC executed an agreement dated as of June 16, 1994, pursuant to which CCC agreed to issue to White River 500 shares of CCC Series E Cumulative Redeemable Preferred Stock, stated value $1,000 per share (the "Series E Preferred Stock"), in exchange for 500 shares of Series D Preferred Stock. The issuance

                   WHITE RIVER CORPORATION AND SUBSIDIARIES of the Series E Preferred Stock would occur only in the event that the number of shares of CCC Common Stock owned by White River represented less than a majority of the total issued and outstanding shares of CCC Common Stock. When issued, the Series E Preferred Stock would represent up to a maximum of 51% of the voting power of CCC when combined with the total shares of CCC Common Stock already owned by White River. Immediately following the CCC IPO, White River exchanged 500 shares of Series D Preferred Stock for the Series E Preferred Stock.

  The CCC Preferred Stock is subject to mandatory redemption by CCC five years from the date of issuance (June 16, 1994) and is subject to earlier redemption, in full or in part, upon the occurrence of certain events, including a sale of CCC or public offerings of CCC Common Stock. During August 1996, CCC completed the initial public offering of 6.9 million newly issued shares of CCC Common Stock, representing approximately 29% of the resulting total outstanding CCC Common Stock (the "CCC IPO"). The CCC Preferred Stock accrued cumulative dividends at a rate of 2.75% per annum through the CCC IPO. Upon the CCC IPO, CCC made the required redemption in accordance with the terms of the CCC Preferred Stock, and, in accordance with such terms, dividends from the date of the CCC IPO through June 1998 are eliminated. Thereafter, dividends will accrue at the rate of 8% per annum and will be paid quarterly until such time as the CCC Preferred Stock is redeemed.

  The Series E Preferred Stock will be redeemed by CCC in proportion to any redemption of the CCC Preferred Stock, and is also subject to the same mandatory redemption date of June 16, 1999. In accordance with the terms of the Series E Preferred Stock, dividends through June 1998 are eliminated. Thereafter, dividends will accrue at the rate of 8% per annum and will be paid quarterly until such time as the Series E Preferred Stock is redeemed.

  Pursuant to the terms of the Certificate of Designations for Series E Preferred Stock, the voting power of the outstanding shares of Series E Preferred Stock is reduced according to a formula to the extent that outstanding shares of Series E Preferred Stock are either redeemed by CCC or no longer owned by White River and its affiliates. If White River and its affiliates were to continue to hold 35.0% of the outstanding shares of CCC's Common Stock, the Series E Preferred Stock voting power combined with the voting power of the CCC Common Stock held by White River would be less than a majority when 353 (or 70.6%) of the 500 shares of Series E Preferred Stock had been so redeemed or are no longer so owned. The outstanding shares of Series E Preferred Stock are redeemable pro rata with the outstanding shares of Series C and Series D Preferred Stock and other parity stock, if any.

CCC STOCK OPTION PLAN

  CCC sponsors a nonqualified stock option plan (the "CCC Stock Option Plan") pursuant to which the compensation committee (the "CCC Committee") of the CCC Board may grant options with an exercise price not less than the greater of $1.375 or the fair market value of the CCC Common Stock at the date of grant (the "CCC Stock Options"). CCC Stock Options will generally be exercisable within 5 years from the date of grant, subject to vesting schedules determined at the discretion of the CCC Committee. In general, the outstanding CCC Stock Options vest over 4 years. In accordance with the CCC Reorganization Agreement, the total number of CCC Stock Options issuable under the CCC Stock Option Plan were limited to 2,956,040. CCC's Board of Directors has approved a new stock option plan that provides for the granting to employees of up to 675,800 new options to purchase CCC common stock. The proforma effects upon reported net income assuming CCC had adopted the fair value based model of accounting for stock options were insignificant.

  As of December 31, 1997, 1,935,603 CCC Stock Options remained outstanding at a weighted average exercise price of $7.11 per option, and a weighted average remaining contractual life of 3.18 years. Based upon

                   WHITE RIVER CORPORATION AND SUBSIDIARIES the number of shares of CCC Common Stock held by White River as of December 31, 1997, if all of the outstanding CCC Stock Options were exercised, White River would own approximately 32% of the then total outstanding shares of CCC Common Stock on a pro forma basis. However, as long as all of the shares of the Series E Preferred Stock are outstanding, White River would continue to have 51% of the vote associated with the total CCC voting stock outstanding.

NOTE 4. INVESTMENTS

  Investment securities as of December 31, 1997 and 1996, consisted of the following:

                                                 1997              1996
                                           ----------------- -----------------
                                           ADJUSTED CARRYING ADJUSTED CARRYING
                                             COST    VALUE     COST    VALUE
                                           -------- -------- -------- --------
                                                      IN THOUSANDS
Cross Timbers Oil Company; common stock... $30,780  $ 89,777 $31,037  $60,803
United States Treasury Bills..............  30,363    30,363   9,058    9,058
Other.....................................   2,797     2,548   2,797    2,838
                                           -------  -------- -------  -------
  Total investment securities--current....  63,940   122,688  42,892   72,699
                                           -------  -------- -------  -------
Richard C. Blum & Associates--NWA
 Partners, L.P.; limited partnership
 interest.................................  14,855    41,434     --       --
                                           -------  -------- -------  -------
  Total investment securities--
   noncurrent.............................  14,855    41,434     --       --
                                           -------  -------- -------  -------
  Total investment securities............. $78,795  $164,122 $42,892  $72,699
                                           =======  ======== =======  =======

  Other investments as of December 31, 1997 and 1996, consisted of the following:

                                                 1997              1996
                                           ----------------- -----------------
                                           ADJUSTED CARRYING ADJUSTED CARRYING
                                             COST    VALUE     COST    VALUE
                                           -------- -------- -------- --------
                                                      IN THOUSANDS
Richard C. Blum & Associates--NWA
 Partners, L.P.; limited partnership
 interest.................................   $--      $--    $21,848  $21,848
McFarland Energy, Inc.; common stock......    --       --      4,295    4,295
Other.....................................    276      276       277      277
                                             ----     ----   -------  -------
  Total other investments.................   $276     $276   $26,420  $26,420
                                             ====     ====   =======  =======

  See Note 2 for a discussion of the investment in Richard C. Blum and Associates--NWA Partners, L.P.

  Investment income for the years ended December 31, 1997, 1996 and 1995, consisted of the following:

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                         1997    1996    1995
                                                       -------- ------- -------
                                                             IN THOUSANDS
   Interest income.................................... $ 10,570 $ 8,160 $ 6,814
   Dividend, royalty trust and equity income..........      792     824   1,462
                                                       -------- ------- -------
     Total investment income.......................... $ 11,362 $ 8,984 $ 8,276
                                                       ======== ======= =======

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

  The investment securities contained unrealized gains of $85.3 million and $29.8 million at December 31, 1997 and 1996, respectively. At December 31, 1995, the components of net unrealized gains and losses in the investment securities portfolio consisted of unrealized gains of $12.9 million and unrealized losses of $0.1 million.

  Pretax net realized investment gains relating to the investment securities portfolio were $27.5 million and $16.2 million during 1997 and 1996, respectively. During the period September 30, 1995, through December 31, 1995, pretax net realized investment losses relating to the investment securities portfolio of $0.1 million consisted of realized gains of $0.8 million and realized losses of $0.9 million.

  During 1995, certain securities with an aggregate carrying value of $90.0 million were transferred to Fund American as repayment of the outstanding principal balance due under White River's credit agreement with Fund American (the "Credit Agreement"). See Note 7 for further discussion.

NOTE 5. PURCHASED SOFTWARE AND EQUIPMENT

  Purchased software and equipment as of December 31, 1997 and 1996, consisted of the following:

                                                               1997      1996
                                                             --------  --------
                                                               IN THOUSANDS
   Purchased software, licenses and databases............... $ 31,052  $ 29,585
   Computer equipment.......................................   27,934    22,866
   Furniture and other equipment............................    5,720     2,889
   Leasehold improvements...................................      620       219
                                                             --------  --------
     Total cost.............................................   65,326    55,559
   Less accumulated depreciation and amortization...........  (46,895)  (35,081)
                                                             --------  --------
     Total purchased software and equipment, net............ $ 18,431  $ 20,478
                                                             ========  ========

  Purchased software, licenses and databases includes software with an original cost of $31.9 million acquired by White River through the acquisition of CCC, as well as software purchased from third-parties and used during development of software products or for other internal operational activities. Accumulated amortization of purchased software, licenses and databases totalled $24.0 million and $17.9 million as of December 31, 1997 and 1996, respectively.

  Computer equipment, net of accumulated depreciation, on lease to customers under operating leases of $2.4 million and $3.6 million, is included in purchased software and equipment as of December 31, 1997 and 1996, respectively. Future minimum lease payments under noncancellable customer leases aggregate approximately $1.0 million in 1998.

  Furniture and other equipment includes equipment under capital leases as follows:

                                                              DECEMBER 31,
                                                             --------------
                                                              1997    1996
                                                             ------  ------
                                                             IN THOUSANDS
   Capital leases........................................... $  574  $  574
   Less accumulated depreciation............................   (474)   (357)
                                                             ------  ------
     Total, net............................................. $  100  $  217
                                                             ======  ======

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

  Accounts payable and accrued expenses as of December 31, 1997 and 1996, consisted of the following:

                                                                 1997    1996
                                                                ------- -------
                                                                 IN THOUSANDS
   Accounts payable............................................ $ 7,434 $ 6,760
   Accrued compensation........................................   7,479   5,092
   Income taxes payable........................................   2,712   4,097
   Accrued professional fees...................................   2,725   1,484
   Accrued sales tax...........................................   1,237   1,283
   Accrued commissions.........................................   1,521   1,162
   Other.......................................................   1,026   1,456
                                                                ------- -------
     Total accounts payable and accrued expenses............... $24,134 $21,334
                                                                ======= =======

NOTE 7. NOTES PAYABLE AND OTHER DEBT

  Notes payable and other debt as of December 31, 1997 and 1996, consisted of the following:

                                                                  1997    1996
                                                                 ------  ------
                                                                 IN THOUSANDS
   CCC:
     Equipment financing and capital lease obligations.......... $  111  $  231
     CCC term loan..............................................    --      --
     CCC revolving credit facility..............................    --      --
                                                                 ------  ------
       Total....................................................    111     231
   Less current portion of notes payable and other debt.........   (111)   (120)
                                                                 ------  ------
       Total notes payable and other debt....................... $  --   $  111
                                                                 ======  ======

WHITE RIVER

  During December 1993, White River and Fund American entered into the Credit Agreement which provided White River with a $50.0 million term loan which was due and payable in March 1996 (the "Term Loan"), and a $40.0 million revolving credit facility which expired in March 1995 (the "Revolver"). During 1995, White River drew down $40.0 million under the Revolver prior to its expiration. The Term Loan accrued interest at 6% per annum. Amounts borrowed under the Revolver accrued interest at 2% per annum over the prime rate of interest specified by the Credit Agreement. The interest rate in effect for advances under the Revolver during 1995 was 11.0% per annum.

  During 1995, and in accordance with the terms of the Credit Agreement, White River repaid the principal balance of both the Term Loan and the Revolver, and received an additional $14 million in cash from Fund American, by transferring certain securities to Fund American with a carrying value of $93 million and a fair value of $104 million. Accordingly, management accounted for the transaction as retirement of debt with no corresponding gain or loss, and the remaining $11 million was recognized as realized investment gains. Interest expense relating to balances due under the Credit Agreement totalled $3.1 million for the year ended December 31, 1995.

CCC

  In August 1996, CCC negotiated a credit facility with a commercial bank to replace its prior bank credit facility (a term loan and revolving credit facility). Upon refinancing of its prior credit facility, CCC wrote off all unamortized deferred financing fees related to its prior bank credit facility and recorded the loss as an

                   WHITE RIVER CORPORATION AND SUBSIDIARIES extraordinary item, net of tax, in its consolidated statement of income. The current bank facility provides CCC with the ability to borrow up to $20 million under a revolving line of credit for general corporate purposes. The interest rate under the current bank facility is the London Interbank Offering Rate plus 1.5% per annum or the prime rate in effect from time to time, as selected by CCC. When borrowings are outstanding, interest payments are made monthly. There were no borrowings under the current bank credit facility during 1997. CCC pays a commitment fee of 0.25% per annum on any unused portion of the current bank credit facility. The current bank credit facility terminates on October 1, 2001.

  Under the current bank credit facility, CCC is, with certain exceptions, prohibited from making certain sales or transfers of assets, incurring nonpermitted indebtedness or encumbrances, and redeeming or repurchasing its capital stock, among other restrictions. In addition, the current bank facility requires CCC to maintain certain levels of operating cash flow and debt coverage, and limits CCC's ability to make capital expenditures and investments and declare dividends.

  CCC's prior bank facility consisted of a term loan and revolving credit facility. The annual average interest rate in effect during the years ended December 31, 1996 and 1995, for the term loan and revolving credit facility was 8.7% and 8.7%, and 9.2% and 9.0%, respectively.

  White River has not made any formal or informal commitment to make additional investments in or advances to CCC and is not a direct or indirect guarantor of any CCC indebtedness.

NOTE 8. INCOME TAXES

  White River and CCC file separate consolidated Federal income tax returns. The components of the Company's income tax expense (benefit) for the years ended December 31, 1997, 1996 and 1995, follow:

                                                      1997     1996     1995
                                                     -------  -------  -------
                                                          IN THOUSANDS
   Current:
     Federal.......................................  $10,919  $16,629  $  (948)
     State.........................................    2,202    1,034     (121)
     International.................................      (31)       1      (24)
                                                     -------  -------  -------
       Total current income tax expense (benefit)..   13,090   17,664   (1,093)
                                                     -------  -------  -------
   Deferred:
     Federal.......................................    2,641   (2,895)   9,011
     State.........................................     (121)    (463)      (9)
                                                     -------  -------  -------
       Total deferred income tax expense
        (benefit)..................................    2,520   (3,358)   9,002
                                                     -------  -------  -------
       Total income tax expense....................  $15,610  $14,306  $ 7,909
                                                     =======  =======  =======

  During the years ended December 31, 1997 and 1996, the following deferred income tax provisions were recorded directly to stockholders' equity:

                                                                  1997    1996
                                                                 ------- ------
                                                                  IN THOUSANDS
   Change in net unrealized investment gains.................... $19,434 $5,944
   Effects of the CCC IPO....................................... $   --  $4,869
                                                                 ======= ======

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

  A reconciliation of the income tax expense for the years ended December 31, 1997, 1996 and 1995, calculated using the Federal statutory tax rate, to the Company's income tax expense for such periods follows:

                                          YEAR ENDED DECEMBER 31,
                                  --------------------------------------------
                                      1997           1996           1995
                                  -------------  -------------  --------------
                                               IN THOUSANDS
Income tax expense at statutory
 rate............................ $ 7,984  35.0% $ 6,810  35.0% $ 8,366   35.0%
Differences in income taxes re-
 sulting from:
  Net earnings relating to CCC...   5,539  24.3    4,855  25.0    1,140    4.8
  State taxes, net of Federal
   benefit and before valuation
   reserve.......................   1,352   5.9    2,426  12.5      105    0.4
  Amortization of goodwill.......   1,845   8.1    1,815   9.3    2,168    9.1
  Dividends received deduction...    (292) (1.3)    (202) (1.0)    (358)  (1.5)
  Adjustment to tax basis in
   certain investments...........     --    --       --    --    (2,450) (10.3)
  Prior year taxes...............    (804) (3.5)     --    --       --     --
  Other, net.....................     (23) (0.1)    (390) (2.0)     198    0.8
  Change in valuation allowance..       9   --    (1,008) (5.2)  (1,260)  (5.2)
                                  -------  ----  -------  ----  -------  -----
Income tax expense (benefit)..... $15,610  68.4% $14,306  73.6% $ 7,909   33.1%
                                  =======  ====  =======  ====  =======  =====

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

  Significant components of the Company's deferred income tax assets and liabilities as of December 31, 1997 and 1996, measured using the Federal statutory tax rate, are as follows:

                                                          1997      1996
                                                        --------  --------
                                                           IN THOUSANDS
White River:
Deferred income tax assets related to:
  Employee and director compensation accruals.......... $  2,099  $  6,023
  Other................................................      179       140
                                                        --------  --------
    Deferred income tax asset..........................    2,278     6,163
                                                        --------  --------
Deferred income tax liabilities related to:
  Certain investments..................................  (34,121)  (17,442)
  Unrealized gains and undistributed earnings relating
   to CCC..............................................  (10,201)   (6,128)
  Purchased software...................................   (2,420)   (4,248)
  Investment in CCC Preferred Stock....................     (212)     (212)
                                                        --------  --------
    Deferred income tax liability......................  (46,954)  (28,030)
                                                        --------  --------
      Net deferred income tax liability................ $(44,676) $(21,867)
                                                        ========  ========
Deferred income tax assets related to:
CCC:
  Deferred revenue..................................... $  1,993  $  1,893
  Rent.................................................    1,474     1,363
  Depreciation and amortization........................    1,330       997
  Bad debt expense.....................................    1,064       759
  Capital loss carry forward...........................      293       284
  Compensation accruals................................      281       247
  Long-term receivable.................................      143       145
  Lease termination....................................      --         48
  Net operating loss carry forwards....................      --         18
  Other, net...........................................      952       940
  Valuation allowance..................................     (293)     (284)
                                                        --------  --------
    Net deferred income tax asset...................... $  7,237  $  6,410
Other..................................................       27       --
                                                        --------  --------
Net deferred income tax asset.......................... $  7,264  $  6,410
                                                        ========  ========

NOTE 9. RETIREMENT PLANS

  White River has established two non-qualified plans under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the purpose of providing deferred compensation benefits for certain management employees. The White River Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan") and the White River Deferred Benefit Plan (together with the Deferred Compensation Plan, the "Retirement Plans") both became effective on December 31, 1993. The Retirement Plans are unfunded and the employees' right to receive future payments thereunder represent an unsecured claim against the general assets of White River. No assets of White River shall in any way be held in trust for, or be subject to, any claim by a participant or his beneficiary under the Retirement Plans. In the event that a change in control, as defined by the Retirement Plans, occurs, the provisions of these plans require the White River Board to cause the creation and funding by White River of a trust with cash payments, shares of Common Stock, or a combination thereof

                   WHITE RIVER CORPORATION AND SUBSIDIARIES sufficient to cover the value of existing plan balances. The assets of such trust shall at all times be subject to the claims of the general creditors of White River. The recorded liabilities related to the Retirement Plans totalled $0.8 million and $12.5 million as of December 31, 1997 and 1996, respectively. The Retirement Plans were terminated effective as of December 30, 1997, pursuant to the Merger Agreement. In connection with the termination of the Retirement Plans, White River made certain payments to plan participants in 1997 totalling $24.7 million, using the available cash resources of White River. Benefit payments under such plans were nominal in 1996.

NOTE 10. INCENTIVE COMPENSATION PLANS

  The White River 1993 Incentive Compensation Plan (the "Incentive Plan") is a non-qualified plan under ERISA and provides for granting to officers and key employees of White River and its participating subsidiaries various types of incentive awards including non-qualified and incentive stock options ("Stock Options"), stock appreciation rights ("SARs"), and performance units ("Performance Units"). The Compensation Committee is responsible for the general administration of the Incentive Plan. As of December 31, 1997, no Stock Options or SARs have been awarded pursuant to the Incentive Plan.

  Performance Units are conditional grants of a specified maximum number of shares of Common Stock or equivalent amount of cash, payable at the end of a specified period, subject to the achievement of specific financial goals and measures of individual performance, as determined by the Compensation Committee. The financial goal for full payment of Performance Units is a 15% average annual return on stockholders' equity ("ROE") measured as the change in book value per common and common equivalent share (as adjusted for dividends paid, stock splits and other adjustments necessary to reflect true economic value) over the applicable performance period (the "Performance Target"). At an average ROE of 15% or above, Performance Units will become fully payable. At an average ROE of less than 15%, the percentage of Performance Units paid will be determined by the Compensation Committee and may result in no payout at all.

  A summary of Performance Unit award activity follows:

                                                                   NUMBER OF
                                                               PERFORMANCE UNITS
                                                               -----------------
   Outstanding as of December 31, 1994........................      259,526
     Canceled.................................................      (16,532)
                                                                   --------
   Outstanding as of December 31, 1995........................      242,994
     Paid.....................................................     (242,994)
     Awarded..................................................       94,500
                                                                   --------
   Outstanding as of December 31, 1996........................       94,500
     Canceled.................................................      (14,000)
     Awarded..................................................        7,500
                                                                   --------
   Outstanding as of December 31, 1997........................       88,000

  Upon the third anniversary of the Capitalization and based upon the attainment of the Performance Target, the White River Board declared all outstanding Performance Units payable during September 1996. Of the total outstanding Performance Units, approximately 196,000 were deferred by participants in the Deferred Compensation Plan and approximately 46,400 were paid in cash. The resulting cash payment amount totalled $2.8 million.

  All Performance Units outstanding as of December 31, 1997 expire on September 23, 1999. Compensation and benefits expense for the years ended December 31, 1997, 1996, and 1995, includes $2.5 million, $8.6 million, and $3.5 million, respectively, relating to outstanding Performance Units.

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

  As of December 31, 1997, approximately 9,000 shares of Common Stock remained available for future awards under the Incentive Plan.

NOTE 11. COMPENSATION OF DIRECTORS

  Effective upon the Distribution, White River provided non-employee directors (the "Eligible Directors") with an aggregate grant of 64,865 performance units (the "Director Performance Units") in lieu of an annual retainer and meeting attendance fees. Effective December 31, 1996, all units under such plan were earned.

  During September 1996, The White River Board granted a new award of Director Performance Units to Eligible Directors totaling 35,000 units. This new grant of Director Performance Units will become vested on September 23, 1999, contingent upon the attainment of the Performance Target during the three-year period then ended. Other operating expenses for the years ended December 31, 1997, 1996, and 1995, includes $1.0 million, $2.0 million, and $1.0 million, respectively, relating to the Director Performance Units.

  Effective August 8, 1996, the White River Board adopted the White River Directors' Deferred Compensation Plan (the "Directors Plan"). The Directors Plan allows Eligible Directors to defer receipt of Directors' compensation. Effective June 30, 1997, the 64,865 Director Performance Units were transferred by the recipients into the Directors Plan. The Directors Plan will be unfunded and the directors' right to receive future benefits thereunder will represent an unsecured claim against the general assets of White River. The Directors' Deferred Compensation Plan was terminated effective as of December 30, 1997, pursuant to the Merger Agreement. In connection with the termination of the Directors' Plan at year end 1997, White River made certain payments to Plan Participants in 1997 totalling $5.2 million.

NOTE 12. REDEEMABLE PREFERRED STOCK

WHITE RIVER

  White River has authorized the issuance of 5,000,000 shares of preferred stock, par value $1.00 per share.

  In connection with the Capitalization, White River issued 7,000 shares of Series A, Non-Participating Cumulative Preferred Stock (the "Redeemable Preferred Stock"), to Fund American. Pursuant to the terms of the Redeemable Preferred Stock, under certain circumstances following a merger or consolidation of White River or following a sale by White River of all or substantially all of its assets, or in the event of liquidation, White River must redeem the Redeemable Preferred Stock at a price of $1,000 per share plus accrued and unpaid dividends thereon. In any event, the Redeemable Preferred Stock must be redeemed on September 24, 1998, at a price of $1,000 per share, plus any accrued and unpaid dividends. Each share of Redeemable Preferred Stock is non-voting and is entitled to a preferential quarterly dividend payment of $16.875. Holders of the Redeemable Preferred Stock will have the right to elect two additional directors to the White River Board if the equivalent of six full quarterly dividends payable on the Redeemable Preferred Stock are in default. Concurrent with the Distribution, Fund American sold the Redeemable Preferred Stock to two unaffiliated institutional investors.

  As more fully discussed in Note 13, the White River Board has designated and authorized for issuance 50,000 shares of Series B, Participating Cumulative Preferred Stock (the "Participating Preferred Stock").

NOTE 13. SHAREHOLDERS' RIGHTS PLAN

  On December 14, 1993, the White River Board adopted a shareholders' rights plan (the "Rights Plan") under which rights to purchase Participating Preferred Stock (the "Rights") were issued and attached to shares of Common Stock at the rate of one Right for each share of Common Stock outstanding. Each Right entitles the registered holder under certain circumstances to purchase from White River one one-thousandth ( 1/1000) of a

                   WHITE RIVER CORPORATION AND SUBSIDIARIES share of Participating Preferred Stock at a price of $90, subject to adjustment to prevent dilution. Each share of Participating Preferred Stock is non-redeemable and will be entitled to a minimum preferential quarterly dividend payment of $50 per share, and will be entitled to an aggregate dividend equal to 1,000 times the dividend declared, if any, per share of Common Stock. In addition, holders of Participating Preferred Stock will have the right to elect two additional directors to the White River Board if the equivalent of six full quarterly dividends payable on the Participating Preferred Stock are in default. The terms of the Participating Preferred Stock will be such that each one one-thousandth (1/1000) of a share would be entitled to vote on an equivalent basis with one whole share of Common Stock. The Rights are non-voting and do not participate in dividends.

  The Rights will be exercisable only if an unrelated person or group (an "Acquiring Person") acquires 25% or more or a tender offer or exchange offer is commenced for 25% or more of the outstanding shares of Common Stock (a "Triggering Event"). For this purpose, an Acquiring Person excludes, among others, subsidiaries of White River, Fund American and Fund American's Chairman, President and Chief Executive Officer ("Fund American's Chairman"). The Rights will enable the holder to acquire additional equity in either White River or the Acquiring Person.

  Once a Triggering Event has occurred, the Rights would trade separately from shares of Common Stock and separate certificates representing the Rights would be issued. The Rights will expire ten years after their issuance and will be redeemable earlier by White River at a price of $0.01 per Right at any time until White River learns of the existence of an Acquiring Person. Under certain circumstances, the White River Board will be able to redeem the Rights if a majority of the "disinterested directors", as defined by the Rights Plan, agrees that the redemption is in the best interests of White River and its stockholders. White River will reserve 50,000 of its authorized preferred shares as Participating Preferred Stock for issuance under the terms of the Rights Plan.

  In connection with the pending merger, White River amended its shareholders' rights plan to provide, among other things, that the exercisability of rights would not be triggered by the merger agreement and that the rights would expire immediately prior to the consummation of the merger. Accordingly, if the merger is consummated, the rights will not be redeemed and no payment will be made to stockholders in respect of their rights.

NOTE 14. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair values of the Company's financial instruments as of December 31, 1997 and 1996, were as follows:

                                                   1997              1996
                                             ----------------- -----------------
                                             CARRYING   FAIR   CARRYING   FAIR
                                              VALUE    VALUE    VALUE    VALUE
                                             -------- -------- -------- --------
                                                        IN THOUSANDS
Financial assets:
  Cash and cash equivalents................. $190,515 $190,515 $188,365 $188,365
  Investment securities -- current..........  122,688  122,688   72,699   72,699
  Accounts receivable, net..................   19,617   19,617   10,661   10,661
  Investment securities--noncurrent.........   41,434   41,434      --       --
  Other investments.........................      276      276   26,420   39,813
  Other financial assets....................      457      457      403      403
                                             -------- -------- -------- --------
Financial liabilities:
  Total notes payable and other debt........ $    111 $    111 $    234 $    234
  Total contract funding....................      --       --       123      123
  Other financial liabilities...............   23,979   23,979   20,513   20,513
  Redeemable preferred stock................    7,189    6,943    7,175    6,948
                                             ======== ======== ======== ========

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

  The following methods and assumptions were used by White River to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

  Cash and Cash Equivalents and Accounts Receivable. The carrying amount of these assets approximates or equals their fair value.

  Investment Securities and Other Investments. Fair values of investment securities are based on quoted market prices which equal carrying value, and fair values of other investments have been derived from quoted market values for similar unrestricted securities or determined using internal appraisal techniques and policies.

  Other Financial Assets. This caption includes investment income receivable, receivables on sales of securities, and certain trade receivables. The carrying amount of these assets approximates their fair value.

  Contract Funding, Notes Payable and Other Debt, and Redeemable Preferred Stock. Fair value is estimated by discounting future cash flows using estimated incremental rates for similar types of arrangements.

  Other Financial Liabilities. This caption includes accrued interest payable, payables on purchases of securities, and certain other payables. The carrying amount of these liabilities approximates their fair value.

NOTE 15. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  As of December 31, 1997, Fund American held 1.0 million shares, or 20.8% of the total outstanding shares of Common Stock. Also, as of December 31, 1997, Fund American's Chairman claimed beneficial ownership of 0.8 million shares, or 17.1% of the total outstanding shares of Common Stock. During 1995, White River repurchased 100,000 shares of Common Stock from Fund American's Chairman at an aggregate purchase price of $3.4 million. The Chairman of the White River Board is also a director of Fund American.

  As more fully discussed in Note 7, White River executed the Credit Agreement with Fund American, and during 1995 repaid balances totaling $90.0 million by transferring certain securities to Fund American, resulting in pretax net investment gains of $11.0 million. Interest expense relating to balances due under the Credit Agreement totalled $3.1 million for the year ended December 31, 1995.

NOTE 16. COMMITMENTS AND CONTINGENCIES

  The Company leases facilities, computers, telecommunications and office equipment under the terms of noncancellable operating lease agreements which expire at various dates through 2008. At December 31, 1997, future minimum lease payments were as follows:

                                                                  FUTURE MINIMUM
                                                                  LEASE PAYMENTS
                                                                  --------------
                                                                   IN THOUSANDS
   Payments due in:
     1998........................................................    $ 4,330
     1999........................................................      4,704
     2000........................................................      3,304
     2001........................................................      2,249
     2002........................................................      2,182
     Thereafter..................................................     14,428
                                                                     -------
       Total.....................................................    $31,197
                                                                     =======

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

  Operating lease expense was $3.9 million, $3.4 million, $3.1 million for the years ended December 31, 1997, 1996 and 1995, respectively.

  CCC entered into a contract with Faneuil, a former subsidiary, under which Faneuil is to provide certain computer services to CCC through June 1999. The contract provides that CCC make minimum payments to Faneuil through June 1997, and contains an option under which CCC can elect to extend the contract for certain services through June 1999. For the years ended December 31, 1997 and 1996 and 1995, charges from Faneuil to CCC for computer services have totalled $3.1 million, $3.6 million and $3.2 million, respectively.

NOTE 17. LEGAL PROCEEDINGS

  During March 1991, CCC sought a declaratory judgment in the U.S. District Court for the District of Connecticut (the "District Court") against MacLean Hunter Market Reports, Inc. ("MacLean Hunter"), an independent corporate publisher of used car valuation books, that would render certain of such publisher's copyright claims invalid or unenforceable. MacLean Hunter, in turn, filed a counterclaim against CCC for copyright infringement. During June 1993, the District Court granted CCC's request for summary judgment on the copyright issue. MacLean Hunter filed a notice of appeal with the U.S. Court of Appeals for the Second Circuit which, during December 1994, reversed the decision of the District Court and remanded the case to the District Court for a determination of damages and injunctive relief. In a related matter, CCC received claims from another licensee of the MacLean Hunter data alleging copyright infringement, unfair competition arising under the Trademark Act of 1946 and common law unfair competition. During December 1995, substantive settlement discussions were held. As a result of such discussions, CCC and all parties in these matters conditionally agreed to a settlement structure that would resolve all outstanding disputes. All conditions precedent to such settlement agreement were satisfied in 1996. As a result, all issues arising out of the litigation between the parties have been fully and completely settled and each civil action had been dismissed with prejudice. The settlement amount approximated the settlement charge of $4.5 million recorded during 1995 in connection with such matter. In conjunction with the settlement agreement, CCC received a three-year license to MacLean Hunter's used car valuation book data at market rates.

  The Company is a party to various other legal proceedings in the ordinary course of its business. The Company's management believes that the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position.

NOTE 18. SUBSEQUENT EVENTS

  On February 10, 1998, CCC signed an agreement with InsurQuote Systems, Inc. ("Insur-Quote") and invested $20 million to acquire 333,750 shares of common stock (or 19.9% of the common stock), an $8.9 million subordinated note, and shares of Series C redeemable convertible preferred stock, and Series D convertible preferred stock. The subordinated note, which bears interest at 7.5%, carries warrants to acquire additional shares of common stock and is exercisable by CCC through February 10, 2008, subject to potential early termination provisions. The Series C stock is redeemable in full at the end of five years, or earlier under certain conditions, if not converted prior to that time. Each share of Series C and D preferred stock is initially convertible into one share of common stock at the option of CCC.

  InsurQuote is a provider of insurance rating information and the software tools used to manage that information. Its range of products is primarily focused towards insurance companies, insurance agents, and the related consumer market.

  Under the terms of the investment agreement and at InsurQuote's request, CCC has the opportunity to purchase additional shares of Series C Preferred Stock after January 1, 1999. Furthermore, the investment

                   WHITE RIVER CORPORATION AND SUBSIDIARIES agreement provides that at any time after July 1, 2000 and until as late as July 1, 2010, under certain conditions, CCC has the option to purchase sufficient shares of InsurQuote's common stock at the then fair market value to increase CCC's voting interest to at least 51%. This right may be terminated or be converted to a fixed number of shares subject to a warrant with a strike price equal to 120% of a public offering price, if not exercised earlier in connection with a sale of InsurQuote or on an initial public offering of InsurQuote's common stock. If this right is exercised, Series E Preferred Stock carrying super voting rights will be issued to the Company. The transaction has an "earn out" component measured on June 30, 2000, that may have the effect of decreasing the percentage ownership of the Company or requiring an increasing in the investment by the Company.

NOTE 19. INFORMATION ON BUSINESS SEGMENTS

  Information on business segments as of and for the years ended December 31, 1997, 1996 and 1995, follows:

                                      1997                           1996                           1995
                         ------------------------------ ------------------------------ ------------------------------
                         INSURANCE-                     INSURANCE-                     INSURANCE-
                          RELATED   INVESTMENT CONSOLI-  RELATED   INVESTMENT CONSOLI-  RELATED   INVESTMENT CONSOLI-
                          SERVICES  OPERATIONS  DATED    SERVICES  OPERATIONS  DATED    SERVICES  OPERATIONS  DATED
                         ---------- ---------- -------- ---------- ---------- -------- ---------- ---------- --------
Statement of
 Operations Data:
Revenues...............   $159,106   $ 20,804  $179,910  $130,977   $ 14,421  $145,398  $115,519   $  8,276  $123,795
Operating expenses:
 Compensation and
  benefits and other
  operating expenses...    124,114     33,042   157,156   102,942     18,218   121,160    99,215      7,631   106,846
 Depreciation and
  amortization (a).....     16,932        267    17,199    17,370         29    17,399    20,336         28    20,364
                          --------   --------  --------  --------   --------  --------  --------   --------  --------
 Total operating
  expenses.............   $141,046     33,309   174,355   120,312     18,247   138,559   119,551      7,659   127,210
                          --------   --------  --------  --------   --------  --------  --------   --------  --------
 Operating income
  (loss)...............   $ 18,060   $(12,505) $  5,555  $ 10,665   $ (3,826) $  6,839  $ (4,032)  $    617  $ (3,415)
                          ========   ========  ========  ========   ========  ========  ========   ========  ========
Statement of Financial
 Condition Data:
Identifiable assets
 (b)...................   $ 98,972   $301,582  $400,554  $ 82,895   $271,617  $354,512  $ 84,973   $211,782  $296,755
Capital expenditures...   $  8,051   $  1,725  $  9,776  $  6,909   $    --   $  6,909  $  3,891   $    --   $  3,891

--------
(a) Insurance-related services' depreciation and amortization expense includes amortization of goodwill and purchased software relating to the acquisition of CCC by White River of $10.5 million, $12.1 million and $14.8 million for the years ended December 31, 1997, 1996 and 1995, respectively.
(b) Insurance-related services' identifiable assets include goodwill of $18.5 million, $23.7 million and $34.8 million and purchased software of $6.9 million, $12.1 million and $19.0 million relating to the acquisition of CCC by White River as of December 31, 1997, 1996 and 1995, respectively.

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

NOTE 20. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

  Selected quarterly financial data for 1997 and 1996 is shown in the following table. Such data includes, in the opinion of management, all recurring adjustments necessary for a fair presentation of the results of operations for such interim periods.

                                        1997                                1996
                          ----------------------------------  ------------------------------------
                           FIRST    SECOND    THIRD  FOURTH    FIRST     SECOND    THIRD   FOURTH
                          QUARTER   QUARTER  QUARTER QUARTER  QUARTER   QUARTER   QUARTER  QUARTER
                          --------  -------  ------- -------  --------  --------  -------  -------
                                        IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
Revenues................  $ 40,898  $42,799  $45,852 $50,361  $ 33,338  $ 33,892  $38,115  $40,053
Operating expenses......    40,675   38,769   38,518  56,393    31,070    33,765   40,337   33,387
                          --------  -------  ------- -------  --------  --------  -------  -------
 Operating income
  (loss)................       223    4,030    7,334  (6,032)    2,268       127   (2,222)   6,666
                          --------  -------  ------- -------  --------  --------  -------  -------
Net investment gains....       669      505    6,966  19,352       --        996   15,148        6
Interest expense........        37       35       34      65     1,032       950      526       54
Minority interest.......     2,111    2,443    2,532   2,979                         (335)   1,306
                          --------  -------  ------- -------  --------  --------  -------  -------
Pretax income (loss)....    (1,256)   2,057   11,734  10,276     1,236       173   12,735    5,312
Income tax expense......     1,248    2,353    6,179   5,830     2,744     2,869    7,866      827
                          --------  -------  ------- -------  --------  --------  -------  -------
Income (loss) before
 extraordinary item.....    (2,504)    (296)   5,555   4,446    (1,508)   (2,696)   4,869    4,485
Extraordinary loss on
 early retirement of
 debt, net of income
 taxes..................       --       --       --      --        --        --       678      --
                          --------  -------  ------- -------  --------  --------  -------  -------
Net income (loss).......    (2,504)    (296)   5,555   4,446    (1,508)   (2,696)   4,191    4,485
Dividend and accretion
 on redeemable preferred
 stock..................       118      118      118     119       149       147      309      122
                          --------  -------  ------- -------  --------  --------  -------  -------
Net income (loss)
 applicable to common
 stock..................  $ (2,622) $  (414) $ 5,437 $ 4,327  $ (1,657) $ (2,843) $ 3,882  $ 4,363
Earnings (loss) per
 common share:
Basic:
 Income(loss) before
  extraordinary item....  $  (0.54) $ (0.08) $  1.12 $  0.89  $  (0.34) $  (0.58) $  0.94  $  0.90
 Net income (loss)......  $  (0.54) $ (0.08) $  1.12 $  0.89  $  (0.34) $  (0.58) $  0.80  $  0.90
Diluted:
 Income (loss) before
  extraordinary items...  $  (0.54) $ (0.08) $  1.05 $  0.88  $  (0.34) $  (0.58) $  0.88  $  0.84
 Net income (loss)......  $  (0.54) $ (0.08) $  1.05 $  0.88  $  (0.34) $  (0.58) $  0.75  $  0.84
                          ========  =======  ======= =======  ========  ========  =======  =======

                    REPORT ON MANAGEMENT'S RESPONSIBILITIES

  The financial data included in this Annual Report to Stockholders and Form 10-K (the "Annual Report"), including the consolidated financial statements, has been prepared by the management of White River Corporation ("White River" or the "Company"). The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and, where necessary, include amounts based on informed estimates and judgments. In those instances where there is no single specified accounting principle or standard, management makes a choice from reasonable, accepted alternatives which are believed to be most appropriate under the circumstances. Financial data presented elsewhere in this Annual Report is consistent with that shown in the consolidated financial statements.

  The Company maintains internal financial and accounting controls ("Internal Controls") designed to provide reasonable and cost effective assurance that assets are safeguarded from loss or unauthorized use, that transactions are recorded in accordance with management's policies and that financial records are reliable. The Company's business ethics policies require adherence to the highest ethical standards in the conduct of its business. Compliance with these Internal Controls, policies and procedures is continuously maintained and monitored by management.

  Our independent auditors provide an objective, independent review and evaluation of the structure of Internal Controls to the extent they consider necessary in their audit of the Company's consolidated financial statements. Management reviews all recommendations of the independent auditors concerning the structure and implementation of Internal Controls and responds to such recommendations with corrective actions, as deemed appropriate.

  The Audit Committee of the White River board of directors (the "Audit Committee") is comprised of all non-management directors and has general responsibility for the oversight and surveillance of the accounting, reporting and financial control practices of White River. The Audit Committee annually reviews the effectiveness of management and the independent auditors with respect to the financial reporting process and the adequacy of Internal Controls. The independent auditors have at all times free access to the Audit Committee, without members of management present, to discuss the results of their audits, the adequacy of Internal Controls and any other matter that they believe should be brought to the attention of the Audit Committee.

Gordon S. Macklin                         Michael E.B. Spicer
President and Chief Executive Officer     Chief Financial Officer,
                                          Treasurer and Corporate Secretary

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of White River Corporation

  We have audited the accompanying consolidated statements of financial condition of White River Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of CCC Information Services Group Inc., a subsidiary, as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. The financial statements of CCC Information Services Group Inc. reflect approximately 23% and 13% of total assets as of December 31, 1997 and 1996, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for CCC Information Services Group Inc., is based solely on the report of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of White River Corporation and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Stamford, Connecticut
April 6, 1998

                        REPORT OF PRICE WATERHOUSE LLP

To the Board of Directors and Stockholders of CCC Information Services Group
Inc.

  We have audited the consolidated balance sheet of CCC Information Services Group Inc. (a subsidiary of White River Corporation) and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, of stockholders' equity and of cash flows for each of the three years in the period ended December 31, 1997 (not presented separately herein). These consolidated financial statements are the responsibility of CCC Information Services Group Inc's. management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of CCC Information Services Group Inc. and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flow for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Price Waterhouse LLP

Chicago, Illinois
January 21, 1998
Except as to Note 15 which is as of February 10, 1998

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

             CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL CONDITION

                                                    MARCH 31, 1998 DEC. 31, 1997
                                                    -------------- -------------
                                                           IN THOUSANDS,
                                                      EXCEPT PER SHARE AMOUNTS
                      ASSETS                         (UNAUDITED)
Cash and cash equivalents.........................   $   196,465     $190,515
Investment securities, at market value (adjusted
 cost: $40,944 and $63,940).......................       118,783      122,688
Accounts receivable, less allowances of $2,769 and
 $2,661...........................................        20,843       19,617
Other current assets..............................         8,112        7,091
                                                     -----------     --------
    Total current assets..........................       344,203      339,911
Investment securities, at market value (adjusted
 cost: $14,855)...................................        52,338       41,434
Long term investment..............................        20,000          --
Goodwill, less accumulated amortization of $21,418
 and $20,051......................................        17,492       18,754
Purchased software and equipment, less accumulated
 amortization and depreciation of $51,458 and
 $46,895..........................................        21,299       18,431
Deferred income tax asset.........................         7,162        7,264
Other assets......................................         1,363        1,339
                                                     -----------     --------
    Total assets..................................   $   463,857     $427,133
                                                     ===========     ========
                   LIABILITIES
Accounts payable and accrued expenses.............   $    25,851     $ 24,134
Deferred revenues.................................         5,810        5,824
Current portion of notes payable and other debt...            80          111
Redeemable preferred stock........................         7,000        7,000
                                                     -----------     --------
    Total current liabilities.....................        38,741       37,069
Deferred income tax liability.....................        54,894       44,676
Other liabilities.................................        11,595       10,765
                                                     -----------     --------
    Total liabilities.............................       105,230       92,510
                                                     -----------     --------
Redeemable preferred stock........................           192          189
                                                     -----------     --------
Minority interest.................................        38,203       33,687
                                                     -----------     --------
Stockholders' equity
  Series B, Participating Cumulative Preferred
   Stock--par value $1.00 per share; 50,000 shares
   designated; none issued........................           --           --
  Common stock--par value $0.01 per share;
   62,500,000 shares authorized; 6,370,000 shares
   issued.........................................            64           64
  Common paid-in surplus..........................       251,760      250,942
Retained earnings.................................        42,336       43,166
Accumulated other comprehensive income, net of
 tax..............................................        74,946       55,449
Common stock in treasury, at cost (1,495,244
 shares)..........................................       (48,874)     (48,874)
                                                     -----------     --------
    Total stockholders' equity....................       320,232      300,747
                                                     -----------     --------
    Total liabilities, redeemable preferred stock,
     minority interest and stockholders' equity...   $   463,857     $427,133
                                                     ===========     ========

   The accompanying notes are an integral part of these consolidated interim financial statements.

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                         QUARTER ENDED
                                                           MARCH 31,
                                                   --------------------------
                                                       1998          1997
                                                   ------------  ------------
                                                         IN THOUSANDS,
                                                   EXCEPT PER SHARE AMOUNTS
Revenues
  Insurance-related services...................... $     44,692  $     36,777
  Investment income...............................        2,868         2,562
Other revenues....................................        3,341         1,559
                                                   ------------  ------------
    Total revenues................................       50,901        40,898
                                                   ------------  ------------
Operating expenses
  Compensation and benefits.......................       20,248        19,103
  Other operating expenses........................       25,291        21,572
                                                   ------------  ------------
    Total operating expenses......................       45,539        40,675
                                                   ------------  ------------
Operating income..................................        5,362           223
                                                   ------------  ------------
Net investment gains..............................          --            669
                                                   ------------  ------------
Other expense
  Interest expense................................           65            37
  Minority interest...............................        2,807         2,111
                                                   ------------  ------------
    Total other expenses..........................        2,872         2,148
                                                   ------------  ------------
Pretax income (loss)..............................        2,490        (1,256)
Income tax expense................................        3,202         1,248
                                                   ------------  ------------
Net (loss)........................................         (712)       (2,504)
Dividends and accretion on redeemable preferred
 stock............................................          118           118
                                                   ------------  ------------
Net loss applicable to Common Shares.............. $       (830) $     (2,622)
                                                   ============  ============
Basic and diluted loss per Common Share........... $      (0.17) $      (0.54)
Weighted average shares used in computing basic
 and diluted loss per Common Share................    4,874,756     4,874,756
                                                   ============  ============


   The accompanying notes are an integral part of these consolidated interim financial statements.

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                      QUARTER ENDED MARCH 31,
                                                      ------------------------
                                                         1998         1997
                                                      -----------  -----------
                                                           IN THOUSANDS
Net (loss)..........................................  $      (712) $    (2,504)
Adjustments to reconcile net (loss) to net cash and
 cash equivalents provided from (used for)
 operations:
  Net investment gains..............................          --          (669)
  Amortization and depreciation of purchased
   software and equipment...........................        4,653        2,811
  Amortization of goodwill..........................        1,367        1,317
  Minority interest.................................        2,807        2,111
  Contract funding revenue amortization.............          --           (96)
  Deferred income tax expense (benefit).............         (293)      (2,115)
  Changes in:
    Other current assets and accounts receivable....       (2,247)      (2,090)
    Other liabilities...............................        2,539        4,898
    Deferred revenues...............................          (14)       3,337
    Accounts payable and accrued expenses...........        1,717          893
    Other, net......................................          274         (221)
                                                      -----------  -----------
Net cash and cash equivalents provided from
 operations.........................................       10,091        7,672
                                                      -----------  -----------
Cash flows provided from (used for) investing
 activities:
  Proceeds from sales of investment securities......       31,080        1,207
  Purchase of long term investment..................      (20,000)         --
  Purchases of software and equipment...............       (7,557)      (1,825)
  Purchases of investment securities................       (8,333)        (950)
                                                      -----------  -----------
Net cash and cash equivalents used for investment
 activities.........................................       (4,810)      (1,568)
                                                      -----------  -----------
Cash flows provided from (used for) financing
 activities:
  Proceeds from issuance of subsidiary stock........          818          786
  Principal payments on notes payable and other
   debt.............................................          (31)         (29)
  Dividends paid on redeemable preferred stock......         (118)        (118)
  Other, net........................................          --             5
                                                      -----------  -----------
Net cash and cash equivalents provided from
 financing activities...............................          669          644
                                                      -----------  -----------
Net increase in cash and cash equivalents during
 period.............................................        5,950        6,748
Cash and cash equivalents balance at beginning of
 period.............................................      190,515      188,365
                                                      -----------  -----------
Cash and cash equivalents balance at end of period..  $   196,465  $   195,113
                                                      ===========  ===========
Supplemental information:
  Income taxes paid.................................  $       773  $     1,101
  Interest paid.....................................  $        34  $        17
                                                      ===========  ===========

   The accompanying notes are an integral part of these consolidated interim financial statements.

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

              NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

  The accompanying consolidated interim financial statements include the accounts of White River Corporation (together with its wholly-owned subsidiaries, unless the context requires otherwise, "White River" or, together with all of its subsidiaries, the "Company") and its subsidiaries, including those of CCC Information Services Group, Inc. ("CCC"). The consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-
X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. All significant intercompany balances have been eliminated in consolidation. The consolidated interim financial statements include all adjustments (consisting solely of normal recurring adjustments) considered necessary by management to fairly present the financial condition, results of operations and cash flows of the Company. Notwithstanding the foregoing, these consolidated interim financial statements may not be indicative of financial results for the full year or for any other future period. The balance sheet at December 31, 1997 has been derived from the audited financial statements at that date. Such consolidated interim financial statements should be read in conjunction with White River's 1997 Annual Report to Stockholders on Form 10-K as filed with the Securities and Exchange Commission.

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as well as the disclosure of contingent assets and liabilities as of the date of the financial statements. Such estimates also have a pervasive effect upon the reported amounts of revenues and expenses reflected in the consolidated interim statements of operations. Actual results could differ from these estimates.

  Certain accounts in prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

NOTE 2. ADOPTION OF ACCOUNTING STANDARDS

  As of January 1, 1998, the Company is required to adopt SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholders' equity. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

  During the first quarter of 1998, total comprehensive income amounted to $18.7 million. In the first quarter of 1997, total comprehensive income amounted to a loss of $3.1 million.

  The components of comprehensive income (loss), net of related tax, for the three-month periods ended March 31, 1998 and 1997 are as follows:

                                                     QUARTER ENDED MARCH 31,
                                                     ------------------------
                                                        1998         1997
                                                     -----------  -----------
   Net loss......................................... $      (830) $    (2,622)
   Unrealized gains on available for sale
    securities......................................      19,497         (436)
                                                     -----------  -----------
   Comprehensive income (loss)...................... $    18,667  $    (3,058)
                                                     ===========  ===========

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

  Accumulated other comprehensive income, net of related tax, at March 31, 1998 and December 31, 1997 is comprised solely of unrealized gains on available for sale securities.

  As of January 1, 1998, the Company is required to adopt SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. Under the provisions of SFAS No. 131, the Company has elected to disclose segment information for its interim periods commencing with the filing of its 1998 Annual Report on Form 10-K.

NOTE 3. INCOME TAXES

  Income tax expense is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax return purposes. For the quarter ended March 31, 1998, the Company recorded income tax expense of $3.2 million on pretax income of $2.5 million. For the quarter ended March 31, 1997, the Company recorded income tax expense of $1.2 million on a pretax loss of $1.3 million. The major components that caused the Company's effective tax rate to exceed the Federal statutory rate of 35% in both years are the amortization of goodwill, which is not deductible for tax purposes, and the undistributed earnings of CCC, for which the Company provides deferred taxes.

NOTE 4. SUBSEQUENT EVENT

  White River has entered into an Amended and Restated Agreement and Plan of Merger, dated as of December 11, 1997, as amended by Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998, by and among certain affiliates of Harvard Private Group, Inc. ("Harvard Private Capital"), White River and White River Ventures, Inc., a wholly owned subsidiary of White River (as amended, the "Merger Agreement") pursuant to which, among other things, (i) an affiliate of Harvard Private Capital will merge with and into White River, with White River remaining as the surviving corporation (the "Merger"), (ii) each share of White River common stock, $.01 par value per share (other than treasury shares and shares with respect to which appraisal rights are perfected under the Delaware General Corporation
Law), outstanding at the time of the Merger will be converted into the right to receive approximately $90.67 in cash, without interest and subject to adjustment under certain circumstances as described in the Merger Agreement and (iii) each share of Series A Non-Participating Cumulative Preferred Stock, par value $1.00 per share, will be converted into the right to receive the stated value of $1,000 per share plus any accrued and unpaid dividends until the effective time of the Merger. In addition, White River has agreed to pay Harvard Private Capital a termination fee of $15 million, plus up to $1.5 million in reimbursable expenses, in the event that the Merger Agreement is terminated under certain circumstances.

  Consummation of the Merger is subject to customary conditions, including the approval of White River's stockholders and the absence of any material adverse change. The Merger Agreement may be terminated by any of the parties in the event that the Board of Directors of White River withdraws its recommendation of the transaction to stockholders or recommends an alternative transaction. The parties expect the merger to occur during the second quarter of 1998.

                                    ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          DEMETER HOLDINGS CORPORATION

                               WRC MERGER CORP.,

                               WRV MERGER CORP.,

                            WHITE RIVER CORPORATION

                                      AND

                           WHITE RIVER VENTURES, INC.

                         DATED AS OF DECEMBER 11, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

 ARTICLE I................................................................   2
 THE MERGER...............................................................   2
    SECTION 1.1  The Closing.............................................    2
    SECTION 1.2  Effective Time..........................................    2
    SECTION 1.3  Effect of the Merger....................................    2
    SECTION 1.4  Certificate of Incorporation; By-Laws...................    2
    SECTION 1.5  Directors and Officers..................................    2
    SECTION 1.6  Effect on Capital Stock.................................    2
    SECTION 1.7  Exchange of Certificates................................    3
    SECTION 1.8  Stock Transfer Books....................................    4
    SECTION 1.9  No Further Ownership Rights in Company Stock............    4
    SECTION 1.10 Lost, Stolen or Destroyed Certificates..................    4
    SECTION 1.11 Common Stock Merger Price...............................    5
    SECTION 1.12 Further Action..........................................    6
    SECTION 1.13 Material Adverse Effect.................................    6
 ARTICLE 1A..............................................................    6
 THE SUBSIDIARY MERGER...................................................    6
    SECTION 1A.1 The Closing.............................................    6
    SECTION 1A.2 Effective Time..........................................    7
    SECTION 1A.3 Effect of the Subsidiary Merger.........................    7
    SECTION 1A.4 Certificate of Incorporation; By-Laws...................    7
    SECTION 1A.5 Directors and Officers..................................    7
    SECTION 1A.6 Effect on Capital Stock.................................    7
    SECTION 1A.7 Stock Transfer Books....................................    7
    SECTION 1A.8 Further Action..........................................    7
 ARTICLE II..............................................................    8
 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................    8
    SECTION 2.1  Organization and Qualification; Subsidiaries............    8
    SECTION 2.2  Certificate of Incorporation and By-Laws................    8
    SECTION 2.3  Capitalization..........................................    8
    SECTION 2.4  Authority Relative to this Agreement....................    9
    SECTION 2.5  No Conflict; Required Filings and Consents..............   10
    SECTION 2.6  Compliance; Permits.....................................   11
    SECTION 2.7  SEC Filings; Financial Statements; Investments..........   11
    SECTION 2.8  Absence of Certain Changes or Events....................   13
    SECTION 2.9  No Undisclosed Liabilities; No Liabilities Related to
                   Purchasing LLC........................................   13
    SECTION 2.10 Absence of Litigation...................................   13
    SECTION 2.11 Employee Benefit Plans; Employment Agreements...........   14
    SECTION 2.12 Labor Matters...........................................   14
    SECTION 2.13 Proxy Statement.........................................   15
    SECTION 2.14 Subsidiaries............................................   15
    SECTION 2.15 Title to Property; Restrictions on Transfer.............   15
    SECTION 2.16 Taxes...................................................   15
    SECTION 2.17 Environmental Matters...................................   16
    SECTION 2.18 Intellectual Property...................................   17
    SECTION 2.19 Interested Party Transactions...........................   17
    SECTION 2.20 Powers of Attorney......................................   18
    SECTION 2.21  Books and Records......................................   18

    SECTION 2.22  Brokers................................................    18
    SECTION 2.23 Change in Control Payments..............................    18
    SECTION 2.24 Disclosure..............................................    18
 ARTICLE III.............................................................    18
 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO...................    18
    SECTION 3.1  Organization and Qualification..........................    18
    SECTION 3.2  Charter and By-Laws.....................................    18
    SECTION 3.3  Subsidiaries............................................    18
    SECTION 3.4  Authority Relative to this Agreement....................    19
    SECTION 3.5  No Conflict; Required Filings and Consents..............    19
    SECTION 3.6  Financing...............................................    19
    SECTION 3.7  Proxy Statement.........................................    19
 ARTICLE IV..............................................................    20
 CONDUCT OF BUSINESS PENDING THE MERGER..................................    20
    SECTION 4.1  Conduct of Business by the Company Pending the Merger...    20
    SECTION 4.2  Notice of Acquisition Proposal..........................    22
    SECTION 4.3  Actions With Respect To Company Plans...................    22
    SECTION 4.4  Voting..................................................    23
    SECTION 4.5  Fairness Opinion........................................    23
    SECTION 4.6  Partnership Debt........................................    24
    SECTION 4.7  CCC Board Seats.........................................    24
    SECTION 4.8  Acceleration Payments...................................    24
    SECTION 4.9  Indemnity Agreements....................................    24
    SECTION 4.10 Lease...................................................    24
    SECTION 4.11 Contributions...........................................    24
    SECTION 4.12 Trust Assets............................................    24
    SECTION 4.13 Tax Returns.............................................    24
 ARTICLE V...............................................................    24
 ADDITIONAL AGREEMENTS...................................................    24
    SECTION 5.1  HSR Act; Etc............................................    24
    SECTION 5.2  Proxy Statement.........................................    25
    SECTION 5.3  Stockholders Meeting....................................    25
    SECTION 5.4  Access to Information...................................    25
    SECTION 5.5  Consents; Approvals.....................................    26
    SECTION 5.6  Notification of Certain Matters.........................    26
    SECTION 5.7  Further Action..........................................    26
    SECTION 5.8  Public Announcements....................................    26
    SECTION 5.9  Conveyance Taxes........................................    26
    SECTION 5.10 Maintenance of Assets...................................    27
 ARTICLE VI..............................................................    27
 CONDITIONS TO THE MERGER................................................    27
    SECTION 6.1  Conditions to Obligation of Each Party to Effect the
                   Merger................................................    27
    SECTION 6.2  Additional Conditions to Obligations of Parent, MergerCo
                   and Merger Sub........................................    27
    SECTION 6.3  Additional Conditions to Obligation of the Company and
                   WRV...................................................    29
 ARTICLE VII.............................................................    29
 TERMINATION.............................................................    29
    SECTION 7.1  Termination.............................................    29
    SECTION 7.2  Effect of Termination...................................    30
    SECTION 7.3  Expenses Upon Termination...............................    30

 ARTICLE VIII............................................................   31
 GENERAL PROVISIONS......................................................   31
    SECTION 8.1  Non-Survival of Representations, Warranties, Covenants
                   and Agreements........................................   31
    SECTION 8.2  Investigations; Disclosure..............................   31
    SECTION 8.3  Notices.................................................   31
    SECTION 8.4  Definitions.............................................   32
    SECTION 8.5  Definitions.............................................   33
    SECTION 8.6  Amendment...............................................   34
    SECTION 8.7  Waiver..................................................   34
    SECTION 8.8  Headings................................................   34
    SECTION 8.9  Severability............................................   35
    SECTION 8.10 Entire Agreement........................................   35
    SECTION 8.11 Assignment..............................................   35
    SECTION 8.12 Parties in Interest.....................................   35
    SECTION 8.13 Failure or Indulgence Not Waiver; Remedies Cumulative...   35
    SECTION 8.14 Governing Law...........................................   35
    SECTION 8.15 Counterparts............................................   35
    SECTION 8.16 Construction............................................   35
    SECTION 8.17 Expenses................................................   36

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

  This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is dated as of December 11, 1997 (this "Agreement"), among Demeter Holdings Corporation, a Massachusetts corporation ("Parent"), WRC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MergerCo."), WRV Merger Corp., a Delaware corporation and a wholly owned subsidiary of WRC Merger Corp. ("Merger Sub"), White River Corporation, a Delaware corporation (the "Company") and White River Ventures, Inc., a Delaware corporation and a wholly owned subsidiary of Company ("WRV").

                                   RECITALS:

  WHEREAS, Parent, MergerCo, Merger Sub, the Company and WRV have previously entered into the Agreement and Plan of Merger, dated as of December 11, 1997, as amended by Amendment No. 1 (as so amended, the "Merger Agreement");

  WHEREAS, the parties to the Merger Agreement desire to amend and restate the Merger Agreement as set forth herein;

  WHEREAS, the Boards of Directors of Parent, MergerCo, Merger Sub, the Company and WRV have each determined that it is advisable and in the best interests of their respective stockholders for (i) MergerCo to enter into a business combination with the Company and (ii) Merger Sub to enter into a business combination with WRV, each upon the terms and subject to the conditions set forth herein;

  WHEREAS, in furtherance of such combination, (i) the Boards of Directors of MergerCo and the Company have each approved the merger (the "Merger") of MergerCo with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and (ii) the Boards of Directors of Merger Sub and WRV have each approved the merger (the "Subsidiary Merger") of Merger Sub with and into the WRV in accordance with the applicable provisions of the DGCL;

  WHEREAS, pursuant to the Merger, each outstanding share (each, a "Share") of
(i) the Company's common stock, $0.01 par value (the "Company Common Stock"), shall be converted into the right to receive the Common Stock Merger Price (as defined in Section 1.11) and (ii) the Company's Series A Non-Participating Cumulative Preferred Stock, $1.00 par value (the "Company Series A Preferred Stock"), shall be converted into the right to receive the Series A Merger Price (as defined in Section 1.7(b)) (the Company Common Stock and the Company Series A Preferred Stock are referred to collectively herein as the "Company Stock"), all upon the terms and subject to the conditions set forth herein; and

  WHEREAS, prior to the consummation of the Merger, the Company will sell to a limited liability company or other entity (the "Purchasing LLC") (i) those assets described on Exhibit A for a cash purchase price (the "Excluded Asset Price") of at least $3.2 million and (ii) all investment assets purchased by the Company after September 30, 1997 and all assets acquired other than in the ordinary course of business after September 30, 1997 (other than cash and cash equivalents) for a cash amount equal to the aggregate price paid by the Company for such assets (collectively, the "Excluded Assets"), and the Purchasing LLC will assume any and all liabilities (absolute, accrued, contingent, due, to become due or otherwise) of or relating to the Excluded Assets (collectively, the "Excluded Liabilities"). Such transaction is referred to herein as the "Asset Disposition."

  NOW, THEREFORE, in consideration of the foregoing and the mutual representations and warrants and mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, MergerCo, Merger Sub, the Company and WRV hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

  Section 1.1 The Closing.

  (a) The Merger. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the DGCL, MergerCo shall be merged with and into the Company, the separate corporate existence of MergerCo shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

  (b) Time and Place. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another place is agreed to in writing by the parties hereto.

  Section 1.2 Effective Time. As promptly as practicable but in any event no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing or such later time as is specified in the Certificate of Merger being the "Effective Time").

  Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation.

  Section 1.4 Certificate of Incorporation; By-Laws.

  (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of MergerCo, as in effect on the date hereof, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation, except that the name of the Surviving Corporation shall be the name of the Company.

  (b) By-Laws. The By-Laws of MergerCo, as in effect on the date hereof, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws; and the Board of Directors of the Surviving Corporation shall consist of the same number of directors as the number of directors of MergerCo at the Effective Time.

  Section 1.5 Directors and Officers. The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

  Section 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerCo, the Company or the holders of any of the following securities:

  (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted into the right to receive the Applicable Merger Price (as defined in Section 1.7(b)).

  (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

  (c) Capital Stock of MergerCo. Each share of common stock, $0.001 par value, of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation.

  Section 1.7 Exchange of Certificates.

  (a) Exchange Agent. At or prior to the Effective Time, (i) the Company shall deposit to or for the account of First Chicago Trust Company of New York, or such other bank or trust company as shall be designated by MergerCo (the "Exchange Agent"), in trust for the benefit of the holders of Company Stock, for exchange in accordance with this Section 1.7, through the Exchange Agent, an amount (the "Company Deposit"), in immediately available funds, equal to all of the Company's cash and cash equivalents (excluding any cash and cash equivalents included in the Excluded Assets) as of the Effective Time and (ii) Parent shall deposit, or shall cause to be deposited, to or for the account of the Exchange Agent, in trust for the benefit of the holders of Company Stock, for exchange in accordance with this Section 1.7 through the Exchange Agent, an amount, in immediately available funds, equal to the aggregate amount payable in accordance with Section 1.7(b) less the Company Deposit. The Exchange Agent shall agree to hold such funds (together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section 1.7 and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and MergerCo before the Effective Time.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, MergerCo will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares of Company Stock (each, a "Certificate") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MergerCo may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the Applicable Merger Price (as defined below). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) in the case of holders of Company Common Stock, the Common Stock Merger Price (as determined pursuant to
Section 1.11) in cash, and (B) in the case of holders of Company Series A Preferred Stock, $1,000 per share of such Company Series A Preferred Stock plus an amount equal to any accrued and unpaid dividends until the Effective Time in cash (the "Series A Merger Price," and the merger price applicable to any given Share being referred to herein as the "Applicable Merger Price") and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Stock which is not registered in the transfer records of the Company as of the Effective Time, the Applicable Merger Price may be paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Anything herein to the contrary notwithstanding, no interest or dividends shall accrue or be payable or paid on any portion of the Applicable Merger Price payable to any person hereunder. At and after the Effective Time, each holder of a Certificate to be canceled pursuant to this Section 1.7(b) or Dissenting Shares (as defined below) shall cease to have any rights as a stockholder of the Company, except for the right to surrender Certificates in the manner prescribed by this Section 1.7(b) in exchange for payment of the Applicable Merger Price or, in the case of a holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting Shares pursuant to Section 262 of the DGCL. No transfer of Company Stock shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

  (c) No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to the Surviving Corporation any remaining amount of the Exchange Fund which had been made available to the Exchange Agent pursuant hereto and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the Applicable Merger Price payable upon due surrender of their Certificates. Notwithstanding the foregoing, none of Parent, MergerCo or the Company shall be liable to any holder of Company Stock for any Applicable Merger Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (d) Withholding Rights. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Applicable Merger Price otherwise payable pursuant to this Agreement to any holder of Company Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

  (e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary but only in the circumstances and to the extent provided by the DGCL, shares of Company Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote such shares in favor of the Merger or consent thereto in writing and who shall have properly and timely delivered to the Company a written demand for payment of the fair cash value of shares of Company Stock in the manner provided in and complied with all of the relevant provisions of Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent the right to receive the Applicable Merger Price. Instead, the holders thereof shall be entitled to payment of the fair cash value of such shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for payment of the fair cash value of such shares and the Board of Directors of the Company or the Surviving Corporation, as the case may be, shall consent thereto, or (ii) if any holder fails to establish and perfect his entitlement to the relief provided in such Section 262 or if the right of such holder to receive the fair cash value of such shares of Company Stock as to which he seeks relief otherwise terminates pursuant to Section 262 of the DGCL, such shares shall thereupon cease to be deemed to be Dissenting Shares and shall be deemed to have been converted into and represent the right to receive, upon the surrender of the Certificates representing such shares, as of the Effective Time, the Applicable Merger Price. The Company will not settle any demand with respect to any Dissenting Shares without the written consent of MergerCo.

  Section 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company relating to the Company Stock shall be closed, and there shall be no further registration of transfers of Company Stock thereafter on the records of the Company.

  Section 1.9 No Further Ownership Rights in Company Stock. The Applicable Merger Price delivered upon the surrender for exchange of Shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  Section 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and delivery of bond in such sum as the Exchange Agent, Parent or MergerCo may reasonably direct as indemnity against any claim that may be made against Parent, MergerCo or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed, such Applicable Merger Consideration as may be required pursuant to Section 1.7.

  Section 1.11 Common Stock Merger Price.

  (a) The "Common Stock Merger Price" shall be the quotient obtained by dividing (i) the Merger Price (as defined below) by (ii) the number of shares of Company Common Stock issued and outstanding and not held in treasury immediately before the Effective Time. The "Merger Price" shall be $399,850,000, as adjusted by this Section 1.11.

  (b) The Merger Price shall be decreased by the amount of any decrease in the aggregate cash and cash equivalents of the Company and its wholly owned Subsidiaries from September 30, 1997 until the Effective Time as a result of any expenditures out of the ordinary course, including for this purpose, without limitation, (i) the sum of (x) expenditures in connection with the acquisition of investment assets and (y) cash contributed to Hanover Accessories, Inc. or to any other companies acquired by the Company after September 30, 1997 (offset by the aggregate of all cash payments made to the Company in respect of the Excluded Assets by Purchasing LLC in excess of $3.2 million), (ii) Acceleration Payments, if any, not paid on or before December 30, 1997 and (iii) any expenditures in connection with the Merger, the Asset Disposition or otherwise in connection with the transactions contemplated by this Agreement, except to the extent such expenditures are applied to pay amounts reserved as "Accrued Expenses" on the Statement of Net Assets to be Sold attached hereto as Exhibit B (the "Statement of Assets"). The Merger Price shall be increased by the amount of interest earned by the Company and its wholly owned Subsidiaries with respect to the cash and cash equivalents (including interest on the Republic NY Corporation Subordinated Note 7.25% due July 15, 2002) of the Company and its wholly owned Subsidiaries from September 30, 1997 until the Effective Time.

  (c) Without duplication of any other change in the Merger Price pursuant to this Section 1.11, the Merger Price shall also be decreased by the aggregate amount of all liabilities (absolute, accrued, contingent, due, to become due or otherwise) incurred by the Company (offset by any payments made in respect of such liabilities), other than Excluded Liabilities, after September 30, 1997 and before the Effective Time, including without limitation any liabilities incurred in connection with the Merger, the Asset Disposition or otherwise in connection with the transactions contemplated by this Agreement.

  (d) Without duplication of any other change in the Merger Price pursuant to
Section 1.11, the Merger Price shall also be (i) decreased by the amount equal to 0.65 multiplied by the aggregate amount of all Benefit Costs (as herein defined) other than any Severance Costs in excess of $36,660,000, if any, or
(ii) increased by the amount equal to 0.65 multiplied by the excess, if any, of $36,660,000 over the aggregate amount of all Benefit Costs other than any Severance Costs.

  (e) Without duplication of any other decrease pursuant to this Section 1.11, the Merger Price shall also be decreased to the extent the Acceleration Payments (as defined in Section 4.8) paid by the Company or its Subsidiaries on or before December 30, 1997 exceed $7,500,000. Notwithstanding any changes which would otherwise be made pursuant to this Section 1.11, other than the changes to the Merger Price in this Section 1.11(e), no change shall be made to the Merger Price as a result of the Acceleration Payments, if such payments are made in accordance with the provisions of Section 4.8.

  (f) The Merger Price shall also be decreased by the excess of (i) the sum of the aggregate Series A Merger Price payable by Parent hereunder as a result of the Merger and any dividends paid by the Company with respect to the Company Series A Preferred Stock after September 30, 1997 and before the Effective Time over (ii) $7,000,000.

  (g) Without duplication of any other change in the Merger Price pursuant to this Section 1.11, the Merger Price shall also be (i) decreased to the extent the aggregate amount of all bonus, severance, termination and similar payments, excluding Benefit Costs, that would be payable by the Company or its wholly owned Subsidiaries (whether or not paid as of the Effective Time) as a result of the termination of all of the employees of the Company and its wholly owned Subsidiaries ("Severance Costs") exceeds $1,033,000 or (ii) increased to the extent such amount is less than $1,033,000.

  (h) In the event any of the actions set forth in Section 4.3(a)(i) or 4.3(b) are not taken by the Company on or before December 30, 1997, the Merger Price shall be decreased by the amount equal to 0.35 multiplied by the aggregate amount of payments made on or after January 1, 1998 pursuant to or in connection with the Deferral Plans, as the same may be amended, and by the amount equal to 0.35 multiplied by the aggregate amount of payments made on or after January 1, 1998 pursuant to the Incentive Plan, as the same may be amended.

  (i) Without duplication of any other change in the Merger Price pursuant to this Section 1.11, the Merger Price shall also be increased by the amount of any liabilities reserved for on the Statement of Assets released prior to the Effective Time with the consent of Parent to be granted or withheld in Parent's sole discretion.

  (j) Without duplication of any other change in the Merger Price pursuant to this Section 1.11, the Merger Price shall be decreased to the extent, if any, that the Excluded Asset Price is less than $3.2 million in cash.

  (k) Without duplication of any other change in the Merger price pursuant to this Section 1.11, the Merger Price shall be increased by an amount equal to
0.65 multiplied by the amount of any cash paid to the Company upon the sale by the Company of the Trust Assets (as defined in Section 4.12 hereof) if such Trust Assets are sold by the Company in accordance with the last sentence of
Section 4.12 hereof.

  (l) Without duplication of any other change to the Merger Price pursuant to this Section 1.11, the Merger Price shall be decreased by the amount of cash, if any, paid to the Liquidating Trustee as described in Section 4.12 hereof.

  Section 1.12 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and MergerCo, the officers and directors of the Company and MergerCo immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take all such lawful and necessary action and will take all such lawful and reasonably necessary action.

  Section 1.13 Material Adverse Effect. When used in connection with the Company or any of its Subsidiaries, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect,
(a) is or is reasonably likely to be materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole or (b) does or is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby.

                                  ARTICLE 1A

                             THE SUBSIDIARY MERGER

  Section 1A.1 The Closing.

  (a) The Subsidiary Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into WRV, the separate corporate existence of Merger Sub shall cease, and WRV shall continue as the surviving corporation. WRV as the surviving corporation after the Subsidiary Merger is hereinafter sometimes referred to as the "Subsidiary Surviving Corporation."

  (b) Time and Place. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Subsidiary Merger will take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another place is agreed to in writing by the parties hereto.

  Section 1A.2 Effective Time. The parties hereto shall cause the Subsidiary Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Subsidiary Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL to be effective as of the Effective Time.

  Section 1A.3 Effect of the Subsidiary Merger. At the Effective Time, the effect of the Subsidiary Merger shall be as provided in this Agreement, the Subsidiary Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of WRV and Merger Sub shall vest in the Subsidiary Surviving Corporation.

  Section 1A.4 Certificate of Incorporation; By-Laws.

  (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Subsidiary Merger Sub, as in effect on the date hereof, shall be the Certificate of Incorporation of the Subsidiary Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation, except that the name of the Subsidiary Surviving Corporation shall be the name of WRV.

  (b) By-Laws. The By-Laws of Merger Sub, as in effect on the date hereof, shall be the By-Laws of the Subsidiary Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Subsidiary Surviving Corporation and such By-Laws; and the Board of Directors of the Subsidiary Surviving Corporation shall consist of the same number of directors as the number of directors of Merger Sub at the Effective Time.

  Section 1A.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Subsidiary Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Subsidiary Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Subsidiary Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

  Section 1A.6 Effect on Capital Stock. At the Effective Time, by virtue of the Subsidiary Merger and without any action on the part of Parent, MergerCo, Merger Sub, the Company or WRV, (i) each share of common stock, $1.00 par value, of WRV issued and outstanding immediately prior to the Effective Time shall be one validly issued, fully paid and nonassessable share of common stock, $0.001 par value, of the Subsidiary Surviving Corporation, and, (ii) each share of common stock $0.001 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be canceled, and
(iii) any other capital stock of either Merger Sub or WRV outstanding immediately prior to the Effective Time shall be canceled.

  Section 1A.7 Stock Transfer Books. At the Effective Time, the stock transfer books of WRV relating to the capital stock of WRV shall be closed, and there shall be no further registration of transfers of the capital stock of WRV thereafter on the records of WRV.

  Section 1A.8 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Subsidiary Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of WRV and Merger Sub, the officers and directors of the WRV and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take all such lawful and necessary action and will take all such lawful and reasonably necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company hereby represents and warrants to Parent and MergerCo as follows:

  Section 2.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it owns, leases or operates and to carry on its business as it is now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

  Section 2.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to MergerCo a complete and correct copy of its Certificate of Incorporation and By-Laws and the Certificate of Incorporation and By-laws of CCC Information Services Group Inc. ("CCC"), each as most recently restated and subsequently amended to date. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws.

  Section 2.3 Capitalization.

  (a) Capitalization of the Company. The authorized capital stock of the Company consists of (i) 62,500,000 shares of Company Common Stock and (ii) 5,000,000 shares of Preferred Stock, $1.00 par value, of which 7,000 shares have been designated as Company Series A Preferred Stock and 50,000 shares have been designated as Series B Participating Cumulative Preferred Stock (the "Company Series B Preferred Stock"). 6,370,000 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 1,495,244 of such 6,370,000 shares of Company Common Stock are held in treasury. 7,000 shares of Company Series A Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Company Series A Preferred Stock are held in treasury. No shares of Company Series B Preferred Stock are issued and outstanding. Except as set forth in Section 2.3(a) of the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent and MergerCo that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its wholly owned Subsidiaries or obligating the Company or any of its wholly owned Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its wholly owned Subsidiaries. No shares of Company Common Stock or Company Series A Preferred Stock are held by Subsidiaries of the Company. As of the date hereof, there are no accrued and unpaid dividends with respect to the Company Series A Preferred Stock. None of the outstanding securities of the Company was issued in violation of the Securities Act of 1933, as amended (the "Securities Act"), or the securities or blue sky laws of any state or jurisdiction. Except as disclosed in Section 2.3(a) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or the capital stock of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such Subsidiary. Except as set forth in Section 2.3(a) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except for the shares of capital stock of CCC's Subsidiaries and except for the shares of capital stock of CCC not owned by the Company or the Company's wholly-owned Subsidiaries, all such shares are owned by the Company or its wholly-owned Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"), except for the Stockholders Agreement.

  (b) Capitalization of CCC. The authorized capital stock of CCC consists of
(i) 30,000,000 shares of common stock, $.10 par value (the "CCC Common Stock"), and (ii) 100,000 shares of Preferred Stock, $1.00 par value, of which 5,000 shares have been designated Series C Cumulative Redeemable Preferred Stock (the "CCC Series C Preferred Stock"), 34,000 shares have been designated Series D Cumulative Redeemable Preferred Stock (the "CCC Series D Preferred Stock") and 500 shares have been designated Series E Cumulative Redeemable Preferred Stock (the "CCC Series E Preferred Stock"). 24,577,350 shares of CCC Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 117,618 of such 24,577,350 shares of CCC Common Stock are held in treasury. 630 shares of CCC Series C Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of CCC Series C Preferred Stock are held in treasury. 3,785 shares of CCC Series D Preferred Stock are issued and outstanding, all of which are fully paid and nonassessable, and no shares of CCC Series D Preferred Stock are held in treasury. 500 shares of CCC Series E Preferred Stock are issued and outstanding, all of which are fully paid and nonassessable, and no shares of CCC Series E Preferred Stock are held in treasury. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of CCC or any of its Subsidiaries or obligating CCC or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, CCC or any of its Subsidiaries. All shares of capital stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. None of the outstanding securities of CCC issued since January 1, 1993 was issued in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of CCC's Subsidiaries are owned by CCC or its wholly-owned Subsidiaries free and clear of all Liens.

  (c) The authorized capital stock of WRV consists solely of 1,000 shares of common stock, $1.00 par value, all of which are issued and outstanding and are validly issued, fully paid and nonassessable.

  Section 2.4 Authority Relative to this Agreement.

  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to requisite shareholder approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger, the Asset Disposition and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, MergerCo and Merger Sub constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) subject to general principles of equity.

  (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the Merger, the Asset Disposition and the other transactions contemplated by this Agreement, including, but not limited to, all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to this Agreement and the Merger. The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent and MergerCo upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's stockholders approve and adopt this Agreement, the Merger and the Asset Disposition.

  (c) All of the Continuing Directors of the Company (as defined in the Certificate of Incorporation of the Company) have approved the transactions contemplated by this Agreement for purposes of Paragraph B.1 of Article Eight of the Certificate of Incorporation of the Company. The Board of Directors of the Company has taken all action necessary to amend the Rights Agreement to ensure that such transactions will not cause any Rights (as defined in the Rights Agreement) to become exercisable and to ensure that such Rights will not exist after consummation of the Merger.

  (d) WRV has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WRV and the consummation by WRV of the Subsidiary Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of WRV are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by WRV and, assuming the due authorization, execution and delivery by Parent, MergerCo and Merger Sub, constitutes a legal, valid and binding obligation of WRV enforceable against WRV in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) subject to general principles of equity.

  Section 2.5 No Conflict; Required Filings and Consents.

  (a) The exhibit index to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, as supplemented by Section 2.5(a)(i) of the Company Disclosure Schedule, includes each agreement, contract or other instrument (including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K and each other agreement, contract or other instrument to which the Company is a party. The Company has made available to MergerCo on or prior to the date hereof true, correct and complete copies of each such agreement, contract, instrument and amendment. To the actual knowledge of the Company, the exhibit index to CCC's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, as supplemented by Section 2.5(a)(ii) of the Company Disclosure Schedule, includes each agreement, contract or other instrument (including all amendments thereto) to which CCC or any of its Subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Exchange Act and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. The Company has made available to MergerCo on or prior to the date hereof true, correct and complete copies of each such agreement, contract, instrument and amendment.

  (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, (i) neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in
Section 2.5(a), (ii) to the best knowledge of the Company and its Subsidiaries, no other party to any of the agreements, contracts or other instrument referred to in Section 2.5 (a) has breached or is in default of any of its obligations thereunder, and (iii) to the knowledge of the Company, each of the agreements, contracts and other instruments referred to in Section 2.5(a) is in full force and effect. The representations and warranties in this
Section 2.5(b) are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

  (c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by each of the Company and WRV does not, and the performance of this Agreement by each of the Company and WRV and the consummation of the Merger, the Asset Disposition, the Subsidiary Merger and the other transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the Certificate of Incorporation or By-Laws of any of its Subsidiaries, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected. The representations and warranties in clauses
(ii) and (iii) of this Section 2.5(c) are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

  (d) The execution and delivery of this Agreement by each of the Company and WRV does not, the performance of this Agreement by each of the Company and WRV will not, and the consummation by the Company of the Merger, the Asset Disposition and the other transactions contemplated hereby and the consummation by WRV or the Subsidiary Merger will not, require the Company or WRV to receive any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except for applicable requirements, if any, of the Securities Act, the Exchange Act, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the filing and recordation of appropriate merger or other documents as required by the DGCL.

  Section 2.6 Compliance; Permits.

  (a) Except as disclosed in Section 2.5(b) or 2.6(a) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected. The representations and warranties in this
Section 2.6(a) are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

  (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, the Company and its Subsidiaries hold all permits, licenses, easements, franchises, variances, exemptions, consents, certificates, orders, authorizations and approvals from governmental authorities (collectively, the "Company Permits") which are necessary or appropriate to own, lease and operate the properties it owns, leases or operates and for the operation of the business of the Company and its Subsidiaries as it is now being conducted. Except as disclosed in the Company SEC Reports and the CCC SEC Reports, the Company and its Subsidiaries are in compliance with the terms of the Company Permits. The representations and warranties in this Section 2.6(b) are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

  Section 2.7 SEC Filings; Financial Statements; Investments.

  (a) The Company has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") and has made available to MergerCo (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all other reports or registration statements filed by the Company with the SEC since January 1, 1996, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) since January 1, 1996 and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC pursuant to the requirements of the Exchange Act or the Securities Act ((i)-(iv) collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then also on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. CCC has timely filed all forms, reports and documents required to be filed with the SEC and the Company has made available to MergerCo (i) CCC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all other reports or registration statements filed by CCC with the SEC since January 1, 1996, (iii) all proxy statements relating to CCC's meetings of stockholders (whether annual or special) since January 1, 1996 and (iv) all amendments and supplements to all such reports and registration statements filed by CCC with the SEC pursuant to the requirements of the Exchange Act or the Securities Act ((i)-(iv) collectively, the "CCC SEC Reports"). The CCC SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then also on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries (other than CCC) is required to file any forms, reports or other documents with the SEC.

  (b) The Company has heretofore delivered to MergerCo the following financial statements (including, in each case, any related notes thereto): (i) audited consolidated and consolidating statements of financial condition of the Company and its Subsidiaries as of December 31, 1995 and 1996, and the related consolidated and consolidating statements of operations, statements of stockholders' equity and statements of cash flow for the fiscal years ended December 31, 1995 and 1996, and (ii) the unaudited consolidated and consolidating statements of financial condition of the Company and its Subsidiaries as of September 30, 1997 and the related consolidated and consolidating statements of operations, statements of stockholders' equity and statements of cash flows for the nine months ended September 30, 1997, each of which such audited and unaudited financial statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each of which fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder's equity for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which will not be material in amount. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the CCC SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each of which fairly presents in all material respects the consolidated financial position of CCC and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder's equity for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which will not be material in amount.

  (c) As of September 30, 1997, the Company and its wholly owned Subsidiaries had cash and cash equivalents (including cash and cash equivalents included in the Excluded Assets and excluding cash and cash equivalents of Hanover Accessories, Inc.) determined in accordance with generally accepted accounting principles applied on a consistent basis with prior periods of at least $191,832,629 (the "September 30 Cash Amount"). The Company and its wholly owned Subsidiaries own beneficially and of record 8,584,564 shares of CCC Common Stock, 630 shares of CCC Series C Preferred Stock, 3,601 shares of CCC Series D Preferred Stock and 500 shares of CCC Series E Preferred Stock. The Company and its wholly owned Subsidiaries own beneficially and of record 3,600,009 shares of Common Stock of Cross Timbers Oil Company and a 21.33% limited partnership interest in Richard C. Blum & Associates, NWA Partners, L.P. (the "Partnership"). The assets of the Partnership include 5,396,643 shares of Class A Common Stock of Northwest Airlines Corp., 658,755 of which shares are subject to the options (the "Options" ) set forth in the Stockholders Agreement described in Section 2.7(c) of the Company Disclosure Schedule, and 1,727 shares of Series B Preferred Stock

(the "NWA Preferred") of Northwest Airlines Corp. As of October 14, 1997, the Options had been exercised and the NWA Preferred then held by the Partnership had been redeemed, and, accordingly, the Company's cash and cash equivalents increased by $26,346,049 after the distribution of such cash proceeds by the Partnership. The organizational and charter documents of the Partnership and all agreements between the Company and its Subsidiaries on one hand and the Partnership on the other, and, to the actual knowledge of the Company, all agreements affecting the assets of the Partnership are listed on Section 2.7(c) of the Company Disclosure Schedule. Section 2.7(c) of the Company Disclosure Schedule lists any other securities (other than capital stock of wholly-owned Subsidiaries) held by the Company or any of its wholly owned Subsidiaries.

  Section 2.8 Absence of Certain Changes or Events. As of the date of this Agreement, except as set forth in Section 2.8(a) through Section 2.8(g) of the Company Disclosure Schedule, the Company SEC Reports or the CCC SEC Reports and except for the execution and delivery of this Agreement, since January 1, 1997, each of the Company and its Subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred:
(a) any Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation or By-laws of the Company or similar organizational documents of its Subsidiaries; (c) any material damage to, destruction or loss of any material asset of the Company or any of its Subsidiaries (whether or not covered by insurance) (d) any material change by the Company or by CCC in its accounting methods, principles or practices; (e) any material revaluation by the Company or by CCC of any of their respective assets or any of their respective Subsidiaries' assets, including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable; (f) any sale, disposition of or Lien upon any assets of the Company or any of its Subsidiaries (except (i) sales of goods and services by CCC and its Subsidiaries in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions by CCC of obsolete or worthless assets and (iii) sales of immaterial assets by CCC); or (g) any other action or event that would have required the consent of MergerCo pursuant to any of the following provisions of Section 4.1 had such action or event occurred after the date of this Agreement: Section 4.1(d), Section 4.1(e), Section 4.1(f), Section 4.1(g), Section 4.1(h), Section 4.1(i), and
Section 4.1(j). The representations and warranties in this Section 2.8 are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

  Section 2.9 No Undisclosed Liabilities; No Liabilities Related to Purchasing LLC. Except as is disclosed in Section 2.9(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has, and, except for liabilities of MergerCo prior to the Effective Time, neither the Surviving Corporation nor any of its Subsidiaries immediately after giving effect to the Merger and the Asset Disposition will have, any liabilities (absolute, accrued, contingent, due, to become due or otherwise), except liabilities (a) in the aggregate adequately provided for on the face of the September 30, 1997 Balance Sheet contained in the Company's Report on Form 10-Q for the quarter ended September 30, 1997 (the "September 30, 1997 Balance Sheet"), (b) in the aggregate adequately provided for on the face of CCC's audited balance sheet for the fiscal year ended December 31, 1996 contained in the CCC SEC Reports,
(c) incurred since September 30, 1997 by the Company and its wholly owned Subsidiaries in the ordinary course of business consistent with past practices, (d) incurred since December 31, 1996 by CCC and its Subsidiaries in the ordinary course of business consistent with past practice or (e) Excluded Liabilities. Except as set forth in Section 2.9(ii) of the Company Disclosure Schedule, after the consummation of the Asset Disposition, (a) neither the Company nor any of its Subsidiaries (i) will be providing credit support for, or guaranteeing the payment or performance of, any liability or obligation of the Purchasing LLC, or (ii) will otherwise directly or indirectly be liable or responsible for any Excluded Liability, (b) the Purchasing LLC will not have any obligation or liability, or be a party to any contract, agreement or other instrument, a default with respect to which would give rise to any right by the Purchasing LLC or any third party against the Company or any of its Subsidiaries or any of their respective assets and (c) neither the Company nor its Subsidiaries will have any liability or obligation to the Purchasing LLC or any third party as a result of the Asset Disposition. The representations and warranties in this Section 2.9 are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

  Section 2.10 Absence of Litigation. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, or any basis therefor, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. Except as set forth in Section 2.10 of the Company Disclosure Schedule, no judgment, order or decree of any governmental authority has been issued against the Company or any of its Subsidiaries. The representations and warranties in this Section 2.10 are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

  Section 2.11 Employee Benefit Plans; Employment Agreements. Except in each case as set forth in Section 2.11 of the Company Disclosure Schedule, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee welfare plans (as defined in Section 3(1) of ERISA) or any bonus, stock option, stock purchase, incentive, deferred compensation, deferred benefits, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (collectively, the "Company Plans"), which could result in liability of the Company or any of its Subsidiaries; (ii) all Company Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or the Secretary of the Treasury), and the Company and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Plans;
(iii) each Company Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (iv) all contributions required to be made to any Company Plan pursuant to Section 412 of the Code, or the terms of the Company Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Company Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) no withdrawal (including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA that has resulted in, or could reasonably be expected to result in, any withdrawal liability for the Company or any of its Subsidiaries; and (vii) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC, and contributions not in default to the respective plans, arising in the ordinary course). As of the date of this Agreement, the aggregate amount of cash liabilities (the "Benefit Costs") for which the Surviving Corporation, the Company and the Company's wholly-owned Subsidiaries will be liable pursuant to or in connection with all Company Plans (taking into account the effect of the consummation of the Merger and the Asset Disposition and the completion by the Company of the actions set forth in
Section 4.3), other than any Severance Costs, will not exceed $36,660,000.
Section 2.11 of the Company Disclosure Schedule lists all employment and consulting agreements to which the Company or any of its wholly owned Subsidiaries is a party and all Company Plans. The representations and warranties in this Section 2.11 are made only to the actual knowledge of the Company to the extent they relate only to CCC and its Subsidiaries.

  Section 2.12 Labor Matters. Except as set forth in Section 2.12 of the Company Disclosure Schedule: (i) there are no claims, disputes or proceedings pending or, to the best knowledge of the Company or any of its wholly-owned Subsidiaries, threatened, between the Company or any of its wholly-owned Subsidiaries and any of their respective employees; (ii) neither the Company nor any of its wholly-owned Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its wholly-owned Subsidiaries, nor does the Company or any of its wholly-owned Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its wholly-owned Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its wholly-owned Subsidiaries.

  Section 2.13 Proxy Statement. The information supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement"), will not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders Meetings or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made in such information not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform MergerCo. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information contained in the Proxy Statement provided by Parent or MergerCo in writing specifically for inclusion in the Proxy Statement

  Section 2.14 Subsidiaries. Immediately before the Effective Time, the Company will have no Subsidiaries other than WRV, CCC and CCC's Subsidiaries.

  Section 2.15 Title to Property; Restrictions on Transfer. Except as set forth in Section 2.15(i) of the Company Disclosure Schedule, and except, with respect to CCC and its Subsidiaries, as set forth in the CCC SEC Reports, the Company and each of its Subsidiaries have good, defensible and marketable title to all of their respective properties and assets, free and clear of all Liens; and all leases pursuant to which the Company or any of its Subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Except as set forth in Section 2.15(ii) of the Company Disclosure Schedule no assets of the Company or any of its wholly-owned Subsidiaries are, and none of the assets described in Section 2.7(c) and no other material assets of the Surviving Corporation or any of its wholly-owned Subsidiaries after giving effect to the Merger will be, subject to any restrictions limiting the sale, transfer or other disposition of such assets.

  Section 2.16 Taxes.

  (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) all interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the Internal Revenue Service or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

  (b) Other than as disclosed in Section 2.16(b) of the Company Disclosure Schedule, (i) each of the Company and each wholly-owned Subsidiary has timely filed all Tax Returns required to be filed by it and all such Tax Returns were complete and correct when filed, (ii) the Company and its wholly-owned Subsidiaries have paid all Taxes due, (iii) each of the Company and each wholly-owned Subsidiary has withheld and paid all

Taxes required to have been withheld and paid in connection with amounts paid or to be paid to any employee, independent contractor, creditor, stockholder or other third party.

  (c) Except as disclosed in Section 2.16(c) of the Company Disclosure
Schedule: (i) no deficiency or proposed adjustment for any Taxes has been asserted or assessed in writing by any taxing authority against the Company or any wholly-owned Subsidiary; (ii) neither the Company nor any wholly-owned Subsidiary has waived any statute of limitations in respect of Taxes or consented in writing to extend the time in which any Tax may be assessed or collected by any taxing authority; (iii) neither the Company nor any wholly-owned Subsidiary has requested or been granted an extension of time for filing any Tax Return to a date later than the Closing Date; (iv) neither the Company nor any wholly-owned Subsidiary has ever been the subject of any action, proceeding, audit or examination with respect to any liability (or asserted liability) for Taxes within the most recent four taxable years or for taxable years for which the applicable statute of limitations has not run; (v) there are no liens on any assets of the Company or any wholly-owned Subsidiary arising from the failure (or alleged failure) to pay any Tax; (vi) neither the Company nor any wholly-owned Subsidiary is a party to or bound by any Tax allocation or Tax sharing agreement with any Person, has ever been a member of an affiliated group (within the meaning of Code Section 1504) filing consolidated federal income Tax Returns (other than a group the common parent of which was the Company), or has any liability for the Taxes of any other Person, whether under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; (vii) neither the Company nor any wholly-owned Subsidiary has filed a consent under Code Section 341(f); (viii) neither the Company nor any wholly-owned Subsidiary has agreed to make or is required to make, any adjustment under Section 481 of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise; (ix) neither the Company nor any wholly-owned Subsidiary is or has been a United States real property holding corporation (within the meaning of Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (x) no claim has ever been made by a taxing authority in a jurisdiction in which the Company or a wholly-owned Subsidiary does not file Tax Returns that either the Company or the wholly-owned Subsidiary is or may be subject to taxation under the laws of such jurisdiction; (ix) neither the Company nor any wholly-owned Subsidiary has a permanent establishment in any foreign country, as defined in the relevant tax treaty or convention between the United States of America and such foreign country or, if a treaty does not exist, under the laws of such foreign country; and (xii) the Company has previously furnished to MergerCo or its designee true, correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies filed by or with respect to, assessed against or agreed to by, as the case may be, the Company or any wholly-owned Subsidiary in respect of each of its four most recent taxable years.

  (d) Neither the Company nor any of its wholly-owned Subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

  Section 2.17 Environmental Matters. Except as set forth in Section 2.17 of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, the Company and each of its Subsidiaries: (i) have obtained all material Company Permits which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") by the Company or its Subsidiaries or their respective agents; (ii) are in material compliance with all terms and conditions of such required Company Permits, and also are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, do not have actual knowledge of nor have received written notice of any past or present violations of Environmental Laws or (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its Subsidiaries (or any of their respective agents) thereunder. There is no event, condition, circumstance, activity, practice, incident, action or plan which has occurred which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste. The representations and warranties in this Section
2.17 are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

  Section 2.18 Intellectual Property.

  (a) The Company, directly or indirectly through its Subsidiaries, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, technology, know-how and tangible or intangible proprietary information or material that are material to the business of the Company and its Subsidiaries as currently conducted by the Company or its Subsidiaries (the "Company Intangible Property Rights").

  (b) Except as set forth in the Company SEC Reports and the CCC SEC Reports, either the Company or one of its Subsidiaries is the owner of, or the exclusive or non-exclusive licensee of the Company Intangible Property Rights, and, in the case of Company Intangible Property Rights owned by the Company or any of its Subsidiaries, has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intangible Property Rights are being used. Except as set forth in Section 2.18(b) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, no claims with respect to the Company Intangible Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person (i) to the effect that the manufacture, sale, licensing, or use of any of the products of the Company or any of its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its Subsidiaries infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how used in the business of the Company and its Subsidiaries as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by the Company or any of its Subsidiaries or the validity of any of the Company Intangible Property Rights. All material registered trademarks, service marks and copyrights held by the Company are valid and subsisting. Except as set forth on Section 2.18(b) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intangible Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Intangible Property Right or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The representations and warranties in this Section 2.18
(i) are made only to the actual knowledge of the Company with respect to CCC and its Subsidiaries and (ii) are not made to the extent any inaccuracy in such representations and warranties with respect to CCC and its Subsidiaries would not have a Material Adverse Effect.

  Section 2.19 Interested Party Transactions. Except as set forth in Section 2.19(i) of the Company Disclosure Schedule or disclosed in the Company SEC Reports under an appropriate heading, since January 1, 1996, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC. Except as set forth in Section 2.19(ii) of the Company Disclosure Schedule or disclosed in the CCC SEC Reports under an appropriate heading, since January 1, 1996, no event has occurred that would be required to be reported by CCC as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

  Section 2.20 Powers of Attorney. There are no outstanding powers of attorney or proxies executed on behalf of the Company or WRV in respect of their respective assets, liabilities or business.

  Section 2.21 Books and Records. The books and corporate records (including minute books, stock record books and financial records) of the Company and each of its Subsidiaries are correct and complete in all material respects and have been maintained in accordance with sound business practices and applicable law. The representations and warranties in this Section 2.21 are made only to the actual knowledge of the Company with respect to CCC and its Subsidiaries.

  Section 2.22 Brokers. Except as set forth in Section 2.22 of the Company Disclosure Schedule, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries or affiliates. The fees and expenses of the entities listed on Section 2.22 of the Company Disclosure Schedule will be paid by the Company. The Company has heretofore furnished to MergerCo a complete and correct copy of all agreements between the Company and the entities listed on Section 2.22 of the Company's Disclosure Schedule pursuant to which such entities could be entitled to any payment relating to the transactions contemplated hereunder.

  Section 2.23 Change in Control Payments. Except as set forth on Section 2.23 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company or any of its Subsidiaries. The representations and warranties in this Section 2.23 are made only to the actual knowledge of the Company with respect to CCC and its Subsidiaries.

  Section 2.24 Disclosure. This Agreement (including the Company Disclosure Schedule) and the financial statements referred to herein do not, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. The representations and warranties in this Section 2.24 are made only to the actual knowledge of the Company with respect to CCC and its Subsidiaries.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO

  Parent, MergerCo and Merger Sub hereby jointly and severally represent and warrant to the Company and WRV as follows:

  Section 3.1 Organization and Qualification. Each of Parent, MergerCo and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority necessary to own and lease the properties it owns or leases and to carry on its business as it is now being conducted. Each of Parent, MergerCo and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification or licensing necessary.

  Section 3.2 Charter and By-Laws. Neither Parent, MergerCo nor Merger Sub is in violation of any of the provisions of its respective charter or by-laws.

  Section 3.3 Subsidiaries. MergerCo has no Subsidiaries other than Merger
Sub.

  Section 3.4 Authority Relative to this Agreement. Each of Parent, MergerCo and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, MergerCo and Merger Sub and the consummation by Parent, MergerCo and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, MergerCo and Merger Sub, and no other corporate proceedings on the part of Parent, MergerCo or Merger Sub are necessary to consummate the transactions so contemplated (other than the approval of the Merger and the Subsidiary Merger in accordance with the DGCL). The Board of Directors of MergerCo has determined that it is advisable and in the best interest of MergerCo's stockholder for MergerCo to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. The Board of Directors of Merger Sub has determined that it is advisable and in the best interest of Merger Sub's stockholder for Merger Sub to enter into a business combination with WRV upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent, MergerCo and Merger Sub and, assuming the due authorization, execution and delivery by the Company and WRV, constitutes a legal, valid and binding obligation of Parent, MergerCo and Merger Sub enforceable against each of them in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors rights generally and (ii) subject to general principles of equity.

  Section 3.5 No Conflict; Required Filings and Consents.

  (a) The execution and delivery of this Agreement by Parent, MergerCo and Merger Sub do not, and the performance of this Agreement by Parent, MergerCo and Merger Sub and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the charter or by-laws of Parent, MergerCo or Merger Sub, (ii) conflict with or violate any Laws applicable to Parent, MergerCo or Merger Sub or by which any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's, MergerCo's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent, MergerCo or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, MergerCo or Merger Sub is a party or by which Parent, MergerCo or Merger Sub or its respective properties are bound or affected except in the case of clauses (ii) or (iii) for any such conflicts, violations, breaches, defaults or other occurrences that will not adversely affect the ability of Parent, MergerCo or Merger Sub to perform its respective obligations hereunder or to consummate the transactions contemplated hereby.

  (b) The execution and delivery of this Agreement by Parent, MergerCo and Merger Sub does not, and the performance of this Agreement by Parent, MergerCo and Merger Sub will not, and the consummation by Parent, MergerCo and Merger Sub of the Merger and the other transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Securities Act, the Exchange Act, the pre-merger notification requirements of the HSR Act and the filing and recordation of appropriate merger or other documents as required by the DGCL.

  Section 3.6 Financing. Parent has, and as of the Closing will have, sufficient cash available to it to consummate the transactions contemplated hereby.

  Section 3.7 Proxy Statement. The information supplied by Parent, MergerCo or Merger Sub in writing specifically for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders Meetings or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made in such information not false or misleading or omit to state any material fact necessary to correct any statement in any earlier information supplied by Parent, MergerCo or Merger Sub in writing specifically for inclusion in the Proxy Statement which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, MergerCo or Merger Sub or any of its respective affiliates, officers or directors should be discovered by Parent, MergerCo or Merger Sub which should be set forth in a supplement to the Proxy Statement, Parent, MergerCo or Merger Sub shall promptly inform the Company. Neither Parent, MergerCo nor Merger Sub makes any representation or warranty with respect to any information contained in the Proxy Statement not provided by Parent, MergerCo or Merger Sub in writing specifically for inclusion in the Proxy Statement.

                                  ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGER

  Section 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless MergerCo shall otherwise agree in writing, the Company shall conduct its business, shall cause the businesses of its wholly-owned Subsidiaries to be conducted and shall use its reasonable efforts to cause the businesses of CCC and its Subsidiaries to be conducted only in, and the Company and its wholly-owned Subsidiaries shall not and the Company shall use its reasonable efforts to cause CCC and its Subsidiaries not to take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use all reasonable efforts to preserve substantially intact the business, assets and organization of the Company and its Subsidiaries; provided, however, that the Company shall not be required to take any such action with respect to CCC and its Subsidiaries to the extent such action would have a significant possibility, based on written advice of counsel, of constituting a breach by CCC's directors of their fiduciary duties to the stockholders of CCC under applicable law. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall and the Company shall use its reasonable efforts to cause CCC and its Subsidiaries not to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of MergerCo (provided, however, that the Company shall not be required to take any such action with respect to CCC and its Subsidiaries to the extent such action would have a significant possibility, based on written advice of counsel, of constituting a breach by CCC's directors of their fiduciary duties to the stockholders of CCC under applicable law):

  (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of any of its Subsidiaries or the Stockholders Agreement (the "Stockholders Agreement") dated June 16, 1994 among InfoVest Corporation (predecessor to CCC), WRV, David M. Phillips and various funds managed by Loeb Partners Corporation or similar documents of the Company and its Subsidiaries;

  (b) except with respect to issuances by CCC or any of its Subsidiaries under existing benefit and incentive plans, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its Subsidiaries;

  (c) sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries, including without limitation the Company's or its Subsidiaries' interests in CCC, Cross Timbers Oil Company and the Partnership (except for (i) sales by CCC and its Subsidiaries of goods and services in the ordinary course of business and in a manner consistent with past practice,
(ii) dispositions by CCC of obsolete or worthless assets and (iii) sales by CCC of immaterial assets); provided, however, nothing in this Section 4.1(c) shall prohibit the consummation of the Asset Disposition if, after the consummation of the Asset Disposition, the representations and warranties of the Company made in Section
2.9 would continue to be true and correct;

  (d) (i) except for regular dividends on the Company Series A Preferred Stock or any class of CCC capital stock, declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary of the Company and a wholly owned Subsidiary of CCC may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, including, without limitation, shares of Company Stock; provided, however, nothing in this Section 4.1(d) shall prohibit the consummation of the Asset Disposition if, after the consummation of the Asset Disposition, the representations and warranties of the Company made in Section
2.9 would continue to be true and correct;

  (e) (i) with respect to the Company and its wholly owned Subsidiaries only, except for the consummation of transactions described in Section 4.1(e) of the Company Disclosure Schedule in accordance with the terms described therein, and except for acquisitions by the Company which do not in the aggregate consist of more than $20,000,000 of consideration paid by the Company, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (ii) incur any indebtedness for borrowed money or issue any debt securities, except for short-term, working capital and commercial paper borrowings by CCC and its Subsidiaries incurred in the ordinary course of business consistent with past practice, or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except for loans or advances made by CCC and its Subsidiaries in the ordinary course of business consistent with past practice, make any loans or advances, (iii) enter into or amend any material contract or agreement without the consent of MergerCo which shall not be unreasonably withheld, except by CCC and its Subsidiaries in the ordinary course of business, (iv) with respect to the Company and its wholly owned Subsidiaries only, authorize any capital expenditures or purchase of fixed assets, (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e),
(vi) with respect to the Company and its wholly owned Subsidiaries only, acquire any investment assets from the date of this Agreement without first providing all material details regarding any such acquisition to MergerCo or
(vii) with respect to the Company and its wholly owned Subsidiaries only, acquire any investment assets after the date the proxy statement referred to in Section 5.2 is first mailed to the Company's stockholders in the aggregate in excess of $5,000,000;

  (f) except for payments required to be made pursuant to Section 4.3 or made pursuant to Section 4.8, (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice,
(ii) increase the amount otherwise payable pursuant to any Company Plan as a result of the Merger or otherwise, (iii) grant any severance or termination pay (other than pursuant to existing agreements or arrangements disclosed in Section 4.1(f) of the Company Disclosure Schedule) to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its wholly owned Subsidiaries or (iv) with respect to the Company and its wholly owned Subsidiaries, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

  (g) except as may be required as a result of a change in law or in generally accepted accounting principles, take any action to change in any material respect accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

  (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of any statute of limitations;

  (i) without the prior consent of Parent, which shall not be unreasonably withheld, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or the September 30, 1997 Balance Sheet, in the case of the Company, and the CCC SEC Reports filed prior to the date of this Agreement, in the case of CCC and its Subsidiaries, or incurred in the ordinary course of business and consistent with past practice; or

  (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

  Section 4.2 Notice of Acquisition Proposal.

  (a) Immediately after the earlier of (i) the date the Company or any of its Subsidiaries enters into any confidentiality agreement with any person or entity in connection with an Acquisition Proposal (as defined below) and (ii) the date the Company receives an Acquisition Proposal which includes a definitive price, the Company agrees to notify MergerCo of entering into such confidentiality agreement or the receipt of such Acquisition Proposal or any modification of or amendment to such Acquisition Proposal. Such notice to MergerCo shall be made orally and in writing, and shall indicate whether the Company has provided, is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company. An "Acquisition Proposal" shall be any inquiries or proposals regarding any merger, sale of substantial assets, reorganization, recapitalization, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any Subsidiaries of the Company other than the Merger and the Asset Disposition.

  (b) Solicitation of Acquisition Proposals. Notwithstanding anything in this Agreement to the contrary, any officer or director of the Company may, in accordance with such officer's or director's fiduciary duty to stockholders of the Company under applicable law, solicit, respond to inquiries from, negotiate with, enter into confidentiality agreements with, and/or grant access to nonpublic information regarding the Company or any of its Subsidiaries to any Third Party (as defined in Section 7.1) in connection with the creation of an Acquisition Proposal.

  Section 4.3 Actions With Respect To Company Plans.

  (a) The Company shall take all reasonable action prior to the Effective Time towards the goal of ensuring that all of the amounts payable at any time on or after the date hereof by the Company in connection with (I) the WRC Deferred Benefit Plan, as approved by the Company's Board of Directors and adopted by the sole shareholder of the Company on or about September 24, 1993, (II) the WRC Voluntary Deferred Compensation Plan, as approved by the Company's Board of Directors and adopted by the sole shareholder of the Company on or about September 24, 1993, and (III) the WRC Directors' Deferred Compensation Plan, as approved by the Company's Board of Directors on or about August 8, 1996 (collectively, the "Deferral Plans"), will be deductible in the Company's 1997 taxable year for federal income tax purposes, which actions shall include (but not be limited to) the following:

    (i) on or prior to December 30, 1997, (a) the Company's Board of Directors shall take all necessary and/or appropriate steps to amend each of the Deferral Plans (which steps shall include securing the prior written consent to such amendments of all participants in the Deferral Plans) so that each Deferral Plan requires payment to each participant therein of the entire amount in such participant's Deferred Retirement Benefit Account or Deferred Compensation Account (as defined in the Deferral Plans), as the case may be, no later than December 30, 1997, (b) all such amounts shall be paid to such participants in full in cash (subject to required withholding), and (c) each Deferral Plan shall be terminated;

    (ii) on or prior to December 29, 1997, the employment of each of Robert Marto and Bonnie Stewart with the Company and its Subsidiaries shall terminate, and the Company and its Subsidiaries shall take all other steps deemed necessary or appropriate by MergerCo to ensure that neither Mr. Marto nor Ms. Stewart is an employee of the Company or its Subsidiaries, within the meaning of Treasury Regulation Section 1.162-27(c)(2), or otherwise provides services in any capacity to the Company or any Subsidiary, at any time after December 29, 1997, which steps shall include but not be limited to (i) securing the written resignation of Mr. Marto as Chief Executive Officer and President of the Company and of each Subsidiary in which he serves in such capacity and from any other office that he holds in the Company or any Subsidiary, all of which such resignations shall be effective on or prior to December 29, 1997, (ii) securing the written resignation of Ms. Stewart as Corporate Secretary of the Company and of each Subsidiary in which she serves in such capacity and from any other office that she holds in the Company or any Subsidiary, all of which such resignations shall be effective on or prior to December 29, 1997, and (iii) appointing effective upon the resignation of Mr. Marto or Ms. Stewart, as the case may be, as the new Chief Executive Officer, President, Corporate Secretary or other officer of the Company and of each Subsidiary in which either Mr. Marto or Ms. Stewart held such office one or more individuals, each of whose total compensation from the Company and its Subsidiaries for each of 1997 and 1998 will be less than $1,000,000 (notwithstanding the foregoing, Mr. Marto and Ms. Stewart may each serve from and after the termination of his or her employment as an independent director of the Company provided that neither he nor she provides any services to the Company or any Subsidiary in the nature of services that would customarily be provided by an executive officer or any other employee of the Company or any Subsidiary);

    (iii) if the Closing shall not have occurred prior to January 31, 1998, then on or prior to January 31, 1998, the Company shall deliver to each person who was a participant in one or more Deferral Plans at any time during calendar year 1997, an Internal Revenue Service Form W-2 (or such other Internal Revenue Service document as shall be appropriate) which reflects the aggregate amount paid in 1997 to such person under the Deferral Plans and the aggregate amount of all Acceleration Payments paid in 1997 to such person; and

  (b) Prior to the Effective Time, (a) the Company's Board of Directors must take all necessary and/or appropriate steps to amend the WRC 1993 Incentive Compensation Plan, as approved by the Company's Board of Directors and adopted by the sole shareholder of the Company on or about September 24, 1993 (the "Incentive Plan") to provide for payment in cash prior to the Effective Time of all amounts to which the participants are entitled thereunder, (b) all such amounts shall be paid in full in cash (subject to the required withholding), and (c) the Incentive Plan shall be terminated.

  (c) On or prior to the Effective Time, the Company will take all necessary and/or appropriate steps to cause the Company and its Subsidiaries to have no liability of any kind (whether absolute, accrued, contingent, due, to become due or otherwise) pursuant to or in connection with the Deferral Plans or the Incentive Plan.

  Section 4.4 Voting. The Company covenants and agrees that during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, neither the Company nor any of its wholly-owned Subsidiaries, without the prior written consent of MergerCo, (i) shall vote any shares of Cross Timbers Oil Company or CCC in favor of, or give any written consent with respect to, (a) any amendment of the charter or by-laws of Cross Timbers Oil Company or CCC or (b) any merger of, sale of all or substantially all of the assets of, or any similar transaction with respect to Cross Timbers Oil Company or CCC or (ii) shall give any consent with respect to its interest in the Partnership.

  Section 4.5 Fairness Opinion. The Company covenants and agrees to use its best efforts to obtain the fairness opinion referred to in Section 6.1(d).

  Section 4.6 Partnership Debt. The Company covenants and agrees to use its reasonable efforts to assist MergerCo to cause the Partnership to have no indebtedness as of the Effective Time, if so requested by MergerCo.

  Section 4.7 CCC Board Seats. The Company covenants and agrees to use its reasonable efforts in accordance with its rights under the Stockholders Agreement to cause four designees of MergerCo to be validly appointed as of the Effective Time to the Board of Directors of CCC in place of the Company's four designees to such Board.

  Section 4.8 Acceleration Payments. Notwithstanding any covenant in this
Article IV, in addition to any payments required to be made by the Company pursuant to Section 4.3, the Company may pay, on or prior to December 30, 1997, to the participants in the Deferral Plans an aggregate amount of up to $7,500,000 (the "Acceleration Payments") as an incentive for participants in the Deferral Plan to agree to permit the Company to accelerate the payment to them of certain amounts under such Deferral Plan.

  Section 4.9 Indemnity Agreements. Notwithstanding any covenant in this
Article IV, the Company may enter into an Indemnification Agreement, in the form of Exhibit C hereto, with each officer and director of the Company.

  Section 4.10 Lease. The Company agrees not to amend, extend or renew its lease for office space in White Plains, New York except for an extension on a month to month basis on terms reasonably acceptable to Parent.

  Section 4.11 Contributions. Notwithstanding any covenant in this Article IV, the Company may contribute up to $2,000,000 in the aggregate to Hanover Accessories, Inc. and any other company acquired by the Company after September 30, 1997.

  Section 4.12 Trust Assets. Prior to the Effective Time, the assets (the "Trust Assets") of the Company and its Subsidiaries set forth on Exhibit E hereto plus up to $1,000,000 in cash will be permitted to be granted to a Trustee (the "Liquidating Trustee") for the benefit of the stockholders of the Company immediately prior to the Effective Time. The Liquidating Trustee will have the obligation of disposing of the assets and remitting the proceeds thereof to the beneficiaries of the trust in accordance with each such stockholder's proportionate common equity interest in the Company. The terms of the trust, and the transfer of the assets thereto shall be pursuant to terms mutually agreed upon by Parent and Company, to be negotiated by Parent and Company in good faith. In the event that (i) the Company and Parent are not able to reach an agreement with respect to the terms of the trust and the transfer of the assets thereto or (ii) the Company determines that it is not practicable to establish the trust prior to the Effective Time, the Company shall be permitted to sell the Trust Assets, pursuant to an agreement that Parent reasonably determines will not subject the Company to any additional liabilities or obligations, prior to the Effective Time; provided, that no such sale of Trust Assets shall be to an "affiliate" or "associate" of the Company as such terms are defined in the Securities Exchange Act of 1934, as amended.

  Section 4.13 Tax Returns. The Company agrees to make all necessary filings, on or prior to March 15, 1998, to extend the period for filing its 1997 federal and state, if any, Tax Returns. The Company agrees not to file any federal or state income Tax Return for 1997 prior to the termination of this Agreement in accordance with its terms.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  Section 5.1 HSR Act; Etc. As promptly as practicable after the date of the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act. The Company and Parent shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission

(the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority (foreign or domestic) in connection with antitrust matters.

  Section 5.2 Proxy Statement.

  (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file the Proxy Statement, reasonably acceptable to Parent, with the SEC and shall use its best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable, and, in addition, shall also take any action required to be taken under applicable law in connection with the consummation of the transactions contemplated by this Agreement. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the provisions of this Section 5.2.

  (b) Prior to the date of approval of the Merger by Company's stockholders, each of Parent, MergerCo, Merger Sub, the Company and WRV shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect, and, the Company shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement as so corrected to be disseminated to the stockholders of Company to the extent required by applicable law. Without limiting the generality of the foregoing, the Company shall notify MergerCo promptly of the receipt of the comments of the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, or for additional information, and shall supply MergerCo with copies of all written correspondence and details of all oral correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement. Whenever any event occurs which is required to be described in an amendment or a supplement to the Proxy Statement, the Company shall, upon learning of such event, promptly prepare, file and clear with the SEC and mail to the stockholders of Company such amendment or supplement; provided, however, that, prior to such mailing, (i) the Company shall consult with MergerCo with respect to such amendment or supplement, (ii) the Company shall afford MergerCo reasonable opportunity to comment thereon and (iii) each such amendment or supplement shall be reasonably satisfactory to MergerCo.

  Section 5.3 Stockholders Meeting. The Company shall call and hold the Company Stockholders Meeting and provide the Proxy Statement to its stockholders in connection therewith as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the adoption of the Merger Agreement, the Asset Disposition, and if the Company transfers Trust Assets to the Liquidating Trustee as described in Section 4.12, such transfer to the Liquidating Trustee. Unless the Board of Directors of the Company determines in good faith after consultation with and based upon the written advice of their respective outside legal counsel, that to do so would have a significant possibility of constituting a breach of their fiduciary duties to stockholders under applicable law, the Company shall (i) recommend approval of the transactions contemplated by this Agreement by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) use all reasonable efforts to solicit from stockholders of the Company proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

  Section 5.4 Access to Information. The Company shall (and shall cause each of its wholly owned Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of MergerCo reasonable access during normal business hours, during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of the Company and its wholly owned Subsidiaries and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to MergerCo all information concerning its business, properties and personnel of the Company and its Subsidiaries as MergerCo or its representatives may reasonably request, and shall make available to MergerCo or its representatives the appropriate individuals (including attorneys, accountants and other professionals) for such discussion of the business, properties and personnel of the Company and its Subsidiaries as MergerCo or its representatives may reasonably request; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the business or operation of the Company or any of its Subsidiaries. Without in any way limiting the foregoing, the Company shall afford or, with respect to CCC and its subsidiaries, use reasonable efforts to afford, MergerCo and its representatives access, reasonably acceptable to MergerCo, to (i) all board of directors minutes of, and all information and reports provided to the board of directors of, CCC and each of its Subsidiaries, (ii) all of the management of CCC and each of its Subsidiaries to discuss financial and accounting matters, (iii) all information and reports provided to any of the Company and its wholly owned Subsidiaries, provided, however, the Company need not make such information available to MergerCo if the directors of the Company determine, based on written advice of counsel, that providing such information to MergerCo would have a significant possibility of subjecting the directors of the Company to liability for breach of their fiduciary duties under applicable law, (iv) the employees of the Company and its wholly-owned Subsidiaries and any advisors and consultants responsible for preparing the Company's tax returns and (v) the Company and its advisors, including without limitation Ernst & Young, the Company's independent accountants, regarding the Company's expected tax liabilities (or credits) for the year ending December 31, 1997.

  Section 5.5 Consents; Approvals. The Company, WRV, Parent, MergerCo and Merger Sub shall each use all reasonable efforts to obtain all consents and approvals, and the Company, WRV, Parent, MergerCo and Merger Sub shall make all filings (including, without limitation, all filings with federal, state and local governmental or regulatory agencies), required to be made by it in connection with the authorization, execution and delivery of this Agreement by the Company, WRV, Parent, MergerCo and Merger Sub and the consummation by them of the transactions contemplated by each hereby, in each case as promptly as practicable. The Company, WRV, Parent, MergerCo and Merger Sub shall furnish promptly all information required to be included in the Proxy Statement or for any application or other filing to be made pursuant to the rules and regulations of any federal, state or local governmental body in connection with the transactions contemplated by this Agreement.

  Section 5.6 Notification of Certain Matters. The Company shall give prompt notice to MergerCo, and Parent and MergerCo shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty by such party contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, WRV, Parent, MergerCo or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 5.7 Further Action. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

  Section 5.8 Public Announcements. MergerCo, Parent, Merger Sub, WRV and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, after timely providing the other party with the text of such release or statement and consulting with the other party with respect thereto, issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of Nasdaq.

  Section 5.9 Conveyance Taxes. MergerCo, Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

  Section 5.10 Maintenance of Assets. For the benefit of the Company's officers and directors, Parent agrees that, unless the Indemnity Agreement is assumed by Parent in accordance with Section 9 thereof, for a period of at least two years following the Effective Time, the Surviving Corporation will remain in existence and continue to hold net assets worth at least $50,000,000.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

  Section 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the Subsidiary Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) Stockholder Approval. This Agreement, the transactions contemplated hereby, including the Merger, and the Asset Disposition shall have been approved and adopted by the requisite vote of the stockholders of the Company;

  (b) HSR Act. The waiting period applicable to the consummation of the Merger and the Subsidiary Merger under the HSR Act shall have expired or been terminated;

  (c) No Injunctions or Restraints; Illegality. No statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger or the Subsidiary Merger;

  (d) Fairness Opinion. The Company shall have received a written opinion or opinions, dated as of the date the proxy statement referred to in Section 5.2 is furnished to the Company's stockholders, from a nationally recognized investment banking firm, addressed to the Company and its board of directors, that the consideration to be received by the holders of Company Common Stock pursuant to this Agreement, and the consideration to be received by the Company in the Asset Disposition, are fair to the holders of Company Common Stock from a financial point of view.

  (e) Merger and Subsidiary Merger. Each of the Merger and Subsidiary Merger shall be consummated simultaneously at the Effective Time.

  Section 6.2 Additional Conditions to Obligations of Parent, MergerCo and Merger Sub. The obligations of Parent and MergerCo to effect the Merger and the obligations of Merger Sub to effect the Subsidiary Merger are also subject to the satisfaction of the following conditions in all material respects (other than Section 6.2(a) which must be satisfied in all respects):

  (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2.14 hereof shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, with the same force and effect as if made at and as of the Effective Time, and Parent, MergerCo and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of the Company;

  (b) Representations and Warranties. The representations and warranties of the Company contained in this Agreement other than those described in Section 6.2(a) shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, with the same force and effect as if made at and as of the Effective Time, except for (x) changes specifically contemplated by this Agreement and (y) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and except to the extent the failure of such representations and warranties to be true and correct at and as of the Effective Time would not, or would not be likely to, individually or in the aggregate diminish the value of the Company and its Subsidiaries taken as a whole by more than $25 million, and Parent, MergerCo and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of the Company.

  (c) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and MergerCo and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of the Company, and the Company shall have performed or complied with the provisions of Section 4.3 at or prior to the dates specified in Section 4.3, and MergerCo and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of the Company.

  (d) No Company Material Adverse Change. There shall not have occurred any event or change in circumstances involving the Company or any of its Subsidiaries (including without limitation a decrease in the Public Trading Price from the Historic Public Trading Price of the capital stock of Cross Timbers Oil Company, CCC or Northwest Airlines Corp.), that, when taken together with all other such events or changes in circumstances, MergerCo reasonably determines will, or is reasonably likely to, diminish the value of the Company and its Subsidiaries taken as a whole by more than $25 million (other than to the extent the Merger Price has been decreased for such change pursuant to Section 1.11) or is reasonably likely to prevent the consummation of the transactions contemplated by the Merger Agreement or the Subsidiary Merger.

  (e) Consents. All consents and approvals from all federal, state and local governmental agencies and other third parties reasonably required by Parent, MergerCo or Merger Sub to consummate the transactions contemplated hereby shall have been received.

  (f) No Appraisal Rights. Holders of no more than seven percent (7%) of the Company Common Stock shall be entitled to assert appraisal rights.

  (g) Asset Disposition. The Company shall have consummated the Asset Disposition in a manner reasonably satisfactory to Parent and MergerCo.

  (h) Opinion of Counsel. The Company shall have furnished Parent, MergerCo and Merger Sub with the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, in substantially the form attached hereto as Exhibit D.

  (i) Board of CCC. Four designees designated by MergerCo (if designated by MergerCo) shall have been validly appointed to the Board of Directors of CCC in place of the Company's four designees to such Board, which such Board shall consist of not more than seven directors.

  (j) Pricing Certificate. Parent shall have received a certificate, reasonably acceptable to Parent, signed by the chief executive officer and chief financial officer of the Company detailing the calculation of the amounts necessary for each clause in Section 1.11 to calculate the Merger Price.

  (k) CCC Acquisition. Neither CCC nor any of its Subsidiaries shall have acquired, or shall have agreed to acquire, (by merger, consolidation or acquisition of stock or assets) any material corporation, partnership or other business organization or division thereof outside of the computer software or data service industries.

  Section 6.3 Additional Conditions to Obligation of the Company and WRV. The obligations of the Company to effect the Merger and WRV to effect the Subsidiary Merger are also subject to the satisfaction of the following conditions in all material respects:

  (a) Representations and Warranties. The representations and warranties of MergerCo and Merger Sub contained in this Agreement shall be true and correct in all respects at and as of the Effective Time, as if made at and as of such time, except for (i) changes specifically contemplated by this Agreement, and
(ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) with the same force and effect as if made at and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of MergerCo and Merger Sub; and

  (b) Agreements and Covenants. MergerCo and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the chief executive officer of MergerCo and Merger Sub.

                                  ARTICLE VII

                                  TERMINATION

  Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

  (a) by mutual written consent duly authorized by the Boards of Directors of Parent, MergerCo and the Company; or

  (b) by Parent, MergerCo, Merger Sub, the Company or WRV if each of the Merger and the Subsidiary Merger shall not have been consummated by April 30, 1998, which date may be extended by the Company for up to forty-five days with the written consent of Parent, not to be unreasonably withheld, if the failure to consummate the Merger is the result of delays in the review of the Proxy Statement by the SEC, which delay is not the result of a material act or omission of the Company (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

  (c) by Parent, MergerCo, Merger Sub, the Company or WRV if a court of competent jurisdiction or governmental, regulatory or administrative agency or the SEC shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the Subsidiary Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section
5.5 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

  (d) by Parent, MergerCo or Merger Sub, if the requisite vote of the stockholders of the Company shall not have been obtained at a duly held meeting of such stockholders or any adjournment thereof by April 30, 1998, which date may be extended by the Company for up to forty-five days with the written consent of Parent, not to be unreasonably withheld, if the failure to hold such meeting is the result of delays in the review of the Proxy Statement by the SEC, which delay is not the result of a material act or omission of the Company; or

  (e) by Parent, MergerCo, Merger Sub, the Company or WRV, if (i) the Board of Directors of the Company shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or MergerCo, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or MergerCo or an affiliate of Parent or MergerCo) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; provided, that, the Company shall not be entitled to exercise any termination rights under this Section 7.1(e) unless the Board of Directors of the Company determines in good faith upon written advice of outside legal counsel that a failure to take any of the actions referred to in (i), (ii) or
(iii) above would have a significant possibility of constituting a breach of their fiduciary duties to stockholders under applicable law.

  As used herein, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or MergerCo or their designated affiliates (a "Third Party") directly or indirectly acquires or would acquire shares of Company Common Stock, or other securities exchangeable for or convertible into shares of Company Common Stock, in excess of 25% of the shares of Company Common Stock outstanding as of the date hereof, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its Subsidiaries by a merger, acquisition of assets, acquisition of stock or other business combination (whether or not the Company or any of its significant Subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its Subsidiaries having a fair market value equal to more than 25% of the fair market value of all the assets of the Company immediately prior to such transaction.

  Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 7.3 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination.

  Section 7.3 Expenses Upon Termination.

  (a) The Company shall pay Parent the Parent's, MergerCo's and Merger Sub's (including their affiliates) out-of-pocket expenses up to a maximum amount of $1.5 million upon the termination of this Agreement by Parent, MergerCo, Merger Sub, the Company or WRV pursuant to Section 7.1(b) (unless the failure to consummate the Merger was solely as a result of a breach by Parent or MergerCo of its obligations under this Agreement), Section 7.1(c) (only if the failure of the Company to comply with its obligations under Section 5.5 materially contributed to the issuance of the applicable order, decree or ruling or taking of action), Section 7.1(d) or Section 7.1(e).

  (b) Parent shall pay the Company the Company's out-of-pocket expenses up to a maximum amount of $1.5 million upon the termination of this Agreement by Parent, MergerCo or the Company pursuant to Section 7.1(b) (only if the failure to consummate the Merger was solely as a result of a breach by Parent, MergerCo or Merger Sub of its obligations under this Agreement) or 7.1(c) (only if the failure of Parent, MergerCo or Merger Sub to comply with its obligations under Section 5.5 materially contributed to the issuance of the applicable order, decree or ruling or taking of action).

  (c) The amounts payable pursuant to Section 7.3(a) or 7.3(b), as the case may be, shall be paid within one business day after the termination of this Agreement by Parent, MergerCo, Merger Sub, the Company or WRV pursuant to
Section 7.1(b), Section 7.1(c), Section 7.1(d) or Section 7.1(e).

  (d) The payment of expenses pursuant to this Section 7.3 shall not be an exclusive remedy in the event of a breach of this Agreement.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

  Section 8.1 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the consummation of the transactions contemplated hereby, but shall terminate at the Closing, except for such agreements which expressly by their terms survive the Closing.

  Section 8.2 Investigations; Disclosure. Subject to Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the Company Disclosure Schedule shall be deemed disclosed only with respect to such section.

  Section 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

  (a) If to Parent, MergerCo or Merger Sub, to such party at:

    c/o Harvard Private Capital Group, Inc.
    600 Atlantic Avenue, 26th Floor
    Boston, Massachusetts 02210
    Attention: Michael R. Eisenson

    Telecopier: (617) 523-1063
    Telephone: (617) 523-4400

  With a copy to:

    Larry J. Rowe, Esq.
    Ropes & Gray
    One International Place
    Boston, Massachusetts 02110

    Telecopier: (617) 951-7050
    Telephone: (617) 951-7407

  (b) If to the Company or WRV:

    White River Corporation
    777 Westchester Avenue, Suite 201
    White Plains, New York 10604

    Telecopier No.: (914) 251-0313
    Telephone No.: (914) 251-0237
    Attention: Robert T. Marto
              President and Chief Executive Officer
              Michael E. B. Spicer
              Chief Financial Officer

  With a copy to:

    Alexander M. Dye, Esq.
    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
    125 West 55th Street
    New York, New York 10019

    Telecopier No.: (212) 424-8500
    Telephone No.: (212) 424-8000

  Section 8.4 Definitions. For purposes of this Agreement, the term:

  (a) "Affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

  (b) "Beneficial Owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares
(i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

  (c) "Business Day" means any day other than a day on which banks in The Commonwealth of Massachusetts or New York City are required or authorized to be closed;

  (d) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

  (e) "Generally Accepted Accounting Principles" shall mean United States generally accepted accounting principles;

  (f) "Historic Public Trading Price" means:

    (i) with respect to a security which is listed on a recognized securities exchange or the Nasdaq National Market System ("NMS"), the average of the last sales prices (or, if no sale occurred on such date, at the last "bid" price thereon) for each business day during the period beginning on September 30, 1997 and ending on (and including) November 6, 1997; and

    (ii) with respect to a security which is traded over-the-counter (other than on the NMS), the average of the last "bid" prices for each business day during the period beginning on September 30, 1997 and ending on (and including) November 6, 1997.

  (g) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

  (h) "Public Trading Price" means:

    (i) with respect to a security which is listed on a recognized securities exchange or the NMS, the average of the last sales prices (or, if no sale occurred on such date, at the last "bid" price thereon) for each business day during the five business days ending on the day before the satisfaction of all of the conditions in Section 6.2, other than Section 6.2(d), and of Sections 6.1(a) and (b); and

    (ii) with respect to a security which is traded over-the-counter (other than on the NMS), the average of the last "bid" prices for each business day during the five business days ending on the day before the satisfaction of all of the conditions in Section 6.2, other than Section 6.2(d), and of Sections 6.1(a) and (b).

  (i) "Rights Agreement" means the Rights Agreement dated December 14, 1993 between the Company and First Chicago Trust Company of New York, as Rights Agent; and

  (j) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation or any other person means any of (i) any corporation, partnership, joint venture or other legal entity of which the Company or the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity as well as (ii) CCC and its Subsidiaries in the case of the Company.

  (k) "wholly owned Subsidiary" shall mean, with respect to the Company, all of the Company's Subsidiaries other than CCC and CCC's Subsidiaries.

  Section 8.5 Definitions. The following terms are defined in the Sections hereof listed below:

"Acceleration Payments"        Section 4.8
"Acquisition Proposal"         Section 4.2
"Agreement"                    Preamble
"Alternative Transaction"      Section 7.1(e)
"Antitrust Division"           Section 5.1
"Applicable Merger Price"      Section 1.7(b)
"Asset Disposition"            Recitals
"Benefit Costs"                Section 2.11
"CCC"                          Section 2.2
"CCC Common Stock"             Section 2.3(b)
"CCC SEC Reports"              Section 2.7(a)
"CCC Series C Preferred
 Stock"                        Section 2.3(b)
"CCC Series D Preferred
 Stock"                        Section 2.3(b)
"CCC Series E Preferred
 Stock"                        Section 2.3(b)
"Certificate"                  Section 1.7(b)
"Certificate of Merger"        Section 1.2
"Code"                         Section 1.7(d)
"Common Stock Merger Price"    Section 1.11(a)
"Company"                      Preamble
"Company Common Stock"         Recitals
"Company Deposit"              Section 1.7(a)
"Company Disclosure Schedule"  Section 2.3(a)
"Company Intangible Property
 Rights"                       Section 2.18(a)
"Company Permits"              Section 2.6(b)
"Company Plans"                Section 2.11
"Company SEC Reports"          Section 2.7(a)
"Company Series A Preferred
 Stock"                        Recitals
"Company Series B Preferred
 Stock"                        Section 2.3(a)
"Company Stock"                Recitals
"Company Stockholders Meet-
 ing"                          Section 2.13
"Deferral Plans"               Section 4.3
"DGCL"                         Recitals
"Dissenting Shares"            Section 1.7(e)
"Effective Time"               Section 1.2

"Environmental Laws"          Section 2.17
"ERISA"                       Section 2.11
"Exchange Act"                Section 2.5(a)
"Exchange Agent"              Section 1.7(a)
"Exchange Fund"               Section 1.7(a)
"Excluded Assets"             Recitals
"Excluded Liabilities"        Recitals
"FTC"                         Section 5.1
"HSR Act"                     Section 2.5(d)
"Incentive Plan"              Section 4.3
"IRS"                         Section 2.11
"Laws"                        Section 2.5(c)
"Liens"                       Section 2.3(a)
"Material Adverse Effect"     Section 1.13
"Merger"                      Recitals
"MergerCo"                    Preamble
"Merger Price"                Section 1.11(a)
"NWA Preferred"               Section 2.7(c)
"Options"                     Section 2.7(c)
"Parent"                      Preamble
"PBGC"                        Section 2.11
"Proxy Statement"             Section 2.13
"Purchasing LLC"              Recitals
"SEC"                         Section 2.7(a)
"Securities Act"              Section 2.3(a)
"September 30, 1997 Balance
 Sheet"                       Section 2.9
"September 30 Cash Amount"    Section 2.7(c)
"Series A Merger Price"       Section 1.7(b)
"Share"                       Recitals
"Statement of Assets"         Section 1.11(b)
"Stockholders Agreement"      Section 4.1(a)
"Surviving Corporation"       Section 1.1(a)
"Tax" or "Taxes"              Section 2.16(a)
"Tax Returns"                 Section 2.16(a)
"Third Party"                 Section 7.1(e)

  Section 8.6 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  Section 8.7 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

  Section 8.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 8.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

  Section 8.10 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

  Section 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of law or otherwise, without the prior written consent of the other parties, and any attempt to make any such assignment shall be null and void.

  Section 8.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Section 5.10.

  Section 8.13 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  Section 8.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

  Section 8.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  Section 8.16 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Company Disclosure Schedule identifies the exception with particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

  Section 8.17 Expenses. Except as otherwise expressly provided herein, Parent, MergerCo and the Company shall each pay all of their respective costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation, legal, accounting fees and disbursements.

  IN WITNESS WHEREOF, the Company, WRV, Parent, MergerCo and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          White River Corporation

                                                   /s/ Gordon S. Macklin
                                          By:__________________________________
                                          Title: President & CEO

                                          White River Ventures, Inc.

                                                  /s/ Michael E.B. Spicer
                                          By:__________________________________
                                          Title: President & CEO

                                          Demeter Holdings Corporation

                                                  /s/ Michael R. Eisenson
                                          By:__________________________________
                                          Title: Authorized Signatory

                                                     /s/ Mark A. Rosen
                                          By:__________________________________
                                          Title: Authorized Signatory

                                          WRC Merger Corp.

                                                  /s/ Michael R. Eisenson
                                          By___________________________________
                                          Title: Authorized Signatory

                                                     /s/ Mark A. Rosen
                                          By:__________________________________
                                          Title: Authorized Signatory

                                          WRV Merger Corp.

                                                  /s/ Michael R. Eisenson
                                          By___________________________________
                                          Title: Authorized Signatory

                                                     /s/ Mark A. Rosen
                                          By:__________________________________
                                          Title: Authorized Signatory

                          EXHIBIT A--EXCLUDED ASSETS

Hanover Accessories, Inc.

  The following subsidiaries of the Company unless dissolved or merged out of existence prior to the Effective Time: White River Partners, Inc., White River Reinsurance Holdings, Ltd., White River Life Reinsurance, Ltd., and WR Associates LLC.

  An aggregate of $3.3 million of term notes of Hanover Accessories, Inc. held by White River Partners, Inc. unless canceled without payment or otherwise paid by Hanover Accessories, Inc.

  An aggregate of $3.3 million of term notes of White River Partners, Inc. held by White River Enterprises, Inc. unless canceled without payment or otherwise paid by White River Partners, Inc.

                                   EXHIBIT B

                            WHITE RIVER CORPORATION

                       STATEMENT OF NET ASSETS TO BE SOLD

                               SEPTEMBER 30, 1997

                            WHITE RIVER CORPORATION

                       STATEMENT OF NET ASSETS TO BE SOLD

                               SEPTEMBER 30, 1997

Statement of Net Assets to be Sold..........................................   2
Notes to Statement of Net Assets to be Sold.................................   3

                            WHITE RIVER CORPORATION

                       STATEMENT OF NET ASSETS TO BE SOLD

                               SEPTEMBER 30, 1997
                              DOLLARS IN THOUSANDS

ASSETS
  Cash and cash equivalents............................................ $191,164
  Investment securities, at market value (adjusted cost: $33,577)......   90,340
  Other investments, at adjusted cost (fair value: $44,304)............   21,848
  Other assets.........................................................      367
                                                                        --------
    Total assets....................................................... $303,719
LIABILITIES
  Accrued expenses..................................................... $  3,468
  Deferred income tax liability........................................   18,218
  Employee benefit liabilities.........................................   22,422
                                                                        --------
    Total liabilities.................................................. $ 44,108
                                                                        --------
NET ASSETS TO BE SOLD.................................................. $259,611
                                                                        ========


 The accompanying notes are an integral part of this statement of net assets to be sold.

                            WHITE RIVER CORPORATION

                       NOTES TO STATEMENT OF NET ASSETS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of presentation

  The accompanying statement of net assets to be sold includes the accounts of White River Corporation ("White River" or the "Company"), exclusive of its interests in and balances related to wholly owned subsidiaries or the accounts of CCC Information Services Group, Inc. ("CCC") of which White River owns 36% of the total outstanding shares at September 30, 1997. The Statement of Net Assets to be Sold has been prepared in accordance with generally accepted accounting principles ("GAAP") and in connection with the proposed sale of certain net assets and is not intended to be a complete presentation of White River Corporation's assets and liabilities. In addition, the Company has included the deferred tax liability associated with the difference between the book and tax basis of the net assets to be sold. Such liability would transfer to the acquirer only if the tax basis in such assets were to carryforward. The Statement of Net Assets to be Sold includes all adjustments considered necessary by management to fairly present the financial condition of the Company.

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as well as the disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from these estimates.

 Cash and cash equivalents

  Cash and cash equivalents as of September 30, 1997 consist primarily of interest-bearing deposits with maturities of six days or less. The majority of such deposits are held by major banking institutions.

 Investments

Investments classified by White River as investment securities include certain common shares, trust units and debt securities that are not restricted by contract or governmental statute or regulation as to resale and which have established fair market values. Investment securities as of September 30, 1997 include White River's interest in Cross Timbers common stock due to White River's demand registration rights relating to such securities. White River considers its investment securities to be available for sale.

  Securities classified by White River as other investments are carried at adjusted cost, which reflects such securities' carrying value immediately preceding the adoption of SFAS No. 115, White River's internal valuation techniques are intended to provide good faith estimates of the fair values of the underlying securities for which objective market valuations are unavailable. The actual amounts realized on disposition of these other investments may differ significantly from such good faith estimates due to changes in facts and circumstances which occur or become quantifiable subsequent to the time that such estimates are made.

 Incentive Compensation

  White River ratably recognizes expense relating to its long-term incentive and director compensation plans (see Notes 5, 6 and 7) over the applicable service periods based upon projected future payments under these plans. For this purpose, such projected future payments are determined using the current end-of-period markets price of the Company's Common Stock.

 Income taxes

  The income taxes payable at September 30, 1997 is reduced by payments made to the Internal Revenue Service by the Company on behalf of the Company and its wholly owned subsidiaries.

                            WHITE RIVER CORPORATION

  The Company provides for deferred income taxes which reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In this context, the tax effect is measured using the statutory tax rate expected to apply to taxable income in the periods in which the deferred tax liability or asset is expected to be settled or realized. Furthermore, deferred tax assets are recorded net of a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 2. INVESTMENTS

  Investment securities as of September 30, 1997 consisted of the following:

                                                               ADJUSTED CARRYING
                                                                 COST    VALUE
                                                               -------- --------
                                                                 IN THOUSANDS
   Cross Timbers Oil Company; common stock.................... $30,780  $87,750
   Other......................................................   2,797    2,590
                                                               -------  -------
     Total investment securities.............................. $33,577  $90,340
                                                               =======  =======

  Other investments as of September 30, 1997 consisted of the following:

                                                               ADJUSTED CARRYING
                                                                 COST    VALUE
                                                               -------- --------
                                                                 IN THOUSANDS
   Richard C. Blum & Associates--NWA Partners, L.P.;
    limited partnership interest.............................. $21,848  $21,848
                                                               -------  -------
     Total other investments.................................. $21,848  $21,848
                                                               =======  =======

  As of September 30, 1997, the investment securities portfolio contained unrealized gains of $56.8 million.

NOTE 3. ACCRUED EXPENSES

  Accrued expenses as of September 30, 1997 consisted of the following:

                                                                    IN THOUSANDS
   Accrued compensation............................................    $1,033
   Income taxes payable............................................     1,485
   Accrued professional fees.......................................       917
   Other...........................................................        33
                                                                       ------
     Total accounts payable and accrued expenses...................    $3,468
                                                                       ======

                            WHITE RIVER CORPORATION

NOTE 4. INCOME TAXES

  Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

  Significant components of the Company's deferred income tax assets and liabilities as of September 30, 1997 measured using the Federal statutory tax rate, are as follows:

                                                                    IN THOUSANDS
   Deferred income tax assets related to:
     Employee and director compensation accruals...................   $ 8,209
     Other.........................................................       143
                                                                      -------
      Deferred income tax asset....................................     8,352
                                                                      -------
   Deferred income tax liabilities related to:
     Investments...................................................    26,570
                                                                      -------
      Deferred income tax liability................................    26,570
                                                                      -------
       Net deferred income tax liability...........................   $18,218
                                                                      =======

NOTE 5. RETIREMENT PLANS

  White River has established two non-qualified plans under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the purpose of providing deferred compensation benefits for certain management employees. The White River Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan") and the White River Deferred Benefit Plan (together with the Deferred Compensation Plan, the "Retirement Plans") both became effective on December 31, 1993. The Retirement Plans are unfunded and the employees' right to receive future payments thereunder represent an unsecured claim against the general assets of White River. In the event that a change in control, as defined by the Retirement Plans, occurs, the provisions of these plans require the White River Board to cause the creation and funding by White River of a trust with cash payments, shares of Common Stock, or a combination thereof sufficient to cover the value of the plan's obligations. The recorded liabilities related to the Retirement Plans totaled $15.3 million as of September 30, 1997.

  Benefit payments made pursuant to the Retirement Plans will be made in cash or shares of Common Stock (for certain balances) at the discretion of the Compensation Committee of the White River Board (the "Compensation Committee").

NOTE 6. INCENTIVE COMPENSATION PLANS

  The White River 1993 Incentive Compensation Plan (the "Incentive Plan") is a non-qualified plan under ERISA and provides for granting to offices and key employees of White River and its participating subsidiaries various types of incentive awards including non-qualified and incentive stock options ("Stock Options"), stock appreciation rights ("SARs"), and performance units ("Performance Units"). The Compensation Committee is responsible for the general administration of the Incentive Plan. As of September 30, 1997, no Stock Options or SARs have been awarded pursuant to the Incentive Plan.

  Performance Units are conditional grants of a specified maximum number of shares of Common Stock or equivalent amount of cash, payable at the end of a specified period, subject to the achievement of specific financial goals and measures of individual performance, as determined by the Compensation Committee. The financial goal for full payment of Performance Units is a 15% annual return on stockholders' equity ("ROE")

                            WHITE RIVER CORPORATION
measured as the change in book value per common and common equivalent share (as adjusted for dividends paid, stock splits and other adjustments necessary to reflect true economic value) over the applicable performance period (the "Performance Target"). At an ROE of 15% or above, Performance Units will become fully payable. At an ROE of less than 15%, the percentage of Performance Units paid will be determined by the Compensation Committee and may result in no payout at all.

  A summary of Performance Unit award activity follows:

                                                                   NUMBER OF
                                                               PERFORMANCE UNITS
                                                               -----------------
   Outstanding as of December 31, 1996........................       94,500
     Awarded..................................................        7,500
     Canceled.................................................      (14,000)
                                                                    -------
   Outstanding as of September 30, 1997.......................       88,000
                                                                    =======

  The recorded liability related to the Incentive Plan totaled $2.0 million as of September 30, 1997. All Performance Units outstanding as of September 30, 1997 expire on September 23, 1999.

NOTE 7. COMPENSATION OF DIRECTORS

  At December 31, 1996, there were 99,865 shares outstanding related to performance units granted to Directors (the "Director Performance Units"). Such units vest based on the attainment of specific performance targets. On June 30, 1997, 64,865 performance units became fully vested and were transferred to the Directors's Deferred Compensation Plan (see below). At September 30, 1997, 35,000 Director Performance Units remained outstanding. Such units would vest, subject to the attainment of specific performance targets through September 23, 1999. The recorded liability related to the Director Performance Units was $0.8 million as of September 30, 1997.

  Effective August 8, 1996, the White River Board adopted the White River Directors' Deferred Compensation Plan (the "Directors Plan"). The Directors Plan is similar to the Deferred Compensation Plan and allows Eligible Directors to defer receipt of Directors' compensation. The Directors Plan will be unfunded and the directors' right to receive future benefits thereunder will represent an unsecured claim against the general assets of White River. As of September 30, 1997, the recorded liability related to the Directors Plan was $4.3 million.

NOTE 8. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair values of the Company's financial instruments as of September 30, 1997 were as follows:

                                                              CARRYING   FAIR
                                                               VALUE    VALUE
                                                              -------- --------
                                                               (IN THOUSANDS)
   Financial assets:
     Cash and cash equivalents............................... $191,164 $191,164
     Investment securities...................................   90,340   90,340
     Other investments.......................................   21,849   44,304
     Other financial assets..................................      301      301
                                                              ======== ========
   Financial liabilities:
     Other financial liabilities............................. $  4,894 $  4,894
                                                              ======== ========

                            WHITE RIVER CORPORATION

  The following methods and assumptions were used by White River to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

  Cash and Cash Equivalents. The carrying amount of these assets approximates or equals their fair value.

  Investment Securities and Other Investments. Fair values of investments securities are based on quoted market prices which equal carrying value, and fair values of other investments have been derived from quoted market values for similar unrestricted securities or determined using internal appraisal techniques and policies.

  Other Financial Assets. This caption includes investment income receivable, and certain other receivables. The carrying amount of these assets approximates their fair value.

  Other Financial Liabilities. This caption includes payables on taxes due to the federal and state governments, accruals for certain employee related compensation and certain other payables. The carrying amount of these liabilities approximates their fair value.

NOTE 9. COMMITMENTS AND CONTINGENCIES

  The Company leases an office facility under the terms of a noncancelable operating lease which expires on January 31, 1998. At September 30, 1997, future minimum lease payments were as follows:

   YEAR ENDING DECEMBER 31,                                       AMOUNT
   ------------------------                               ----------------------
                                                          (DOLLARS IN THOUSANDS)
   1997..................................................          $52
   1998..................................................           17
                                                                   ---
     Total...............................................          $69
                                                                   ===

NOTE 10. LEGAL PROCEEDINGS

  The Company is a party to various legal proceedings in the ordinary course of its business. The Company's management believes that the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position.

NOTE 11. SUBSEQUENT EVENT

  On October 14, 1997, White River received a $26.3 million distribution on its investment in the Richard C. Blum & Associates--NWA Partners LP ("NWA Partners"), which holds equity securities in Northwest Airlines Corporation ("NWA Corp."). The distribution represented White River's share of proceeds arising primarily from the redemption of NWA Partners' investment in preferred stock of NWA Corp., but also in part due to the sale of 0.7 million shares of NWA Corp. common stock subject to a call option.

                                                                      EXHIBIT C

                           INDEMNIFICATION AGREEMENT

  This Agreement is made this   day of December, 1997, by and between White
River Corporation, a Delaware corporation (the "Company"), and
("Indemnitee").

                                  WITNESSETH

  WHEREAS, the By-laws of the Company, as of the date hereof, provides for indemnification of officers and directors of the Company; and

  WHEREAS, the Company is considering engaging in a business combination transaction in which the ownership of the Company will be changed by merger; and

  WHEREAS, the Company wished to create certainty as to the availability of indemnification of its officers and directors prior to entering into such business combination transaction; and

  WHEREAS, the Company, in order to induce the Indemnitee to continue to serve the Company, has agreed to provide the Indemnitee with the benefits contemplated by this Agreement which benefits are intended to supplement any benefits provided by the By-laws of the Company; and

  WHEREAS, as a result of the provision of such benefits, the Indemnitee has agreed to serve as [an officer][a director] of the Company;

  NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Indemnitee's continuing service to the Company, the Company and Indemnitee hereby agree as follows:

  1. Definitions. The following terms, as used herein, shall have the following respective meanings:

    (a) "Covered Amount" means any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with a Proceeding.

    (b) "Excluded Claim" means payment made in connection with any claim:

      (i) Based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not entitled; or

      (ii) For the return by Indemnitee of any remuneration paid to Indemnitee without the previous approval of the stockholders of the Company which is illegal; or

      (iii) For an accounting of profits in fact from the purchase or sale by Indemnitee of securities of the Company within the meaning of
    Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; or

      (iv) Resulting from Indemnitee's knowingly fraudulent, dishonest or willful misconduct; or

      (v) The payment of which the Company under this Agreement is not permitted by applicable law to make.

    (c) "Proceeding" means any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor).

  2. Indemnification. The Company shall, to the fullest extent permitted by applicable law as then in effect, indemnify Indemnitee if Indemnitee was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be so involved in any Proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any Covered Amounts, subject to the further provisions of this Agreement.

  3. Excluded Coverage.

    (a) The Company shall have no obligation to indemnify Indemnitee for and hold him harmless from any Covered Amounts which have been determined, by final adjudication by a court of competent jurisdiction, to constitute an Excluded Claim.

    (b) The Company shall have no obligation to indemnify Indemnitee and hold Indemnitee harmless from any Covered Amounts to the extent that Indemnitee is actually indemnified by the Company pursuant to the Company's By-laws or otherwise indemnified.

  4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Agreement:

    (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Agreement.

    (b) Procedure for Determination of Entitlement to Indemnification.

      (i) To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than one hundred twenty (120) days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors or its designee in writing that the Indemnitee has requested indemnification.

      (ii) The Indemnitee's entitlement to indemnification under this Agreement shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not attainable or, even if attainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).

      (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
    Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred or if there are no Disinterested Directors, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

    (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Agreement, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within one hundred twenty (120) days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

    (d) Remedies of Indemnitee.

      (i) In the event that a determination is made, pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this Agreement, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial Proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (c) if a Change in Control shall have occurred, in any such judicial Proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Agreement.

      (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within fifteen (15) business days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. (The events referred to in subparagraph (A) and (B) are each referred to hereafter as a "Disqualifying Event".) In the event that (x) advancement of expenses is not timely made pursuant to Section 4(a) or
    (y) payment of indemnification is not made within fifteen (15) business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of a Disqualifying Event; provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

      (iii) The Company shall be precluded from asserting in any judicial Proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

      (iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this

    Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

    (e) Definitions. For purposes of this Section 4:

      (i) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such change in control shall be deemed to have occurred if
    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty (30) percent or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

      (ii) "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

      (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Company or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

  5. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any fine or any obligation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

  6. Rights Not Exclusive. The right of indemnification provided in this Agreement shall not be exclusive of any other rights to which the Indemnitee may otherwise be entitled, and the provisions of this Agreement shall inure to the benefit of the heirs and legal representatives of the Indemnitee and shall be applicable to Proceedings commenced or continuing after the execution of this Agreement arising from acts or omissions occurring before or after such execution and before any Change in Control becomes effective.

  7. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

  8. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

  9. Assignment; Release. The Indemnitee hereby acknowledges and agrees that the obligations and rights of the Company hereunder may be assumed at any time on or after the date hereof by Demeter Holdings Corporation and by Indemnitee's signature hereto, Indemnitee agrees that upon any such assumption, Indemnitee will release and hold harmless the Company from and after such assumption from any claim arising under this Agreement, provided that in the event that such assumption shall occur within two years of a Change in Control, the assuming party shall agree to hold net assets worth at least $50,000,000 for a period of two years from the date such Change in Control becomes effective.

  10. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

  IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.

                                          WHITE RIVER CORPORATION

                                          By: _________________________________
                                            Title:

                                          _____________________________________
                                          "Indemnitee"

Attest:

By: _________________________________
  Title:

Witness

                                                                      EXHIBIT D

  1. Each of the Company and WRV is a corporation validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

  2. Each of the Company and WRV has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by each of the Company and WRV and constitutes the legal, valid and binding obligation of each of the Company and WRV, enforceable against each in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, transfer, moratorium or other law relating to or affecting creditors' rights generally and of general principles of equity (regardless of whether such enforceability is conducted in a proceeding at law or in equity).

  3. None of the execution and delivery of the Merger Agreement by each of the Company and WRV, the consummation of the Merger or the Subsidiary Merger or the performance by each of the Company and WRV of its respective obligations under the Merger Agreement will conflict with or constitute a violation under the Certificate of Incorporation or by-laws of the Company or WRV, under any law, rule or regulation applicable to the Company or WRV, or any judgment, order or decree known to us of any court or governmental authority binding upon the Company or WRV or either's properties or assets.

  4. None of the execution and delivery of the Merger Agreement by each of the Company and WRV, the consummation of the Merger or the Subsidiary Merger or the performance by either of the Company or WRV of its respective obligations under the Merger Agreement will conflict with, constitute a violation of or result in a breach of or a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or cause or permit the acceleration or modification of any rights or obligation under any agreement or instrument listed in Section 2.5(a)(i) of the Company Disclosure Schedule or listed as an exhibit to any Company SEC Reports.

  5. No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory, administrative or other governmental body is required by the Company or WRV or with respect to their respective assets or properties or otherwise for the consummation of the transactions contemplated by the Merger Agreement that has not been obtained, except for the filing of the Merger Certificates with respect to the Merger and the Subsidiary Merger with the Secretary of State of the State of Delaware.

  6. Upon the filing of the Merger Certificates with the Secretary of State of the State of Delaware, each of the Merger and the Subsidiary Merger will be effective under the laws of the State of Delaware, with the effects described in the Merger Agreement.

  We have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Proxy Statement, and we do not pass upon and do not assume any responsibility for such statements or information. In the course of the preparation by the Company of the Proxy Statement, we have participated in discussions with officers and other representatives of the Company and representatives of the independent public accountants for the Company in which the business and affairs of the Company and the contents of the Proxy Statement were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with the Company's preparation of the Proxy Statement and our participation in the discussions referred to above, we believe that the Proxy Statement, as of the date of the Proxy Statement and as of the time of the approval of the stockholders of the Company required in connection with the Merger, complied and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder with respect to information concerning the Company and the Merger. Based on such information and participation, we have no reason to believe that the Proxy Statement, as of its date or the date hereof, contained or contains any untrue statement of a material fact concerning the Company or the Merger or omitted or omits to state any material fact concerning the Company or the Merger necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth, incorporated or referred to in the Proxy Statement.

                                   EXHIBIT E

  20,777 common shares and options to purchase 25,972 common shares of Faneuil ISG, Inc.

  The Company's rights to any net proceeds from the Escrow Agreement, dated July 31, 1996, by and among Precision CastParts Corp., those individuals and/or holders of the capital stock of NewFlo Corporation, and Republic National Bank of New York, as Escrow Agent.

  The Company's rights to its share of any recovery in respect of any claims Rocky Mountain Financial Corporation might have against governmental entities regarding the loss of supervisory goodwill as a result of the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The Company's rights are derived in connection with a 1994 stock purchase agreement for the sale of Rocky Mountain to Metropolitan Federal Bank.

  The right to receive 75% of the reduction, if any, in tax liability resulting from the Surviving Corporation taking the position, at the Surviving Corporation's option and in its sole discretion, on the Company's 1997 federal tax return (the "1997 Return") that the basis in the Company's interest in the Partnership is such that the Surviving Corporation's federal tax liability resulting from the redemption in October 1997 of the NWA Preferred held by the Partnership is less than it would have been had the Surviving Corporation claimed no basis in the Company's interest in the Partnership on the Company's 1997 Return in excess of the Company's allocable share of the income reported by the Partnership for such year. Any amount payable as a consequence of such reduction in tax liability shall be paid to the Liquidating Trust as a purchase price adjustment.

                              AMENDMENT NUMBER 1

                                    TO THE

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

  The Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of December 11, 1997 by and among Demeter Holdings Corporation, WRC Merger Corp., WRV Merger Corp., White River Corporation (the "Company") and White River Ventures, Inc. (collectively, the "Parties") is made among the Parties as of April 6, 1998.

  WHEREAS, the Parties entered into the Merger Agreement; and

  WHEREAS, the Parties wish to amend the Merger Agreement as set forth below;

  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree to amend the Merger Agreement as follows:

  1. Amendment to RECITALS. The paragraph in the RECITALS beginning "WHEREAS, prior to the consummation of the Merger," and ending with "as the 'Asset Disposition"' is hereby deleted.

  2. Amendment to 1.7(a). Clause (i) of Section 1.7(a) is hereby amended by deleting the phrase "(excluding any cash and cash equivalents included in the Excluded Assets)".

  3. Amendment to Section 1.11(a). Section 1.11 is hereby amended by deleting "$399,850,000" and substituting "$442,000,000" therefor.

  4. Amendment to Section 1.11(b) and Section 1.11(d). Clause (i) of Section 1.11(b) is hereby amended to read in its entirety as follows: "the sum of (x) expenditures after September 30, 1997 in connection with the acquisition of other companies, partnerships or other business organizations or divisions thereof (collectively, "Acquired Businesses") or investment assets in excess of $1,281,000 and (y) to the extent not duplicative of expenditures described in clause (x), cash contributed to Hanover Accessories, Inc. ("Hanover") or Just Kiddie Rides, Inc. ("JKR") or their respective Subsidiaries after September 30, 1997 without the written consent of Parent in excess of $925,000." Section 1.11(d) is hereby amended by deleting $36,660,000 each time it appears and substituting the phrase "the Benefits Threshold" therefore.
Section 1.11(d) is further amended by adding a sentence to the end of Section 1.11(d) that reads as follows: "The "Benefits Threshold' shall be the sum of
(i) $36,660,000 and (ii) product of (x) the lesser of (A) 123,000 and (B) the number of performance units outstanding under the Incentive Plan as of the time payments are made thereunder pursuant to Section 4.3(b) multiplied by (y) the excess, if any, (which may be zero) of (A) the lesser of (1) $90.67 and
(2) the lowest actual share price used by the Company to calculate payments under the Incentive Plan made pursuant to Section 4.3(b) with respect to performance units outstanding thereunder over (B) $82.02."

  5. Deletion of Section 1.11(j). Section 1.11(j) is hereby deleted in its entirety.

  6. Amendments to Various Sections. Sections 1.11(b), 1.11(c), 2.4(a), 2.4(b), 2.5(c) and 2.5(d) are each hereby amended by deleting the phrase ", the Asset Disposition" therefrom each time it appears. In addition, Section 1.11(c) is hereby amended by removing ", other than Excluded Liabilities" therefrom.

  7. Amendment to Section 2.4(b). Section 2.4(b) is hereby amended by deleting therefrom all of the words following "approve and adopt this" and substituting "Agreement and the Merger" therefor.

  8. Amendments to Section 2.7(c). Section 2.7(c) is amended by deleting from the first sentence thereof the phrase "including cash and cash equivalents included in the Excluded Assets."

  9. Amendment to Section 2.9. Section 2.9 is hereby amended by deleting "or
(e) Excluded Liabilities" in the first sentence and substituting "or (e) liabilities of Subsidiaries of the Company other than WRV for which neither the Company nor WRV (i) provides credit support for or guarantees the payment or performance of or (ii) is otherwise directly or indirectly liable or responsible for." Section 2.9 is further amended hereby by deleting the second sentence.

  10. Amendment to Section 2.11. Section 2.11 is hereby amended by deleting "and the Asset Disposition" therefrom.

  11. Amendment to Section 2.14. Section 2.14 is hereby amended by inserting "Hanover, JKR," between "WRV," and "CCC" and by adding a second sentence that reads as follows: "Immediately before the Effective Time, each of WRV, Hanover and JKR shall be direct wholly-owned subsidiaries of the Company and CCC shall be a direct subsidiary of WRV."

  12. Amendment to Sections 4.1(c) and 4.1(d). Each of Sections 4.1(c) and 4.1(d) are hereby amended by deleting all of the words after and including "provided, however," in each such section.

  13. Amendment to Section 4.1(e). Section 4.1(e) is hereby amended by (a) deleting the phrase ", and except for acquisitions by the Company which do not in the aggregate consist of more than $20,000,000 of consideration paid by the Company," (b) deleting clauses (vi) and (vii) in their entirety, and (c) inserting "or" before the phrase "(v) enter into."

  14. Amendment to Section 4.2(a). Section 4.2(a) is hereby amended by deleting "and the Asset Disposition" from the last sentence thereof.

  15. Amendment to Section 4.11. Section 4.11 is hereby amended to read in its entirety as follows: "[Reserved]".

  16. Amendment to Section 5.3. The first sentence of Section 5.3 is hereby amended by deleting "the Asset Disposition," therefrom.

  17. Amendment to Section 6.1(a). Section 6.1(a) is hereby amended by deleting "and the Asset Disposition" therefrom.

  18. Amendment to Section 6.1(d). Section 6.1(d) is hereby amended by replacing the phrase ", and the consideration to be received by the Company in the Asset Disposition, are" with "is."

  19. Amendment to Section 6.2(d). Section 6.2(d) is hereby amended by deleting the phrase "from the Historic Public Trading Price" and substituting therefore the phrase "the last public trading prices on March 31, 1998;" provided, however, if Parent is delivered a Voting Agreement within five (5) calendar days of the date of this Amendment in substantially the form attached hereto as Exhibit 1 satisfactory to Parent, executed by each of John J. Byrne, Patrick M. Byrne, Robert Marto, each other director and officer of the Company who beneficially owns or has the right to vote equity securities of the Company and any affiliates of the foregoing that beneficially owns or has the right to vote equity securities of the Company, then Section 6.2(d) instead shall be amended by deleting the phrase "including without limitation a" and substituting therefor the phrase "excluding any" and by inserting after the words "Northwest Airlines Corp." the phrase "but including any event or change in circumstances affecting or relating to the business, financial condition, assets or results of operations of Northwest Airlines Corp., Cross Timbers Oil Company, CCC or CCC's Subsidiaries that may have caused any such decrease."

  20. Deletion of Section 6.2(g). Section 6.2(g) is hereby amended to read in its entirety as follows: "[Reserved]."

  21. Amendment to Sections 7.1(b) and 7.1(d). Each of Sections 7.1(b) and 7.1(d) are hereby amended by deleting "April 30" each time it appears and substituting "June 30" therefor.

  22. Amendment to Section 7.3(a). Section 7.3(a) is hereby amended to read in its entirety as follows:

    "(a) The Company shall pay Parent the sum of (i) Parent's, MergerCo's and Merger Sub's (including their affiliates) out-of-pocket expenses up to a maximum amount of $1.5 million and (ii) $15.0 million upon the termination of this Agreement by Parent, MergerCo, Merger Sub, the Company or WRV pursuant to Section 7.1(b) (unless the failure to consummate the Merger was solely as a result of a breach by Parent or MergerCo of its obligations under this Agreement), Section 7.1(c), Section 7.1(d) or Section 7.1(e).

  23. Amendment to Section 7.3(d). Section 7.3(d) is hereby amended to replace the words "payment of expenses" with "payments."

  24. Amendment to Section 8.4. Section 8.4 is amended by deleting therefrom the following definitions: "Asset Disposition", "Excluded Assets", "Excluded Asset Price", "Excluded Liabilities" and "Purchasing LLC."

  25. Deletion of Exhibit A. Exhibit A is hereby deleted in its entirety.

  26. The representations and warranties made in Section 2.4 of the Merger Agreement are hereby made by the Company to Parent and MergerCo. as of the date of this Amendment with references to the "Agreement" in such section being read as references to the "Merger Agreement" as amended hereby.

  27. Except as otherwise amended hereby, all provisions of the Merger Agreement will remain in full force and effect.

  28. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          WHITE RIVER CORPORATION

                                          By: /s/ Gordon S. Macklin
                                            -----------------------------------
                                          Title: President and CEO



                                          WHITE RIVER VENTURES, INC.

                                          By: /s/ Gordon S. Macklin
                                            -----------------------------------
                                          Title: President and CEO



                                          DEMETER HOLDINGS CORPORATION

                                          By: /s/ Mark A. Rosen
                                            -----------------------------------
                                          Title: Authorized signatory

                                          By: /s/ Michael Eisenson
                                            -----------------------------------
                                          Title: Authorized signatory



                                          WRC MERGER CORP.

                                          By: /s/ Mark A. Rosen
                                            -----------------------------------
                                          Title: Authorized signatory

                                          By: /s/ Michael Eisenson
                                            -----------------------------------
                                          Title: President and CEO



                                          WRV MERGER CORP.

                                          By: /s/ Mark A. Rosen
                                            -----------------------------------
                                          Title: Authorized signatory

                                          By: /s/ Michael Eisenson
                                            -----------------------------------
                                          Title: President and CEO

                               VOTING AGREEMENT

  This VOTING AGREEMENT dated as of April 11, 1998 is made among WRC Merger Co., a Delaware corporation ("MergerCo"), White River Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company set forth on
Schedule 1 hereto (collectively, the "Stockholders"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Agreement and Plan of Merger dated as of December 11, 1997 between the Company, MergerCo, Demeter Holdings Corporation, a Massachusetts corporation, WRV Merger Corp., a Delaware corporation ("Merger Sub"), and White River Ventures, a Delaware corporation ("WRV"), as amended on April 6, 1998 (such Amended and Restated Agreement and Plan of Merger as amended, the "Merger Agreement" and such amendment, the "Amendment").

                                   RECITALS:

 WHEREAS, the Stockholders directly or Beneficially Own (as defined in Section 1.01) as (i) the number of shares of common stock, par value $0.01 per share, of the Company (the "Company Stock") set forth on Schedule 1 hereto;

 WHEREAS, pursuant to the Merger Agreement, MergerCo will be merged with and into the Company (the "Merger") with the Company being the surviving corporation in the Merger, and Merger Sub will be merged with and into WRV with WRV being the surviving corporation in the merger; and

 WHEREAS, as an inducement and a condition to entering into the Amendment, MergerCo required that the Stockholders agree, and the Stockholders have agreed, (i) to vote their shares of Company Stock in accordance with, and grant a proxy pursuant to, Article II hereof, (ii) to not sell, transfer or otherwise dispose of their shares of Company Stock other than at the Effective Time and (iii) to cooperate in and support the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

 NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  Section 1.01 For purposes of this Agreement:

  (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, incorporated organization or other entity.

  (d) "Shares" shall mean all shares of Company Stock currently Beneficially Owned or held of record by any Stockholder.

                                  ARTICLE II

                               VOTING AGREEMENT

  Section 2.01 Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote all or cause to be voted the shares of Company Stock that it owns directly or Beneficially Owns on the record date of any such vote: (i) in favor of the Merger and the transactions contemplated by the Merger Agreement, the adoption of the Merger Agreement and the approval of the terms thereof and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any merger, consolidation or other business combination involving the Company or its Subsidiaries; (2) a sale, lease or transfer of a material amount of the stock or assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries that under applicable law requires the approval of the Company's stockholders; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation that under applicable law requires the approval of the Company's stockholders; (c) any other material change in the Company's corporate structure or business that under applicable law requires the approval of the Company's stockholders; or (d) any other action that under applicable law requires the approval of the Company's stockholders which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

  Section 2.02 Irrevocable Proxy. EACH STOCKHOLDER HEREBY GRANTS TO AND APPOINTS MERGERCO AND THE PRESIDENT OF MERGERCO AND THE TREASURER OF MERGERCO, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF MERGERCO, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF MERGERCO, AND ANY OTHER DESIGNEE OF MERGERCO, AND EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY- IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE SHARES OF COMPANY STOCK DIRECTLY OR BENEFICIALLY OWNED BY SUCH STOCKHOLDER SOLELY WITH RESPECT TO THE MATTERS IN CLAUSES (i) and (ii) OF, AND SOLELY IN ACCORDANCE WITH, SECTION 2.01 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SHARES OF COMPANY STOCK DIRECTLY OR BENEFICIALLY OWNED BY SUCH STOCKHOLDER.

                                  ARTICLE III

                         COVENANTS OF THE STOCKHOLDERS

  Section 3.01 No Solicitation. Each Stockholder shall not, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries regarding the making of any Acquisition Proposal (as defined in the Merger Agreement) or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or affiliates (other than the Company) to take any such action unless such action or actions would be permissible under Section 4.2(b) of the Merger Agreement if undertaken by the Board of Directors of the Company. Each Stockholder will, except as explicitly permitted pursuant to Section 4.2(b) of the Merger Agreement, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Nothing contained in this Section 3.01 shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement or the Merger Agreement, provided the Board of Directors of the Company determines in good faith (upon written advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties.

  Section 3.02 Restriction on Transfer and Non-Interference. Except as applicable in connection with the transactions contemplated by the Merger Agreement or Article II hereof, no Stockholder shall, directly or indirectly
(i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to, an offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Shares or any interest therein or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing such Stockholder's obligations under this Agreement.

  Section 3.03 Cooperation; Further Assistance. From time to time, at the request of MergerCo and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to carry out, in the most expeditious manner practicable, the provisions of this Agreement and the Merger Agreement. Subject to the last sentence of Section 3.01, the Company and the Stockholder agree to cooperate in and support the consummation of the transactions contemplated by the Merger Agreement.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

  Each Stockholder represents and warrants to MergerCo that:

  Section 4.01 Ownership of Shares; Voting Power. The Stockholder is the record or Beneficial Owner of the number of Shares shown next to such Stockholder's name on Schedule 1 hereto, and on the date hereof such Shares constitute all of the Shares of Company Stock owned of record or Beneficially Owned by the Stockholder; the Stockholder has good title to all of such Shares, free of all claims, liens, options, charges, security interests or other legal or equitable rights and encumbrances (other than any of the foregoing arising out of an action or omission of MergerCo) of whatsoever nature, and with no restriction on the voting rights pertaining thereto; and the Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

  Section 4.02 Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement and the execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

  Section 4.03 No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to the Stockholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party's right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

  Section 4.04 No Finder's Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement.

  Section 4.05. Reliance by MergerCo. The Stockholder understands and acknowledges that MergerCo's willingness to enter into the Amendment is subject to the Stockholder's execution and delivery of this Agreement and the Stockholder's performance of all of its obligations hereunder.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to MergerCo and the Stockholders that the Company has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                                  ARTICLE VI

                                 MISCELLANEOUS

  Section 6.01. Termination. Except as provided in Section 6.12 hereof, this Agreement shall terminate on and be of no further force or effect upon the termination of the Merger Agreement for any reason; provided, however, that the termination of this Agreement shall not relieve any party hereto from any liability or obligation in respect of any breach of this Agreement by such party prior to the termination of this Agreement.

  Section 6.02. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  Section 6.03. Certain Events. The Stockholders agree that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

  Section 6.04. Assignment. This Agreement shall not be assigned by the Stockholders or the Company by operation of law or otherwise without the prior written consent of MergerCo.

  Section 6.05. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the relevant parties hereto, delivered as follows:

  If to any Stockholder, to such Stockholder at its respective address indicated on Schedule 1 hereto.

    If to MergerCo:                    WRC Merger Corp.
                                       c/o Harvard Private Capital Group,
                                       Inc.
                                       600 Atlantic Avenue, 26th Floor
                                       Boston, MA 02210
                                       (617) 523-4400 (telephone)
                                       (617) 523-1063 (telecopier)
                                       Attn: Michael R. Eisenson

    copy to:                           Ropes & Gray
                                       One International Place
                                       Boston, MA 02110
                                       (617) 951-7000 (telephone)
                                       (617) 951-7050 (telecopier)
                                       Attn: Larry J. Rowe, Esq.

    If to Company:                     White River Corporation
                                       Two Gannett Drive, Suite 200
                                       White Plains, NY 10604
                                       (914) 251-0237 (telephone)
                                       (914) 251-0313 (telecopier)
                                       Attn: Michael E.B. Spicer

    copy to:                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                       125 West 55th Street
                                       New York, NY 10019
                                       (212) 424-8000 (telephone)
                                       (212) 424-8500 (telecopier)
                                       Attn: Alexander M. Dye, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

  Section 6.06 Severability. Whenever possible, each provision or portion of any provisions of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions or portion of any provision had never been contained herein.

  Section 6.07 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

  Section 6.08 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

  Section 6.09 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

  Section 6.10 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

  Section 6.11 Waiver of Jury Trial. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

  Section 6.12 Survival of Representations and Warranties. All representations and warranties contained herein which are made by the parties hereto shall survive the Effective Time and the termination of this Agreement.

  Section 6.13 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  Section 6.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

  IN WITNESS WHEREOF, MergerCo, the Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                          WRC MERGER CORP.

                                          By:__________________________________
                                          Name:
                                          Title:

                                          WHITE RIVER CORPORATION

                                          By:__________________________________
                                          Name:
                                          Title:

                                          _____________________________________
                                          John J. Byrne

                                          _____________________________________
                                          Patrick M. Byrne

                                          _____________________________________
                                          Robert Marto

                                          _____________________________________
                                          Name:

                                          _____________________________________
                                          Name:

                                          _____________________________________
                                          Name:

                                          _____________________________________
                                          Name:

                                                                      SCHEDULE 1

                                  STOCKHOLDERS

NAME AND ADDRESS OF STOCKHOLDER                    SHARES OF COMPANY STOCK HELD
-------------------------------                    ----------------------------

                                    ANNEX B

                            DELAWARE CODE ANNOTATED
               COPYRIGHT (C) 1975-1997 BY THE STATE OF DELAWARE
                             ALL RIGHTS RESERVED.

          *** THIS SECTION IS CURRENT THROUGH THE 1997 SUPPLEMENT *** *** (1997 REGULAR SESSION OF THE 139TH GENERAL ASSEMBLY) ***

                             TITLE 8. CORPORATIONS
                      CHAPTER 1. GENERAL CORPORATION LAW
                    SUBCHAPTER IX. MERGER OR CONSOLIDATION

                           8 DEL. C. (S) 262 (1997)

(S) 262. APPRAISAL RIGHTS

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX C

                                          June 3, 1998

PERSONAL AND CONFIDENTIAL
Mr. Andrew Delaney
Mr. Robert T. Marto
Ms. Bonnie Stewart
 (Collectively, the "Special Committee")
White River Corporation
Two Gannett Drive, Suite 200
White Plains, NY 10604

The Board of Directors
White River Corporation
Two Gannett Drive, Suite 200
White Plains, NY 10604

Gentlemen:

  You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be paid by Demeter Holdings Corporation ("Demeter") to the holders of the issued and outstanding shares of Common Stock, $.01 par value (the "Common Stock") of White River Corporation (the "Company") in connection with the proposed merger (the "Merger") of WRV Merger Corp., a wholly-owned subsidiary of Demeter ("MergerCo."), with and into the Company pursuant to the Agreement and Plan of Merger dated as of December 11, 1997 and amended as of April 6, 1998 (the "Agreement") by and among Demeter, MergerCo., WRC Merger Corp., a wholly-owned subsidiary of MergerCo. ("Merger Sub"), the Company and White River Ventures, Inc., a wholly-owned subsidiary of the Company ("WRV").

  You have advised us that, pursuant to the Agreement, MergerCo. will be merged with and into the Company and Merger Sub will be merged with and into WRV. Upon consummation of the Merger, the Company and WRV will become wholly-owned subsidiaries of Demeter, and each outstanding share of Common Stock (other than treasury shares and shares held by wholly-owned subsidiaries of the Company) will be converted into the right to receive an amount determined by dividing (i) $442,000,000 (subject to adjustment in certain events as provided in the Agreement) (the "Consideration") by (ii) the number of shares of Common Stock issued and outstanding and not held in treasury immediately before the effective time of the Merger (the "Effective Time").

  McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement, including the exhibits and schedules thereto; (ii) certain publicly available information concerning the Company, including the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and the Company's Annual Reports to Stockholders and Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 1997; (iii) certain other internal information, primarily financial in nature, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Common Stock and the securities of CCC Information Services Group, Inc. ("CCC") and of certain companies held in the Company's investment portfolio (the "Portfolio Companies"); (v) certain publicly available information with respect to certain other companies that we believe

The Special Committee
The Board of Directors
June 3, 1998
Page 2

to be comparable to the Company, CCC or the Portfolio Companies and the trading markets for certain of such other companies' securities; and (vi) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also participated in meetings and telephone conferences with certain officers and employees of the Company and CCC to discuss the business and prospects of the Company, CCC and the Portfolio Companies, as well as other matters we believe relevant to our inquiry.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company and WRV contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. With respect to CCC and the Portfolio Companies, we have used and relied upon certain projections issued by securities analysts for purposes of certain of our analysis. We have assumed that such financial and operational forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of such persons as to the matters covered thereby. We have not been engaged to express an opinion with respect to such projections or the assumptions underlying the same, and express no opinion with respect to such matters. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of the Company, CCC or any of the Portfolio Companies nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement. Due to the speculative nature of the Trust Assets (as defined in the Agreement) and the fact that the stockholders will retain (through their beneficial interests in the Liquidating Trust) their ownership in the Trust Assets, we did not assign any value to such assets for purposes of our analysis. We note that the Consideration in the Merger is subject to adjustment as provided in the Agreement. We have reviewed with management, and we have relied upon, management's expectations regarding the nature and ranges of the possible adjustments.

  It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Consideration to be received by the holders of the Common Stock pursuant to the Merger and does not address the Company's underlying business decision to effect the Merger or any other terms of the Merger.

  Our engagement has been limited to the rendering of the opinion expressed in this letter. We will receive a fee from the Company for our services in rendering such opinion, as well as the Company's agreement to indemnify us under certain circumstances.

  In the ordinary course of our business, we may actively trade securities of the Company, CCC and the Portfolio Companies for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this opinion is directed to and has been prepared for the confidential use of the Special Committee and the Board of Directors of the Company. This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, the opinion may be included in a proxy statement to be mailed to the holders of White River Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description or reference to us or our actions, or any summary of the opinion in such proxy statement,

The Special Committee
The Board of Directors
June 3, 1998
Page 3

will be in a form acceptable to us and our counsel. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the stockholders' meeting held in connection with the Merger.

  Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Consideration to be received by the holders of Common Stock pursuant to the Agreement is fair, from a financial point of view, to the holders of such Common Stock.

                                      Very truly yours,

                                      /s/ McDonald & Company Securities, Inc.

                                      MCDONALD & COMPANY SECURITIES, INC.

                CONSENT OF MCDONALD & COMPANY SECURITIES, INC.

  We consent to the inclusion in the White River Corporation Proxy Statement of our opinion dated as of June 3, 1998, and to the summarization of our opinion in the Proxy Statement under the caption "Opinion of Financial Advisor to White River". Further, we consent to all references to our firm in such Proxy Statement.

                                        /s/ McDonald & Company Securities, Inc.


                                        McDONALD & COMPANY SECURITIES, INC.

Cleveland, Ohio
June 3, 1998

    -----                     WHITE RIVER CORPORATION                      -----

P        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WHITE RIVER
R               CORPORATION ("WHITE RIVER") FOR THE SPECIAL MEETING

O
X   The undersigned hereby appoints Gordon S. Macklin and Michael E.B. Spicer,
Y and each of them, proxies, with full power of substitution, to vote all shares of White River Common Stock (as defined herein) of the undersigned at the Special Meeting of Stockholders of White River to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York on June 26, 1998, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the Merger Proposal described in the Proxy Statement (the "Special Meeting") furnished herewith (receipt of which is acknowledged by the undersigned), subject to any directions indicated on the reverse of this card or below. If directions are given to vote against the Merger Proposal, the proxies will not vote in favor of a motion to adjourn or postpone the Special Meeting. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE MERGER PROPOSAL AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
                                                (Change of Address/Comments)

    Your vote for the Merger Proposal may be indicated on the reverse.

                                                  _____________________________
                                                  _____________________________
                                                  _____________________________
                                                  _____________________________
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card).

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO WHITE RIVER CORPORATION, C/O FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8072, EDISON, NEW JERSEY 08818-9347.
          PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
                                                                ______________
                                                                  SEE REVERSE
                                                                     SIDE
                                                                ______________

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS                                                      7794
     EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the Merger Proposal.

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL BELOW.
--------------------------------------------------------------------------------


     FOR                         AGAINST                          ABSTAIN
     [_]                           [_]                              [_]


 MERGER PROPOSAL: A proposal to (a) adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of December 11, 1997, as amended by Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998 (as amended, the "Merger Agreement") by and among Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), WRC Merger Corp., a Delaware corporation ("MergerCo"), WRV Merger Corp., a Delaware corporation ("Merger Sub"), White River and White River Ventures, Inc., a Delaware corporation ("WRV"), pursuant to which, among other things,
 (i) MergerCo will be merged with and into White River (the "Merger"), (ii) each share of White River common stock, par value $0.01 per share (other than treasury shares and shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law), outstanding at the effective time of the Merger will be converted into the right to receive approximately $90.67 in cash, without interest and subject to adjustment under certain circumstances and (iii) each share of Series A Non-Participating Cumulative Preferred Stock, par value $1.00 per share, will be converted into the right to receive the stated value of $1,000 per share plus any accrued and unpaid dividends until the effective time of the Merger and (b) to approve the transactions contemplated thereby including, without limitation, (i) the Merger and (ii) the transfer of certain assets to a liquidating trust for the benefit of the stockholders of White River.

 Change of Address/Comments on Reverse Side (Check Here)

--------------------------------------------------------------------------------
                                             The signer hereby revokes all
                                             proxies heretofore given by the
                                             signer to vote at said meeting or
                                             any adjournment thereof.

                                             Please sign exactly as name appears
                                             hereon. Joint owners should each
                                             sign. When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such.

                                             __________________________________

                                             __________________________________
                                             SIGNATURE(S)             DATE

                              WHITE RIVER CORPORATION
    -----                                                                  -----

P        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WHITE RIVER
R               CORPORATION ("WHITE RIVER") FOR THE SPECIAL MEETING
O
X   The undersigned hereby appoints Gordon S. Macklin and Michael E.B. Spicer,
Y and each of them, proxies, with full power of substitution, to vote all shares of White River Common Stock (as defined herein) of the undersigned at the Special Meeting of Stockholders of White River to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York on June 26 1998, (the "Special Meeting") and at any adjournment thereof, upon all subjects that may properly come before the meeting including the Merger Proposal described in the Proxy Statement furnished herewith (receipt of which is acknowledged by the undersigned), subject to any directions indicated on the reverse of this card or below. If directions are given to vote against the Merger Proposal, the proxies will not vote in favor of a motion to adjourn or postpone the Special Meeting. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE MERGER PROPOSAL AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
                                                   (Change of Address/Comments)
    Your vote for the Merger Proposal may
    be indicated on the reverse.               ________________________________

                                               ________________________________

                                               ________________________________

                                               ________________________________
                                               (If you have written in the
                                               above space, please mark the
                                               corresponding box on the reverse
                                               side of this card).
YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO WHITE RIVER CORPORATION, C/O FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8072, EDISON, NEW JERSEY 08818-9347.
          PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

       PLEASE MARK YOUR
---
 X     VOTES AS IN THIS                                                   2477
---
       EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the Merger Proposal.

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL BELOW.
--------------------------------------------------------------------------------

                                                     FOR     AGAINST    ABSTAIN
                                                   -------   -------    -------


                                                   -------   -------    -------
                                                   -------


                                                   -------

 MERGER PROPOSAL: A proposal to (a) adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of December 11, 1997, as amended by Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1998 (as amended, the "Merger Agreement") by and among Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), WRC Merger Corp., a Delaware corporation ("MergerCo"), WRV Merger Corp., a Delaware corporation ("Merger Sub"), White River and White River Ventures, Inc., a Delaware corporation ("WRV"), pursuant to which, among other things,
 (i) MergerCo will be merged with and into White River (the "Merger"),
 (ii) each share of White River common stock, par value $0.01 per share (other than treasury shares and shares with respect to which appraisal rights are perfected under the Delaware General Corporation
 Law), outstanding at the effective time of the Merger will be converted into the right to receive approximately $90.67 in cash, without interest and subject to adjustment under certain circumstances and (iii) each share of Series A Non-Participating Cumulative Preferred Stock, par value $1.00 per share, will be converted into the right to receive the stated value of $1,000 per share plus any accrued and unpaid dividends until the effective time of the Merger and (b) to approve the transactions contemplated thereby including, without limitation, (i) the Merger and (ii) the transfer of certain assets to a liquidating trust for the benefit of the stockholders of White River.


 Change of Address/Comments on Reverse Side (Check Here)

--------------------------------------------------------------------------------

                         The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

                         Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                         ____________________________________________

                         ____________________________________________
                           SIGNATURE(S)                      DATE